Exhibit 1.12

Notice to U.S. Investors

The proposed transaction relates to the securities of CaixaBank, S.A. and Bankia, S.A., both companies incorporated in Spain. Information distributed in connection with the proposed transaction and the related shareholder vote is subject to Spanish disclosure requirements that are different from those of the United States. Financial statements and financial information included herein are prepared in accordance with Spanish accounting standards that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed transaction, since the companies are located in Spain and some or all of their officers and directors are residents of Spain. You may not be able to sue the companies or their officers or directors in a Spanish court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the companies may purchase shares otherwise than under the proposed transaction, such as in open market or privately negotiated purchases, at any time during the pendency of the proposed transaction.

The ordinary shares of CaixaBank, S.A. have not been and are not intended to be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States of America except pursuant to an applicable exemption from the registration requirements of such Act.

2019 Consolidated Management Report The Equality Week deals with three types of content: family responsibility, sport, and business and entrepreneurship, with a total of 11 events (including talks, debates, streamed workshops...) and with the participation of more than 20 speakers. In 2019 , CaixaBank was included within the Bloomberg Gender Equality Index , a worldwi - de seal of recognition of our efforts in transpa - rency and advancing the progress of women in the business world . In addition, in 2019 CaixaBank renewed its Certification as a Family - Respon - sible Company (FRC), obtaining a B+ rating (proactive company), awarded by the Funda - ción MásFamilia in recognition of the promotion of a balance between business, work and family through the implementation of policies and mea - sures that support it . Also of note is the Intrama TOP Diversity Company prize . ADHERENCE TO NATIONAL AND INTERNATIONAL PRINCIPLES OF PROMOTING DIVERSITY RECOGNITION EJE&CON Association (Spanish Association of Exe - cutives and Board Members) and sponsor of the Survey on the Monitoring of the Code of Good Prac - tices for Talent Management and the Improvement of Competitiveness in the Company, which is carried out in collaboration with the Fundación máshumano and the IESE Business School, whose aim is to perio - dically measure the degree of compliance with the recommendations of the Code by member entities . UN Women and the UN Global Compact initiatives by which it makes a public commitment to align its policies to advance gender equality . Voluntary agreement with the Women's Institute, which promotes greater representation of women in management positions . Diversity Charter signed in 2011 , which represents a voluntary commitment to promote equal opportu - nities and anti - discrimination measures . CaixaBank's DNA S trategic lines Non - financial information statement Foster a people - centric agile and collaborative culture Diversity and equal oppo r tunities Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 101

2019 Consolidated Management Report GENDER DIVERSITY IN NUMBERS 1 Average remuneration 2 by gender CaixaBank Group CaixaBank, S.A. BPI Average remuneration of Directors by gender - CaixaBank S.A. 3 (in thousands of euros) The average remuneration of the Management Committee is 1 , 117 , 000 euros . This Committee is made up of 9 men and 2 women, so the average remuneration by gen - der is not broken down for reasons of confidentiality of this information . Salary gap CaixaBank Group CaixaBank, S.A. BPI 2018 1.64% 0.55% 5.17% 2019 1.69% 0.63% 5.30% Employees by job classification CaixaBank CaixaBank Group. BPI 2018 2019 2018 2019 2018 2019 Directors 5,399 4,905 6,027 5,571 450 411 Middle 649 647 management 6,522 5,852 7,968 7,000 Res t o f 3,78 9 3,782 employees 17,520 16,815 23,445 23,139 T ota l 29,44 1 27,57 2 37,44 0 35,71 0 4,88 8 4,840 2018 2019 Male 549 474 Female 154 113 Total 439 385 2 It includes the remuneration derived from positions other than those of representation of the Board of Directors New hires by gender CaixaBan k G r oup CaixaBank , S.A. BPI CaixaBank Group CaixaBank, S.A. BPI 2018 2019 2018 2019 2018 2019 2018 2019 2018 2019 2018 2019 Male 17,408 16,302 13,593 12,397 2,171 2,123 Male 65,066 65,857 69,126 70,318 40,556 41,431 Female 20,032 19,434 15,848 15,175 2,717 2,717 Female 51,978 53,076 56,313 57,564 29,355 30,542 Total 37,440 35,736 29,441 27,572 4,888 4,840 Total 58,053 58,902 62,237 63,294 34,330 35,310 Employees distributed by gender CaixaBank Group Full - time, fixed or indefinite - term Part - time, fixed or indefinite - term contract contract Temporary contract 2018 2019 2018 2019 2018 2019 Male 16,904 16,020 23 30 481 252 Female 19,394 19,101 45 23 593 310 Total 36,298 35,121 68 53 1,074 562 Employees by contract type and gender 2018 2019 2018 2019 2018 2019 (Chairman and CEO). Male 775 615 481 222 114 117 Female 833 510 528 209 142 127 The comparison of salaries is calculated as the average for women minus the average Total 1,608 1,125 1,009 431 256 244 for men and is 19% (20% en 2018). The gender pay gap is calculated by comparing wages between employees with the same length of service in the company, performing the same role or position and with Employees dismissed by gender the same rank. This allows similar jobs to be compared. CaixaBank Group CaixaBank, S.A. BPI 2018 2019 2018 2019 2018 2019 Male 75 52 50 36 15 2 Female 44 40 23 24 8 7 Total 119 92 73 60 23 9 2 It includes 100% of fixed annualized remuneration plus variable remuneration. Unwanted turnover is 0.3%, calculated as total redundancies (excluding the restructu - ring plan and voluntary redundancies) over the average workforce. CaixaBank's DNA S trategic lines Non - financial information statement Foster a people - centric agile and collaborative culture Diversity and equal oppo r tunities Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 102 1 In 2019 information is reported from CaixaBank Group, in 2018 the information was reported from CaixaBank Group Spain.

2019 Consolidated Management Report Functional diversity The functional diversity programme involves raising awareness, integration and support for employees with disabilities, based on respect for people and ensuring equal opportunities and no discrimination . The pro - gramme : • Raises awareness among the company, promoting the values of diversity and non - discrimination • Improves the work environment by changing peo - ple's attitudes • Contributes to increasing commitment and pride of belonging The initiatives of this programme include: • Internal communication campaigns through the corporate intranet demonstrating the additional social benefits for this group . • Promoting internal hiring through work exchanges • Promoting the contracting of suppliers at Special Employment Centres (SEC). In January 2020 , an agreement was reached with wor - kers' legal representatives on an inclusive policy for peo - ple with disabilities . 343 employees with disability in 2019 (334 in 2018) On May 8 , 2019 , a labour agreement was reached with labour representatives on restructuring for objective, productive and organisational reasons, and which contem - plates the departure of 2 , 023 people (mainly as of August 1 st , 2019 ) . The data on staff departures due to mass redundancy plans (restructuring plan and voluntary redundancy as of December 31 st , 2019 ) are shown below : Departures by professional classification and gender Male Female General total 30 - 39 years 14 20 34 40 - 49 years 50 64 114 and specific grant programmes in collaboration 50 - 59 years 1,162 612 1,774 with Incorpora ("la Caixa"). >59 years 19 3 22 Departures by age and gender CaixaBank's DNA S trategic lines Male Female General total Directors 258 63 321 Middle management 202 124 326 Other Employees 785 512 1,297 Total 1,245 699 1,944 Non - financial information statement Foster a people - centric agile and collaborative culture Diversity and equal oppo r tunities Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Total 1,245 699 1,944 On 31 January 2020 an Incentivised Voluntary Termination Labour Agreement was rea - ched, potentially affecting 376 employees, from the generation of 1962 and previous, that provide their services in Barcelona and Teruel . 103

2019 Consolidated Management Report CaixaBank Group Full - time, fixed or indefinite - term contract Part - time, fixed or indefinite - term contract T empora r y contract Average remuneration by age CaixaBank Group CaixaBank, S.A. BPI 2018 2019 2018 2019 2018 2019 <30 years 23,290 25,878 23,256 25,990 16,217 17,580 30 - 39 years 45,337 45,412 48,967 49,229 24,110 24,512 40 - 49 years 61,312 61,731 65,861 66,196 34,563 34,520 50 - 59 years 73,461 77,111 81,406 85,048 47,378 47,360 >59 years 92,732 92,300 153,515 148,917 63,050 68,524 Total 58,053 58,902 62,237 63,294 34,330 Employees dismissed by age CaixaBank Group CaixaBank, S.A. BPI 2018 2019 2018 2019 2018 2019 <30 years 4 8 4 5 0 3 30 - 39 years 38 18 21 10 7 3 40 - 49 years 47 49 33 33 5 3 50 - 59 years 24 15 15 11 7 0 >59 years 6 2 0 1 4 0 Total 119 92 73 60 23 9 Generational diversity The generational diversity programme begins with the diagnosis of the situation in the Group, in which demographic evolution and impacts on structural indicators are analysed . This project includes internal interviews, benchmarking and design thinking sessions with professionals from different generations, who share knowledge and experiences with the aim of implementing the design of action plans . In parallel, the Company collaborates with the Generation and Talent Observatory, which in 2019 carried out a global study of the cha - racteristics of different generations making up companies today, focusing on the characteristics of leaders . This type of study will enable : • Identification of the obstacles and levers of each generation in the Company. • The design of a transversal action plan to boost the strengths of each generation. • The design of actions to avoid loss of expertise when people leave the Company. • The visualisation of generational diversity and the value of its differential characteristics. GENERATIONAL DIVERSITY IN NUMBERS 1 Employees by age Employees by contract type and age CaixaBank Group CaixaBank, S.A. BPI 2018 2019 2018 2019 2018 2019 2018 2019 2018 2019 2018 2019 <30 years 2,094 1,946 1,720 1,498 184 225 <30 yea r s 1,201 1,477 4 5 889 464 CaixaBank's DNA S trategic lines Non - financial information statement Foster a people - centric agile and collaborative culture Diversity and equal oppo r tunities Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 30 - 39 9,238 7,789 7,133 5,912 1,234 1,009 years 40 - 49 19,370 20,155 15,521 16,236 2,487 2,461 years 50 - 59 6,538 5,572 4,996 3,851 894 1,004 years >59 years 200 274 71 75 89 141 Total 37,440 35,736 29,441 27,572 4,888 4,840 30 - 39 9,045 7,687 18 14 175 88 years 40 - 49 19,332 20,131 31 19 7 5 years 50 - 59 6,524 5,555 11 12 3 5 years >59 years 196 271 4 3 0 0 Total 36,298 35,121 68 53 1,074 562 1 In 2019 information is reported from CaixaBank Group, in 2018 the information was reported from 104 35,310 CaixaBank Group Spain..

2019 Consolidated Management Report 10 5 Equality Plan To ensure equal opportunity, CaixaBank, S . A . and other Group entities have different equality plans that they share with the aim of promoting, disseminating and contri - buting to gender equality, incorporating policies to facilitate the work - life balance for their staff . Improvements have been made to a several key conditions in the collective agreement : improved paid leave for marriage, maternity and paternity, illness or death of a family member, moving house, etc . ( 2 , 555 employees accessed paid leave in 2019 ), reduced working hours to look after children under the age of 12 years or children with disabilities ( 1 , 691 employees requested reduced working hours in 2019 ), leaves of absence to care for dependents, gender - based violence, family relocations, solidarity, personal reasons, and study purposes ( 555 employees requested leave of absences in 2019 ) 1 . In January 2020 , CaixaBank S . A . signed new equality plan with unions that contains substantial improvements in relation to : • Targets for the representation of women in management positions. • Work - life balance : extension of leave on the death of a spouse or common - law partner with minor children and extension of paternity leave by 10 days progres - sively over 3 years, to encourage co - responsibility in the family . Flexibility is also extended to one hour, while respecting organisational needs . For years CaixaBank has invested in disconnection policies that promote work - life balance for employees . The internal employment agreements contain rationalisation measures of training and commercial activity for employees . The number of activities that can be conducted outside of normal working hours established in the Collective Agreement are limited . Priority is always given to the willingness and motivation of employees . Focusing on digital disconnection, CaixaBank has a protocol whose most important aspects are : • The right not to reply to communications after the working day has ended. • No communications from 7pm to 8am the following day, nor on holidays, during leave or on weekends. • No meetings that end after 6.30pm. • The incorporation of good practices to minimise meetings and trips by encoura - ging the use of collaborative tools. 1 Employee information from CaixaBank, S.A. CaixaBank's DNA S trategic lines Non - financial information statement Foster a people - centric agile and collaborative culture Diversity and equal oppo r tunities Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019

2019 Consolidated Management Report Professional development and remuneration Development of potential The company encourages professional development pro - grammes at both management and pre - management le - vel, with 2 , 819 participants taking part in 2019 . Highlights include : • Management programme "Rethink" focused on certifying leadership skills and promoting strategy and transversality in the Company, reinforcing the Transformative Leadership model, whose principles are : • To serve staff by helping them achieve results. • To promote innovation and creativity as levers of change. • To promote the personal and professional grow - th of staff. • To act as ethical references for stakeholders. • Pre - management programme “Progresa” aimed at professionals from different areas and Regional Ma - nagement Departments (branch managers, Central Service managers and Directors of Private Banking and Business Banking), which includes coaching sessions . The management training includes two stages (incor - poration and consolidation) and a third for high - poten - tial groups . This programme offers incremental develop - ment through consolidation in a staff member's position and where the concept of "Certification" is incorporated through Universities and Business Schools . • Incorporation : training aimed at developing lea - dership that is focused on oneself and on laying the foundations of the business . It is proposed for professionals newly accessing management roles. Programmes: Prova, GPS, Certification C1, ses - sions of intervision and transition coaching. • Consolidation (between 3 and 5 years in the po - sition) : focused on their role as leaders of others and drivers of change and strategy implementa - tion . Programmes : Certification C 2 , programmes related to the digital transformation and sessions of consolidation coaching. • High - potential development : Proposals to con - tribute to and promote the development of leader - ship in executives with high potential . Programme TOP 200 . Management and pre - management CaixaBank is committed to strengthening the critical professional skills of its professionals and their development . For that purpose, 100 % of CaixaBank employees undergo evaluations to obtain a global perspective : performance and skills evaluation, with special emphasis in 2019 on the Management Feedback process to the members of the Management Committee with evaluations by their teams, colleagues and staff from different areas . PRINCIPAL STAFF INVOLVED IN THE CREATION AND DEVELOPMENT OF PROGRAMMES WITH CAIXABANK: 99.3 % of management positions covered internally in 2019 (CaixaBank, S.A.) CaixaBank's DNA S trategic lines Non - financial information statement Foster a people - centric agile and collaborative culture Professional development and r emuneration Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 106

2019 Consolidated Management Report Ongoing training CaixaBank Campus is the brand under which the Company's training is developed, promoting a culture of conti - nuous learning where the figure of the internal trainer, as a learning facilitator, plays a key role . This model structures training in three main blocks : • Compulsory training, required by the regulator. • Recommended training that responds to business challenges. • Self - training that responds to the individual needs of our employees. Of CaixaBank staff, 18 , 074 professionals are certified in MiFID II and 6 , 548 are certified above MiFID II . Additionally, as a result of the new regulations of the Real Estate Credit Law, 9 , 863 employees are certified in this area . The launch of the virtual English academy was a highlight of 2019 (Education First) as were the training itineraries for Transformation in the Digital Age, which is aligned with the new Strategic Plan and the objective of developing Digital Talent and deepening how the digital transformation impacts the relationship with the client, the business model and our way of working . It is structured into 4 blocks : The digital environment, Digital skills, Data Academy and Agile work methodologies . 94 % of training through the Virtaula platform (online) 3,587,700 hours of training in 2019 98 hours of training per employee Young talent The programme CaixaBank Experience, internationally recognised with a bronze medal at Learning Awards 2019 as one of the best onboarding programmes in Europe and at a national level as the best talent re - tention and attraction programme nationally by the Fundación Cegos . It is a blended learning programme (face - to - face and online through virtaula and gamifica - tion) that comprises two years and monitors new emplo - yees during their integration to make them feel part of the Company . The programme has an integration pha - se, where new employees take a one - week face - to - face course at Barcelona's Corporate Services Centre as a welcome and explanation of the organisation, and an itinerary training phase online (with regulatory content in accordance with MIFID II requirements) . CaixaBank also has programmes to attract external ta - lent, such as Young Management Programme (YMP), WONNOW and New Graduates for Corporate & Insti - tutional Banking . With the aim of continuing to promote young talent and to facilitate their acquisition, in 2019 , the New Graduates SS . CC Talent Programme was born . This programme will make it possible to attract a portfolio of young talent to meet demand for transfor - mation in the digital era and other positions . €456 investment in training per employee €16.7 million total investment in training 1,958 internal trainers at CaixaBank, S.A. CaixaBank's DNA S trategic lines Non - financial information statement Foster a people - centric agile and collaborative culture Professional development and r emuneration Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 107

2019 Consolidated Management Report Appropriate and meritocratic compensation In 2017 , the CaixaBank Board of Directors approved the latest update of the CaixaBank General Remuneration Policy, which details the main characteristics of each element of remuneration . It can be accessed by all employees via the corporate intranet . Remuneration at CaixaBank essentially features the following pay items : • Fixed remuneration based on the employee’s level of responsibility and career path . This accounts for a significant part of total remuneration and is governed by the collective bargaining agreement and the various internal labour agreements . • A variable remuneration system in the form of bonuses and incentives to achieve previously established objectives and set up to prevent possible conflicts of in - terest, and, where applicable, to include qualitative assessment principles in line with customer interests, codes of conduct, and prudent risk management . PROFESSIONAL DEVELOPMENT AND REMUNERATION IN NUMBERS 1 Employees by contract type and job classification CaixaBank Group Full - time, fixed or indefinite - term contract Part - time, fixed or indefinite - term contract Temporary contract Hours of training by job classification CaixaBank Group CaixaBank, S.A. BPI Employees by job classification CaixaBank Group CaixaBank, S.A. BPI 2018 2019 2018 2019 2018 2019 2018 2019 2018 2019 2018 2019 Directors 6,027 5,571 5,399 4,905 450 411 Directors 6,020 5,556 6 13 1 2 Middle management 7,968 7,000 6,522 5,852 649 647 Middle management 7,960 6,995 3 3 5 2 Rest of employees 23,445 23,165 17,520 16,815 3,789 3,782 Rest of employees 22,318 22,573 59 37 1,068 555 Total 37,440 35,736 29,441 27,572 4,888 4,840 Total 36,298 35,124 68 53 1,074 559 Average remuneration by job classification CaixaBank Group CaixaBank, S.A. BPI The principles of the General Remuneration Policy are applicable to all employees of the CaixaBank Group and, among other objectives, they seek to encourage behaviour that ensures the generation of value in the long term and the sustainability of results over time . Furthermore, the strategy for attracting and retaining talent is based on making it easier for professionals to participate in a distinctive social and business project, on the possibility of developing professionally and on competitive conditions in total compensation . In 2020 , the flexible remuneration programme will be implemented for all employees, allowing for tax savings and the personalisation of remuneration according to each person's needs . Total compensation will include a series of products such as : health insurance for family members, transportation cards, day care services and retirement savings insurance . Employees dismissed by job classification Grupo CaixaBank CaixaBank, S.A. Banco BPI 2018 2019 2018 2019 2018 2019 2018 2019 2018 2019 2018 2019 Directors 397,664 703,195 391,607 685,150 1,991 11,882 Directivos 17 15 9 14 5 0 Middle management 566,009 847,140 476,439 779,749 57,723 48,415 Mandos intermedios 21 11 13 6 3 1 Rest of employees 1,577,976 2,037,365 1,247,136 1,706,423 216,036 229,107 Resto de empleados 81 66 51 40 15 8 Total 2,541,649 3,587,700 2,115,182 3,171,322 275,750 289,404 Total 119 92 73 60 23 9 CaixaBank's DNA S trategic lines Non - financial information statement Foster a people - centric agile and collaborative culture Professional development and r emuneration Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 2018 2019 2018 2019 2018 2019 Directors 94,534 97,444 92,868 95,513 85,533 95,839 Middle management 67,699 69,375 70,094 72,022 41,374 43,650 Rest of employees 45,853 46,497 49,918 50,927 26,654 27,361 Total 58,053 58,902 62,237 63,294 34,330 35,310 1 In 2019 information is reported from CaixaBank Group, in 2018 the information was reported from CaixaBank Group Spain. 108

2019 Consolidated Management Report Employee experience Offering the best value proposition for employees to enhance their experience, increase engagement and promote well - being in a healthy and sustainable environment The value proposal is structured in 4 pillars: • We grow together • We advance society together • We innovate together • We trust each other Work environment More agile and transversal work models CaixaBank prioritises generating a positive wor - king environment in which teams feel motivated and committed . To achieve this goal, we pay close attention to the ideas and opinions of our emplo - yees, and develop an action plan through active listening to meet their requirements . For this re - ason, we believe that periodically assessing the social and work environment, the experience of our teams, and the quality of the service provided, helps to generate this positive environment . The Company measures the commitment and satis - faction of its employees through the Commitment Study and the Service Quality Study, as well as throu - gh monitors such as MercoTalento and the Emplo - yee Experience Measurement Index (IMEX) . The commitment study is carried out biannua - lly across the entire staff . The 2019 Commitment Study will be carried out during the first quarter of 2020 , with the possibility of preparing personalised improvement action plans for each organisational unit being a new development . In 2019 the remote work in Central Services ini - tiative has allowed an increase in flexibility and satisfaction . CaixaBank is committed to an agile and collabo - rative structure and for this reason is developing a project that aims to simplify the number of organi - sational levels that should allow the improvement of time to market anda reduction in reaction and decision times, while at the same time leading to an improvement in employee commitment, the possibility of developing internal talent, and in - creasing productivity and delivery quality . At the Group level, the corporate model is being evolved and streamlined to improve control, go - vernance and efficiencies through the creation of shared services . In 2019 , through the HR Business Partner project, the internal customer relationship model has been redesigned, achieving a service of greater proximi - ty, agility, proactivity and quality . The transition towards more agile work models is part of the agile transformation project that seeks to accelerate and adopt agile methodologies to in - crease flexibility and efficiency in providing solutions, focusing on the client and breaking silos through collaborative work . The main lines of work are the definition of the strategy and roadmap for agile transformation, and the implementation of agile methodologies at all levels through coaching and training in new roles, promoting transversality and circular relationships . CaixaBank's DNA S trategic lines Non - financial information statement Foster a people - centric agile and collaborative culture Employee experience Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 109

2019 Consolidated Management Report Promoting well - being in a healthy and sustainable environment Labour standards and staff rights CaixaBank places fundamental importance on compliance with labour standards, the rights of employees and their representatives, and all matters related to consensual frameworks with union representatives . In addition, the Collective Agreement on Sa - vings Banks and Financial Institutions applies to the entire workforce of CaixaBank, S . A . There are also additional agreements to develop and improve the conditions of the Collective Agreement . In general, most staff follow the working hours established in the Collective Agreement on Savings Banks and Financial Institutions, and specific working agreements are made with the Workers' Labour Representation when exceptional cases arise . CaixaBank, S . A . forms part of the Joint Standing Committee on the Interpretation of the Agreement, which aims to develop labour standards that are applicable to all employees in the sector . CaixaBank, S . A . maintains and promotes total neutrality with the different union re - presentations in the Company . The union representatives involved in the company committees are chosen every four years by means of an individual, free, direct, and confidential voting system . They are notified of any relevant changes that may arise within the Company . In 2019 , within the scope of the Collective Agreement, a framework agreement was reached on the registration of working hours with the legal representation of workers . In addition, in view of the expiry of the Collective Agreement on 31 / 12 / 2018 , the nego - tiating table for the new agreement has been set up and negotiations have begun to establish the conditions for a new Collective Agreement for the Sector . The Management team is acutely aware of the importance of reinforcing initiatives and measures to facilitate proper working conditions. Management is committed to: • Fostering a culture of prevention at all levels of the organisation. • Ensuring compliance with applicable law and other voluntary commitments to which it subscribes. • Considering preventive aspects at the source. • Implementing continuous improvement measures. • Raising awareness and training staff. • Maintaining an Occupational Risk Prevention management system in accordance with the requirements of the OHSAS 18001 standard, which is more demanding than the legal standard . CaixaBank, S.A. has specific committees to guarantee the health and safety of its staff: • Single Occupational Health and Safety Committee . This committee is respon - sible for establishing the aforementioned objectives and monitoring preventive actions, placing special emphasis not only on statutory audits, but also on other voluntary standards, such as the OHSAS 18001 certification (since 2005 ) . • Occupational Risk Prevention Coordination Committee . This committee establishes the policies related to occupational risk prevention, to improve the control, management, and monitoring of the health and safety requirements and to organise and conduct training . 100 % CaixaBank Group staff who have signed a collective agreement In order to raise awareness and train staff in matters of Occupational Health and Safety, CaixaBank regularly offers training content on branch safety, occupational health and safety, emergency measures and first aid. CaixaBank's DNA S trategic lines Non - financial information statement Foster a people - centric agile and collaborative culture Employee experience Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 110

2019 Consolidated Management Report which reduces absenteeism imp r oves the work environment, encourages talent acquisition and retention, and improves the corporate image Healthy Company The healthy company project reaffirms our commitment to the safety, health and well - being of staff, since: This has an effect on the productivity and competitiveness of companies and sustainability, which leads to a healthier, more motivated and satisfied staff and contributes to increased commitment and pride of belonging Health Promoting healthy lifestyles and balancing work and health as a priority. CaixaBank has fitted out physical spaces to promote healthy activities and sports and has strengthened the occupational health and safety section on the corporate intranet with the aim of consolidating itself as a Healthy Company . To do this, we also offer individual and collec - tive programmes to improve lifestyles and health ma - nagement through the internal platform and “Adeslas Salud y Bienestar” . CaixaBank's activities do not lead to the development in its workers of any of the occupational diseases classified as serious . Welfare programme Forging a culture of flexibility with our work en - vironments that promotes the well - being of staff, with benefits that facilitate their day - to - day work . The Sustainable Performance School in Virtaula featu - res content that contributes to improving the personal well - being of staff with training in health and nutrition, mindfulness, environment and positive thinking, among other topics . With the expansion of measures to promote new envi - ronments and ways of working (remote, agile ... ) as well as studying formulas for active and healthy ageing of the workforce, it will be possible to achieve a more emotio - nally healthy workforce . It is structured along three axes: Safety Safe and emotionally healthy work environments . The Company aims to achieve excellence in preventati - ve culture and safe work environments . To this end the transition to ISO 45001 certification is being examined, incorporating well - being as a global concept . In the psychosocial area, an intervention programme has been carried out that assesses psychosocial effects and defines action plans for reducing stress factors . As proof of its continuous improvement in prevention, CaixaBank has been internationally recognised with the "Occupation Risk Prevention 2019 " award from the ORP International Foundation in light of its implementa - tion of a comprehensive prevention management pro - gramme for staff abroad . CaixaBank's DNA Non - financial information statement S trategic lines Foster a people - centric agile and collaborative culture Employee experience Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 111

2019 Consolidated Management Report Communication channels to encourage participation and collaboration • Promoting and tackling the Strategic Plan challen - ges and business priorities. • Transmitting our corporate values as a differentia - ting factor. • Recognising and reinforcing good professional practices. • Promoting the corporate culture and the pride of belonging. CaixaBank has various communication channels open between staff and the Bank, including: • The “Personas” space, a digital newspaper with a broad scope which, with almost 1 . 5 million accesses per month and an average of 2 . 5 news items per day, focuses on the leading role of people in the Company and on institutional information and milestones im - portant for daily activity, from a strategic, motivational and business point of view . Of particular interest in 2019 were the news, videos and testimonies included in the communication plans of the new 2019 - 2021 Strategic Plan, – un - der the Culture programme "We are CaixaBank", and the launch of the new brand claim #Escuchar - HablarHacer (Listen, talk, do) . To advance participation and collaboration, du - ring 2019 , the new tool People Now was tested, an evolution of "Personas" that will be implemented in the first half of 2020 throughout the Company . It is focused on user experience, which allows the integration of the different tools of Microsoft Offi - ce 365 and SharePoint to facilitate multidirectional communication and transversality within the orga - nisation in a personalised and relevant way . The main objective is for the digital work environment to become an intelligent and modern space where collaboration, information and knowledge flow . Total number of accidents 52 0 523 Frequency of accidents in the workplace - CaixaBank Group Number of hours of absenteeism (manageable) - CaixaBank Group 2018 2019 Hou r s o f absenteeis m 1,775,75 2 1,684,796 (manageable) WORK ENVIRONMENT IN NUMBERS 1 Workplace accidents - CaixaBank Group 201 8 2019 CaixaBank ' s interna l communication focuses mainly on : • The CanalCaixa magazine, a monographic publica - tion with both paper and digital editions emphasi - ses and spreads the values and culture of the Com - pany through the testimonies of its people . • The organisation and coordination of internal events, such as the Management Convention , and advice in employee events led by other areas of the bank . • FlashDirectivo is an audiovisual channel which makes the CEO's main messages of the year avai - lable to all CaixaBank employees . • An enquiries and complaints channel integrated into the corporate intranet . • During 2019 , 5 formal complaints were received regarding possible behaviours of workplace and sexual harassment . External managers determined that these claims of harassment were unfounded . • As established in the Protocol, external managers investigated the five formal complaint and found three cases of non - harassment, filing these com - plaints, and two cases of non - harassment with re - commendations for the implementation of measu - res to ensure mediation between parties . • In 2019 , in the Wengage Diversity section of the corporate intranet, the section on the Prevention of Harassment was further developed . • In addition, training was held to disseminate the protocol for the prevention of harassment . During the training course in the Code of Ethics, the spe - cific channel of the Harassment Protocol was hi - ghlighted . 2.82 % Manageable absenteeism rate (illness and accidents) 1 The data for 2018 have been restated to standardise the criteria used in 2019. In 2019, serious accidents involved 2 women and 5 men, and non - serious accidents involved 345 women and 171 men. CaixaBank's DNA S trategic lines Non - financial information statement Foster a people - centric agile and collaborative culture Employee experience Glossa r y 2018 2019 Accident f r equency 1.9 3 1.77 index 2 2 In 2019, the accident rate for women was 2.43 and 1.01 for men. Independent Verification Report Annual Corporate Governance Report for 2019 112

2019 Consolidated Management Report Main metrics for monitoring the 2 019 - 2021 SP Dec 18 Dec 18 Dec 18 Dec 19 Dec 19 Dec 19 Dec 19 Dec 18 Objective 2019 - 2021 SP Objective 2019 - 2021 SP Objective 2019 - 2021 SP Objective 2019 - 2021 SP 9.5% 7.7% 10.8 % excluding extraordinary expenses >10 % ROTE objective 2019 - 2021 SP with flat rate scenario 11.5% 196% 51% 12.0% 186% 53% 12 .0% (+1 pp buffer 2021) >130% % >50 % CET 1 ratio LCR average over last 12 months 2019 - 2021 Strategic Plan Attractive shareholder returns and solid financials Evolution of results and business activity Business segmentation For financial reporting purposes, the Group is split into the following business segments: • It includes the stakes in BFA, which after reassessing the significant influence at 2018 year - end is classified as Financial assets at fair value with changes in other comprehen - sive income, and in Repsol, until completing its sale in the second quarter of 2019 . Banking and insurance business: • Encompasses earnings from the Group's banking, insurance and asset management activities mainly in Spain, as well as liquidity management, ALCO, income from financing the other businesses and the Group - wide corporate operations . In addition, it includes the businesses acquired by CaixaBank from BPI during 2018 (i . e . , insurance, asset mana - BPI : gement, and cards) . • Encompasses the earnings from BPI's do - Investments mestic banking business. The income sta - tement shows the reversal of the fair value • This line of business essentially encompas - adjustments of the assets and liabilities ses earnings from dividends and/or equi - resulting from the business combination ty - accounted profits from the stakes, as well and excludes the results and balance sheet as the gains on financial transactions, held figures associated with the assets of BPI in Erste Group Bank, Repsol, Telefónica, BFA assigned to the equity investments busi - and BCI, net of the related finance costs . ness (essentially BFA and BCI), as discussed From 1 January 2019 , this segment also in - previously . cludes the 20 % stake in Coral Homes after the sale of the real estate business at the end of December 2018 . It also includes sig - nificant impacts on income of other relevant stakes across a variety of sectors . The operating expenses of these business segments include both direct and indirect costs, which are as - signed according to internal distribution methods . CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Evolution of results and business activity Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Ratio cash payout (%) remuneration 2019 subject to the approval of the AGM 113

2019 Consolidated Management Report Results € millions 2017 2018 2019 (breakdown by business segment) G r oup Group Group Banking rance and insu - Investments BPI Net interest income 4,746 4,907 4,951 4,659 (124) 416 Dividend income and share of profit/(loss) of entities accounted for using the equity method 653 972 588 232 335 21 Net fees and commission income 2,499 2,583 2,598 2,340 - 258 Gains/losses due to financial assets and liabilities and others 282 278 298 239 35 24 Income and expense under insurance and reinsurance contracts 472 551 556 556 - - Other operating income and expense (430) (524) (386) (369) - (17) Gross income 8,222 8,767 8,605 7,657 246 702 Recurring administrative expenses, depreciation and amortisation (4,467) (4,634) (4,771) (4,304) (4) (463) Extraordinary expenses (110) (24) (979) (978) - (1) Operating income/loss 3,645 4,109 2,855 2,375 242 238 Allowances for insolvency risk (799) (97) (376) (573) - 197 Other charges to provisions (912) (470) (235) (238) - 3 Gains/(losses) on disposal of assets and others 164 (735) (167) (169) - 2 Profit/loss before tax 2,098 2,807 2,077 1,395 242 440 Income tax (378) (712) (369) (332) 71 (108) Profit for the period 1,720 2,095 1,708 1,063 313 332 Profit/loss attributable to minority interests and others 36 110 3 3 - - Profit/loss attributable to the Group 1,684 1,985 1.705 1.060 313 332 Cost - to - Income Ratio 55.7% 53.1% 66.8 % Cost - to - income ratio excluding extraordinary expenses 54.3% 52.9% 55.4 % ROE 1 6.8% 7.8% 6.4 % ROTE 1 8.3% 9.5% 7.7 % ROA 0.5% 0.5% 0.4 % RoRWA 1.1% 1.3% 1.1% 1 The calculations for ROTE and ROE of 2019 include the valuation adjustments in the denominator, resulting in a restatement of the figures reported from previous periods. Furthermore, the accounting policy associated with the recording of the defined benefit commitments with employees has been modified, resulting in a restatement of the assets and ratios from previous periods. CaixaBank's DNA S trategic lines Attractive shareholder returns and solid financials Evolution of results and business activity Non - financial information statement Glossary Independent Verification Report Annual Corporate Governance Report for 2019 114

2019 Consolidated Management Report Evolution 2019 vs . 2018 The attributable profit amounted to € 1 , 705 million in 2019 , ( - 14 . 1% ), with a trend marked by the recogni - tion of the employment agreement carried out in the current year (+ 20 . 4 % without this effect) . The gross income stood at € 8 , 605 million, with a rise in core revenues 1 which reached € 8 , 316 million in 2019 (+ 1 . 2% ) . The change in gross income ( - 1 . 8% ) was affected by the reduction in the profits of subsidiaries accounted for using the equity method ( - 48 . 5% ), as a result of the non - allocation of Repsol and BFA . Ex - cluding the contribution from Repsol and BFA in both years, gross income grew by 3 . 0% . There was an improvement in other operating inco - me and expense due to lower property expenses, as a result of the sale of the corresponding business in 2018 . The evolution allowances for insolvency risk es - sentially relates to the extraordinary release of some € 275 million in provisions in 2018 . The recording of the transaction to repurchase a 51 % stake in Servihabitat in 2018 gave rise to a loss of - € 204 million ( - € 152 million recorded within Other provisions and - € 52 million within gains/losses on disposal of assets and others) . The year - on - year change in gains/losses on dispo - sal of assets and others, meanwhile, essentially re - lates to a - € 453 million loss recognised in 2018 arising from the agreement to sell the stake in Repsol, and a further - € 154 million due to the change of accounting classification of the stake in BFA . Evolution 2018 vs . 2017 The attributable profit for 2018 stood at € 1 , 985 mi - llion(+ 17 . 8 % versus 2017 ) . The gross income stood at € 8 , 767 million (+ 6 . 6 % compared to the previous year), boosted by the growth in core revenues which reached € 8 , 217 million in 2018 (+ 4 . 2% ) and higher income from investees . The recurring administration expenses, depreciation and amortisation (+ 3 . 7% ) grew at a rate lower than core revenues . The change in allowances for insolvency risk ( - 87 . 9% ) was driven by the normalisation of the asset quality in - dicators and the one - off release of provisions due to the improved recoverability of debt from a large borrower . In other charges to provisions ( - 48 . 4% ), the figure for 2018 includes the impact of the transaction to repurchase a 51 % stake in Servihabitat (in 2017 , extraordinary nega - tive impacts associated with early retirements and the reorganisation of the exposure in Sareb) . Gains/losses on disposal of assets and others inclu - des extraordinary results in both financial years . In par - ticular, the figure for 2018 includes the negative impact of the sale of Repsol and the accounting reclassification of BFA, while 2017 includes the positive result of the bu - siness combination generated in the acquisition of BPI . 1 Includes net interest income, fee and commission income, income from the life - risk insurance bu - siness, the result of using the equity method for SegurCaixa Adeslas and income from the insurance investees of BPI . CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Evolution of results and business activity Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 115

2019 Consolidated Management Report € millions 2019 2018 2017 A verage balance Type % A verage balance Type % A verage balance Type % Financial Institutions 25,286 0.65% 21,241 0.83% 15,900 1.15 % Loans and advances (a) 213,298 2.24% 208,470 2.27% 209,185 2.20 % Debt securities 36,184 0.92% 34,723 1.05% 29,700 1.24 % Other assets with returns 61,643 2.84% 54,174 3.03% 49,984 3.55 % Other assets 67,431 - 65,193 - 68,136 - Total average assets (b) 403,842 1.75% 383,801 1.81% 372,905 1.87 % Financial Institutions 36,076 0.67% 43,601 0.45% 47,488 0.40 % Retail customer funds (c) 214,136 0.02% 199,220 0.04% 188,068 0.04 % Wholesale marketable debt securities & other 28,343 0.87% 26,822 0.98% 27,057 1.11 % Subordinated debt securities 5,400 1.36% 6,346 1.73% 5,575 2.61 % Other funds with cost 70,437 2.04% 63,366 2.14% 59,158 2.48 % Other funds 49,450 - 44,446 - 45,559 - Total average funds (d) 403,842 0.52% 383,801 0.53% 372,905 0.60 % Balance sheet spread (b - d) 1.23% 1.28% 1.27 % To help readers interpret the information contained in this report, the following aspects should be taken into account: • According to applicable accounting standards, income resulting from the application of ne - gative interest rates should be reported in the appropriate income classification . Financial intermediaries on the assets side includes the negative interest on the balances of financial intermediaries held on the liabilities side, the most significant being TLTRO II income . Con - versely, the heading financial intermediaries on the liabilities side shows the negative interest on the balances of financial intermediaries on the assets side . Only the net amount between income and expense for both headings has economic significance . • The "Other assets with returns" and "Other funds with cost" line items relate primarily to the Group’s life insurance business. • The balances of all headings except “Other assets” and “Other funds” correspond to balances with returns/cost . “Other assets” and “other liabilities” incorporate balance items that do not have an impact on the net interest income and on returns and costs that are not assigned to any other item . • Until the fourth quarter of 2018 , BPI's interest rate hedges were accounted for at net value in the Other liabilities heading . As of the first quarter of 2019 , the presentation criteria has been unified with the rest of the Group's, and the impacts are recognised in the headings that include the hedged elements . The reclassification had a positive impact on Maturity deposits and Other liabilities and a negative impact on Debt securities and Loans and ad - Net interest income Evolution 2019 vs. 2018 Net interest income in 2019 amounted to €4,951 million (+0.9 % versus 2018). This was due to: • Higher income from loans, mainly due to a rise in volume. • Sound management of retail funding, which involved a reduction in cost due to the cancelation of retail subordinated debt in June 2018 and to the reduction of 4 basis points in the cost of maturity deposits . • Savings in the costs of institutional financing due to a lower price. A higher volume of the fixed income portfolio. • Greater contribution of the insurance business (savings products). • The change also reflects the reduction in the returns from loans and from fixed - in - come securities. Evolution 2018 vs. 2017 Net interest income for 2018 stood at €4,907 million (+3.4 % versus 2017). The growth was derived from: • A 7 basis point increase in returns on loans due to the generation of higher rates and the client mix, with a greater weighting of more profitable segments that off - set negative repricings in the mortgage portfolio . Doubtful loans and recoveries also contribute to the rise in the credit rate . • The management of retail financing, which led to a 1 - basis point drop in the cost of demand deposits. • Savings in the costs of institutional funding, due to a lower price and the higher volume of the fixed - income portfolio which exceeded the impact of the decrease in fixed - rate returns and the increase in the surplus liquidity costs remunerated at negative interest rates . CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Evolution of results and business activity Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 116

2019 Consolidated Management Report Net fees and commissions income € millions 2019 2018 2017 Banking services, securities and other fees 1,500 1,488 1,521 Investment funds, portfolios and SICAVs 538 552 491 Pension plans 222 217 213 Insurance sales 213 227 274 Unit Link and other 1 125 99 - Net fees and commission income 2,598 2,583 2,499 € millions 2019 2018 2017 Dividend income 163 146 127 Entities accounted for using the equity method 425 826 526 Income from equity invest - ments 588 972 653 1 Includes income corresponding to Unit Linked and Flexible Investment Life Annuity products (the part managed) In 2017, they were included in the marketing of insurance products. Evolution 2019 vs. 2018 Fee and commission income reached €2,598 mi - llion, +0.6% compared to 2018. • Fees from banking, securities and other services includes income on securities transactions, transaction processing, risk activities, deposit management, payment methods and investment banking . The an - nual growth (+ 0 . 8% ) was largely influenced by that of electronic banking . • Fees from the sale of insurance poli - cies decreased with respect to 2018 ( - 6 . 6% ), affected by the launch schedule of new products . • Commissions from investment funds, por - tfolios and SICAVs came to € 538 million ( - 2 . 6% ) . This change was driven, among other factors, by the reduction in the ave - rage net assets managed during 2019 as a result of the markets' negative trend at the end of 2018 , which recovered during 2019 . • Pension plan management fees stood at €222 million (+2.4%). Evolution 2018 vs. 2017 Fee and commission income reached €2,583 mi - llion in 2018 (+3.4% versus 2017). • The change in fees from bank, securi - ties and other services compared to 2017 was influenced by distribution agreements linked to consumer finance, as well as lower commissions in investment banking . • Commissions from the sale of insurance po - licies grew by + 19 . 0 % in 2018 compared to 2017 , following a significant sales push . • Commissions from investment funds, port - folios and SICAVs in 2018 rose + 12 . 6 % due to the increase in assets under manage - ment during the first nine months of the year, prior to the episode of volatility . • Pension plan management fees in 2018 in - creased + 2 . 0 % compared to the previous year, through a wide range of products . Income from equity investments The profits of subsidiaries accounted for using the equity method reduced by € 401 million ( - 48 . 5% ) compared to the previous year, mainly due to the profits of Repsol and BFA not being attributed to the Group in 2019 (€ 434 million attributed in 2018 ) . Stripping out this impact, the change in this line item would have been positive (+ 4 . 0% ) . In 2018 , this line item registered an increase of +€ 319 million (+ 48 . 8% ), driven by the evolution of the business and the greater contribution of BFA due to extraordinary impacts, including the devaluation of the Angolan currency . CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Evolution of results and business activity Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 117

2019 Consolidated Management Report Gains/losses on financial assets and liabilities and others Trading income stood at € 298 million in 2019 (+ 7 . 2% ), which includes, among others, the materialisation of capital gains in fixed - income assets . In 2018 , this line item included the repricing of BPI’s stake in Viacer as part of its divestment process and the result of the hedging transactions in connection with the subordinated bonds redeemed ahead of maturity, and the realisation of gains in fixed - income assets . The change with respect to 2017 was marked by the materialisation of latent capital gains in available for sale financial assets . Income and expense under insurance or reinsurance contracts Income derived from the life insurance business amounted to € 556 million, representing an increase of + 1 . 0 % in the year . In 2018 , this income increased by + 16 . 7 % due to a sustained growth in com - mercial activity . Other operating income and expense The change in Other income and operating expenses ( - 26 . 4% ) was essentially affected by lower pro - perty expenses (Property Tax and maintenance and management costs from the portfolio of foreclosed assets), as a result of the sale of the real estate business in the fourth quarter of 2018 . The heading includes, among other items, income and expenses at non - real estate subsidiaries, income from rentals and expenses incurred in managing foreclosed properties and contributions, levies and taxes . • Recording of the contribution to the Deposit Guarantee Fund (DGF) for € 242 million (€ 228 million in 2018 and € 214 million in 2017 ) . • This includes the contribution to the Single Resolution Fund (SRF) for € 103 million (€ 97 million in 2018 and € 90 million in 2017 ), including BPI’s contribution of € 7 million to the Portuguese Resolu - tion Fund (Fundo de Resoluçao) . • Recognition of Spanish Property Tax (€16 million for 2019, compared to €48 million in 2018 and €50 million in 2017). € millions 2019 2018 2017 Contribution to the Single Resolution Fund / Deposit Guarantee Fund (345) (325) (304) Other real estate income and expenses (including Spanish Property Tax) 1 (147) (200) Other (42) (52) 74 Other operating income and expense (386) (524) (430) CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Evolution of results and business activity Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 118

2019 Consolidated Management Report Administration expenses, depreciation and amortisation The recurring administration expenses and depreciation and amortisation stood at €4,771 million, +2.9%. The year - on - year performance was impacted by: • Staff expenses, which increased by 1 . 4 % in the year due to the organic increase of the workforce, although there was an improve - ment in the last two quarters following the labour agreement reached this year . The organic increase also explains the change between 2017 and 2018 . • General expenses dropped by 3 . 5 % due, among other factors, to IFRS 16 coming into force . Excluding this effect (€ 154 million), ex - penditure grew due to the transformation of the distribution model (Store branches, InTouch remote customer service), greater expenditure on technology, and new regu - latory requirements, just as was the case in 2018 . • Depreciation and amortisation expenses rose 34 . 9 % as a result, among other factors, of the coming into force of the IFRS 16 , which involves the recognition and subsequent amortisation of leased property usage ri - ghts, which is mostly offset by a reduction in general expenses . Without this effect, the increase in the depreciation and amortisa - tion expense would be approximately 1 . 5% . These fell between 2017 and 2018 due to the improvement in intangible assets in the fourth quarter of 2017 . The Extraordinary expenses include the impact of the agreement reached with the employees' union representatives in the second quarter of 2019 regarding a plan of compensated terminations, as well as other measures that would provide further labour flexibility, with a gross impact of € 978 million . The majority of the agreed departures were implemented on 1 August, with the consequent reflection on cost savings taking effect from the third quarter of the year . In 2018 and 2017 , extraordinary expenses are associated with the integration of BPI (€ 24 million in 2018 and € 110 million in 2017 ) . Allowances for insolvency risk and other charges to provisions Allowances for insolvency risk stood at - € 376 million ( - € 97 million in 2018 ) . The change in the year was driven by one - off aspects in both periods, particularly the reversal of some € 275 million in provisions in the third quarter of 2018 to update the recoverable value of the Group’s exposure to a large borrower . In 2019 , this category includes aspects such as the nmegative impact of the recalibration of models in an environment of macroeconomic slowdown and the release of provisiones following the revision of the expected loss associated with the credit risk adjustments applied in the acquisition of BPI, amounting to +€ 119 million (€ 179 million in the year as a whole) . € millions 2019 2018 2017 Gross income 8,605 8,767 8,222 Staff expenses (2,978) (2,937) (2,875) General expenses (1,247) (1,292) (1,165) Depreciation and amortisation (546) (405) (427) Recurring administrative expenses, depreciation and amortisation (4,771) (4,634) (4,467) Extraordinary expenses (979) (24) (110) € millions 2019 2018 2017 Insolvency allowances (376) (97) (799) Other charges to provisions (235) (470) (912) Allowances for insolvency risk and other charges to provisions (611) (567) (1,711) CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Evolution of results and business activity Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 119

2019 Consolidated Management Report The change registered in 2018 , amounting to - 87 . 9 % compared to 2017 , was the result of the standar - disation process of asset quality indicators and the one - off aspects set out above . Other charges to provisions primarily includes the amounts recognised to cover contingencies and impairment of other assets . This change was driven by exceptional aspects, particularly in 2018 , as this is where the - € 152 million loss was recognised corresponding to the difference between the repurchase price from TPG of the 51 % stake in the real estate service firm and its estimated fair value at that time, and a further - € 53 million in connection with early retirements and impairments due to the adjustments made to the recoverable value of certain assets, among other aspects . 2017 included, the recognition of - € 455 million associated with early retirements and - € 154 million for the write - down of the exposure in Sareb . Gains/ losses on disposal of assets and others Gains/(losses) on disposal of assets and others includes the results of individual operations resulting from the sale and write - off of assets. The year - on - year change ( - 77.3%) essentially reflects extraordinary events in 2018: • Real estate gains/ losses reflect the 49 % impairment of the stake held at the time in Servihabitat so as to bring its book value in line with its new fair value ( - € 52 million) . It also includes the for - malisation of the sale of the real estate business (including expenses, taxes and other costs) for - €60 million. • Other gains/ losses includes the negative impact derived from the agreement to sell the stake in Repsol ( - 453 million), the change of accounting classification of the stake in BFA ( - € 154 million), as well as the profit from the sale of BPI's purchasing business(+€ 58 million) The main impact in 2017 is the business combination with BPI (+€256 million) and the write - down of obsolete assets. € millions 2019 2018 2017 Real estate results (84) (117) 6 Other (83) (618) 158 Gains/losses on disposal of assets and others (167) (735) 164 CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Evolution of results and business activity Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 120

2019 Consolidated Management Report Unique aspects in 2019 • Realisation of gains from fixed - income portfolio amounting to +€235 million (Note 32). • The labour agreement for the staff restructuring process, through incentivised voluntary redundancies with an impact of - €978 million (Note 23). • The profit/ loss derived from the cancellation of cash flow hedges on 1.36 % of the Group's stake in Erste Bank, with an impact of +€49 million (Note 15). Additionally in 2019, the following operations with an impact on the Group’s equity were recognized ( albeit with no impact on the income statement): • Modification of the accounting policy on certain defined benefit commitments with employees and/or their beneficiaries insured through the employee pension fund, with an impact on equity of +€ 449 million (Note 1 ) . The notes refer to the 2019 Consolidated Financial Statements. CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Evolution of results and business activity Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 121

2019 Consolidated Management Report Unique aspects of the 2018 financial year • Realisation of gains from fixed - income portfolio amounting to +€ 128 million (Note 13 ), including the result linked to the cancellation of the associated provisions (Note 13 ) . • The agreement of incentivized voluntary redundancies with an impact of - €67 million (Note 23). • A +€60 million profit on the sale of the stake in Viacer as part of a disinvestment process (Note 12). • The result derived from the cancellation of the provision to cover subordinated debentures amounting to +€110 million (Note 15). • The agreement for the sale of BPI's acquisition business to Comercia, with a +€ 58 million impact (Note 41 ) . • The agreement for the sale of the stake in Repsol, with a gross impact of - €453 million (Note 16). • The repurchase agreement for 51 % of Servihabitat Servicios Inmobiliarios, with an impact of - € 204 million (Note 1 ) . • The agreement for the sale to Lone Star of 80 % of Coral Homes, a company that has been pro - vided with real estate assets, and the stake in Servihabitat Servicios Inmobiliarios, with a net total impact of - € 48 million in expenses and taxes (Note 1 ) . • The loss of significant influence over BFA and reclassification of the shareholding to financial ins - truments valued at fair value with changes through other comprehensive income, with an impact of - € 154 million (Note 16 ) . Additionally, in 2018 the following operations with an impact on the Group’s equity were re - cognised (albeit with no impact on the income statement):: • Initial application of IFRS 9, with a net impact of - €561 million charged to reserves (Appendix 7). • Reduction of the minority interests as a result of the acquisition of an uncontrolled stake in BPI in order to obtain 100 % by means of the agreement with Allianz and exercising the right of compul - sory purchase (Note 7 ) . Unique aspects in the 2017 financial year • Profit of +€ 256 million linked to the business combination following CaixaBank's acquisition of a controlling stake in Banco BPI (Note 7 ) . • The agreement of incentivised voluntary redundancies with an impact of - €570 million (Note 23). • The impairment of the exposure in Sareb amounting to € 154 million (Note 13 ) . • The net loss of - € 97 million derived from the sale of 2 % of BFA to Unitel, with the corresponding loss of control over this shareholding, mainly due to the materialization of the foreign exchange losses previously recognised within equity (Note 16 ) . The notes refer to the 2019 Consolidated Financial Statements. CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Evolution of results and business activity Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 122

2019 Consolidated Management Report Balance sheet and operations The assets stood at € 391 , 414 million at 31 December 2019 (+ 1 . 3 % in the year) . With regard to Shareholders' equity, the following chan - ge in accounting criteria led to a restatement of the com - parative figures for previous periods . The defined benefit commitments are implemented in the employee Pension Fund, which, under IAS 24 , is a related party . To date, the Group did not use the excep - tion permitted under IAS 19 to consider assets held by a pension fund for its employees as an asset of the eligible plan . For these purposes, the fund assets may include insurance policies where the fund acts as both policyhol - der and beneficiary . As of 31 December 2019 , the Group changed its accoun - ting policy to consider the employee Pension Fund as an asset of the eligible plan, hence the rights which the eligible plan has over the policies subscribed that cover the defined benefit commitments are being considered . This change of policy has led to a € 1 , 617 million euro reduction in Provisions at the year end (now reported for the net amount), as well as an increase in the Liabi - lities relating to the insurance business of € 1 , 196 million . This has an impact on net deferred tax of € 135 million (including - € 94 million for deferred tax assets and +€ 41 million for deferred tax liabilities), and an impact on Shareholders' equity of € 286 million, recognised within Other Comprehensive Income . This entails a + 18 basis point increase in CET 1 capital . € millions 31.12.17 31.12.18 31.12.19 (breakdown by business segment) G r oup Group Group Banking and insurance Investments BPI Total assets 383,136 386,546 391,414 355,416 4,554 31,444 Total liabilities 358,270 362,182 366,263 334,333 3,533 28,397 Equity 24,866 24,364 25,151 21,083 1,021 3,047 Capital assigned to the busi - nesses - - 100% 84% 4% 12% In 2019 , the allocation of capital to the Investments busi - ness was adapted to the Group's new corporate capital objective of maintaining a regulatory Common Equity Tier 1 (CET 1 ) ratio of 12% , and considers both the con - sumption of own resources by risk - weighted assets at 12% ( 11 % in 2018 ) and applicable deductions . The allocation of capital to BPI is at sub - consolidated level, i . e . , taking into account the subsidiary's own funds . The capital consumed in BPI by the investees allocated to the investment business is allocated consistently to the investment business . The difference between the Group’s total own funds and the capital assigned to the other businesses is attributed to the banking and insurance business, which includes the Group’s corporate centre . N . B . * The figures for 2017 and 2018 have been restated in accordance with the change in accounting criteria described above . CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Evolution of results and business activity Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 123

2019 Consolidated Management Report € millions 31.12.17 31.12.18 31.12.19 (breakdown by business segment) G r oup Group Group of which: banking and insurance of which: BPI Loans to individuals 128,490 127,046 124,334 111,300 13,034 Home purchases 94,187 91,642 88,475 77,104 11,371 Other 34,303 35,404 35,859 34,196 1,663 Loans to businesses 83,463 85,817 91,308 81,835 9,473 Corporates and SME’s 76,362 79,515 85,245 75,977 9,268 Real estate developers 1 7,101 6,302 6,063 5,858 205 Public sector 11,998 11,830 11,764 9,968 1,796 Loans and advances to customers, gross 223,951 224,693 227,406 203,103 24,303 Provisions for insolvency risk (6,832) (5,728) (4,704) (4,167) (537) Loans and advances to customers (net) 217,119 218,965 222,702 198,936 23,766 Contingent liabilities 13,983 14,588 16,856 15,281 1,575 Loans and advances to customers, gross stood at €227,406 million (+1.2%), while the performing portfolio grew by 2.4 % in 2019. In the annual change by segment, the fo - llowing trends are of particular note: • Loans for home purchases ( - 3.5 % in the year) remain marked by the deleveraging of households. • Loans to individuals - other purposes was up 1.3 % in 2019, driven by consumer credit (+13.8%). • Loans to corporates and SME’s (excluding real estate developers) increased by 7.2 % in 2019. • Loans to real estate developers fell - 3.8 % in the year, while the public sector remained at similar levels. These same trends marked the trends of 2018 with respect to 2017. 1 After a homogenisation of BPI's segmentation criteria with the Group's criteria, € 527 million of developer loans were resegmented at the 2018 year end, mainly to financing for productive sectors (excluding real estate developers) . Loans and advances to customers CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Evolution of results and business activity Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 124

2019 Consolidated Management Report Customer funds Customer funds rose to €384,286 million, up +6.9 % in 2019, driven by the strength of the franchise and the recovery of the markets, among other factors. The on - balance sheet funds reached €277,272 million (+6.4%). • Demand deposits rose to €189,552 million (8.8%). • Time deposits totalled € 28 , 980 million . Their yearly performance was impacted by the issue of a retail note in the first quarter for € 950 million with a 5 - year maturity, which partially offset the reduction of deposits in a backdrop of rock - bottom interest rates on renewal of maturities . • Liabilities under insurance contracts increased 2 (+ 7 . 5 % in the year) thanks to de - velopments in the product range and adaptation to customers' needs . Of parti - cular note was the performance of Unit Linked products, growing 35 . 3 % in the year . The assets under management grew to € 102 , 316 million . The annual change (+ 8 . 9% ) was mostly driven by the recovery of the markets following the slump seen at the end of the fourth quarter of 2018 . • The assets managed in investment funds, portfolios and SICAVs stood at €68,584 million (+6.3 % in the year). • Pension plans totalled €33,732 million (+14.7 % in the year). Other accounts mainly includes temporary funds associated with transfers and co - llections . € millions 31.12.17 31.12.18 31.12.19 (breakdown by business segment) G r oup Group Group of which: rance banking and insu - of which: BPI Customer funds 196,611 204,980 218,532 195,723 22,809 Demand deposits 158,772 174,256 189,552 175,077 14,475 Time deposits 1 35,793 30,724 28,980 20,646 8,334 Liabilities under insurance contracts 2 51,213 53,450 57,446 57,446 0 Repurchase agreement and others 968 2,060 1,294 1,278 16 On - balance sheet funds 248,792 260,490 277,272 254,447 22,825 Mutual funds, managed accounts and SICAV’s 66,882 64,542 68,584 63,189 5,395 Pension plans 29,669 29,409 33,732 33,732 0 Assets under management 96,551 93,951 102,316 96,921 5,395 Other accounts 5,363 5,108 4,698 3,129 1,569 Total customer funds 350,706 359,549 384,286 354,497 29,789 1 Includes retail debt securities amounting to€ 1 , 625 million at 31 De - cember 2019 , of which € 950 million correspond to the retail note issued in the first quarter of 2019 . 2 Excluding the impact of the change in value of the associated financial assets, with the exception of Unit Linked and Flexible Investment Life An - nuity assets (the part managed) . As a result of the new accounting criteria for defined benefit commitments with employees, the balance of previous periods has been restated (+€ 1 , 067 million and +€ 1 , 248 million at 31 December 2018 and 31 December 2017 , respectively) . CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Evolution of results and business activity Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 125

2019 Consolidated Management Report Credit risk quality The non - performing loans fell by €2,401 million in the year, placing the NPL ratio at 3.6% ( - 108 basis the last three years has been largely down to the adjustments made to the recoverable value on credit exposures, the cancellation of debt incurred from the acquisition and foreclosure of real estate assets and the derecognition of assets and write - offs. The coverage ratio reached 55% (+5 percentage points compared to 2017). (%) 31.12.17 31.12.18 31.12.19 (breakdown by business segment) G r oup G r oup Group of which: banking and insurance of which: BPI Loans to individuals 5.2% 4.7% 4.4 % Acquisition of property 4.2% 3. 8% 3.4 % Other 7.9% 7.2% 6.7 % Loans to businesses 8.3% 5. 4% 3.2 % Productive sectors (exc. real estate deve - lopers) 7.1% 4.7% 2.9 % Property developers 21.7% 14. 3% 8.0 % Public sector 1.4% 0. 4% 0.3 % NPL ratio (loans + guarantees) 6.0% 4. 7% 3.6% 3.7% 3.0 % NPL coverage ratio 50% 54% 55% 53% 78 % Foreclosed real estate assets The net foreclosed available for sale real estate assets 1 in Spain amounted to €958 million (+€218 2 The total sales of real estate properties in 2019 reached €581 million. In 2018, sales amounted to €2,060 million (+28 % vs. 2017). 1 Excluding foreclosure rights for auc - tioned properties (€ 142 million net at 31 December 2019 and € 231 million at 31 December 2018 ) . 2 At sale price . 6. 0% 14,305 7,135 11,195 6,014 8,794 4,863 16.000 6.000 4.000 2.000 0 4.7% 3.6% 2017 2018 Non - pe r fo r ming Non - pe r fo r ming loans loan ratio 2019 50% 8.000 7.000 6.000 5.000 4.000 3.000 2.000 1.000 0 54% 55 % Provisions 2017 2018 NPL coverage 2019 million in the year), with a coverage ratio of 39% (accounting coverage ratio of 30%). In 2018, following 10.000 the formalisation of the sales transaction of the real - estate business during the fourth quarter and the 9.000 intense commercial activity this year, the portfolio of net foreclosed available for sale real estate assets 8.000 fell by - €5,138 million, down to €740 million. 7.000 6.000 The portfolio of rental properties in Spain stood at €2,094 million net of provisions ( - €385 million in the 5.000 year). The rental portfolio in 2018 stood at €2,479 million net of provisions, - €551 million compared to 4.000 2017 following the sale of a portfolio of rental properties for €226 million. 3.000 2.000 1.000 0 Portfolio of rental assets 2017 2018 Net real estate assets availa - ble for sale 2019 NON - PERFORMING ASSETS C OVER A GE 3,030 FORECLOSED REAL ESTATE ASSETS 8,908 5,878 3,219 3,052 2,479 2,094 740 958 CaixaBank's DNA Non - financial information statement Strategic points in the year). The active management of the non - performing portfolio, the standardisation of the 14.000 lines asset's quality indicators, together with portfolio sales have enabled a sustained reduction in doubtful 12.000 Attractive balances and in the NPL ratio in recent years. 10.000 shareholder returns and solid financials The allowances for impairment losses at 31 December 2019 stood at €4,863 million. The change in 8.000 Evolution of results and business activity Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 126

2019 Consolidated Management Report Liquidity and financing structure € millions 31.12.17 31.12.18 31.12.19 Total liquid assets 72,775 79,530 89,427 Of which: balance available in non - HQLA facility 19,165 22,437 34,410 Of which: HQLA 53,610 57,093 55,017 Institutional Financing 28,691 29,453 32,716 Loan to deposits 108% 105% 100 % Liquidity coverage ratio 185% 196% 186 % Net Stable Funding Ratio - 117% 129 % Issuance Total amount Amount Maturity Cost 3 Employment requests 4 Issuer Senior debt 1,000 1,000 7 years 1.195% ( mid - swap +0.90%) 2,250 CaixaBank 1,000 5 years 2.47% ( mid - swap +2.25%) 2,400 CaixaBank 50 10 years 2.00% ( mid - swap +1.56%) Private CaixaBank Non - preferred senior debt 3,382 1,250 7 years 1.464% ( mid - swap +1.45%) 4,000 CaixaBank 82 15 years 1.231 % Private CaixaBank 1,000 5 years 0.765% ( mid - swap +1.13%) 2,250 CaixaBank 5 Mortgage covered bonds 500 500 15 years 1.40% ( mid - swap +0.442%) Private CaixaBank 6 Mortgage covered bonds (Portugal) 500 500 5 years 0.343% ( mid - swap +0.25%) 3,100 BPI € millions The Bank manages liquidity risk in order to maintain sufficient liquidity levels so that it can comfortably meet all its payment obligations and to prevent its investment activi - ties from being affected by a lack of lendable funds, operating at all times within the risk appetite framework . Note 3 . 12 "Liquidity risk" to these financial statements describes the Bank's strategic principles, risk strategy and risk appetite in relation to liquidity and financing risk . Total liquid assets amounted to € 89 , 427 million at 31 December 2019 , up € 9 , 897 million in the year due to the improvement in the loan - deposit gap and the fact that new issues exceeded maturities . The Liquidity coverage ratio of the Group 1 (LCR) at 31 December 2019 stands at 186% , well above the minimum required level of 100% . The Net Stable Funding Ratio (NSFR) 2 stood at 129 % at 31 December 2019 , above the regulatory minimum of 100 % which will be required from June 2021 . The balance drawn down on the ECB facility at 31 December 2019 stood at € 12 , 934 million, of which € 3 , 909 million correspond to TLTRO II and € 9 , 025 million to TLTRO III (during 2019 , € 24 , 274 million of TLTRO II have been repaid and € 9 , 025 million TLTRO III have been drawn down) . CaixaBank maintains a solid retail financing structure with a loan - to - deposits ratio of 100% , and with institutional financing amounting to € 32 , 716 million through various debt instru - ment issues during 2019 . The public sector and mortgage covered bond issuance capacity of CaixaBank, S . A . amounted to € 3 , 727 million as of the end of December 2019 . After the 2019 year end, CaixaBank has issued € 1 , 000 million in 5 - year senior non - pre - ferred debt with an annual return of 0 . 43% , equivalent to mid - swap + 58 basis points . The issuance has had a demand of over € 2 , 100 million . 1 Average last 12 months. 2 Calculations applying the criteria established as per regulation (EU) 2019/876, to enter into force as of June 2021 (interpretation of the aforementioned criteria). 3 Meaning the yield on the issuance. 4 For the issuance of €1,250 million in senior non - preferred debt and the social issuance of €1,000 million in senior non - preferred debt, the maximum demand is indicated. 5 In September 2019 CaixaBank completed its first issuance of a Social Bond, for an amount of €1,000 million in senior non - preferred debt . 6 The Mortgage Covered Bonds correspond to 6 private placements with an average weighted cost of 1.40%. CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Liquidity and financing structure Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 127

2019 Consolidated Management Report Capital management Evolution 2019 vs . 2018 The Common Equity Tier 1 (CET 1 ) ratio reached 12 . 0 % at 31 December 2019 . Organic growth for the year was + 37 basis points, regulatory and accounting changes had an impact of + 2 basis points and market and other impacts made up + 13 basis points . These CET 1 levels lay the foundations for achieving the capital objective set in the 2019 - 2021 Strategic Plan, which is to reach approximately 12 % by the end of 2021 , with an additional a 1 percentage point prudential buffer, to cover any future regulatory changes, including the end of the Basel 3 framework . The Tier 1 ratio stands at 13 . 5% . Since last year, the Group has maintained 1 . 5 % in AT 1 instruments, in accordance with the provisions of Pillar 1 of the capital regulations . The Total Capital ratio remained at 15.7%. The leverage ratio stood at 5.9%. With regard to the MREL requirement ( 22 . 5 % of the RWAs at a consolidated level as of 1 January 2021 ), at 31 December CaixaBank had a RWA ratio 2 of 21 . 8 % taking into account all the liabilities currently eligible 3 by the Single Resolution Board . At a subordinated level, including only Senior non - preferred debt, the MREL ratio reached 19 . 6% . Similarly, CaixaBank is subject to minimum capital requirements on an individual basis . The CET 1 ratio in this perimeter remains unchanged at 13 . 8% , with risk - weighted assets of € 135 , 718 million . BPI is also compliant with its minimum capital requirements . The bank’s CET 1 ratio at a sub - consolidated level stood at 13 . 4 % at 31 December 2019 . The decisions of the European Central Bank (ECB) and the national supervisor required the Group to maintain requirements during 2019 of 8 . 78 % for CET 1 4 , of 10 . 28 % for Tier 1 ratio and of 12 . 28 % for Total Capital . The Group's current solvency levels show that the applicable requirements would not imply any automatic limitation of those referred to in the solvency regulations on distributions of dividends, variable remuneration and interest to holders of additional Tier 1 capital securities (there is a margin of 325 basis points, i . e . € 4 , 805 million until the trigger Group's MDA 7 trigger) . CaixaBank's dividends policy complies with the conditions outlined in the ECB recommendation published on 17 January 2020 . Therefore, it does not present any limitations for the Company . € millions and % 31.12.19 31.12.18 31.12.17 Common Equity Tier 1 (CET1) 12.0% 11.5% 11.7 % Tier 1 ratio 13.5% 13.0% 12.3 % Total capital 15.7% 15.3% 15.7 % MREL 21.8% 18.9% 16.8 % Risk - weighted assets (RWAs) 147.880 145.942 148.626 Leverage ratio 5.9% 5.5% 5.3% 2 See article 128 of the Capital Requirements Regulation (CRR) 575/2013. 3 The pro - forma MREL ratio with the new € 1,000 million issue in senior preferred debt carried out in January 2020 would be 22.5%. 4 Eligible liabilities include Non - preferred senior debt, preferred senior debt and other liabilities pari - passu this debt, at the discretion of the Single Resolution Board. 5 Includes 0.03 % as a countercyclical buffer due to exposure in other countries (mainly the United Kingdom). CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Capital Management Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 128

2019 Consolidated Management Report Evolution 2018 vs . 2017 The fully - loaded Common Equity Tier 1 (CET 1 ) ratio from a fully - loaded perspective at 31 December 2018 was 11 . 5% . Excludingthe - 15 basis point impact ofthefirst - time application of the IFRS 9 accounting standard and - 14 basis points due to extraordinary movements during the year (purchase of non - controlling interests in BPI and the sale of 80 % ofthereal estate business), the change amounted to + 54 basis points driven by the organic gene - ration of capital, and - 43 basis points primarily due to the volatility of markets and other impacts . These other impacts include the adjustment of requirements due to the credit risk of the doubtful mortgage portfolio during the third quarter, resulting from the TRIM ( Targeted Review of Internal Models ) process of the European Central Bank . The fully - loaded Tier 1 ratio reached 13 . 0% . Total Capital, in fully loaded terms, stood at 15 . 3% . This ratio includes the issuance of € 1 , 000 million of Tier 2 securities issued in April 2018 , the redemption of an issue of Tier 2 securities of € 2 , 072 million in May (of which € 1 , 574 million were eligible) and the redemption of another issue of Tier 2 instruments of € 750 million carried out in November (of which € 738 million were eligible) . The leverage ratio reached 5 . 5% . With regard to the subordinated instruments to comply with the future MREL requi - rements, in October there was a € 1 , 000 million issue of senior non - preferred debt . The APR ratio for subordinated instruments including, mainly, Total Capital and Senior non - preferred debt reached 16 . 9 % from a fully - loaded perspective . According to the criteria in force in 2018 for phased - in implementation, regulatory capital and leverage stood at : 11 . 8 % for CET 1 , 13 . 3 % for Tier 1 ratio , 15 . 6 % for Total Capital and 5 . 6 % for leverage ratio . CaixaBank is also subject to minimum capital requirements on an individual basis . The regulatory CET 1 ratio in this perimeter reached 13 . 3% , with risk - weighted assets of € 132 , 684 million . BPI also complied with its minimum capital requirements, reaching 13 . 2 % at the close of 2018 . The decisions of the European Central Bank (ECB) and the national supervisor required the Group to maintain, at 31 December 2018 , ratios for CET 1 , Tier 1 and regulatory Total Capital of 8 . 063% , 9 . 563 % and 11 . 563 % respectively (including the progressive application of conservation and systemic buffers), which would rise to 8 . 75% , 10 . 25 % and 12 . 25 % from a fully - loaded perspective . CaixaBank's DNA S trategic lines Non - financial information statement Attractive shareholder returns and solid financials Capital Management Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 129

2019 Consolidated Management Report Key figures of the CaixaBank Group January - December Change Net interest income 4,951 4,907 4,746 0.9% 3.4 % Net fees and commission income 2,598 2,583 2,499 0.6% 3.4 % Gross income 8,605 8,767 8,222 (1.8%) 6.6 % Recurring administrative expenses, depreciation and amorti - sation (4,771) (4,634) (4,467) 2.9% 3.7 % Operating income/loss 2,855 4,109 3,645 (30.5%) 12.7 % Pre - impairment income stripping out extraordinary expenses 3,834 4,133 3,755 (7.2%) 10.1 % Profit/loss attributable to the Group 1,705 1,985 1,684 (14.1%) 17.8 % Profitability indicators (last 12 months) Cost - to - Income Ratio 66.8% 53.1% 55.7% 13.7 (2.6) Cost - to - income ratio excluding extraordinary expenses 55.4% 52.9% 54.3% 2.5 (1.4) ROE 1 6.4% 7.8% 6.8% (1.4) 1.0 ROTE 1 7.7% 9.5% 8.3% (1.8) 1.2 ROA 0.4% 0.5% 0.5% (0.1) - RoRWA 1.1% 1.3% 1.1% (0.2) 0.2 1 The calculations for ROTE and ROE of 2019 include the valuation adjustments in the denominator, resulting in a restatement of the figure reported in 2018 . In addition, in the fourth quarter the accoun - ting policy associated with the recording of defined benefit commitments to employees was modified, and equity and ratios from previous periods were restated . CaixaBank's DNA S trategic lines € millions and % 2019 2018 2017 Results 2019 - 18 2018 - 17 Attractive shareholder returns and solid financials Capital Management Non - financial information statement Glossary Independent Verification Report Annual Corporate Governance Report for 2019 130

2019 Consolidated Management Report December 2019 December 2018 December 2017 Change Change 2019 - 2018 2018 - 2017 Balance sheet and operations Total assets 391,414 386,546 383,136 1.3% (0.9%) Equity 1 25,151 24,364 24,866 3.2% (2.0%) Customer funds 1 384,286 359,549 350,706 6.9% 2.9 % Loans and advances to customers, gross 227,406 224,693 223,951 1.2% 0.3 % Risk management Non - performing 8,794 11,195 14,305 (2,401) (3,110) Non - performing loan ratio 3.6% 4.7% 6.0% (1.1) (1.3) Cost of risk (last 12 months) 0.15% 0.04% 0.34% 0.11 (0.30) Insolvency risk provisions 4.863 6,014 7,135 (1,151) (1,121) NPL coverage ratio 55% 54% 50% 1 4 Net foreclosed available for sale real estate assets 2 958 740 5,878 218 (5,138) Foreclosed real estate assets held for sale coverage ratio 39% 39% 58% - (19) Liquidity Total liquid assets 89,427 79,530 72,775 9,897 6,755 Liquidity coverage ratio (last 12 months) 186% 196% 185% (10) 11 Net Stable Funding Ratio (NSFR) 129% 117% - 12 - Loan to deposit 100% 105% 108% (5) (3) Solvency Common Equity Tier 1 (CET1) 12.0% 11.5% 11.7% 0.5 (0.2) Tier 1 ratio 13.5% 13.0% 12.3% 0.5 0,7 Total capital 15.7% 15.3% 15.7% 0.4 (0.4) MREL 21.8% 18.9% - 2.9 - Risk weighted assets (RWAs) 147,880 145,942 148,626 1,938 (2,684) Leverage ratio 5.9% 5.5% 5.3% 0.4 0,2 Stock market ratios 1 Book value per share (€/share) 4.20 4.07 4.10 0.13 (0.03) Tangible book value (EUR/share) 3.49 3.36 3.39 0.13 (0.03) Net attributable earnings per share (€/share) (12 months) 0.26 0.32 0.28 (0.06) 0,04 PER (Price/Profit; multiple) 10.64 9.94 14.02 0.69 (4.07) P/B ratio (listed price/tangible book value) 0.80 0.94 1.16 (0.14) (0. 22) 1 The balance sheet data for prior periods has been restated in accordance with the change in accounting criteria described previously, as have the profitability and stock market ratios . 2 Exposure in Spain . OTHER INDICATORS CaixaBank's DNA S trategic lines Attractive shareholder returns and solid financials Capital Management Non - financial information statement Glossary Independent Verification Report Annual Corporate Governance Report for 2019 131

2019 Consolidated Management Report Dividend policy In accordance with the dividend policy approved by the Board of Directors on 31 January 2019 , the remuneration of shareholders for 2019 will be a single cash dividend paid around April 2020 after the close of the financial year . Furthermore, in the 2019 - 2021 Strategic Plan, CaixaBank reported its intention, in compliance with the dividend policy, to remunerate shareholders by distributing an amount in cash greater than 50 % of the consolidated net profit, setting the maximum amount to be distributed charged to 2019 profits at 60 % of the consolidated net profit . On 31 January 2020 , the Board of Directors announced its intention to propose to the Annual General Sharehol - ders' Meeting the payment of a dividend of 15 cents per share, in cash, to be charged against the profit for 2019 . This payment would represent 53 % of the profit for 2019 , in line with the Strategic Plan . The Board also agreed to set the maximum amount to be distributed against 2020 profits at 60 % of the consolidated net profit . Ratings CREDIT RATINGS Baa1 P - 2 stable stable stable stable BBB+ A - 2 BBB+ F2 A R - 1 (low) Long - T e r m Sho r t - T e r m Outlook 1 2 3 4 Last confirmation date: 1 At 17 May 2019 2 At 31 May 2019 3 At 27 September 2019 4 At 29 March 2019 Non - financial information statement Dividend policy Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines Attractive shareholder returns and solid financials Ratings 132

2019 Consolidated Management Report 2019 Objective 2021 A benchmark in responsible banking and social commitment One of CaixaBank's strategic priorities is to be an industry leader in socially responsible banking, by reinforcing responsible business management (with an emphasis on transparency with customers) and ensuring best practices in internal control and corporate governance. STRUCTURE OF GOVERNING BODIES FRAMEWORK OF POLICIES AND CODES COMMITMENT TO CORPORATE SOCIAL RESPONSIBILITY IS BASED ON A SOUND FRAMEWORK OF GOVERNANCE MISSION AND VALUES 2019 - 2021 STRATEGIC PLAN BOARD OF DIRECTORS Approves the CSR policy and strategy and oversees its implementation Continued inclusion in the DJSI Inclusion in the DJSI for the 8th year in a row Issuance of €1,500 million of SDG bonds Issuance of the first social bond for €1,000 million with the aim of reducing poverty and generating employment ≈€2,181 million new concession MircroBank (2019 - 2021) €725 million new concession MicroBank in 2019 Appointment Committee Oversees CaixaBank's actions in relation to corporate responsibility issues, which also include its Environmental Strategy Corporate Social Responsibility Policy (Updated 2019) Socially Responsible Banking Plan (2017) Environmental Risk Management Policy (2019) Corporate Responsibility and Reputation Committee Implementation of the CSR strategy and promoting it in the organisation Environmental Risk Committee Implementation of the environmental strategy and related business opportunities Management Committee Approves the main lines of action in the area of Corporate Social Responsibility and Reputation. Oversees: Risks Committ e Proposes the Group’s risks policy to the Board that includes ESG matters Statement on Climate Change (2019) Main monitoring metrics 2019 - 2021 Strategic Plan CaixaBank's DNA S trategic lines Non - financial information statement A benchmark in responsible banking and social commitment Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Corporate Human Rights Policy (Updated 2019) Corporate Policy regarding the Defence Sector (Updated 2019) 133

2019 Consolidated Management Report The Corporate Social Responsibility Policy of Caixa - Bank, approved by the Board of Directors and monitored by top - level CaixaBank committees with the direct invol - vement of CaixaBank Senior Management, establishes the foundations for responsible activity and economic efficiency with a commitment to the socio - economic de - velopment of people and the country . Through the Policy, CaixaBank assumes the following guidelines for the management and conduct of its acti - vity : comprehensive, responsible and sustainable action ; high quality service ; economic efficiency ; the adoption of a long - term view in decision - making ; and constant innovation, which contributes as much as possible to the sustainable development of communities . This commitment provides added value to the Company and to its stakeholders and affects the entire value chain of the organisation : economic and financial factors of the business, environmental responsibility, customer satis - faction, creation of value by shareholders and investors, the needs and aspirations of employees, the relationship with suppliers and contributors, and its impact on the communities and environments in which it operates . In this context, CaixaBank's Socially Responsible Banking Plan (approved by the Board of Directors in 2017 ), based on the ESG criteria (Environment, Society and Governance), there are 5 core concepts that function as a guide and help us to focus on strategic priorities in the area of responsible management . The Policy is a Group document that serves as a reference for all Group companies. m S OCIAL ACTION AND VO L UNTEERING INTEGRITY, TRANS P ARENCY AND DIVERSITY FINANCIAL INC L US ION GOVERNANCE ENVIRONMENT Socially Responsible Banking Plan PRIORITIES 2019 - 2021 ENVIRONMENT FINANCIAL INC L US ION SOCIAL ACTION AND VO L UNTEERING GOVERNANCE INTEGRITY, TRANS P ARENCY AND DIVERSITY Consolidate corporate responsibility Governance To promote green production and issue sustainable bonds To promote investment with social impact Continue to promote Decentralised Social Work with a focus on capillarity Boost initiatives for Strengthen the transparency with customers comprehensive approach Measure production with positive social or environmental impact business Advance in the measurement and management of environmental and climate risk Strengthen and develop the Financial Culture Plan Consolidate the corporate volunteering plan Maintain support for dissemination regarding diversity and consolidate the Wengage programme Consolidate the management, measurement and monitoring of with the Group vision and incorporate ESG criteria in the reputational risk Implement the Environmental and Energy Management Plan and renew certification Maintain positioning in proximity and reinforce accessibility Strengthen cooperation with “la Caixa” programmes CaixaBank's DNA S trategic lines Non - financial information statement A benchmark in responsible banking and social commitment Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 DIFFUSION PLAN 134 DIA L OGUE PLAN

2019 Consolidated Management Report SDG 17 A successful sustainable develop - ment programme requires part - nerships between governments, the private sector and civil so - ciety . These inclusive alliances built on principles and values, a shared vision and shared goals, which place people and the pla - net at the forefront, are neces - sary at a global, regional, natio - nal and local level . For CaixaBank, it is essential to be part of the network of allian - ces and initiatives that are woven at a global, national and local level. CaixaBank contributes its vision, as a bank committed to society since its creation in 1904, and works to disseminate and raise awareness of these principles and values, demanding, at all times, the highest stan - dards of management derived from these alliances and initiatives. PRINCIPAL ALLIANCES AND AFFILIATIONS Partnership with the "la Caixa" Banking Foundation, the first Social Action Project in Spain and one of the largest in the world. Promoting sustainable finance and the integration of environmental and social aspects in business (2018). Founding partner promoting economic growth linked to a low - carbon economy through collaboration between the public and private sectors (2016). Defending CSR and the fight against corruption in Spanish companies (2019). CaixaBank is the first European bank to become an affiliate of this United Nations body responsible for promoting responsible, sustainable and universally accessible tourism. Spanish Association of CSR Professionals. CaixaBank is a member of the Board (2011). Body responsible for promoting the principles of the United Nations. CaixaBank has held the presidency of the Spanish Network of the UN Global Compact since 2012. Global and corporate initiative for companies committed to using 100% renewable electricity (2016). Signatory to the Financial Education Plan promoted by the Bank of Spain and the Spanish Securities Market Commission (2010). MicroBank is a member of EMN, an association that promotes microfinance as a tool to combat social and financial exclusion in Europe through self - employment and the creation of micro - enterprises (2003). Public commitment to aligning policies to advance gender equality (2013). The pension plan management company, VidaCaixa (2009), the Group's asset management company, CaixaBank Asset Management (2016), and BPI Gestão de Activos (2019), are signatories. Commitment to ESG risk assessment in the financing of projects of more than 7 million euros (2007). Promotes the integration of social, environmental and governance aspects in the management of companies (2010). Strives to fulfil SDGs by promoting high - impact investments. CaixaBank Asset Management holds the presidency of the Spanish National Board (2019). Principles that promote integrity in green and social bond markets (2015). Defining the role and responsibilities of the financial sector to guarantee a sustainable future (2019). UNEP FI reporting in the Non - Financial Information Statement - Principles of Responsible Banking - UNEP FI section of this document. Financial Stability Board initiative to encourage the disclosure of climate - related risks in companies (2018). Initiative to foster dialogue with companies around the globe with high greenhouse emission levels (2018). Monitors compliance with the SDGs by Spanish companies (2017). They strive to ensure enough private capital is allocated to sustainable investments. Members of the network of UN European sustainability centres. Promotes the commitment of companies to improving society through responsible action. CaixaBank is on the Board of Trustees and the Advisory Board (2011). CaixaBank's DNA S trategic lines Non - financial information statement A benchmark in responsible banking and social commitment Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 135

2019 Consolidated Management Report Dow Jones Sustainability Index The Dow Jones Sustainability Index (DJSI) is a project for the continuous improvement of organisations . For CaixaBank, inclusion in the DJSI is a level one metric of the Strategic Plan . In 2019 , CaixaBank's results were considerably better than those for the previous year, with improvements in the three dimensions of sustainability (economic, envi - ronmental and social) . In the following areas, CaixaBank scores well above average : anti - crime policies and stan - dards of conduct (compliance) ; privacy protection ; de - velopment of human capital ; social action ; and financial inclusion . DJSI World DJSI Europe "Prime" Company Eurozone 120 Index Europe 120 Index Date of 1st inclusion 2012 Rating 81 (0 - 100) Date of 1st inclusion 2013 Rating C (D - /A +) MSCI Global Sustainability Indexes Carbon Disclosure Project Ethibel Excellence Investment Ethibel Sustainability Index Excellence Europe Date of 1st inclusion 2013 FTSE 4 Good Global FTSE 4 Good Europe FTSE 4 Good IBEX Date of 1st inclusion 2011 Rating 3.8 (1 - 5) Date of 1st inclusion 2015 Rating A (CCC - AAA) STOXX Global ESG Leaders Date of 1st inclusion 2013 Sustainalitycs rating 74 (0 - 100) Date of 1st inclusion 2012 Rating A - (D - /A) Sustainability indexes CaixaBank is included in the main sustainability indexes Scor e Best for banks in DJSI World Score overall 81 86 Economic dimension 76 82 Economic dimension 86 98 Economic dimension 90 Improve - Average for ment banks v. 2018 DJSI World +3p 81 +3p 76 +5p 90 +5p 88 97 CAIXABANK INCLUDED IN DJSI 2019, 14TH OF 25 SELECTED BANKS CaixaBank in 2019 Date of 1st inclusion 2013 Rating Robust DISC LO SURE I NS IG HT A CT IO N CaixaBank's DNA S trategic lines Non - financial information statement A benchmark in responsible banking and social commitment Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 136

2019 Consolidated Management Report Global reputation Index (GRI) CaixaBank has developed a continuous system for measuring and analysing the Com - pany's reputation, applying qualitative and quantitative criteria to monitor and manage its corporate reputation, reporting its status and evolution to the governing bodies on a regular basis . In 2019 the GRI indicators and weightings were updated to bring them into line with the new expectations that stakeholders have regarding financial institutions. The GRI is a metric of the Strategic Plan, which includes the perceptions of stakehol - ders regarding the entity on a scale of 0 to 1 , 000 and it is considered to be part of best practice due to its multi - stakeholder approach . The GRI, together with the materiality study, allows us to capture the sensitivity of stakeholders to different aspects that may be critical for CaixaBank and that might impose stress on its future profitability and sustainability . GRI CaixaBank - ESP 90 % Weighting GRI BPI - PT 10 % Weighting Group GRI metric ASSESSING REPUTATION... 1 3 ...LEADS US TO: Diagnose reputation problems Set objectives in this field Measure the evolution of the Institution Establish comparisons ...ALLOWS US TO ANSWER: How are we seen? What aspects might become a risk for CaixaBank due to negative perception? ... BASED ON: 2 CUSTOMERS SHAREHOLDERS ANA L Y STS REGULATOR SOCIAL INSTITUTIONS NON - CUSTOMERS MEDIA S OCI E T Y +400 Indicators Assessment of perception and opinion GRI as a synthesis metric External Audit EMP LO YEES CaixaBank's DNA S trategic lines Non - financial information statement A benchmark in responsible banking and social commitment Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 137

2019 Consolidated Management Report Below we list the main policies with regard to ethics and integrity approved by the Board of Directors: Policy Objective Last Published on CaixaBank corpo - update rate website Code of Business Conduct and Ethics Manifesto on the values and ethical principles that underpin our activity and should govern CaixaBank's operations. January 2019 Corporate Human Rights Policy Minimum standard for carrying out activities legally. October 2019 Anti - corruption Policy To prevent both the Company and its external partners, directly or through third - parties, from engaging in conduct that may be contrary to the law or to the basic principles of CaixaBank's activity. January 2019 October 2018 Corporate Policy on Compliance with Criminal Law To ensure that no criminal acts occur within the organisation. Corporate policy on the prevention of money laundering and the financing of terrorism To actively promote the implementation of the highest international standards in this area, in all jurisdictions and managing sanctions and international countermeasures within the CaixaBank Group. where the CaixaBank Group operates. July 2019 Corporate Policy regarding the Defence Sector This policy regulates the conditions for maintaining business relations in the sector, as well as establishing restrictions and exclusion criteria. December 2019 Internal Regulations on Conduct Concerning the Securities Market To foster transparency in markets and maintain the legitimate interests of investors at all times in accordance with Regulation 596/2014 of the European Parliament and the Securities Market Law. July 2019 General Corporate Policy on Conflicts of Interest This policy allows us to prevent potential conflicts of interest that may arise in different fields and scenarios and deal with them if they should occur. October 2018 Corporate Privacy Policy This policy sets out fundamental rights to data protection and privacy. May 2018 Code of Conduct regarding Data Communication Designed to guarantee the proper use of the technical and IT resources owned by CaixaBank . It also aims to raise awareness among employees of the advantages of properly using the communications network and of security issues affecting IT and communication equipment . May 2014 CaixaBank works to understand the impacts on human rights of its activity . To this end, it has implemented perio - dic due diligence processes to assess the risk of non - com - pliance, based on which it proposes measures to prevent or remedy negative impacts and measures to maximise positive impacts . In 2020 , a new due diligence process will be undertaken . CaixaBank is firmly committed to the prevention of money laundering and the financing of terrorism . It is considered fundamental to establish the necessary measures and to revise them regularly in order to ensu - re, as far as possible, that CaixaBank products and ser - vices are not used for any illegal activity . In this regard, it is essential to actively collaborate with regulators and security forces and to report all suspicious activities de - tected . To do this, CaixaBank has a risk management model for money laundering and the financing of te - rrorism that it implements in its activities, businesses and relationships, both nationally and internationally, to prevent this risk, to which it is exposed . According to the provisions of Spanish law, management of the prevention of the risk of money laundering is subject to annual review by an independent external expert . Responsible practices The Code of Ethics and Action Principles and the Corporate Human Rights Policy, together with the Anti - corruption Policy (described in the section on Responsible and Ethical Behaviour in this document), as the highest level standards in the hierarchical structure, establish minimum standards of conduct to carry on business within the law. No significant deficiencies were identified in the review carried out in 2019. Respect for the fundamental right to data protection and privacy is reflected in our code of ethics, and is the pillar upon which one of our corporate values is based : trust . In this regard, there is a Corporate Privacy Policy in place, as well as internal regulations that concern confi - dentiality and the processing of personal data . In order to guarantee a recurring assessment of risks in the area of personal data management and processing, the Responsible Practices Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 1 An extract of the Policy is available on the corporate website 1 1 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 138

2019 Consolidated Management Report MAIN TRAINING COURSES ATTENDED BY EMPLOYEES IN THE FIELD OF RESPONSIBLE PRACTICE company has a Privacy Committee and a PIA Commit - tee (Privacy Impact Assessment), which are responsible for analysing and approving any new processing and for moni - toring the implementation of the measures agreed . A key element in the proper development and implemen - tation of codes and policies is to promote and develop an effective culture of conduct throughout the institution . In order to promote and guarantee the strengthening of this culture, a communication and awareness strategy is upheld throughout the organisation . The main levers used in this strategy are : • Training • In 2019 , the variable remuneration of all Caixa - Bank, S . A . employees was linked to satisfactory completion of certain compulsory training courses on legislation or areas of special sen - sitivity regarding conduct . This criterion has been extended to the rest of the Group, rea - ching a total of 29 , 707 employees with bonuses linked to training . • Communication • In 2019 , in addition to training courses, aware - ness - raising sessions were held for the network of branches and specialised areas, while news, highlights and circulars were published on the intranet : a total of 313 awareness - raising ac - tions . • Linking employees' variable remuneration to a series of aspects related to conduct risk. • Corporate challenges include compliance with an indicator reflecting variables related to con - duct (customer due diligence and correct for - malisation of operations), employee variable remuneration being reduced if the target is not achieved . Training in 2019 Linked to r emuneration Total employees who have passed the course Insurance and Pension Plan Products 28,398 employees Customer Protection and Customer Service 28,968 employees Code of Ethics and Action Principles and Anti - corruption Policy 33,858 employees Conflicts of Interest 28,063 employees Action regarding Competition Law 29,757 employees Prevention of Money Laundering and the Financing of Terrorism 33,174 employees Responsible Practices Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 139

2019 Consolidated Management Report 4 8 % Other 13 % Equator Principles 39 % Defence 310 Enquiries P r ocessed DETAILS OF CHANNELS FOR QUERIES AND REPORTS 29 Anti - corruption Policy 13 Code of Ethics 37 Other 112 Conflicts of interest 94 Internal Code of Conduct in the Securities Market 21 Reports 285 Enquiries The confidential channels for queries and reports, through which staff can submit queries about the interpre - tation or practical application of codes of conduct and policies and report possible breaches, are an essential and accessible tool that can be used by all CaixaBank employees and Group subsidiaries . If complaints are put forward by customers, they will be processed through the customer service channels established by CaixaBank . Complaints are resolved by means of a rigorous, transparent and objective procedure, with strict guarantees of confidentiality, anonymity and the prohibition of reprisals . In this regard, CaixaBank will work constantly to align its communication channels with best practices . If any employees of the CaixaBank Group engage in potentially fraudulent activities or corruption during the course of their work, such conduct will be considered an extremely serious breach of conduct under the current collective agreement, and the employees involved will incur the sanctions envisaged in the aforementioned agreement for such offences . At CaixaBank, Reputational Risk Response Service (RRRS) supports the commercial network to channel queries about potential operations that may infringe codes of conduct . The RRRS' activity is regularly reported to the Cor - porate Responsibility and Reputation Committee . QUERIES RESOLVED in 2019 Responsible Practices Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 140

2019 Consolidated Management Report Socially Responsible Investment The Principles for Responsible Investment (PRI) initiative is an international network of investors working together to implement six Principles for Responsible Investment . Its aim is to disseminate the implications of environmental, social and corporate governance factors (ESG) for investors and to help signatories to incorporate these considerations into their investment and decision - making pro - cesses . By applying these principles, the signatories contribute to the development of a more sustainable global financial system . PRI has the support of the United Nations . The six principles of PRI Principle 1: Organisations affiliated to the principles agree to incorporate ESG considerations into investment analysis and decision - making processes. Principle 2: Organisations undertake to be active owners, incorporating ESG issues in their investment policies (for example, by being active on the boards of companies in which they invest). Principle 3: Investors will seek appropriate disclosure on ESG issues by the entities in which they invest. Principle 5: Organisations agree to work together to implement the Principles more effectively. Principle 6: Organisations are required to report their progress in implementing the Principles. VidaCaixa, the Group's insurance subsidiary, and CaixaBank Asset Management, its collective investment institution management com - pany, have adhered to the PRI scheme since 2009 and 2016 , respectively . Both companies have Socially Responsible Investment Policies and have an SRI Committee . In 2019 , BPI Gestão de Activos joined the PRI initiative . How do we approach SRI? 1) Integrating ESG criteria to build up the investment portfolio 2) Improving the ESG positioning of companies in the portfolio and third - party fund managers Integration Monitoring Impact Commitment - Engagement Proxy voting Include ESG criteria in analysis Have access to full information Specific lines of action seeking Discussions and action with companies in the Positioning on specific issues related to ESG and decision - making aimed at about companies' ESG to maximise returns with portfolio and third - party fund managers to through voting at Shareholders' Meetings. improving risk management performance, jointly with products having social or promote ESG improvements in their management and profitability. partners, to ensure transparency in management and the environmental impact. and in the dissemination of these matters. possibility of establishing investment criteria and filters. Responsible Practices Non - financial information statement Glossa r y Independent Verification Report Principle 4: Investors are committed to promoting acceptance and implementation of the PRI Principles among investors. Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 141

2019 Consolidated Management Report €12,060 million premiums and contributions marketed in 2019 €93,011 million customer funds managed 1 Does not include information on BPI Vida e Pensões. At 31/12/19, BPI Vida e Pensões' own portfolio and assets under management amounted to €7,648 million. VidaCaixa is working to transfer the same management criteria and SRI to its subsidiary in Portugal. Leading company in the insurance sector in Spain VidaCaixa is generally opposed to investing in companies or states that engage in reprehensible practices that contravene international treaties such as the United Na - tions Global Compact . Neither does VidaCaixa invest in the arms sector, in line with the Group's Policy on Defence . 1.1 million Large companies and groups Customers distribution 4.2 million Individual customers 0.3 million SMEs and self - employed 100% of investments take ESG criteria into account 1 In 2019 and 2018, VidaCaixa received the A+ rating in the Strategy and Governance category, the maximum possible for PRI Proxy voting Engagement SRI Indicators €320.7 million Exposure to green bonds 312 external managers contacted about ESG topics 4 exclusions €151.5 million Exposure to social or sustainable bonds 10 Companies subject to engagement processes (directly) 6 Collective engagement (through investor groups, e.g. PRI) 325 General Shareholders Meetings voted during the year 13 Votes against shareholder proposals because of disputes or shortcomings related to ESG issues 67 Votes to support proposals for greater transparency or a general improvement in ESG performance 28.1 % market share of life insurance 25.5 % market share in pension plans Responsible Practices Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 142

2019 Consolidated Management Report 17.1 % Market share of investment funds in Spain €68,584 million Assets under management €26,931 million Discretionary management of portfolios In 2019, CABK AM received the A+ rating in the Strategy and Governance category, the maximum possible for PRI Proxy voting 276 General Shareholders Meetings voted during the year 9 Votes against members of the Board (ESG - related reasons) 37 Votes in favour of shareholder proposals (ESG - related reasons) Engagement 4 Companies subject to engagement processes (directly) 2 Collective engagement (through investor groups, e.g. PRI) 1 Cash assets under management in Spanish funds. SRI Indicators 80 Third - party managers analysed with ESG requirements in our selection process 3 exclusions Leaders in asset management for 5 years running Launch of the 2019 - 2020 ESG training plan in 2019 with the aim of having a third of the company trained with the EFFAS Certified ESG Analyst (CESGA) pro - gramme . 85.3% of investments take ESG criteria into account 1 • CaixaBank Selección Futuro Sostenible will invest a minimum of 75 % in co - llective investment institutions that follow sustainable investment criteria and are managed by companies of recognised international standing in the field of investment with ESG criteria : environmental, social and corporate governance . €136.1 million of turnover CaixaBank Selección Futuro Sostenible €91.2 million of turnover MicroBank Fondo Ético SOCIALLY RESPONSIBLE PRODUCTS New SRI fund in 2019 Award for Best Solidarity Fund 2019 from Expansión - Allfunds • MicroBank Fondo Ético FI, is a mixed, ethical and socially supportive fund that combines the search for returns with criteria linked to social respon - sibility . It also has a charitable component, as MicroBank Fondo Ético FI transfers 25 % of the management fee to non - profit organisations, while the “la Caixa” Foundation contributes an equivalent amount to an international cooperation project . • MicroBank Fondo Ecológico, is an international equity fund invested in a se - lection of ecologically responsible funds for sectors like renewable energies, eco - logical food, recycling or wastewater treatment, among others . €32.8 million of turnover MicroBank Fondo Ecológico Responsible Practices Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 143

2019 Consolidated Management Report Corporate Procurement CaixaBank has a corporate procurement procedure organised and spe - cialised by category (Facilities & Logistics, Works, IT, Professional Services and Marketing) with a transversal view of all Group purchases 1 . Its objec - tive, in line with our business strategy, is to obtain the goods and services required in a responsible and sustainable manner subject to the time limits, quantity and quality required, at the lowest total cost and with the minimum risk for our business, according to unified performance criteria for the entire Group . CaixaBank seeks to establish quality relationships with suppliers who sha - re the same ethical principles and social commitment, having established criteria and control mechanisms, such as carrying out audits to ensure compliance with them . The continuous improvement of relations with suppliers is key to creating value in CaixaBank . In 2019, CaixaBank published its Principles of Procurement and the Code of Conduct for Suppliers applicable to the suppliers of CaixaBank, S . A . and the companies in its Group with which it shares a procurement management model . 2 PRINCIPLES OF PROCUREMENT 1 Efficiency Optimise the impacts of purchases with an emphasis on quality, service, cost, security of supply, sustainability and innovation. 2 Sustainability Disseminate ethical, social and environmental considerations in CaixaBank's network of suppliers and partners and promote the contracting of suppliers who implement best practices in ethical, social and environmental matters, as well as good corporate governance . 3 Integrity and transparency Guarantee equal opportunities, applying objective, transparent, impartial and non - discriminatory selection criteria. Totally reject corruption in any form, direct or indirect. 4 Compliance Formalise the terms of procurement by means of a contract that seeks a fair balance between the rights of CaixaBank and those of the supplier, to ensure that they are fulfilled in time and form by both parties. 5 Proximity and monitoring Implement mechanisms for ongoing assessment of supplier performance and promote dialogue, through an institutional communication channel. 1 Applicable to Group companies with which it shares a procurement management model. 2. The documents are available on the CaixaBank website: https://www.caixabank.com/responsabilidad - corporativa/gobernanza/politicas - responsables_en.html They establish a balanced framework for cooperation between CaixaBank and its suppliers, which promotes stable business relationships, consistent with our values. Responsible Practices Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 144

2019 Consolidated Management Report Code of Conduct for Suppliers The Code of Conduct for Suppliers aims to disseminate and promote the values and ethical principles that will govern the activity of CaixaBank's suppliers of goods and services, subcontractors and third parties working with CaixaBank . This Code sets out guidelines for the conduct of companies that work as suppliers will follow in relation to compliance with current legislation, ethical standards and measures to prevent bribery and corruption, security, the environment and confidentiality . Procurement policy The procurement policy establishes the criteria to be followed when selecting and negotiating with suppliers. OUR PROCUREMENT PROCESS MONI T ORING REGISTER STANDARDISATION TENDERS ALLOCATION OF CONTRACTS C ONTR A CT PROVISION OF SERVICES PRINCIPLES OF PROCUREMENT POLICY OF CODE OF PROCUREMENT CONDUCT FOR SUPPLIERS Our procurement process consists of the following stages: 1. Registration and new approval procedure (started in 2018) 2. Tender, award and formalisation of the contract 3. Provision of the service and tracking Throughout the process, the principles of procurement, the code of conduct and the procurement all apply. These determine the internal regulations to be applied. % OF TURNOVER NEGOTIATED BY CATEGORY OF PURCHASES 15 % Professional Services 2 % Marketing 36 % IT 23 % Facilities & logistics 24 % W orks CORPORATE PROCUREMENT INDICATORS 1 2019 Number of management suppliers 3.006 Volume invoiced (million euros) 2,183 Suppliers approved (new procedure) 584 Average payment period to suppliers (days) 22.5 Volume negotiated through electronic trading (million euros) 574 % volume of management corresponding to local suppliers - Spain > 95 1 All indicators refer to Corporate Procurement management . BPI, BuildingCenter and Grupo VidaCaixa are excluded, as they have their own procurement models and procedures . Suppliers whose turnover in 2019 is over € 30 , 000 are included . Official bodies and property owners' associations have been excluded . Responsible Practices Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 145

2019 Consolidated Management Report In 2019 the Supplier Audit Plan was launched . Through an on - site validation process, the Plan seeks to gather evidence to ensure that CaixaBank has the information necessary to generate a risk map for our main suppliers . As well as reducing risk with on - site evalua - tion, we seek continuous improvement in the management of our suppliers and aim to provide them with added value by assisting in their development . Additionally, the management of procurement processes throu - gh electronic trading (€ 574 million) is an indication of CaixaBank's efforts to guarantee integrity in the contracting process . Electronic negotiation begins with the approval of all the suppliers involved in the process and ensures that during the process information will be transparent and the choice will be based on objective criteria . In 2019 , 12 audits were carried out, including all the categories of procurement (Facilities & Logistics, Works, IT, Professional Services and Marketing) . Corrective measures have been defined . Environmental criteria are also taken into account in the selection of suppliers for certain categories of procurement . The total number of CaixaBank suppliers with ISO 14001 certification is 858 . €4.6 million foreclosed volume to SEC (Special Employment Centres) Responsible Practices Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 146

2019 Consolidated Management Report Transparency CaixaBank assumes its commitment to transpa - rency to provide its customers with accurate, tru - thful, and comprehensible information about its operations, charges and procedures to channel complaints and deal with problems . Furthermore, CaixaBank makes all relevant financial and corpo - rate information available to its shareholders . Strengthen the culture of transparency with customers Design and marketing of products and services The correct design of financial products and services, including fi - nancial instruments and banking and insurance products and ser - vices, and their proper marketing are a priority . The application of regulations that govern different products and services : (i) financial instruments (Markets in Financial Instruments Directive - MiFID) ; (ii) banking products and services (Guidelines of the European Banking Authority on governance procedures and the monitoring of retail banking products) ; and (iii) insurance products (Insurance Distribution Directive - IDD) ensures that CaixaBank has appropria - te processes regarding the knowledge of its customers, in order to offer them products and services, in accordance with their financial needs, and to communicate clearly and accurately on the risks of their investments . The Product Governance Policy, approved by the Board of Direc - tors of CaixaBank and updated in July 2019 , is intended to establish principles for approving the design and marketing of new products and services, and for monitoring the product's life cycle, based on the following premises : • To meet the needs of customers or potential customers in a flexible manner. • To strengthen customer protection. • To minimise legal and reputational risks arising from incorrect design and marketing of products and services. CaixaBank S.A. CaixaBank S.A. CaixaBank S.A. Other companies in the group Board of Directors of CaixaBank S.A. Responsible for the Policy Transparency Committee of CaixaBank S.A. Responsible for procedures Appointment of managers Product Committee of CaixaBank S.A. Approval of the product/service Person responsible for Product Coordination between product manager in CaixaBank and in the company Body or department equivalent to the Product Committee in CaixaBank S.A. Other companies in the group Other companies in the group AREAS OF RESPONSIBILITY PRODUCT DESIGN PRODUCT MARKETING The Product Committee covers the areas of control, support and business functions, ensuring a suffi - ciency of specialist knowledge in order to understand and monitor products, their associated risks and regulations regarding transparency and customer protection . In 2019, a total of 218 products/services were analysed, 12 of which were initially rejected as they did not comply with the agreed principles. • To ensure the participation of all relevant areas in the approval and monitoring of products and services, as well as the involvement of senior management in defining and supervising the Policy. The Policy applies to all companies controlled by the Group that act as manufacturers or distributors of banking, financial or insurance products. Transparency Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 1 4 147

2019 Consolidated Management Report Transparent contract project AIMS 5 DOCUMENTS REVISED IN STAGE 1 Transparency Greater transparency when documents are signed by customers Through clear, comprehensible language Improving the customer's experience and inspiring confidence when they sign And providing greater legal security for the customer and the organisation CaixaBank current account Imagin current account CaixaBank Now Revolving card Consumer loans METHODOLOGY Simpler language New document format START OF STAGE 2 5 contracts currently under review In 2020, the review of 10 new contracts will begin Employees' knowledge of products and services is key to ensuring that the information conveyed to customers is clear and complete . To ensure that employees have a proper knowledge of products and services, CaixaBank is committed to ongoing training for its staff . CaixaBank has 18 , 074 emplo - yees with financial advisory certification . The CaixaBank Marketing Communications Policy includes a detailed description of the internal mechanisms and controls in place to minimise the risks related to publicity . The Policy details relevant cases and the for - mal requirements that must be met by publicity issued by the organisation and companies in the Group . The entity has also voluntarily joined Autocontrol, the association for self - regulation in advertising, which supports good advertising practice. Clarity Employees trained in 2019 Financial guidance (MiFID) 2,030 Trust Property loan law 9,863 Safety Transparency Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 148

2019 Consolidated Management Report CONDICIONES DEL PRÉSTAMO Qué regulan estas Condiciones Estas condiciones regulan los siguientes aspectos:  las condiciones económicas del préstamo (tipo de interés nominal y TAE)  la forma de pago del préstamo  el impago (retraso en el pago) y el interés de demora  la compensación o pago de deudas  el pago anticipado del préstamo  la duración y desistimiento (renuncia) del contrato  la resolución (cancelación) del contrato por incumplimiento  quejas y reclamaciones. 1. OBJETO En qué consiste este contrato 1 . 1 . Este contrato regula las condiciones en que usted recibe de CaixaBank el importe total que le hemos prestado y abonado en la cuenta que se indica en las Condiciones Particulares . 1.2. Usted, en calidad de «deudor» , se compromete a devolver el importe total prestado más los intereses que pactamos aquí, tal y como se indica en este contrato. 2. INTERÉS NOMINAL Qué es el Tipo de Interés Nominal (TIN) 1. El interés nominal es el precio que CaixaBank le cobra por prestarle dinero . Por ello, usted tiene que devolver la cantidad prestada más el interés nominal que se cobra anualmente mientras dura el préstamo, según se indica en las Condiciones Particulares (interés nominal anual). Este interés nominal recibe la denominación TIN, se expresa en porcentaje (%) y se mantiene fijo e invariable anualmente mientras dura el préstamo. 2. La cantidad total que tiene que pagar en concepto de intereses por la cantidad prestada se indica en las Condiciones Particulares como «Importe Total de Intereses». 3. CÁLCULO DE INTERESES DE CADA CUOTA Cómo se calculan los intereses de cada cuota 3.1. El importe de los intereses que usted pagará en cada cuota se obtiene aplicando la siguiente fórmula: PERSONAL LOAN CONTRACT CURRENT NEW PROPOSAL Transparency Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 149

2019 Consolidated Management Report CaixaBank Now 729,311 Cards 1,015,692 Customer Contact Centres In November 2018 , the implementation of the new style Customer Contact Centres began with the aim of bringing together many of the non - contact services that the Group 1 offers customers in order to provide a more efficient, effective and flexible ser - vice with 360 - degree vision . The CCC service manages queries, requests, suggestions and complaints from custo - mers and non - customers reaching it by phone, through written channels (chat, What - sApp, e - mail and letter) and also through social networks (Twitter) 2 . The unification of most help lines in a single number ( 900 40 40 90 ) aims to facilitate communication CaixaBank Now digital banking customers also have a virtual assistant (Neo) at their disposal . In 2019 , 2 , 989 , 594 interactions took place, 94 . 8 % of which were resolved wi - thout being referred to staff, thanks to the Cognitive Technology . The quality of the CCC service is constantly assessed through audits to ensure that cus - tomers receive satisfactory attention and their issues are resolved, in order to achieve the standards of quality and excellence set by CaixaBank . The Contact Centre services for Banco BPI and Consumer Finance dealt with 909 , 653 and 1 , 462 , 014 interactions, respectively, in 2019 . BREAKDOWN OF CONTACTS IN 2019 REASON FOR THE INTERACTION TELEPHONE > 3 million interactions in Customer Contact Centres (CCC) in 2019 1 All the Group companies belong to the scheme, except Banco BPI and the Consumer Finance business. 2 Complaints processed through the Customer Service or the Supervisor's Complaints Service are not included. 9.7%, 301,554 Written (letter, e - mail) 1.5%, 47,569 Social media P r omocaixa 61,235 Other 99,142 Customer service 354,048 Assistance at ATMs 247,352 ImaginBank 244,977 88.8%, 2,751,757 Telephone between customers and non - customers.and the Group. 92% of calls received on the single line are correctly referred to the relevant service, using Cognitive Technology. Transparency Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 150

2019 Consolidated Management Report Customer Service The Customer Service Office is responsible for handling and resolving customer complaints and claims . This offi - ce has no connection with our commercial services . It performs its duties based on its independent judgement, with reference to customer protection regulations, regu - latory requirements and best banking practices . The details of all the complaints received, resolutions is - sued by the Customer Service Office and the Customer Service Team, and the reports issued by the Supervisory Claims Service, related to business operations in Spain, Complaints received 2019 2018 Customer Service - CaixaBank 75,766 83,124 Submitted to Supervisor's complaints services 1,322 2,151 Bank of Spain 1,116 1,900 Comisión Nacional del Mercado de Valores (Spanish securities market regulator) 85 81 Directorate - General for Insurance and Pension Plans 121 170 BREAKDOWN AND MANAGEMENT OF COMPLAINTS RECEIVED BY THE CSO 30 % Resolved in favour of the claimant 58 % Resolved in favour of the entity 12 % Other (rejected/no decision) Resolution 29 % Less than 10 days 54% 10 - 30 days 17 % Over 30 days Average time for resolution Type of complaint 8% 7% 6% 4% 56 % Loans 15 % Deposits Insurance and pension funds Cards and POS Services for receiving and making payments Other services 2018 48 % Resolved in favour of the claimant 36 % Resolved in favour of the entity 16 % Other (rejected/no decision) Resolution 32 % Less than 10 days 57% 10 - 30 days 11 % Over 30 days Average time for resolution Type of complaint 9% 7% 32 % Loans 21 % Cards and POS 15% Deposits 12 % Other services Insurance and pension funds Services for receiving and making payments are presented in Note 42.2. “Customer services” of the 3 % Channel 2 % Channel attached consolidated annual financial statements. 1 % Investment services 1 % Investment services 2019 The breakdowns for 2018 did not include claims corresponding to Consumer Finance, however these were included in the overall data relating to claims. Transparency Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment BPI customer services received 11 , 490 complaints in 2019 . During the year, 10 , 645 resolutions were conclu - ded, of which 446 corresponded to 2018 ( 17 , 527 conclu - ded in 2018 ) . 16 % of these were resolved in favour of the customer ( 13 % in 2018 ) . 151

2019 Consolidated Management Report Commitment to transparency with shareholders and investors SHAREHOLDERS INVESTORS AND ANALYSTS General Shareholders' Meeting Held on 5 April in Valencia. The shareholders approved the management and results for 2018, and the proposals made by the Board of Directors Shareholder service (telephone, e - mail and video call) 1,600 contacts with shareholders Annual opinion surveys The Global Reputation Index and the Materiality Study, among others, reflect the views of shareholders Shareholder Advisory Committee Non - binding advisory body, a pioneering initiative in the IBEX 35 3 meetings and 1 volunteer project in 2019 Weekly, monthly corporate newsletter, e - mails and SMS/ push with shareholder alerts Corporate meetings 45 meetings with 1,834 participants 68% increase in shareholders reached thanks to presence in Store branches New virtual corporate meeting Aula training programme 14 face - to - face courses and 16 webinars with a total of 2,588 participants Investor Relations Department Roadshows and talks with institutional investors 541 meetings with equity and fixed - income investors in the main financial centres Annual opinion surveys The Global Reputation Index and the Materiality Study, among others, reflect the views of investors and analysts Meetings with analysts (financial and sustainability) +300 analysts' reports published on CaixaBank, including sector reports with analysis of CaixaBank Contacts with rating agencies Programme Aula is a training programme on economics and finance aimed at CaixaBank's sha - reholder base . We are committed to financial training through face - to - face courses, webinars and video conferences . Following its launch in 2010 and with the new Webinars Aula on - line seminars, Caixa - Bank's financial training for shareholders has become a benchmark within the IBEX 35 . To date more than 12 , 000 shareholders have participated in the programme's face - to - face and on - line sessions . Transparency Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 152

2019 Consolidated Management Report Tax transparency The social commitment that characterises CaixaBank's activity is reflected in respon - sible tax management which helps to sustain public finances and make the infras - tructures and public services essential for progress and the development of society possible . CaixaBank's fiscal strategy is aligned with the values that make up its corporate culture and its low risk profile in managing compliance with its tax obligations. CaixaBank understands fiscal risk as the risk of negative effects for financial statements and/or the Group's reputation, arising from tax - related decisions by the organisation or by tax and judicial authorities . Legal/Regulatory Risk in the Risk Taxonomy covers this risk . In all jurisdictions where CaixaBank operates, it is careful to comply with any tax obligations arising from its economic activity . Tax compliance mainly refers to management : i. the payment of its own taxes, ii. payment of taxes withheld and paid on behalf of third parties, and iii. information and cooperation, as required by government bodies. CaixaBank Tax Strategy Tax Risk Control and Management Policy 1 Documents are available on the CaixaBank website: www.caixabank.com 1 Periodically reviewed. Latest update January 2020. Transparency Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 153

2019 Consolidated Management Report • Approved by the Large Companies Forum. • It contains a series of recommendations, voluntarily assumed by both the Tax Agency and companies, to improve the tax system through : • Increased legal certainty. • Mutual cooperation based on good faith. • Legitimate trust. • The application of responsible tax policies in companies with the knowledge of their gover - ning bodies . Code of Tax Practice for UK Banks Voluntary Codes of Good Tax Practice Code of Best Tax Practice in Spain CaixaBank is a voluntary member and participates acti - vely in the Large Companies Forum . The Forum includes the Tax Agency (AEAT) and the main major taxpayers, whose aim is to extend and deepen their cooperative relationship through a forum where the main tax issues can be analysed jointly and sector by sector . Interpretation of tax rules The payment of taxes is the result of compliance with the obligations imposed by tax regulations. • CaixaBank takes the following into account: • The will of the legislator. • The underlying economic reasonableness, in line with the OECD (Organisation for Economic Cooperation and Development) tax principles embodied in the BEPS (Base Erosion and Profit Shifting) . • Our interpretation of tax regulations is verified by tax consultants of recognised standing, when the complexity or importance of the issue requires it, and we may request clarification from the tax authorities, if this is deemed necessary . • Decisions on tax matters resulting from these interpretations are subsequently reviewed by CaixaBank's external auditors . In order to safeguard the independence of CaixaBank's audit, it does not employ the professionals who audit its accounts as tax advisers . • As a corollary of the reasonableness of the interpretation of tax regulations to meet tax obligations, the tax inspectorate verifies compliance with these obligations. • The low risk profile that characterises the CaixaBank Group's decisions on tax matters is reflected in the non - materiality of tax adjustments. Conclusion The interpretation of tax regulations by CaixaBank results in fair and reasonable tax management in accordance with applicable tax legislation. Transparency Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 154

2019 Consolidated Management Report 155 Tax contributions handled by the CaixaBank Group Taxes paid by CaixaBank Contribution to the collection on behalf of the tax authorities of taxes payable by third parties arising from their economic relationship with CaixaBank Contribution to the collection of taxes on behalf of the tax authorities of Spain, its autonomous regions and local authorities. Direct taxes • Corporate income tax • Business and property taxes Indirect taxes • Non - deductible VAT payments • Duty on transfers of assets and documented legal transactions (ITP - AJD) • Employers’ social security contributions • Personal income tax withholdings on salaries, interest and dividends received • Through the branch network, ATMs and on - line channels • Employees’ social security contributions • VAT paid in to the Tax Agency OWN TAXES THIRD PARTIES' TAXES TAXES COLLECTED OWN TAXES AND TAXES COLLECTED FROM THIRD PARTIES IN 2019 1 €2,255 million Spain € 7 million Branches and subsidiaries €1,089 €1,166 million millions €78 €293 million million €371 million Portugal Paid by Taxes payable by CaixaBank third parties deriving Group directly from companies as CaixaBank activities the taxpayer and collected by CaixaBank on behalf of the relevant public authorities by third parties deriving directly from BPI activities and collected by BPI on behalf of the relevant public authorities €0.5 million Paid by Taxes payable CaixaBank G r oup companies as the taxpayer €1,172 million Own taxes paid €1,461 million Third - party taxes collected €23 1 million Direct taxes €475 million Indirect taxes €466 million Employers’ social security €2,077 million consolidated profit before tax 36 % Total tax rate 2 €2,633 million €59 million Tax on bank deposits (IDEC) €83 million Othe r 3 €89 million Corporate income tax 83 Spain 2 Portugal 4 Other 4 BY LOCATION BY TYPE France 1 Based on the cash flows of all taxes related to banking activities, paid and collected, rather than the taxes accrued and disclosed in the annual financial statements. 2 The total tax rate is measured as a percentage of all taxes paid divided by profit before all said taxes (1,170/(1,170+2,077))=36%. 3 This mainly corresponds to Business Tax (€25 million) and Property Tax (€22 million) 4 €3.3 million 1.2 Poland, 1.1 Switzerland, 0.8 Morocco and 0.2 Germany. € 2 million Poland €2 million Morocco €1 million Germany €1 million Switzerland €0. 5 million United Kingdom Transparency Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment

2019 Consolidated Management Report The cash outflow related to the corporate income tax expense does not correspond to the amount disclosed in the consolidated statement of profit or loss . This is mainly due to timing differences between when the cash flows occur and the period in which the corporate income tax accrues for accounting purposes . CaixaBank has unused tax credits dating back to the last financial recession affecting Europe . DETAIL OF CAIXABANK GROUP'S PROFIT BEFORE TAX AND CORPORATION TAX ACCRUED IN 2019, DISTRIBUTED BY GEOGRAPHY IN MILLIONS OF EUROS CAIXABANK AS A PARTNER ENTITY IN THE HANDLING OF TAX AND SOCIAL SECURITY CONTRIBUTIONS Amount of public authority receipts and payments handled in 2019 CaixaBank’s role in combating tax evasion and fraud €79,200 million Receipts €29,800 million Payments 3,200 applications Individual requests for information received from the Spanish authorities 13,900 seizures processed on behalf of the Spanish authorities 1400 1300 1200 1000 800 600 400 200 0 - 200 Profit/ loss before tax Income tax expense 1,531 533 13 (61) - 400 (311) Spain Portugal Other 3 Others include: Before - tax profit (13): 9 London, 4 Poland, 3 Morocco and 3 Germany, Corporation Tax Expenditure (3): 1.2 Poland, 0.7 United Kingdom, 0.6 Germany, 0.1 Morocco. Transparency Non - financial information statement Glossary Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 156

2019 Consolidated Management Report CaixaBank Group activity in Luxembourg Luxembourg is a key jurisdiction for the financial sector for a number of reasons: • The efficiency in financial matters : thanks to a spe - cialist focus on investment products, financial servi - ces providers can offer attractive yields . • Its high levels of legal protection based on the prompt application of legislation and a stable legal system . For these reasons, the CaixaBank Group decided to ex - pand and offer its investment services in Luxembourg in order to establish a presence in a key global market for in - vestment management, reaching more international and domestic customers . • CaixaBank Group operations in Luxembourg are, like those of the entire Group, completely transpa - rent and subject to the controls required of a regu - lated business, supervised by bodies that adhere to common European and international standards . • CaixaBank has adopted the OECD’s fiscal principles, as set out in the Base Erosion and Profit Shifting (BEPS) project . It does not use artificial corporate structures to transfer profits to low - tax jurisdictions . Any international expansion of its business, there - fore, has real economic substance . • The identities of our investors in Luxembourg are disclosed to the tax authorities to ensure they meet their tax obligations within a framework of comple - te transparency . CaixaBank's stance on tax havens As a general rule, CaixaBank avoids operating in jurisdic - tions classified as tax havens . Nor does it use tax struc - tures that involve such territories or low and zero - tax territories when there is no real economic substance for such structures . Any investment in entities that are do - miciled in territories classified as tax havens is subject to a prior report on the economic basis for the investment and the approval of the Board of Directors, confirming that the reason for locating the business in this territory is not to reduce CaixaBank's tax obligations or to make its activities less transparent . CaixaBank's policy on tax havens is based on the princi - ples set out in the Group's statutory documents : PRINCIPLES GOVERNING THE CAIXABANK GROUP'S ACTIVITIES IN LUXEMBOURG CaixaBank does not currently have any direct holdings in territories classified as tax havens. Transparency Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Code of Ethics Tax Strategy Legal Risk and Control Management Policy Tax risk is included in this policy CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 157

2019 Consolidated Management Report SDG 1 Funding loans granted by MicroBank to individuals or families who live in Spain, whose total available income is 17 , 200 euros or less, to fund daily needs such as health care, education or household and vehicle repairs . SDG 8 Funding loans granted to self - employed workers, micro - bu - sinesses and small businesses operating in Spanish provin - ces with lower per capita GDP and/or a higher unemplo - yment rate . Financial inclusion Financial inclusion is a key factor in reducing extreme poverty and promoting shared prosperity . It is vital, therefore, to make financial services available to everyone and to improve physical and technological accessibility to encourage the inclusion of people with physical or cognitive difficulties . CaixaBank issued its first Social Bond 1 in September 2019 , in line with its mission of : ”Helping to ensure the financial well - being of our customers while pursuing social progress” . This initial issue funds loans designed to fight poverty, create decent jobs and boost employment in disadvantaged areas of Spain, in line with the United Nations' Sustainable Development Goals . The funds will support loans granted in the three years prior to the issue, while 25 % will be used for new loans granted in the issue year . 1 Sustainable Development Goals (SDGs) Framework, Sustainalytics Second - Party Opinion and Inaugural Social Bond SNP Issuance on corporate website, https://www.caixabank.com/inver sor es - institucionales/inver sor es - renta - fija/bonos - ods_en.html €1,000 million 5 - year Social Bond (non - preferred senior debt) ≈ €1,500 million Objective 2019 - 2021 SP SDG bond issues Financial inclusion Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank has also participated as joint bookrunner in the placement of 2 sustainable bonds totalling € 1 , 350 million, in addition to the Bank’s own social bond . In 2019 , CaixaBank also participated in the placement of 4 green bond issues with a total volume of € 2 , 550 million . Enel Sustainability - linked Bond €750 million Maturity 2027 - XS2066706909 October 2019 Basque Government Sustainable Bond €600 million Maturity 2029 - ES0000106635 April 2019 CaixaBank Inaugural Social Bond €1,000 million Maturity 2024 - XS2055758804 September 2019 €600 million FCC – Environment Services Inaugural Green Bond Maturity 2023 - XS2081491727 €500 million Maturity 2027 - XS2081500907 Joint Bookrunner. December 2019 Prologis Green Senior Unsecured €450 million Maturity 2029 - XS2021462440 Passive Joint Lead Manager June 2019 Enel Senior Green Bond €1,000 million Maturity 2025 - XS1937665955 Joint Bookrunner. January 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 158

2019 Consolidated Management Report MICROBANK CUSTOMERS €725 million granted in 2019 / Target SP 2019 - 2021 ≈ €2,180 million €773 million in 2018 99,328 micro - loans and social impact loans granted 116,789 in 2018 20,174 jobs created with micro - credit support 9,002 outstanding portfolio balance at 31 December 2019 new businesses launched with micro - credit support €1,583 million ROA 2. 1 % in 2018 2.3 % cumulative non - payment of matured loans 4.3 % to 31 December 2018 5.4% 40.6 % Entrepreneurs and micro - businesses 57.1 % Families 2.3 % Social businesses MicroBank customer profile MicroBank, the Group’s social bank, is a leader in the field of social inclusion, using mi - cro - loans and lending with a social impact . MicroBank’s strategy focuses on meeting needs that are not always covered by traditional lending systems, while maintaining the rigour and sustainability criteria of any bank . MicroBank in 2019 ENTREPRENEURS Average age of applicants: 42 FAMILIES Average age of applicants: 44 37% 5 2% 63% 48 % Financial inclusion Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 159

2019 Consolidated Management Report Goals 1. Job creation : launch or expansion of businesses through granting micro - credits to business people and micro - businesses . 2. Encouraging business : concession of financial su - pport to self - employed workers, micro - businesses and social companies in order to boost the eco - nomy through the launch and consolidation of bu - sinesses, generating a positive impact on society . 3. Personal and family development : meeting the financial needs of people on low incomes throu - gh micro - credits and help to get through difficult periods . 4. Financial inclusion : giving new customers access to banking services through CaixaBank’s extensive commercial network, as well as equal access to cre - dit . 5. Generating social and environmental benefits : providing financial support to projects that have a positive and measurable impact on society . Main lending products 1. Micro - credits: collateral - free loans of up to € 25 , 000 granted to individuals whose economic and social circumstances make access to traditional bank financing difficult . a. Families i. 79,789 operations in 2019 totalling ii. €412.7 million iii. with an average value of €5,172 b. Businesses i. 16,812 operations in 2019 totalling ii. €203.6 million iii. with an average value of €12,110 2. Other financing with social impact Entrepreneu - rship and innovation, Social economy, Education and Health . i. 2,727 operations in 2019 totalling ii. €108.5 million iii. with an average value of €39,802 The support of leading European institutions in the promotion of entrepreneurship and micro - businesses is key to the achievement of MicroBank’s goals European Investment Fund (EIF) Council of Europe Development Bank (CEB) European Investment Bank (EIB) Employment and Social Innovation (EaSI) programme In July 2018, MicroBank signed a new partnership agreement with the EIF. This new initiative, covering losses due to insolvency, facilitates and encourages lending to companies and entities involved in the social economy. The 612 companies with which CaixaBank has sig - ned partnership agreements to promote self - em - ployment are also of vital importance . These part - ner entities help us to better assess the operations, based on their knowledge of the customer, provide technical support to entrepreneurs, and contri - bute to extending the distribution network for MicroBank products and services . 141 operations signed since October 2018 (€17.6 million conceded) Financial inclusion Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 160

2019 Consolidated Management Report 69 Branches where barriers have been removed in 2019 CaixaBank uses a broad definition of accessibility, which means not just offering the greatest range possible of channels for accessing its products and services, but also striving to en - sure that these channels can be used by as many people as possible . CaixaBank therefore works to eliminate any physical and sensory barriers that could prevent people with disabilities accessing its premises, products or services . In order to continue offering the best possible service to its customers, CaixaBank is affilia - ted to the European Commission’s APSIS 4 all programme . The aim of this programme is to develop the technologies needed to ensure that everyone, whatever their needs and preferences, can independently operate self - service terminals such as ATMs . The latest ATM model, which incorporates new technologies including NFC Contactless, has been develo - ped with an interface that adapts to the needs of each user : bigger buttons, less text, high colour contrast, a voiced operating guide, option selection using a cursor instead of the touch screen, and help with sign language . This level of personalisation means the ATMs CaixaBank also applies accessibility criteria to all its mobile apps to facilitate their use by people with varying degrees of visual impairment . For example, adapting browsing for voi - ce screen readers or designing screens with high colour contrast and accessible font sizes . Local accessible banking CaixaBank’s understanding of financial inclusion also means local, accessible banking, with an unwavering commitment to stay close to its customers. CLOSE TO CUSTOMERS NETWORK OF CAIXABANK ATMs ACCESSIBILITY CaixaBank is committed to maintaining its branch network and providing flexible services in towns and villages with a population of less than 10,000 inhabitants in order to ensure its financial inclusion model is sustainable. It is also committed to keeping branches open where it is the only bank operating. 100 % Spanish towns and villages > 10,000 inhabitants with a CaixaBank presence (100% in 2018) 94 % Spanish towns and villages > 5,000 inhabitants with a CaixaBank presence (94% in 2018) 229 Spanish towns and villages have a branch in their municipality (91% in 2018) where CaixaBank is the only bank (203 in 2018) 91 % Residents (in Spain) 87 % Accessible branches 100 % ATMs with video screens providing help in sign language 99 % of ATMs are accessible 85 % of Portuguese towns and villages > 10,000 inhabitants with a BPI presence Financial inclusion Non - financial information statement Glossa r y Independent Verification Report Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 161

2019 Consolidated Management Report Providing easier access to housing Mortgages granted to private individuals to buy their main homes represent the largest segment of the Bank’s gross lending portfolio, totalling € 88 , 475 million at 31 De - cember 2019 ( 39 % of gross loans to customers) . CaixaBank has an active policy for helping customers with housing problems based around two approaches : firstly providing swift, specialised attention to customers experiencing difficulties, and secondly, developing a so - cial housing programme in partnership with “la Caixa” . The Bank is a signatory to the Spanish Government’s Code of Good Practice on the viable restructuring of mortgage debt on the main home of families at risk of exclusion . CaixaBank has a specialist team providing solutions to customers who are struggling to meet their home mort - gage repayments . In 2013 it set up a Customer Service unit for Mortgage Customers (CSMC), a free helpline for customers who have received a mortgage foreclo - sure notice . The CaixaBank Group has a social housing programme Share of home loan market 15.9% in Spain 981 lieus in 2019 (1,889 in 2018) 4,119 Calls handled by CSMC in 2019 covering the whole of Spain, aimed at people with fewer resources. It currently manages about 5,000 contracts in partnership with the “la Caixa”, within the framework of two specific programmes: • 2,416 contracts - Centralised Social Rental Programme, for people whose income has declined. The rent is capped at €300, with a 50% subsidy. • 2,464 contracts - Decentralised Social Rental Programme, for people whose mortgage has been foreclosed or cancelled. In this case a subsidy is granted that reflects the person’s ability to pay. Within the framework of the social housing programme, CaixaBank maintains its commitment to the Government's Social Housing Fund and has signed collaboration agreements with various public admi - nistrations in the field of housing, making a total of 2 , 629 homes available . In 2020 CaixaBank is launching a new management model with a Family Coordinator who will act as an intermediary between the Bank and tenants, helping people get back into work (through referrals to the “la Caixa” Incorpora programme) and providing social mentoring for the family . Financial inclusion Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 162

2019 Consolidated Management Report Promoting the financial culture CaixaBank is aware of the importance of building up the public's financial knowledge, so that people can make better decisions and thus improve their own wellbeing . The Bank has set up or participates in a range of initia - tives to improve the financial knowledge of children and young people, vulnerable sectors of society, customers, shareholders and society in general . On - line • “Finance for followers” programme in partnership with Twitter Spain (#Finanzasxafollowers) . A series of 6 programmes with influencers in a range of spheres in 2018 - 2019 . The 2019 clips generated a total of 10 . 5 million views . • A new edition of “Finance for followers” on Ins - tagram, to mark Financial Education Day, with the participation of 14 influencers, and a total of 440 , 000 views . • #deTúatú campaign on CaixaBank’s YouTube chan - nel . Financial education videos using a friendly approach and simple language, with 1 . 0 million views . • Economía Cotidiana (Daily Finances) podcasts by CaixaBank . Audio podcasts on financial subjects downloadable from the main platforms : ivowx, itu - nes, Podium Podcast and Spotify . • New content for shareholders : 5 Aula Talks video conferences with 4 , 771 views, and 16 webinars with 1 , 702 participants . • The CaixaBank Research Twitter handle (@Cbk_ Research) has 4 , 073 followers . Publications • 654 reports published in 2019 by CaixaBank Research economists . • “Operación AulaBank”, a new comic in the “Las finanzas de Carlota” series, was published in 2019 , with the aim of teaching young people about the social role of banks, with an initial print run of 162 , 000 . Earlier comics in the series inclu - ded “La bici de Lola”, teaching children about the value of money and the importance of sa - ving, and “Operación Cupcake”, an introduction to how stock markets work . Face - to - face training • 84 talks given by CaixaBank Research economists. • Workshops on basic personal finances for vulnera - ble sectors of society. • 128 workshops on basic personal finances for people with disabilities held in 2019 with 1 , 636 attendees . • DialogA, talks in Store branches aimed at chil - dren aged 6 to 9 years, to help them learn how to save . 62 talks with 1 , 963 attendees . • Courses and training materials for our shareholders. • 30 sessions of the Aula programme for share - holders with 2,588 attendees. • CaixaBankFuturo seminars on social planning and saving. • 308 talks on planning for retirement with 6,445 attendees in 2019. Chairs • The CaixaBank Chair for Corporate Social Res - ponsibility at the IESE Business School to develop and promote responsible social and environmental principles and practices in businesses . CaixaBank is also one of the entities participating in the Financial Education Plan, developed by the CNMV and the Bank of Spain . Financial culture website https://www.caixabank. es/particular/cultura - financiera.html. Financial inclusion Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 163

2019 Consolidated Management Report Environmental strategy The environment is one of CaixaBank’s strategic priorities and one of the five main planks of its Socially Responsible Banking Plan. The Environmental Strategy approved by the Management Committee in line with internal policies and standards, is composed, in turn, of five lines of action: ENVIRONMENTAL STRATEGY: Lines of action Public commitment Transparency Reporting to markets Minimising our impact on the environment Reducing our carbon footprint with initiatives to improve environmental efficiency and offset CO 2 emissions Promoting “green” business Driving green p r oduction, supporting the transition to more sustai - nable business models Managing environmental and climate risks Declaration on Climate Change Incorporating ESG criteria into risk management Envi r onmental strategy Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 164

2019 Consolidated Management Report Transitioning to a low carbon economy that encourages sustainable development and is socially inclusive is essential, in CaixaBank’s view. 1 In February 2019, CaixaBank published its Declaration on Climate Change 1 , which was approved by the Board of Directors, in which it undertakes to take the necessary measures to comply with the Paris Agreement. The Declaration on Climate Change is a declaration of intent based on the five lines of the Bank’s Environmental Strategy. The Declaration argues that climate change is one of the main challenges facing the planet, with impacts on the physical environment, society and the economy. It is a source of physical and transition risks, as well as opportunities for countries, businesses and people. 2 In December 2019, CaixaBank signed the United Nations Collective Commitment to Climate Action . Under this commitment, which was announced within the framework of the Principles for Responsible Banking, banks undertake to align their portfolios to reflect and finance the low - carbon, climate - resilient economy required to limit global warming to below 2 degrees Celsius. CaixaBank is also a signatory to the Climate Commitment published by the Spanish Confederation of Savings Banks and the Spanish Banking Association. 3 In 2019 CaixaBank established its 2019 - 2021 Road Map to roll out its Environmental Strategy. 1 The Declaration can be read here: https://www.caixabank.com/deployedfiles/caixabank/Estaticos/PDFs/responsabilidad_corporativa/Declaracion_cambio_climatico.pdf . The 2019 - 2021 Road Map to roll out its Environmental Strategy, in line with the Bank’s Strategic Plan, which was presented to the Risk Commit - tee, includes the following areas of action : Environmental Risk Management Policy To implement the Environmental Risk Management Policy and review risk concession procedures to take into account regulatory and market changes. Definition and roll out of the governance model To implement a coherent, efficient and adaptable governance model for managing environmental and climate change risks that ensures the CaixaBank Group's targets are met within an appropriate framework. Risk Metrics To develop indicators to measure the CaixaBank Group’s compliance with its defined risk appetite, and ensure it meets current legislation on environmental risk management and climate change and the expecta - tions of stakeholders. External Reporting To establish an external reporting model to ensure information on the environment and climate change is publicly disclosed in accordance with the regulations applicable at all times . Taxonomy To structure and categorise customers, products and services in accor - dance with environmental and climate change criteria in line with current regulatory requirements . Business opportunities To ensure that CaixaBank takes advantage of current and future bu - siness opportunities related to sustainable financing and investment within the framework of the Environmental Strategy, including the issue of social and/or green bonds. Envi r onmental strategy Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 165

2019 Consolidated Management Report CaixaBank is making progress on the management and analysis of environmental of environmental and clima - te risks in accordance with the recommendations of the Task Force on Climate - Related Financial Disclosures (TCFD) and the European Commission’s Guidelines on Non - Financial Reporting . Conceptually, the risks associated with climate change are classified as either physical risks or transition risks . The first arise as a result of climate or geological events and changes in the balance of ecosystems and may be gradual or abrupt . They can cause physical damage to assets (infrastructure, properties), disruption to produc - tion or supply chains and/or may affect the productivity of economic activities (agriculture, energy production) . Transition risks, meanwhile, are associated with the fight against climate change and the transition to a low - car - bon economy . They include factors such as changes in regulations and standards, the development of alternati - ve energy - efficient technologies, changes in market tas - tes or reputational issues affecting the sectors that cause the greatest damage . CaixaBank actively manages environmental risks and those associated with climate change through the lines of action set out in its Road Map . Managing environmental and climate risks Ene r gy Mining Infrastructures Agriculture, fishing, livestock farming and forestry mana - gement A questionnaire to assess and classify customers and operations forms part of the environmental risk analysis built into the credit process for business and corporate customers . The most complex operations are assessed by specialised analysts from the Corporate Directorate of En - vironmental Risk Management . A number of additional processes have been established to assess ESG risks within the framework of applying the Equator Principles, which CaixaBank signed in 2007 . Environmental Risk Management Policy The Environmental Risk Management Policy was appro - ved by the Board of Directors in February 2019 . The main subsidiaries (BPI, Vidacaixa and Caixabank Asset Mana - gement) have approved their own policies, aligned with that of CaixaBank, taking into account the specific nature of their businesses . The policy established the Group’s global principles for managing environmental risk . Environmental risk is one of the ESG (environmental, social and governance) risks and it is managed via the lines of action set out in Caixa - Bank’s Environmental Risk Management Strategy . The Environmental Risk Management Policy establi - shes criteria to be built into the Bank’s procedures for accepting new customers and operations, with general and sector - based exclusions whereby CaixaBank will not assume credit risk linked to activities that could have a significant environmental impact . The following sectors are specifically excluded : The Environmental Risk Management Policy is published on CaixaBank's corporate website In 2019, the Corporate Environmental Risk Management Department evaluated 100 operations Envi r onmental strategy Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 166

2019 Consolidated Management Report Equator Principles Scope • Project finance and project finance advisory servi - ces where total project capital costs are US $ 10 mi - llion or more . • Project - related corporate loans with a total aggre - gate loan amount of at least US $ 100 million and an individual commitment by CaixaBank of at least US $ 50 million, and a loan term of at least two years . • Bonds linked to projects in an amount of at least US $ 10 million . • Bridge Loans with a term of less than two years that are intended to be refinanced by project finance or a project - related corporate loan that meet the aforementioned criteria . • CaixaBank voluntarily applies this procedure to sy - ndicated operations with a term of 3 years or more and when CaixaBank's individual commitment is between € 7 million and € 35 million . The procedure also applies to other operations to finance invest - ment projects with a minimum term of 3 years and a minimum amount of € 5 million when the holder is a medium - sized, large or very large legal entity . Application • Projects with high and irreversible risks and po - tential impact, where it is not deemed possible to establish a viable action plan, or projects that con - travene the Bank’s corporate values, are rejected . • In other instances, an independent expert is appointed to evaluate each borrower's social and environmental management plan and system . Pro - jects are classified as category A, B or C according to the risks and potential impacts detected in the due diligence process carried out by teams from the commercial and risk areas, together with ex - ternal experts . • Category A and certain Category B projects may have potentially significant adverse impacts . In the - se cases, an action plan must be drawn up to help prevent, minimise, mitigate and remedy the adver - se social and environmental impacts . Envi r onmental strategy Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment Project category 167 In 2019 , the Bank financed 15 projects with a total invest - ment of € 16 , 190 million, of which the Bank’s individual commitment amounted to € 1 , 412 million . The assessment carried out to categorise the projects was performed with the support of an independent ex - pert . Operations financed 2018 2019 (no. ) € million 1 (no.) € million 1 Category A (projects with significant potential environ - mental and social risks) 1 99 2 313 Category B (projects with limited potential ESG risks which are easy to mitigate) 7 504 13 1,099 Total 8 603 15 1,412 1 The amounts disclosed may vary due to changes to the terms of the loans granted occurring close to the reporting date. The 2018 data have been updated according to the best information available at the conclusion of the year.

2019 Group Management Report See CaixaBank's response to TCFD recommendations in the section Statement of non - financial disclosures - TCFD Definition and roll out of the governance model for environmental and climate change risk The highest management body with responsibility for managing environmental risk is the Environmental Risk Management Committee, which was set up and approved by the Board of Directors in February 2019 . The Committee reports to the Manage - ment Committee, is chaired by the Chief Risk Officer and is composed of members of the Bank's Management . It is responsible for analysing and, where appropriate, approving proposals made by the Bank’s functional areas with regard to its strategic position on Environmental Risk Management, in addition to the front - line identification, management and control of the risks associated with this area . In late 2018 a Corporate Directorate for Environmental Risk Management (DGR - MA) was created, reporting to the Directorate General for Risk . This new directorate is responsible for managing environmental and climate - related risk . The DGRMA coordi - nates the implementation of the Road Map and oversees the analysis of environmental risk within the Bank’s risk concession processes . The targets of the CEO, the Chief Risk Officer and the Director General for Environmen - tal Risk Management include indicators linked to the management of environmental and climate - related risk . Risk Metrics The lending portfolio is managed with the intention of aligning its indirect impact on climate change with the Bank's risk appetite and its commitment to sustainability goals . Since 2018 , therefore, it has measured its lending exposure to economic activities con - sidered to be linked to high CO 2 emissions . For better comparability, the main indicator is based on the definition suggested by the Task Force on Climate - related Financial Disclosures (TCFD), and includes exposure to activities linked to the energy and utilities industries, excluding renewables (carbon related assets, as defined in Implementing the Recommendations of the TCFD) . In 2018 and 2019 , such activities accounted for around 2 % of the total financial instruments portfolio 1 . Additional management metrics are currently being developed . Reporting CaixaBank is committed to complying with the transparency recommendations of the TCFD, a work group of the Financial Stability Board set up to raise awareness of clima - te - related risks and opportunities through financial reporting, in order to encourage market participants to take them into account . Since mid - 2019 CaixaBank has been participating in the second UNEP FI pilot project to implement TCFD recommendations in the banking sector (The focus is on the deve - lopment and/or adaptation of existing methodologies and tools for analysing physical and transition climate risk scenarios . Within the pilot project, CaixaBank focuses on sectors that are sensitive to transition risk arising from climate change and which form a material part of its lending portfolio, such as Oil & Gas and Utilities . The methodology being developed within the framework of the UNEP FI project involves taking forecast models of the socio - economic impact of climate change developed by experts, such as changes in fuel prices and taxes, changes in fuel demand or new technologies, and scaling them to produce models applicable to companies . Changes in emission char - ges, capital costs and income are first transferred to the individual rating of a sample of customers and then extrapolated to the reference portfolio . Based on this metho - dology, case studies are being developed . 1 . Data on CaixaBank Group's carbon - intensive equity, fixed income and credit exposure . Some exposures may contain a mix of power generation that includes renewable energies . The figure published in the 2018 Consolidated Management Report has been restated to reflect improvements in the processes used to identify operations in the portfolio . Envi r onmental strategy Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 168

Promoting "green" business Climate change involves risks, but it also offers business opportunities for financing activities that contribute to mitigating climate change or help us to adapt to it . CaixaBank is com - mitted to green production through the design and marketing of products that integrate environmental criteria and environmentally sustainable activities that contribute to the tran - sition to a low - carbon economy . CaixaBank already has specialist staff in some of the business segments which are most sensitive from the viewpoint of climate and environmental risk, including the real estate sec - tor, infrastructure and energy projects and agriculture, with a view to facilitating customer engagement in the transition to a low - carbon economy (engagement) . In 2019 , workshops were held with customers engaged in the real estate, consumer products, agriculture and CIB/corporate banking segments to promote green business and establish environmentally sustainable production targets . Taxonomy The EU is developing a European standard for the classification of economic activities ac - cording to their environmental risk . The Taxonomy is a European standard for determining whether an economic activity contributes significantly to climate change mitigation without damaging other EU environmental objectives . CaixaBank intends to implement this stan - dard wherever it is applicable once it is approved . In this regard, CaixaBank is working in the following areas : • In November 2019 , CaixaBank joined the UNEP FI working group to draw up a guide for banking to adapt to the EU taxonomy (High Level Recommendations for Banks on the application of the EU Taxonomy) . • In line with the draft of the European Union taxonomy (Taxonomy Technical Re - port – June 2019 ) operational and documentary criteria have been established for the classification of operations in some sectors, including projects for renewable energy and the real estate sector . • A project has been launched to enable CaixaBank's IT systems to collect infor - mation on energy efficiency certificates for home purchase financing operations from 2020 . 2200 1199 C M GoronuspoliMdaatneadge - meannat gReempoerntt Report Pending the approval of the European Union Taxonomy of environmentally sustainable activities, CaixaBank currently considers the following categories: • Financing energy - efficient properties • Renewable Energy projects (wind, photovoltaic, thermosolar, etc.). • Loans classified as "green" according to the Green Bond Principles (GBP) establi - shed by the International Capital Markets Association (ICMA) • Eco - loans for financing energy - efficient home refurbishment and the purchase of energy - efficient vehicles and domestic appliances • Eco - financing for the agricultural sector • Financing for the installation of solar panels on buildings • Loans linked to sustainability indices • EIB Climate Action Lines • Financing eligible within the framework of the bond issue linked to CaixaBank's Sustainable Development Goals. Envi r onmental strategy Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 169

Envi r onmental strategy Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment Portfolio exposure renewable energy 58 % Wind 31 % Photovoltaic 10 % Solar thermal 1 % Other LOANS LINKED TO SUSTAINABLE INDEXES In 2019 CaixaBank gave 11 loans for a total of € 919 million which were conditional upon recognition of good performance by the company regarding sustainability, measured according to ESG indicators applied by independent bodies . Sustainable environmental financing ENERGY EFFICIENT REAL ESTATE LENDING POSITIONING IN THE GREEN LOAN MARKET WITH GLP CERTIFICATE In 2019 , CaixaBank was ranked 13 th in the green loan market Global Mandated Lead Arranger, participating in 11 green loans for a volume of US $ 1 , 546 million . All these loans obtained the Green Certificate, based on the criteria of the Green Loan Principles established by the ICMA . Operations for which there is documentary evidence of an energy efficiency certificate with A or B rating are considered environmentally sustainable . CaixaBank is adapting its information systems and loan allocation processes to input information and documen - tation regarding the energy certificate when operations are formalised . Energy information concerning planned property developments is also included . The promotions formalised in 2019 include operations for € 938 million with A or B rating . RENEWABLE ENERGY - PROJECT FINANCE As part of our commitment to combating climate change, we finance renewable ener - gy projects . In 2019 , we helped to finance 28 projects for a total of € 2 , 453 million, funding 8 , 322 MW of installed renewable power . Since 2011 , CaixaBank has financed renewable energy projects with over 32 , 000 MW of installed power . CaixaBank's energy portfolio accounts for 51 % of all project financing . Of these projects, 62 % are renewable energy projects . 20 19 Group Management Report 170

2019 Consolidated Management Report Envi r onmental strategy Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment CaixaBank has specific financing lines for buying environmentally - friendly vehicles and household appliances, investing in energy efficient housing, promoting invest - ments to make resources more efficient and reduce their environmental impact . Since 2013 , CaixaBank has implemented an EcoFinancing line to make more loans available for agricultural projects related to energy efficiency and water use, organic farming, renewable energy, waste management, and the development of rural areas . In 2019 , the Company granted a total of 505 loans for € 10 . 2 million linked to Eco - Financing . ECOFINANCING The € 30 million credit line agreement signed by CaixaBank with the European In - vestment Bank (EIB) in 2018 to fund projects by SMEs, individuals, and the public sector to combat climate change (especially electric vehicles, modifications to facili - ties and home improvements) is still in place . CLIMATE ACTION LINES Aware of the importance of adopting measures to guarantee environmental sustai - nability in our products, we offer different credit lines that promote energy efficiency and support various renewable energy investment projects . In 2019 , total financing granted amounted to € 133 million, in the following categories : BPI Green Bonds In July 2019 , the Board of Directors approved the bond issuance framework linked to CaixaBank's Sustainable Development Goals, including Green Bonds and aligned with the Sustainable Bond Principles, Green Bond Principles and Social Bond Principles . The framework envisages the issue of green bonds, although during 2019 none were issued . CaixaBank has been a signatory of the Green Bond Principles established by the Inter - national Capital Markets Association (ICMA) since 2015 . Since then, the Bank has parti - cipated in the placement of green bonds for projects with a positive impact on climate . In 2019 , CaixaBank participated in the placement of 4 green bond issues for investment in sustainable assets with a total volume of € 2 , 550 million (€ 1 , 300 million in 2018 ) . Investment products - MicroBank Ecological Fund CaixaBank markets the MicroBank Ecological Investment Fund, an international equity fund that invests in a selection of environmentally responsible funds in sectors such as renewable energy, organic food, recycling and waste water treatment, among others . Managed by CaixaBank Asset Management, it is the first Spanish fund to combine the search for good returns with respect for the environment . €32.7 million turnover GREEN BONDS FCC – Environment Services Inaugural Green Bond €600 million Maturity 2023 - XS2081491727 €500 million Maturity 2027 - XS2081500907 Joint Bookrunner. December 2019 Prologis Green Senior Unsecured €450 million Maturity 2029 - XS2021462440 Passive Joint Lead Manager June 2019 Enel Senior Green Bond €1,000 million Maturity 2025 - XS1937665955 Joint Bookrunner. January 2019 In millions of euros Conceded in 2019 Portfolio exposure 171 Renewable energy Accounts for 32% of all project financing 38 332 Urban renovation IFRRU, Financial Instrument for Urban Renovation 80 202 Jessica Line 8 259 European Investment Bank - Energy Efficiency in Business 7 9.4

2019 Consolidated Management Report Envi r onmental strategy Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment Minimising our impact on the environment The Environmental and Energy Management Principles emphasise the Bank's commitment to driving efficient and environmentally friendly technologies, integrating environmental and energy - related criteria in its range of products and services, and supporting initiatives to fight climate change . In 2019 , the 2019 - 2021 Environmental Management Plan was appro - ved, in line with the Bank's Environmental Strategy, its main objective being to help minimise CaixaBank's environmental impact and enable it to comply with its environmental commitments and certifications . FOCUS OF THE 2019 - 2021 ENVIRONMENTAL MANAGEMENT PLAN Minimising and compensating for all estimated CO 2 emissions that could not be avoided. 1 Carbon Neutral Strategy 2 Environmental efficiency measures and certification Minimisation of the Bank's impact, implementation of new energy saving measures and renewal of certification and environmental commitments 3 Extension of the environmental commitment to the value chain Action plans for suppliers to assume our environmental values as their own and to comply with the commitments they have made 4 Promoting sustainable mobility Measures to encourage sustainable mobility to minimise emissions by the organisation, its workforce and suppliers 5 Commitment, transparency and engagement Actions of engagement with employees, strengthen commitment and improve environmental information for the public The 2019 - 2021 Environmental Management Plan sets out quantitative targets for all the years cove - red by the plan, so that the extent to which it has been successfully implemented can be measured: Initiative Objective Indicators - KPIs 2018 2019 2020 2021 Project Carbon Neutral Continue to be a Carbon Neutral % CO 2 emissions offset 100% 100% 100% 100% 2 % CO emissions reduced (v. 2015) - 10% - 11.5% - 13% - 14.5% 100% renewable energy contracted % energy consumed from renewable sources 99% 99% 99% 99 % Envi r onmental efficiency and certification Implementation of envi - ronmental efficiency measures Energy savings (%): (v. 2015) - 5.5% - 7.0% - 8.5% - 10 % Sustainable Mobility Plan Home automation system for the efficient management of energy Commitment, transparency and engagement Ce r tifications certification CaixaBank, S.A. OTHER INITIATIVES 172

2019 Consolidated Management Report Envi r onmental strategy Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment CaixaBank, S . A . has implemented and regularly updates an environmental manage - ment system according to standard ISO 14001 and an energy management system in accordance with ISO 50001 , the scope of which is expanded as needed . Meanwhile, the corporate centre in Barcelona also has an environmental management system that complies with European EMAS regulation 1505 / 2017 . MINIMISE THE ENERGY CONSUMPTION AND EMISSIONS GENERATED In the Company’s buildings and offices, initiatives designed to minimise energy consump - tion are being developed and implemented . These include the installation of LED lighting and the replacement of air conditioning equipment, etc . In 2019 , an automation project was initiated with the aim of monitoring and controlling consumption and implementing new measures to reduce energy use in the company’s buildings and branches . Thanks to all these initiatives, in 2019 CaixaBank S . A . reduced electricity consumption by 4 , 72 % compared to 2018 , reaching 151 , 690 MWh . In 2019 , measures to reduce fuel consumption were also implemented, making a further contribution to reducing emissions . They include the installation of electric vehicle charging points and starting to replace the vehicles in our fleet with hybrid models, within the fra - mework of the Sustainable Transport Plan . These measures are in addition to other existing measures, such as the installation of pri - vate bicycle parking in several corporate centres ; the car - pooling programme in territorial centres and the application for sharing taxis ; the promotion of remote work, the use of videoconferences and the pilot programme for delivering packages in the last mile by electric roller . 2017 2018 2019 Global consumption Consumption per employee 159,206 5.42 151,690 5.32 ELECTRICITY CONSUMPTION - Caixabank, S.A. (MWh) 99.5 % of electrical energy consumed from renewable sources - 75 % reduction of CO 2 emissions in the period 2009 - 2018 REDUCTION IN CONSUMPTION OF MATERIALS AND WATER At CaixaBank, we are working to reduce the consumption of materials and support a policy of purchasing environmentally friendly materials, for example, by reducing paper consumption by using digital processes or purchasing recycled paper . PAPER CONSUMPTION - Caixabank, S.A. (tons) 97.2 % recycled paper of all paper consumed - 14.5 % reduction in paper consumption in 2019 (1,209,068 kg consumed) Recycled paper 2017 2018 Virgin pulp paper 2019 Consumption per employee 0 500 1.000 1.500 0 0,02 0,04 0,06 0,01 0,03 0,05 Within the framework of the 2019 - 2021 Environmental Management Plan and with the aim of reducing the company’s impact on the environment, CaixaBank carries out numerous initiatives year after year : 1,209 0.04 1,419 0.05 1,816 2.00 0 0.0 6 0,07 5,00 5,50 167,384 168.00 0 5.6 8 5,75 140.000 144.000 148.000 152.000 156.000 160.000 164.000 5,25 4,75 1 Consumption per customer of previous years has been recalculated considering the corresponding average staff (instead of the end of the year). 173

2019 Consolidated Management Report The water is mostly used for sanitary purposes and does not represent a significant factor in CaixaBank's environmental management . However, measures are being in - troduced to reduce consumption, such as the installation of self - closing taps and the replacement of toilet cisterns by others which use less water and have a double - flush mechanism . In unique buildings, the best technologies have been introduced to mi - nimise water consumption associated with the refrigeration processes . Our Data Pro - cessing Centres (with LEED gold and LEED silver certification, respectively) thus use cooling - free technology free cooling technology, which uses no water, and in the Barcelona corporate centre the evaporative cooling towers have been replaced by adiabatic towers, with much lower water consumption . 1 Estimate based on a sample of corporate buildings and branches in the corporate network. - 5.22 % reduction in water consumption compared to 2018 (312,098 m 3 consumed 1 by CaixaBank S.A.) PROMOTING THE REUSE AND RECYCLING OF WASTE In corporate buildings and throughout the branch network, there is selective waste collection (mostly non - hazardous waste) and initiatives are continuously being imple - mented with the aim of minimising waste generation . Examples include the launch of the project to reduce plastics for water consumption in our branches, recycling bank cards and distributing biodegradable cards . From 2013 , the Integral Plan for the Revaluation of Technological Equipment has pro - moted the transfer of electronic equipment to non - profit organisations, favouring the circular economy . In 2020 , the Plan was extended to office furniture . Envi r onmental strategy Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 174

2019 Consolidated Management Report Envi r onmental strategy Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment Indicators - KPIs 2016 2017 2018 t CO 2 eq Scope 1 14,336 13,873 8,576 t CO 2 eq Scope 2 616 377 403 t CO 2 eq Scope 3 23,351 20,320 18,355 t CO 2 eq per employee 1.28 1.17 0.93 Details of the carbon footprint of CaixaBank S . A . are available on the Company's corporate web - site and are verified by an independent external firm in accordance with the ISO 14064 standard . Each year, CaixaBank publishes a report, audi - ted by an independent external firm, detailing the main environmental measures taken by the Bank . This report, the Environmental Declara - tion, can be accessed on the CaixaBank website, together with the principles of environmental and energy management . • For more information, please see the fo - llowing link : https : //www . caixabank . com/ responsabilidadcorporativa/medioam - biente_en . htm l EMISSIONS GENERATED AND PERCENTAGE OFFSET Carbon Footprint Combating climate change Reduction in CO₂ emissions Through the introduction of technological improvements and good environmental practices Offsetting emissions that could not be avoided Both in corporate buildings and throughout the commercial network (scopes 1, 2 and 3) 100% certified renewable energy consumption Calculating the Bank's carbon footprint Each year CaixaBank carries out an inventory of greenhouse gas (GHG) emissions generated as a result of its corporate activity, to calculate its carbon footprint and establish measures aimed at progressively reducing it Since 2009 , CaixaBank S . A . has calculated its carbon footprint as part of its commitment to minimise and offset the Bank's CO 2 . In 2019 , we again carried out an inventory of greenhouse gas emissions genera - ted by CaixaBank S . A . in 2018 , allowing us to mea - sure the reduction in emissions resulting from the eco - efficiency improvements we have described . CaixaBank S . A . has been carbon neutral since 2018 , when total emissions in 2017 were offset . In 2019 , compensation of emissions that could not be eli - minated was provided through the participation in a project in Mexico, recognised by Verified Carbon Standard (VCS), consisting of the use of biogas from pig waste to generate energy, as well as two own projects of CO 2 absorption by reforesting burned areas on the mountain of Montserrat, Barcelona, and in the town of Ejulve, Teruel . Scope 1 Scope 2 Scope 3 Emissions per employee 1 2016 2017 2018 34,570 1.17 1,4 0 0,4 0,8 0,2 0,6 45.000 40.000 35.000 30.000 25.000 20.000 15.000 10.000 5.000 0 100 % emissions offset 175 38,303 1.28 27,334 0.93 1 1,2 1 Consumption per customer of previous years has been recalculated considering the corresponding average staff (instead of the end of the year).

2019 Consolidated Management Report Social action and volunteering “la Caixa” is the leading foundation in Spain and one of the largest in the world, with an annual budget for its Social Programme of €545 million in 2019 CaixaBank’s partnership with "la Caixa", its main share - holder, extends to philanthropic and solidarity program - mes that help to create opportunities for people and respond to the most pressing social challenges. CaixaBank promotes initiatives and programmes among its customers, employees and shareholders, while publici - sing and promoting those of "la Caixa" . TYPES OF PROJECT THAT HAVE RECEIVED FUNDS FROM THE DECENTRALIZED SOCIAL PROGRAMME 14,403 CaixaBank Group employees 2,408 CaixaBank customers, family members and friends €44.7 million of "la Caixa" 's budget has reached a multitude of local social entities thanks to the CaixaBank branch network 10,690 activities related to projects set up by local social organisations 8,867 recipient entities Social Weeks In 2019, CaixaBank promoted two Social Weeks, in which it invited employees and customers to participate in local volunteering activities, mostly linked to entities receiving aid from the decentralised social work. SOCIAL WEEK PARTICIPANTS Decentralised Social Work Thanks to its capillary nature and proximity to people, CaixaBank's branch network is a very effective means for de - tecting need, thus enabling "la Caixa" to allocate resources to great effect in all the areas where CaixaBank is present. 2,473 recurrent volunteers 1 2019 - 2021 SP TARGET ≈5,000 16,811 total pa r ticipants 1 Volunteers from the "la Caixa" Volunteers Association who have taken part in at least 4 activities in the last 12 months. 4,389 activities carried out in 1,875 local entities 54,882 hours of volunteering Social action and volunteer work Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment 1,971 Activities in the field of poverty 3,825 Activities in the field of disease and disability 2,487 Activities in the field of multiculturalism and social exclusion 2,407 Activities in other fields 176

2019 Consolidated Management Report Social action and volunteer work Non - financial information statement Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA S trategic lines A benchmark in responsible banking and social commitment CaixaBank also supports the following "la Caixa" initiatives, publicising them and encouraging the participation of its customers and employees. Support was renewed for the country's most prestigious cultural institutions - Serralves, Casa de la Música and Gulbenkian 52 % Social 20 % Research and grants 28 % Culture and education "la Caixa" and BPI programmes In 2019 ”la Caixa” and BPI contributed € 21 . 7 million to social, cultural, educational, and research initiatives, 43 % more than in 2018 , with the aim of reaching a budget of € 50 million in 2022 . Solidarity projects #Ningún niño sin bigote Campaign to collect milk in conjunction with Banco de Alimentos. El árbol de los sueños (The Tree of Dreams) Customers and employees commit to giving socially vulnerable children the gift they have requested in their letter to the Kings. CooperantesCaixa International corporate volunteering programme for short - term technical assistance aimed at "la Caixa" and CaixaBank Group workers who are currently employed, have retired or have taken early retirement . • 51 CaixaBank Group volunteers ( 44 active employees and 7 no longer fully employed). • Participation in 8 projects jointly with 10 NGOs in 4 countries: Mozambique, Peru, India and Colombia. Incorpora Helping the socially vulnerable to find jobs. 13,613 collaborating companies in Spain. Gavi, the Vaccine Alliance Initiative fighting child mortality in the most disadvanta - ged regions through the vaccination of small children. BUDGET ALLOCATION 2.56 24,217 10,613 million litres of milk collected children in Spain who have received a gift children in Portugal who have received a gift "la Caixa" programmes €1.2 million raised through companies who are customers €0.7 million contributed by Private Banking customers In 2019, two new awards were launched with the aim of recognising projects of private non - profit institutions - Prémio BPI "la Caixa" Infância and Prémio BPI "la Caixa" Rural New editions of the Capacitar, Seniores and Solidário awards Once again, BPI promoted collaborative activities with the most prestigious higher education institutions. One of the priorities has been to support biomedical and health research projects. 177

2019 Consolidated Management Report 03 Non - financial information statement CaixaBank’s DNA Strategic lines Glossa r y Non - financial information statement 179 Table of contents Act 11/2018, of 28 December 186 Index of GRI content 202 Principles for Responsible Banking - UNEP FI 206 Task Force on Climate - related Financial Disclosures (TCFD) 178 Independent Verification Report Annual Corporate Governance Report for 2019

2019 Consolidated Management Report Act 11/2018, of 28 December Section or sub - section of the 2019 CMR index/ Direct response GRI indicator equivalence Description of the business model and strategy Description of the business model “Business Model” section of the 2019 Consolidated Management Report (CMR 2019) 102 - 1 / 102 - 2 Business environment and markets in which the Group operates "Context and outlook for 2020" CMR 2019 “Business model” CMR 2019 102 - 3 / 102 - 4 / 102 - 6 Organisation and structure "Group structure" CMR 2019 102 - 7 Objectives and strategies The priorities of the 2019 - 2021 Strategic Plan are defined in the "Materiality" sec - tion of the CMR 2019. Within the framework of this Plan, the objectives defined in the different non - financial areas of each of the strategic lines are detailed in the section "Main monitoring metrics." Main factors and trends that can affect future evolution. "Context and outlook for 2020" CMR 2019 Description of the policies applied to the Group, which will include due diligence procedures applied to identify, assess, prevent and mitigate significant risks and implications, and control and verification procedures, including any measures adopted “Risk management” CMR 2019 "Responsible practices" CMR 2019 “A benchmark in responsible banking and social commitment - Introduction” CMR 2019 103 Management approach on Economic, Environmental and Social dimensions The results of the policies, including key indicators that allow for progress to be monitored and assessed “Risk management” CMR 2019 Moreover, the specific indicators for each non - financial area are detailed below in the successive sections of this table. General or specific GRI stan - dards regarding the Economic, Environmental and Social dimensions that are detailed below in the succesive sections of this table The main short, medium and long - term risks associated with the group's activities . These include, inter alia, trade relations, products or services that can have negative effects in these areas “Risk management” CMR 2019 "Responsible practices - Corporate Procurement" CMR 2019 "Environmental strategy - Managing environmental and climate risks” CMR 2019 102 - 15 Table of contents Act 11/2018, of 28 December In accordance with the provisions of Law 11/2018 of 28 December on non - financial and bribery, as well as in relation to staff. information and diversity, CaixaBank presents in the Statement of Non - Financial Infor - mation, among other matters, the information necessary to understand the evolution, The following shows the content requirements to be disclosed as specified in the Act results and situation of the Group, and the impact of its activity with respect to envi - and their agreement with the contents of the 2019 Consolidated Management Report . ronmental and social issues, respect for human rights and the fight against corruption Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Table of contents Act 11 / 2018 , of 28 December 179

2019 Consolidated Management Report GRI indicator equivalence Application of due diligence procedures regarding human rights ; Preven - tion of risks of human rights violations and, where applicable, measures to mitigate, manage and redress possible abuses committed “Risk management” CMR 2019 “Our identity - Responsible and ethical behaviour" CMR 2019 “A benchmark in responsible banking and social commitment - Introduction” CMR 2019 “Responsible practices - Introduction" CMR 2019 103 Management approach on Human rights assessment and Non discrimination 102 - 16 / 102 - 17 ventions of the International Labour Organisation related to respecting the freedom of association and the right to collective bargaining “Employee experience - Labour standards and staff rights” CMR 2019 “Responsible practices - Corporate procurement" CMR 2019 The elimination of discrimination in employment and the workplace “Our identity - Responsible and ethical behaviour" CMR 2019 “Diversity and equal opportunities" CMR 2019 103 Management approach on Non discrimination 406 - 1 The elimination of forced or compulsory labour and the effective abolition of child labour “Our identity - Responsible and ethical behaviour" CMR 2019 408 - 1 / 409 - 1 Measures adopted to prevent corruption and bribery "Responsible practices - Introduction" CMR 2019 "Risk management - Operational and reputational risk - Conduct” CMR 2019 103 Management approach on Anti - corruption. 102 - 16 / 102 - 17 / 205 - 1 / 205 - 2 / 205 - 3 Measures to fight against money laundering “Responsible practices - Introduction" CMR 2019 “Risk management - Operational and reputational risk - Conduct” CMR 2019 103 Management approach on Anti - corruption. 102 - 16 / 102 - 17 / 205 - 1 / 205 - 2 / 205 - 3 Contributions to foundations and non - profit entities “Social action and volunteering" CMR 2019 413 - 1 Subcontracting and suppliers : inclusion of social, gender equality and envi - ronmental matters in the procurement policy ; in relationships with suppliers and subcontractors, consideration of their social and environmental res - ponsibility ; oversight systems and their audit and results “Responsible practices - Corporate procurement" CMR 2019 103 Management approach on Supplier procurement, environ - mental and social assessment . 102 - 9 / 204 - 1 / 308 - 1 / 414 - 1 Table of contents Act 11/2018, of 28 December Act 11/2018, of 28 December Section or sub - section of the 2019 CMR index/ Direct response Matters relating to human rights and ethical conduct Glossa r y Independent V erification Report Allegations of cases of human rights violations “Responsible practices - Introduction" CMR 2019 “Employee experience - Lines of comunication” CMR 2019 406 - 1 Annual Corporate Promotion of and compliance with the provisions of fundamental Con - “Our identity - Responsible and ethical behaviour" CMR 2019 407 - 1 Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Table of contents Act 11 / 2018 , of 28 December 180

2019 Consolidated Management Report GRI indicator equivalence Detailed information on the current and foreseeable effects of the com - pany's environmental activities "Environmental strategy - Managing environmental and climate risks / Driving green business" GMR 2019 103 Management approach on the Environmental dimension 201 - 2 Detailed information on the current and foreseeable effects of the com - pany's health and safety activities This is not relevant for the CaixaBank Group 103 Management approach on the Environmental dimension Environmental assessment or certification procedures "Environmental strategy - Minimising the environmental impact" CMR 2019 103 Management approach on the Environmental dimension Resources dedicated to the prevention of environmental risks "Environmental strategy - Managing environmental and climate change risks / Driving green business" CMR 2019 201 - 2 Application of the principle of precaution "Environmental strategy - Managing environmental risks and climate change risks" CMR 2019 102 - 11 Amount of provisions and guarantees for environmental risks Given the Group's activities, there is no significant risk of an environmental nature . CaixaBank did not receive any relevant fines or sanctions related to compliance with environmental regulations in 2019 307 - 1 Measures to prevent, reduce or restore carbon emissions that seriously affect the environment, taking into account any activity - specific form of air pollution, including noise and light pollution This is not relevant for the CaixaBank Group 103 Management approach on Emissions and Biodiversity Prevention, recycling and reuse measures, and other forms of recovering and eliminating waste; actions to fight against food waste This is not relevant for the CaixaBank Group 103 Management approach on Effluents and waste Water consumption and supply in accordance with local limitations This is not relevant for the CaixaBank Group 303 - 1 Consumption of raw materials and measures adopted to improve the efficiency of their use This is not relevant for the CaixaBank Group 103 Management approach on Materials 301 - 1 / 301 - 2 Direct and indirect energy consumption, measures taken to improve energy efficiency and the use of renewable energy This is not relevant for the CaixaBank Group 103 Management approach on Energy 302 - 1 Table of contents Act 11/2018, of 28 December Act 11/2018, of 28 December Section or sub - section of the 2019 CMR index/ Direct response Environmental issues Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Table of contents Act 11 / 2018 , of 28 December 181

2019 Consolidated Management Report GRI indicator equivalence The important elements of greenhouse gas emissions generated as a result of the company's activities, including the use of the goods and services it provides This is not relevant for the CaixaBank Group 103 Management approach on Emissions 305 - 1 / 305 - 2 / 305 - 3 The measures adopted to adapt to the consequences of climate change "Environmental strategy - Managing environmental and climate risks / Driving green business" CMR 2019 201 - 2 The reduction goals voluntarily established in the mid and long term to reduce greenhouse gas emissions and the measures implemented for this purpose This is not relevant for the CaixaBank Group 103 Management approach on Emissions Preservation of biodiversity This is not relevant for the CaixaBank Group 103 Management approach on Biodiversity Impacts caused by activities or operations in protected areas This is not relevant for the CaixaBank Group 304 - 2 Social and personnel matters Dialogue with local communities and measures adopted to guarantee the protection and development of these communities. Relationships with agents in local communities “Materiality” CMR 2019 “Transparency - Strengthen the culture of transparency with customers / Commitment to transparency with shareholders and investors” CMR 2019 102 - 43 Measures adopted to promote employment. Impact of the company's activity on employment and local development. Impact of the company on local populations and in the surrounding area “Contribution to society” CMR 2019 "Financial inclusion - Introduction" CMR 2019 "Financial inclusion - MicroBank" CMR 2019 "Social action and volunteering" CMR 2019 103 Management approach on Local communities and Indirect economic impacts 203 - 1 / 413 - 1 Association and sponsorship actions "Regulatory context" CMR 2019 "Social action and volunteering" CMR 2019 102 - 12 / 102 - 13 Policies against all kinds of discrimination and diversity management. Measures to promote equal treatment and equal opportunities between men and women "Diversity and equal opportunities" CMR 2019 103 Management approach on Diversity, Equal opportunity and Non discrimination Table of contents Act 11/2018, of 28 December Act 11/2018, of 28 December Section or sub - section of the 2019 CMR index/ Direct response Environmental issues Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Table of contents Act 11 / 2018 , of 28 December 182

2019 Consolidated Management Report GRI indicator equivalence Equality plans, measures adopted to promote employment, protocols against sexual and gender - based harassment, integration and universal accessibility for people with disabilities “Diversity and equal opportunities CMR 2019 103 Management approach on Diversity, Equal opportunity and Non discrimination Social dialogue; Procedures for informing, consulting and negotiating with staff “Employee experience" CMR 2019 103 Management approach on Labor/Management Relations Total workforce distributed by gender, age, country, job classification and contract type “Foster a people - centric, agile and collaborative culture - CaixaBank Group employee profile table” CMR 2019 “Diversity and equal opportunities - Generational diversity in numbers tables” CMR 2019 “Employee experience - Working environment in figures tables” CMR 2019 “Professional development and remuneration - Professional development and remuneration in numbers” CMR 2019 103 Management approach on Employment 102 - 8 / 405 - 1 Average annual number of permanent, temporary and part - time con - tracts, broken down by gender, age and occupational classification The activities of the Group are not significantly cyclical or seasonal. For this reason, the annual average indicator is not significantly different from the number of employees at year - end. On May 8, 2019, a labour agreement was reached with labour representatives on restructuring for objective, productive and organisational reasons, and which contemplates the departure of 2,023 people (mainly as of August 1, 2019). 102 - 8 / 405 - 1 Number of dismissals by gender, age and occupational classification “Diversity and equal opportunities - Gender diversity in numbers tables” CMR 2019 “Diversity and equal opportunities - Generational diversity in numbers tables” CMR 2019 “Professional development and remuneration - Professional development and remuneration in numbers” CMR 2019 401 - 1 Table of contents Act 11/2018, of 28 December Act 11/2018, of 28 December Section or sub - section of the 2019 CMR index/ Direct response Social and personnel matters Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Table of contents Act 11 / 2018 , of 28 December 183

2019 Consolidated Management Report GRI indicator equivalence Average remuneration and its evolution disaggregated by gender, age and professional classification "Diversity and equal opportunities - Gender diversity in numbers tables" CMR 2019 "Diversity and equal opportunities - Generational diversity in numbers tables" CMR 2019 "Professional development and remuneration - Professional development and remuneration in numbers" CMR 2019 103 Management approach on Diversity and Equal opportunity 405 - 2 Salary gap "Diversity and equal opportunities - Gender diversity in numbers tables" CMR 2019 103 Management approach on Diversity and Equal opportunity 405 - 2 Average remuneration of Directors and Managers by gender "Diversity and equal opportunities - Gender diversity in numbers tables" CMR 2019 103 Management approach on Diversity and Equal opportunity 102 - 35 / 102 - 36 / 102 - 38 / 102 - 39 Implementation of policies to disconnect from work "Diversity and equal opportunities" CMR 2019 103 Management approach on Employment Number of employees with disabilities "Diversity and equal opportunities - Functional diversity" CMR 2019 405 - 1 Organisation of working hours "Employee experience" CMR 2019 103 Management approach on Employment Number of hours of absenteeism "Employee experience - Working environment in numbers tables" CMR 2019 403 - 9 Measures for promoting work - life balance for both parents "Diversity and equal opportunities" CMR 2019 103 Management approach on Employment Occupational health and safety conditions "Employee experience" CMR 2019 103 Management approach on Occupational health and Safety 403 - 1 / 403 - 2 / 403 - 3 / 403 - 6 Occupational accidents, in particular their frequency and severity, disag - gregated by gender "Employee experience - Working environment in numbers tables" CMR 2019 403 - 9 Type of occupational illnesses and distributed by gender CaixaBank's activities do not lead to the development in its workers of any of the occupational diseases classified as serious. 403 - 10 Table of contents Act 11/2018, of 28 December Act 11/2018, of 28 December Section or sub - section of the 2019 CMR index/ Direct response Social and personnel matters Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Table of contents Act 11 / 2018 , of 28 December 184

2019 Consolidated Management Report Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Table of contents Act 11 / 2018 , of 28 December GRI indicator equivalence 102 - 41 403 - 4 Policies implemented in the field of training "Professional development and remuneration - Development of potential" CMR 2019 "Professional development and remuneration - Ongoing training" CMR 2019 103 Management approach on Training and education 404 - 2 Total hours of training by job category "Professional development and remuneration - Professional development and remuneration in numbers" CMR 2019 404 - 1 Protocols for integration and universal accessibility for people with disabili - ties. Universal accessibility for people with disabilities "Diversity and equal opportunities - Functional diversity" CMR 2019 "Financial inclusion - Local accessible banking" CMR 2019 103 Management approach on Diversity, Equal opportunity and Non discrimination Other information Complaint systems available to customers "Transparency - Strengthen the culture of transparency with customers - Custo - mer Contact Center and Customer Service" CMR 2019 103 Management approach on Marketing and labelling and Customer privacy . Number of complaints received from customers and their resolution "Transparency - Strengthen the culture of transparency with customers - Custo - mer Service" CMR 2019 103 Management approach on Marketing and labelling and Customer privacy . 417 - 1 / 417 - 2 / 417 - 3 / 418 - 1 Amount of profit obtained, country - by - country "Transparency - Tax transparency - Tax contributions handled by the CaixaBank Group" CMR 2019 103 Management approach on Economic performance 201 - 1 Measures for the health and safety of customers This is not relevant for the CaixaBank Group 103 Management approach on Customer health and Safety Amount of profit tax paid "Transparency - Tax transparency - Tax contributions handled by the CaixaBank Group" CMR 2019 201 - 1 / 207 - 4 Amount of subsidies received Appendix 6.F of the attached 2019 Consolidated Financial Statements. 201 - 4 Table of contents Act 11/2018, of 28 December Act 11/2018, of 28 December Section or sub - section of the 2019 CMR index/ Direct response Social and personnel matters Percentage of employees covered by a collective bargaining agreement "Employee experience - Labour standards and staff rights" CMR 2019 by country Overview of collective bargaining agreements, particularly in the field of "Employee experience - Employment standards and personnel rights" CMR 2019 occupational health and safety 185

2019 Consolidated Management Report Section or sub - section of the 2019 CMR index/ Reference/ Direct response Index of GRI content GRI Standard GRI Content General Content GRI 101: Foundations Organisational profile GRI 102: General Content 102 - 1 Name of the organisation Note 1.1 of the 2019 Consolidated Financial Statements (CFS 2019) 102 - 2 Activities, brands, products and services “Business Model” section of the 2019 Consolidated Management Report (CMR 2019) "Customer solutions" CMR 2019 102 - 3 Location of headquarters Note 1.1 CFS 2019 102 - 4 Location of operations “Business Model” CMR 2019 102 - 5 Ownership and legal form Note 1.1 CFS 2019 “Our identity - Shareholding structure” CMR 2019 102 - 6 Markets served “Business Model” CMR 2019 102 - 7 Scale of the organisation “CaixaBank in 2019” CMR 2019 Consolidated balance sheets CFS 2019 102 - 8 Information on employees and other workers "Foster a people - centric, agile and collaborative culture" CMR 2019 102 - 9 Supply chain "Responsible Practices - Corporate Procurement" CMR 2019 102 - 10 Significant changes in the organisation and its supply chain "Highlights and significant events in the year" CMR 2019 Note 1.8 CFS 2019 102 - 11 Precautionary principle or approach "A benchmark in responsible banking and social commitment - Introduction" CMR 2019 "Environmental strategy" CMR 2019 102 - 12 External initiatives "A benchmark in responsible banking and social commitment - Principal alliances and affiliations" CMR 2019 "Diversity and equal opportunities - Adherence to national and international principles of promoting diversity" CMR 2019 102 - 13 Membership of associations "Regulatory Context" CMR 2019 Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 186

2019 Consolidated Management Report Section or sub - section of the 2019 CMR index/ Reference/ Direct response GRI 102: General Content 102 - 14 Statement from senior decision - makers “Letter from the Chairman” and “Letter from the CEO” sections CMR 2019 102 - 15 Key impacts, risks and opportunities "Economic context" CMR 2019 "Regulatory context" CMR 2019 “Technological, social and competitive context” CMR 2019 “Risk management” CMR 2019 Ethics and integrity GRI 102: General Content 102 - 16 Values, principles, standards and codes of conduct “Responsible and ethical behaviour" CMR 2019 "Responsible practices - Introduction" CMR 2019 102 - 17 Advice and ethical concerns mechanisms "A benchmark in responsible banking and social commitment - Responsible practices" CMR 2019 Governance GRI 102: General Content 102 - 18 Governance structure “Corporate Governance Structure” CMR 2019 "Senior Management" CMR 2019 102 - 19 Delegating authority “Corporate Governance Structure” CMR 2019 "Senior Management" CMR 2019 "A benchmark in responsible banking and social commitment - Introduction" CMR 2019 "Responsible practices - Introduction" CMR 2019 Note 3.2 CFS 2019 Section C.1.9 ACGR 2019 102 - 20 Executive - level responsibility for economic, environmental, and social topics "Senior Management - Main Committees" CMR 2019 "Responsible practices - Introduction" CMR 2019 "Environmental strategy - Managing environmental risks and risks due to climate change" CMR 2019 102 - 21 Consulting stakeholders on economic, environmental, and social topics According to articles 34, 35 and 36 of the Regulations of the Board of Directors, the Board will arbitrate the suitable channels to receive any proposals formulated by shareholders related to the management of CaixaBank. "Materiality" CMR 2019 "A benchmark in responsible banking and social commitment - Introduction, Global Reputation Index" CMR 2019 "Transparency - Commitment to transparency with shareholders and investors" CMR 2019 Index of GRI content GRI Standard GRI Content Strategy Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 187

2019 Consolidated Management Report Section or sub - section of the 2019 CMR index/ Reference/ Direct response GRI 102: General Content 102 - 22 Composition of the highest governing body “Corporate Governance Structure” CMR 2019 102 - 23 Chair of the highest governing body “Corporate Governance Structure” CMR 2019 Sections C.1.2 and C.1.3 ACGR 2019 102 - 24 Nominating and selecting the highest governance body “Corporate Governance” CMR 2019 Section C.1.16 ACGR 2019 102 - 25 Conflicts of interest “Corporate Governance Best Practices” CMR 2019 “Shareholding structure” CMR 2019 Note 9.3 CAA 2019 102 - 26 Role of the highest governing body in selecting purpose, values, and strategy “Corporate Governance Structure” CMR 2019 "Senior Management" CMR 2019 "A benchmark in responsible banking and social commitment - Introduction" CMR 2019 102 - 27 Collective knowledge of the highest governing body “Corporate Governance Structure” CMR 2019 102 - 28 Assessment of the performance of the highest governing body “Corporate Governance Structure” CMR 2019 Sections C.1.17 and C.1.18 ACGR 2019 102 - 29 Identifying and managing economic, environmental, and social impacts “Corporate governance structure” CMR 2019 "A benchmark in responsible banking and social commitment" CMR 2019 "Environmental strategy - Managing environmental and climate risks" CMR 2019 102 - 30 Effectiveness of risk management processes “Risk Management” CMR 2019 102 - 31 Review of economic, environmental, and social topics “Corporate Governance Structure” CMR 2019 "Senior Management" CMR 2019 Note 3.2 CFS 2019 Index of GRI content GRI Standard GRI Content Governance Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 188

2019 Consolidated Management Report Section or sub - section of the 2019 CMR index/ Reference/ Direct response GRI 102: General Content 102 - 32 Highest governing body’s role in sustainability reporting The Executive Management for Intervention, Management and Capital Control is responsible for preparing and coordinating the 2019 CMR, which includes the non - financial information statement . This report is subsequently reviewed by the Management Committee, the Appointments Committee, the Audit and Control Committee, and the Board of Directors of CaixaBank. The latter is responsible for formulating the Non - Financial Information Statement which contains the sustainability information deemed to be significant in accordance with the law and the Materiality Analysis. 102 - 33 Communicating critical concerns “Corporate Governance Structure” CMR 2019 "Senior Management" CMR 2019 Section E and F ACGR 2019 102 - 34 Nature and total number of critical concerns There are no critical concerns in the 2019 financial year. 102 - 35 Remuneration policies “Remuneration” CMR 2019 Note 9.1 and 9.2 CFS 2019 102 - 36 Process for determining remuneration “Remuneration” CMR 2019 102 - 37 Stakeholders’ involvement in remuneration “Corporate Governance Structure - General Shareholders' Meeting” CMR 2019 102 - 38 Annual total compensation ratio Note 9.1 CFS 2019 "Diversity and equal opportunities - Gender diversity in numbers" CMR 2019 102 - 39 Percentage increase in annual total compensation ratio Note 9.1 CFS 2019 "Diversity and equal opportunities - Gender diversity in numbers" CMR 2019 102 - 40 List of stakeholders "Our identity - Introduction" CMR 2019 CaixaBank’s corporate social responsibility policy (section 4.3) 102 - 41 Collective bargaining agreements "Foster a people - centric, agile and collaborative culture" CMR 2019 Index of GRI content GRI Standard GRI Content Governance Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 189

2019 Consolidated Management Report Section or sub - section of the 2019 CMR index/ Reference/ Direct response GRI 102: General Content 102 - 42 Identifying and selecting stakeholders Stakeholders are identified and selected through a process of analysis and internal reflection carried out by the management team. The Corporate Responsibility department continually reviews identified stakeholders, as well as the related active listening, dialogue and monitoring processes, to understand and meet their expectations and needs 102 - 43 Approach to stakeholder engagement "Materiality" CMR 2019 "A benchmark in responsible banking and social commitment - Introduction, Global Reputation Index" CMR 2019 "Transparency - Strengthen the culture of transparency with customers" CMR 2019 "Transparency - Commitment to transparency with shareholders and investors" CMR 2019 “Customer Experience” CMR 2019 102 - 44 Key topics and concerns raised "Materiality" CMR 2019 Practices for creating reports GRI 102: General Content 102 - 45 Entities included in the consolidated financial statements Note 2.1 and Appendices 1, 2 and 3 CFS 2019 102 - 46 Defining report content and topic boundaries "Materiality" CMR 2019 In addition, the requirements of Act 11/2018 of 28 December have been taken into account to define the contents of the report 102 - 47 List of material topics "Materiality" CMR 2019 102 - 48 Restatements of information Note 1.4 CFS 2019 102 - 49 Changes in reporting In the list of material topics for 2019 there have been no significant changes related to the periods subject to previous reports 102 - 50 Reporting period Financial year 2019 102 - 51 Date of most recent report The 2018 Consolidated Management Report, drawn up in accordance with the GRI standards framework and incorporating the contents required by Act 11/2018 of 28 December, was registered with the CNMV in March 2019 102 - 52 Reporting cycle Y early Index of GRI content GRI Standard GRI Content Governance Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 190

2019 Consolidated Management Report Section or sub - section of the 2019 CMR index/ Reference/ Direct response GRI 102: General Content 102 - 53 Contact point for questions regarding the report The usual service channels for customers, shareholders, corporate investors, and media, are available on the company website (investor s@caixabank.com, accionista@caixabank.com). 102 - 54 Claims of reporting in accordance with the GRI Standards "Materiality - Criteria and scope of the Report" CMR 2019 102 - 55 GRI content index "Non - Financial Information Statement - Table of contents Act 11/2018, of 28 December and Index of GRI content" CMR 2019 102 - 56 External assurance "Independent verification report" CMR 2019 Material topics Material topic: Sustainable return and financial stability GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary “Risk management - Business model risks” CMR 2019 "Attractive shareholder returns and solid financials" CMR 2019 103 - 2 The management approach and its components “Business model - Business model risks” CMR 2019 "Attractive shareholder returns and solid financials" CMR 2019 103 - 3 Evaluation of the management approach "Attractive shareholder returns and solid financials" CMR 2019 GRI 201: Economic performance GRI 201: Economic performance 201 - 1 Direct economic value generated and distributed “Contributing to Society” CMR 2019 "Transparency - Tax transparency - Tax contributions handled by the CaixaBank Group" CMR 2019 201 - 2 Financial implications and other risks and opportunities due to climate change "Environmental strategy - Introduction" CMR 2019 "Environmental strategy - Promoting "green" business" CMR 2019 "Environmental strategy - Managing environmental and climate risks" CMR 2019 201 - 3 Obligations of the defined benefit plan and other retirement plans Note 23.1 CFS 2019 201 - 4 Financial assistance received from the government Appendix 6.F CFS 2019 Index of GRI content GRI Standard GRI Content Practices for creating reports Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 191

2019 Consolidated Management Report Section or sub - section of the 2019 CMR index/ Reference/ Direct response GRI 203: Indirect economic impacts 203 - 1 Infrastructure investments and services supported “Contribution to Society” CMR 2019 "Customer solutions" CMR 2019 "Financial inclusion - Introduction" CMR 2019 "Financial inclusion - MicroBank" CMR 2019 "Financial inclusion - Financial inclusion model" CMR 2019 203 - 2 Significant indirect economic impacts “Contributing to Society” CMR 2019 "Financial inclusion" CMR 2019 "Environmental strategy - Promoting "green" business" CMR 2019 GRI 204: Procurement practices GRI 204: Procurement practices 204 - 1 Proportion of spending on local suppliers "Responsible Practices - Corporate Procurement - Corporate Procurement Indica - tors" CMR 2019 "Responsible Practices - Corporate Procurement - Other entity providers indica - tors" CMR 2019 Material topic: Corporate governance 103 - 1 Explanation of the material topic and its boundary “Corporate Governance” CMR 2019 “Corporate Governance” CMR 2019 “Corporate Governance” CMR 2019 GRI 103: Management approach 103 - 2 The management approach and its components 103 - 3 Evaluation of the management approach Material topic: Ethical and responsible culture GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary "Risk management - Operational and reputational risk - Conduct and compliance / Reputational" CMR 2019 "Our identity - Introduction" CMR 2019 "Our identity - Responsible and ethical behaviour" CMR 2019 "Setting the benchmark for responsible management and social commitment - Introduction" CMR 2019 "Responsible practices - Introduction" CMR 2019 103 - 2 The management approach and its components "A benchmark in responsible banking and social commitment - Introduction" CMR 2019 "Responsible practices - Introduction" CMR 2019 103 - 3 Evaluation of the management approach "A benchmark in responsible banking and social commitment - Introduction" CMR 2019 "Responsible practices - Introduction" CMR 2019 Index of GRI content GRI Standard GRI Content GRI 203: Indirect economic impacts Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 192

2019 Consolidated Management Report Section or sub - section of the 2019 CMR index/ Reference/ Direct response GRI 205: Anti - corruption 205 - 1 Operations assessed for corruption - related risks "Risk management - Operational and reputational risk - Conduct and compliance" CMR 2019 "Responsible practices - Introduction" CMR 2019 205 - 2 Communication and training on anti - corruption policies and procedures "Responsible practices - Introduction" CMR 2019 205 - 3 Confirmed incidents of corruption and actions taken "Responsible practices - Introduction" CMR 2019 GRI 206: Unfair competition GRI 206: Unfair competition 206 - 1 Legal actions for anti - competitive behaviour, anti - trust, and monopoly practices On 14 February 2019, a sanction was imposed (albeit not final) and published on the website of the competition authority. At present, an appeal has been filed under contentious - administrative jurisdiction and the total amount of the sanction has been paid. Apart from the aforementioned case, in 2019, there were no other significant legal proceedings GRI 207: Direct GRI 207: Direct 207 - 1 Approach to tax "Transparency - Tax transparency" CMR 2019 207 - 2 Tax governance, control and risk management "Transparency - Tax transparency" CMR 2019 207 - 3 Stakeholder engagement and management of concerns related to tax "Transparency - Tax transparency" CMR 2019 207 - 4 Country - by - country reporting "Transparency - Tax transparency" CMR 2019 GRI 415: Public policy GRI 415: Public policy 415 - 1 Political contributions "Our identity - Responsible and ethical behaviour" CMR 2019 Material topic: Active risk management GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary “Risk management” CMR 2019 103 - 2 The management approach and its components “Risk management” CMR 2019 Note 3 CFS 2019 103 - 3 Evaluation of the management approach “Risk management” CMR 2019 Note 3 CFS 2019 Index of GRI content GRI Standard GRI Content GRI 205: Anti - corruption Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 193

2019 Consolidated Management Report Section or sub - section of the 2019 CMR index/ Reference/ Direct response GRI 419: Socio - economic compliance 419 - 1 Non - compliance with social and economic laws and regu - lations Note 23.3 CFS Material topic: Cybersecurity and data confidentiality GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary "Risk management - Operational and reputational risk - Technological" CMR 2019 “Technological, social and competitive context” CMR 2019 "Cybersecurity" CMR 2019 103 - 2 The management approach and its components "Risk management - Operational and reputational risk - Technological" CMR 2019 “Competitive and social context” CMR 2019 “Technological, social and competitive context” CMR 2019 "Cybersecurity" CMR 2019 103 - 3 Evaluation of the management approach "Risk management - Operational and reputational risk - Technological" CMR 2019 “Competitive and social context” CMR 2019 "Cybersecurity" CMR 2019 GRI 418: Customer privacy GRI 418: Customer privacy 418 - 1 Substantiated complaints regarding breaches of customer privacy and losses of customer data In 2019, no significant disciplinary action was taken with regard to this topic and no significant sanctions have been received. Index of GRI content GRI Standard GRI Content GRI 419: Socio - economic compliance Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 194

2019 Consolidated Management Report Section or sub - section of the 2019 CMR index/ Reference/ Direct response GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary "A benchmark in responsible banking and social commitment - Introduction" CMR 2019 "Environmental strategy - Managing environmental and climate risks " CMR 2019 “Technological, social and competitive context” CMR 2019 103 - 2 The management approach and its components "A benchmark in responsible banking and social commitment - Introduction" CMR 2019 "Environmental strategy - Managing environmental and climate risks " CMR 2019 “Technological, social and competitive context” CMR 2019 103 - 3 Evaluation of the management approach "A benchmark in responsible banking and social commitment - Introduction" CMR 2019 "Environmental strategy - Managing environmental and climate risks " CMR 2019 “Technological, social and competitive context” CMR 2019 GRI 307: Environmental compliance GRI 307: Environmental compliance 307 - 1 Non - compliance with environmental laws and regulations Note 42.1 CFS 2019 GRI 308: Supplier environmental assessment GRI 308: Supplier environmental assessment 308 - 1 New suppliers that were screened using environmental criteria "Responsible practices - Corporate Procurement" CMR 2019 308 - 2 Negative environmental impacts in the supply chain and actions taken "Responsible practices - Corporate Procurement" CMR 2019 GRI 412: Human rights assessment GRI 412: Human rights assessment 412 - 1 Operations that have been subject to human rights reviews or impact assessments "Responsible practices - Introduction" CMR 2019 412 - 2 Employee training on human rights policies or procedures "Responsible practices - Introduction" CMR 2019 Index of GRI content GRI Standard GRI Content Material topic: Environmental and social criteria in business Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 195

2019 Consolidated Management Report Section or sub - section of the 2019 CMR index/ Reference/ Direct response GRI 412: Human rights assessment 412 - 3 Significant investment agreements and contracts that include human rights clauses or that underwent human rights screening No significant investment agreements including human rights clauses existed because it is felt there are no risks that make them necessary GRI 414: Supplier social assessment GRI 414: Supplier social assessment 414 - 1 New suppliers that were screened using social criteria "Our identity - Responsible and ethical behaviour" CMR 2019 "Responsible practices - Corporate Procurement" CMR 2019 414 - 2 Negative social impacts in the supply chain and actions taken "Our identity - Responsible and ethical behaviour" CMR 2019 "Responsible practices - Corporate Procurement" CMR 2019 Material topic: Transparent communication and responsible marketing GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary "Transparency - Strengthen the culture of transparency with customers" CMR 2019 103 - 2 The management approach and its components "Transparency - Strengthen the culture of transparency with customers" CMR 2019 103 - 3 Evaluation of the management approach "Transparency - Strengthen the culture of transparency with customers" CMR 2019 GRI 417: Marketing and labelling GRI 417: Marketing and labelling 417 - 1 Requirements for product and service information and labelling "Transparency - Strengthen the culture of transparency with customers" CMR 2019 417 - 2 Incidents of non - compliance concerning product and servi - ce information and labelling In 2019, no significant sanctions were imposed due to non - compliance with laws or voluntary codes related to product and service advertising or information 417 - 3 Incidents of non - compliance concerning marketing com - munications In 2019, there have been no cases of non - compliance leading to the imposing of significant final sanctions, other than the aspects detailed in standard 419 - 1 Material topic: Quality of customer experience and satisfaction GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary “Customer Experience and quality” CMR 2019 “Business model” CMR 2019 Index of GRI content GRI Standard GRI Content GRI 412: Human rights assessment Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 196

2019 Consolidated Management Report Section or sub - section of the 2019 CMR index / Reference/ Direct response GRI 103: Management approach 103 - 2 The management approach and its components “Customer experience and quality” CMR 2019 “Business model” CMR 2019 103 - 3 Evaluation of the management approach “Customer experience and quality” CMR 2019 “Business model” CMR 2019 Material topic: Proximity: accessibility and digitalisation GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary "Customer solutions" CMR 2019 "Financial inclusion - Financial inclusion model" CMR 2019 103 - 2 The management approach and its components "Customer solutions" CMR 2019 "Financial inclusion - Financial inclusion model" CMR 2019 103 - 3 Evaluation of the management approach "Customer solutions" CMR 2019 "Financial inclusion - Financial inclusion model" CMR 2019 Material topic: Continuous innovation GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary “Technological, social and competitive context” CMR 2019 "Risk management - Operational and reputational risk - Technological" CMR 2019 "Efficiency and Digitalisation" CMR 2019 Index of GRI content GRI Standard GRI Content Material topic: Quality of customer experience and satisfaction Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 197

2019 Consolidated Management Report Section or sub - section of the 2019 CMR index / Reference/ Direct response GRI 103: Management approach 103 - 2 The management approach and its components “Technological, social and competitive context” CMR 2019 "Risk management - Operational and reputational risk - Technological" CMR 2019 "Efficiency and Digitalisation" CMR 2019 103 - 3 Evaluation of the management approach “Technological, social and competitive context” CMR 2019 "Risk management - Operational and reputational risk - Technological" CMR 2019 "Efficiency and Digitalisation" CMR 2019 Material topic: Diversity: equality and work - life balance GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary "Diversity and equal opportunities" CMR 2019 103 - 2 The management approach and its components "Diversity and equal opportunities" CMR 2019 103 - 3 Evaluation of the management approach "Diversity and equal opportunities" CMR 2019 GRI 405: Diversity and equal opportunity GRI 405: Diversity and equal opportunity 405 - 1 Diversity of governance bodies and employees “Corporate governance structure - Board of Directors” CMR 2019 "Diversity and equal opportunities" CMR 2019 405 - 2 Ratio of basic salary and remuneration of women to men "Diversity and equal opportunities - Gender diversity in numbers" CMR 2019 Index of GRI content GRI Standard GRI Content Material topic: Continuous innovation Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 198

2019 Consolidated Management Report GRI 403: Occupational health and safety 403 - 6 Promotion of worker health "Employee experience - Promoting well - being in a healthy and sustainable envi - ronment" CMR 2019 403 - 7 Prevention and mitigation of impacts of occupational health and safety impacts directly linked by business relationships "Employee experience - Promoting well - being in a healthy and sustainable envi - ronment" CMR 2019 403 - 8 Workers covered by an occupational health and safety management system "Employee experience - Promoting well - being in a healthy and sustainable envi - ronment" CMR 2019 403 - 9 Work - related injuries "Employee experience - Promoting well - being in a healthy and sustainable envi - ronment - Working environment in figures" CMR 2019 403 - 10 Work - related ill health "Employee experience - Promoting well - being in a healthy and sustainable envi - ronment" CMR 2019 Section or sub - section of the 2019 CMR index / Reference/ Direct response GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary "Employee experience" CMR 2019 103 - 2 The management approach and its components "Employee experience" CMR 2019 103 - 3 Evaluation of the management approach "Employee experience" CMR 2019 GRI 403: Occupational health and safety 403 - 1 Occupational health and safety management system "Employee experience - Promoting well - being in a healthy and sustainable envi - ronment" CMR 2019 403 - 2 Hazard identification, risk assessment, and incident inves - tigation "Employee experience - Promoting well - being in a healthy and sustainable envi - ronment" CMR 2019 403 - 3 Occupational health services "Employee experience - Promoting well - being in a healthy and sustainable envi - ronment" CMR 2019 403 - 4 Worker participation, consultation, and communication on occupational health and safety "Employee experience - Promoting well - being in a healthy and sustainable envi - ronment" CMR 2019 403 - 5 Worker training on occupational health and safety "Employee experience - Promoting well - being in a healthy and sustainable envi - ronment" CMR 2019 Index of GRI content GRI Standard GRI Content Material topic: Safety: health and well - being of employees Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 199

2019 Consolidated Management Report GRI 404: Training and education GRI 404: Training and education 404 - 1 Average hours of training per year per employee "Professional development and remuneration - Professional development and remuneration in numbers" CMR 2019 404 - 2 Programmes for upgrading employee skills and transition assistance programmes "Professional development and remuneration" CMR 2019 404 - 3 Percentage of employees receiving regular performance and career development reviews "Corporate Culture - Employee experience" CMR 2019 "Professional development and remuneration" CMR 2019 Section or sub - section of the 2019 CMR index / Reference/ Direct response 103 - 1 Explanation of the material topic and its boundary "Professional development and remuneration" CMR 2019 GRI 103: Management approach 103 - 2 The management approach and its components "Professional development and remuneration" CMR 2019 103 - 3 Evaluation of the management approach "Professional development and remuneration" CMR 2019 GRI 401: Employment GRI 401: Employment 401 - 1 New employee hires and employee turnover "Diversity and equal opportunities" CMR 2019 401 - 2 Benefits provided to full - time employees that are not provi - ded to temporary or part - time employees Generally speaking, there are no differences in the social benefits received by employees based on the type of contract. However, some contracts contain specific requirements that must be met by employees in order to access the social benefits. 401 - 3 Parental leave "Employee experience - Labour standards and staff rights" CMR 2019 GRI 402: Labour/ management relations GRI 402: Labour/ management relations 402 - 1 Minimum notice periods regarding operational changes In 2019, CaixaBank has complied with the deadlines established in current labour law for different circumstances Index of GRI content GRI Standard GRI Content Material topic: Management of talent and professional development Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content 200

2019 Consolidated Management Report Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Index of GRI content Section or sub - section of the 2019 CMR index / Reference/ Direct response GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary "Financial inclusion" CMR 2019 103 - 2 The management approach and its components "Financial inclusion" CMR 2019 103 - 3 Evaluation of the management approach "Financial inclusion" CMR 2019 Material topic: Financial education GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary "Financial inclusion - Promoting the financial culture" CMR 2019 103 - 2 The management approach and its components "Financial inclusion - Promoting the financial culture" CMR 2019 103 - 3 Evaluation of the management approach "Financial inclusion - Promoting the financial culture" CMR 2019 Material topic: Social and volunteering commitment GRI 103: Management approach 103 - 1 Explanation of the material topic and its boundary "Social action and volunteering" CMR 2019 103 - 2 The management approach and its components "Social action and volunteering" CMR 2019 103 - 3 Evaluation of the management approach "Social action and volunteering" CMR 2019 GRI 413: Local communities GRI 103: Management approach 413 - 1 Operations with local community engagement, impact assessments, and development programmes "Financial inclusion" CMR 2019 413 - 2 Operations with significant – actual and potential – negative impacts on local communities "Financial inclusion" CMR 2019 Index of GRI content GRI Standard GRI Content Material topic: Investment with social impact and microfinance 201

2019 Consolidated Management Report Principles for Responsible Banking Principles for Responsible Person responsible Section or subsection of the 2019 Consolidated Management Report Details and compliance with progress on the Principles 1. ALIGNMENT Aligning business strategy with the SDGs and the Paris Agree - ment Line 5 of the 2019 - 2021 Strategic Plan: A benchmark in responsible banking and social commitment "02. A benchmark in responsible banking and social commitment Specific monitoring metrics for the 2019 - 2021 Strategic Plan Corporate Responsibility Manager Plan approved by the Board of Directors A benchmark in responsible banking and social com - mitment - Introduction Action Plan with a focus on transparency with custo - mers, governance, the environment, financial inclusion and social action Social commitment through MicroBank, a social bank 100% owned by CaixaBank Financial inclusion - MicroBank MicroBank's contribution to the achievement of the Sustainable Development Goals (SDG 1, SDG 8 and SDG 9) Environmental Strategy with 2019 - 2021 road map and Environmental strategy - Introduction publication of the Climate Change Declaration Promoting green business ; managing environmental risks ; minimising the environmental impact (Environ - mental Management Plan 2019 - 2021 ) Signing of the Collective Commitment to Climate Action, a UNEP FI initiative Environmental strategy - Introduction Objective to align the Bank's portfolio with the objecti - ves of the Paris Agreement Principles for Responsible Banking - UNEP FI On 22 September 2019, CaixaBank ratified its adherence to the Principles for Respon - sible Banking of the United Nations Environment Programme Finance Initiative (UNEP FI) . The signing of and compliance with the Principles are inline with the commitment to "Setting the benchmark for responsible management and social commitment", a strategic line set down in the Bank's 2019 - 2021 Strategic Plan . The objectives of the Principles for Responsible Banking are : • To establish a sustainable finance framework for the 21st century • To bring the banking industry in line with the Sustainable Development Goals and the Paris Agreement • To allow banks to demonstrate and communicate their contribution to society • To promote ties with customers, the establishment of specific goals and transpa - rency through public reporting Signing the Principles implies aligning the Bank's strategy and management with the Sustainable Development Goals and the Paris Agreement, establishing objectives and reporting annually on the progress being made towards compliance . The degree of progress towards compliance with the Principles for Responsible Banking is reported below . Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Principles for Responsible Banking - UNEP FI 202

2019 Consolidated Management Report Principles for Responsible Banking Principles for Responsible Banking Section or subsection of the 2019 Consolidated Mana - gement Report Details and compliance with progress on the Principles 2. IMPACT & TARGET SET - TING Setting targets to increase our positive impact on people and the environment and reduce the negative impact Contribution to job creation Contributing to society Financial inclusion - MicroBank 88,351 direct and indirect jobs 20,174 jobs created due to the contribution of Micro - Bank New microloans granted and other financing with social impact "Financial inclusion - MicroBank Approximate target: €2.2 billion in new microloans granted in 2019 - 2021 Women in strategic managerial positions Foster a people - centric, agile and collaborative culture - Introduction - Principal metrics SP 2019 - 2021 Target of 43% women in managerial positions in 2021 Environmental Management Plan 2019 - 2021 with public goals Environmental strategy - Minimising our impact on the environment Target of 10% reduction in energy consumption 2021 (r/2015) Target of 14.5% reduction in CO2 emissions 2 2021 (r/2015) Environmental Risk Management Policy A benchmark in responsible banking and social com - mitment - Introduction Environmental strategy - Managing environmental and climate risks Specific positions in mining, agriculture, energy and infrastructure sectors Corporate Policy regarding the Defence Sector "Responsible practices - Introduction" Position in the Defence sector TCFD recommendations implementation project; Ex - posure assessment and monitoring of carbon - intensive assets in the portfolio Environmental strategy - Managing environmental and climate risks Non - financial information statement - TCFD Exposure assessment and monitoring o f carbon inten - sive assets of the portfolio EU Taxonomy implementation project Environmental strategy - Introduction, 2019 - 2021 Road Map Environmental strategy - Managing environmental and climate risks Sustainable production assessment Implementation of accessibility measures Financial inclusion - Financial inclusion model 87% of branches are accessible in 2019 99% accessible ATMs Employees with variable remuneration linked to quality of service The section "Responsible practices - Introduction" 29,707 employees with variable compensation linked to service quality in 2019 Social housing programme Section "Financial inclusion - Providing easier access to housing An active support policy for housing problems. Principles for Responsible Banking - UNEP FI Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Principles for Responsible Banking - UNEP FI 203

2019 Consolidated Management Report Principles for Responsible Banking Indicators of Compliance with Principles for Responsible Banking Section or subsection of the 2019 Consolidated Management Report Details and compliance with progress on the Principles 3. CLIENTS & CUSTOMERS Promoting sustainable customer practices and driving economic activities that create value Financial inclusion through MicroBank Financial inclusion - MicroBank €725 million in microloans granted in 2019 Environmental and Climate Change Risks and Oppor - tunities Management Plan 2019 - 2021 Environmental strategy - Promoting "green" business Positioning in the green loan market; loans linked to sustainable indices; EcoFinancing; Climate Action Lines €2,453 million in renewable energy projects financed in 2019 2019 - 2021 Road Map to deploy the environmental strategy Socially Responsible investment Business Model - Private Banking - Socially Responsible Investment and philanthropy Responsible practices - Socially Responsible Invest - ment" Financial Inclusion - Introduction Environmental strategy - Promoting "green" business VidaCaixa and CaixaBank Asset Management apply the UN PRIs in to their management practices Social bond issue in September 2019 Sustainable investment funds (FI MicroBank Fondo Ético, FI MicroBank Fondo Ecológico, FI CaixaBank Selección Futuro Sostenible) Financial Culture Plan "Financial Inclusion - Promoting the Financial Culture Promote financial culture through digital channels, publications, face - to - face training and conferences. 4. STAKEHOLDERS Proactively consulting and wor - king with relevant stakeholders Annual materiality analysis in the Group's Consolidated Management Report Materiality Analysis of the evolution of topics relevant to Corpora - te Governance, Society and Environment Reputation management linked to remuneration of senior management Section “Corporate Governance - Remuneration Details and compliance with the Principles of Inclusion (2019 - 2023) of the Global Reputation Index in the long - term incentivisation of Senior Management Roadshows and ESG conferences with investors Transparency - Commitment to transparency with shareholders and investors Conferences and meetings with equity and fixed - inco - me investors in the main financial centres Participation in Corporate Responsibility partnerships and think tanks Section "A benchmark in responsible banking and social commitment - Introduction - Principal alliances and affiliations Joining corporate responsibility initiatives and partners - hips contribute to SDG 17 Strategic alliance with "la Caixa" and collaboration with social entities Social action and volunteering 10,690 local social project activities promoted through the decentralised Social Project in 2019 Code of Conduct for Suppliers Responsible practices - Corporate Procurement" Environmental strategy - Minimising our impact on the environment Green procurement plan Principles for Responsible Banking - UNEP FI Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Principles for Responsible Banking - UNEP FI 204

2019 Consolidated Management Report Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Principles for Responsible Banking - UNEP FI Principles for Responsible Banking Indicators of compliance with Principles for Responsible Banking Section or subsection of the 2019 Consolidated Management Report Details and compliance with progress on the Principles 5. GOVERNANCE & CULTURE Having effective governance and a responsible banking culture to implement the principles The Board of Directors and Delegated Committees (Appointments, Risks) approve the CSR policy and strategy and oversee its implementation Corporate Governance Structure Senior Management Corporate Social Responsibility Policy Corporate Social Responsibility Policy updated in 2019 Setting the benchmark for responsible management and social commitment - Introduction The Management Committee and dependent commi - ttees supervise the implementation of the Corporate Responsibility strategy Corporate Responsibility and Reputation Committee Environmental Risk Management Committee Committees for: Transparency, Product, Diversity and Risk Policies Corporate Governance Policy Corporate Governance - Introduction The Policy aims to establish the criteria and guidelines that should govern the organisation and operation of the governing bodies of the Company in the development of the applicable regulations and the recommendations concerning corporate governance best practices CaixaBank Culture programme and training on respon - sible practices Corporate Culture Responsible practices - Introduction "Somos CaixaBank" corporate culture programme to strengthen the corporate principles 6. TRANSPARENCY & ACCOUNTABILITY Periodically reviewing the imple - mentation of the Principles, their impacts and their contribution to society ESG information in the Group's Consolidated Manage - ment Report, which complies with GRI and is verified https://www.caixabank.com/responsabilidadcorporati - va/publicaciones_es.html Annual publication of Socio - Economic Impact and https://www.caixabank.com/responsabilidadcorporati - Contribution to SDGs va/publicaciones_es.html Annual publication of the Environmental Declaration and the carbon footprint https://www.caixabank.com/responsabilidadcorporati - va/medioambiente_es.html Internal working group and participation of UNEP FI working group to ensure alignment with the TCFD recommendations Environmental strategy - Managing environmental and climate risks Reporting commitment aligned with TCFD recommen - dations Principles for Responsible Banking - UNEP FI 205

2019 Consolidated Management Report Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 CaixaBank's DNA Strategic lines Non - financial information statement Task Force on Climate - r elated Financial Disclosures (TCFD) Task Force on Climate - related Financial Disclosures (TCFD) TCFD Recommendation Summary response 1. GOVERNANCE Reporting on the governance of organisations around climate - related risks and opportunities • The average Liquidity coverage ratio (LCR) CaixaBank Board of Direc - tors is the senior body in charge of Environmental Risk Management Policy to be implemented within CaixaBank, S.A., approved in February 2019 by the same Board of Directors. • The supervision of all environmental risk management initiatives is the responsibility of the Environmental Risk Committee, under the Management Committee. • The targets of the CEO, the Chief Risk Officer and the Director General for Environmental Risk Management include indicators linked to the 2. ENVIRONMENTAL Reporting on the actual and potential impacts of climate - related risks and opportunities on the organisation’s businesses, strategy, and financial planning where this information is relevant In line with the Strategic Plan and as part of the Bank's Environmental Strategy, in 2019 CaixaBank established a 2019 - 2021 Road Map for environmental risk management, focused on 6 lines of action: business opportunities, definition and deployment of governance, environmental risk management policy, taxonomy, risk metrics and external reporting. 3. RISK MANAGEMENT Reporting on the processes used to identify, assess, and manage climate - related risks • The Environmental Risk Management Policy establishes a number of general and sector - specific exemptions concerning activities that could have a significant environmental impact, establishing the requirements under which CaixaBank will not assume credit risk. • Operational procedures are currently being developed to integrate environmental risk assessment into lending procedures of legal entities through a questionnaire. • CaixaBank aspires to apply EU Taxonomy once approved by the European Commission and adapted to the banking sector. In this regard, work is being done on several fronts to classify the Bank's portfolio. • In 2007, CaixaBank became a signatory to the Equator Principles, through which a series of additional processes are established in relation to ESG risk assessment for certain services. 4. METRICS AND TARGETS Reporting on the metrics and targets used to assess and manage relevant climate - related risks and opportunities • Renewable energy portfolio exposure • Operations financed under the Equator Principles framework • Opinions issued on the environmental risks of credit operations • Portfolio exposure to carbon - intensive sectors • Carbon footprint of CaixaBank S.A. management of environmental and climate - related risk. The average Liquidity coverage ratio (LCR) Financial Sta - bility Board (FSB) commissioned the TCFD ( Task Force on Climate - related Financial Disclosures ) to develop a re - porting framework that will help the market assess the performance of companies with regard to climate change and contribute to the decision - making of stakeholders . The initiative recommends the disclosure of financial in - formation related to climate change addresses 4 main categories . The Environmental strategy section of the 2019 Conso - lidated Management Report reflects CaixaBank's strategy and positioning in this area . The following table shows the summary of progress of the initiative at 31 December 2019 . 206

2019 Consolidated Management Report 04 Glossary Glossary Independent V erification Report Annual Corporate Governance Report for 2019 Non - financial information statement CaixaBank’s DNA Strategic lines 207

2019 Consolidated Management Report • Market share in credit to companies : data pro - duced by CaixaBank based on official data (Bank of Spain) . Total credit to non - financial resident compa - nies . • Market share in salary direct deposits : quotient between the number of customers with salary direct deposits and customers covered by Social Security (not including self - employed workers and domestic employees), multiplied by a correction factor of 95% . • Share of private customers in Spain : percentage of the market dominated by CaixaBank in terms of customers . The universe comprises bank account hol - ders over the age of 18 years living in towns of more than 2 , 000 inhabitants . Source : FRS Inmark . • Digital adoption rate : 12 - month average of digital customers divided by the total number of customers . Source : ComScore • Adoption rate in companies Percentage of Spa - nish companies that are CaixaBank customers with turnover between 1 and 100 million euros . Source : FRS Inmark . • Trade share : Market share in trade (remittances, do - cumentary credits, and guarantees) . Source : Swift – Traffic Watch . • Market share in POS: Data produced by CaixaBank based on official data (Bank of Spain). Portugal • Market share in consumer credit : accumulated contracts during the year according to instruction no . 14 / 2013 of the Bank of Portugal . Source : Bank of Por - tugal/Bank Customer Website . October 2019 • Market share in deposits demand and term de - posits . Source : Data produced by CaixaBank based on official data (Bank of Portugal - Monetary and Fi - nancial Statistics) . October 2019 • Market share in investment funds : source : APFIPP (Portuguese Association of Investment Funds, Pen - sion Funds and Asset Management) - Mutual Funds . November 2019 • Market share in mortgage loans : total resident mortgage loans including securitised loans (estimate) . Data produced by CaixaBank based on official data (Bank of Portugal - Monetary and Financial Statistics) . • Market share in salary direct deposits : number of salary direct deposits corrected by a factor of 95 % due to unavailable information in the Portuguese market . It is considered that 95 % of salaried emplo - yees receive their salary by direct deposit . Source : Na - tional Statistics Institute (INE) September 2019 • Market share in insurance : data based on official data . Source : APS (Portuguese Association of Insu - rers) . November 2019 . • Contribution to Gross Domestic Product ( % ) : total contribution of CaixaBank (direct and indirect) to GDP is measured by dividing Gross Value Ad - ded (GVA) by GDP . The GVA of CaixaBank Group’s businesses in Spain and Portugal is calculated as the gross income (excluding gains/losses on finan - cial assets and liabilities and others) minus general expenses . The GVA for the businesses (excluding shareholdings) is multiplied by the fiscal multiplier to include indirect contributions . Source : CaixaBank Research . • Intensive carbon portfolio : ratio of credit expo - sure, fixed income and carbon - intensive equities to total CaixaBank Group financial instruments . Some exposures may contain a mix of power generation that includes renewable energies . • Citizens with a branch in their municipality : total population of Spain in municipalities where CaixaBank has a retail branch or a subsidiary win - dow . • Digital customers : digital customers between the age of 20 and 74 years who have been active in the last 12 months . As a percentage of all customers and overall value . Spain Network . • Client : any natural or legal person with a total posi - tion equal to or greater than € 5 in the Entity that has made at least two non - automatic movements in the last two months . CaixaBank's DNA Strategic lines Glossary Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Glossary Non - financial information This glossary contains definitions of the indicators and other terms related to the non - financial information presented in the consolidated management report. Market share (%) Spain, at December 2019 if no specific period is indi - cated. General 208

2019 Consolidated Management Report • Electricity consumption : calculated for the network of branches and corporate centres of CaixaBank, S . A . in MWh . Consumption of data per employee is calcu - lated over average staff for the year . • Paper consumption : calculated for the network of branches and corporate centres of CaixaBank, S . A . in tonnes . The consumption data per employee is cal - culated on average staff for the year . • Water consumption : estimate based on a sample of corporate buildings and branches in the CaixaBank, S.A. corporate network. • Free Float ( % ) : The number of shares available for the public, calculated as the number of issued shares minus the shares held in the treasury, advisers, and shareholders represented on the Board of Directors . The Annual Corporate Governance Report specifies a different free float calculation to that used for mana - gement purposes, calculated according to the current regulations for the report . • Investment (business model context) : balance of managed loans excluding investments on a fee or commission basis, foreclosed assets and cash . • Investment in development and technology : total amount invested in items identified as technology and computing, taking into account both current expen - diture and activable elements, and including, among others, maintenance of infrastructure and software, development projects (digital channels, cybersecurity, business development, regulatory), telecommunica - tions, acquisition of equipment and software, licences and rights of use . • Micro - credits : collateral - free loans of up to € 25 , 000 granted to individuals whose economic and social cir - cumstances make access to traditional bank financing difficult . Its purpose is to promote productive activity, job creation and personal and family development . • Other financing with social impact loans that con - tribute to generating a positive and measurable social impact on society, aimed at sectors related to entrepreneurship and innovation, the social eco - nomy, education and health. Its aim is to contribute to maximising social impact in these sectors. • Businesses created with the support of micro - loans : the start of business is considered when the application for the microloan is made between 6 months before and 2 years after the start of the activity . • Number of jobs created due to the contribu - tion of microloans : based on a survey conducted by STIGA on entrepreneurs that have applied to MicroBank for a microloan to open or consolidate a business during 2019 . • Number of job positions generated through the multiplier effect of purchases from su - ppliers : Indicator estimated based on the VAB of CaixaBank, Spanish and Portuguese GDP, the % of employment and productivity per worker accor - ding to National Accounting, and based on the input/output tables of the National Statistics Insti - tutes (INE) of both countries with 4 th - quarter data . Source : CaixaBank Research . • Branches : number of total centres . It includes re - tail branches and other specialised segments . It does not include windows (public service centres that are displaced, lack a main manager and are dependent on another main branch) . It does not include branches and offices outside Spain or vir - tual/digital offices . • Accessible branch : a branch is deemed to be ac - cessible when its features enable all types of people, regardless of their abilities, to enter, move around, navigate, identify, understand and make use of the available services and facilities, and to communi - cate with staff . The branch must also comply with current regulations . • Management suppliers : a professional or com - pany that establishes a commercial relationship with CaixaBank, regulated through a contract, to provide or supply everything necessary for a pur - pose related to the bank’s activity . For management purposes, suppliers with an annual amount of over 30 , 000 euros are reported . Excluded are creditors • Committed customers : percentage of the total number of customers surveyed who assess expe - rience, loyalty and recommendation with ratings of 9 or 10 across the board . Calculated for customers in Spain . • Customer Experience Index (IEX) : measures the overall customer experience of CaixaBank on a scale of 0 to 100 . It is a synthetic index of the Expe - rience Rates of the 8 main CaixaBank businesses : Individuals, Premier, Private, Business, Business - Bank, Companies, Institutions and Corporate . It is weighted on the basis of the contribution to the Bank’s Ordinary Margin by each of these busines - ses, which is obtained monthly . • Service Quality Index (IQS) : measures the overall experience of BPI’s individual customers on a scale of 0 to 100 . • Net Promoter Score (NPS) : measures recom - mendations by CaixaBank customers on a scale of 0 to 10 . The Index is the result of the difference between % Promoter customers (ratings 9 - 10 ) and Detractor customers (ratings 0 - 6 ) . It is offered for the retail customer segment of CaixaBank Spain and for specific experiences . CaixaBank's DNA Strategic lines Glossary Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement whose entry into competition does not bring va - lue to the company or is not possible, including municipalities, associations, owners’ communities, notaries, etc . It is provided for subsidiaries included in the corporate purchasing model . • Resources and values managed (business mo - del context) : balance of resources managed on the balance sheet and off - balance sheet . Customer experience and quality 209

2019 Consolidated Management Report • Number of work - related accidents : total num - ber of accidents with and without sick leave occu - rring in the company during the whole year . • Pay gap ( % ) : estimates the impact of gender on salary (determined through a model of multiple linear regression of salary, calculated as the sum of fixed and variable remuneration, on gender and other relevant factors, including age, longevity, longevity in duty, professional duty and level) and average salary of the company . The sample exclu - des duties (homogenous groups) of fewer than 50 observations (people) in CaixaBank, S . A . due to the fact that there are insufficient samples to infer sta - tistically solid conclusions, although this aspect has not been extended to the subsidiaries due to the model’s loss of predictive power . • Number of employees with disabilities : emplo - yees working at the Company with a recognised degree of disability equal to or greater than 33% . • Hours of absenteeism (manageable) : total hours of manageable absenteeism (illness and accidents) . • Hours of training per employee : total hours of training of all staff during the year divided by ave - rage staff . • Investment in employee training (€) : Total hours of training of all staff during the year divided by average staff . • Manageable absenteeism rate ( % ) : total hours of manageable absenteeism (illness and accidents) over total working hours . • Accident frequency rate : n umber of accidents resulting in sick leave divided by the total hours worked, multiplied by 10 to the power of 6 . The rate does not include accidents which happen on an employee’s way to or from work, as they are outside of work hours . In addition, it includes all real hours of work and excludes any permitted forms of absence, holidays, and sick leave. • Women in managerial positions ( % ) : percenta - ge of women in assistant management positions of A or B offices (or above) over the total number of employees in managerial positions . Data calculated for CaixaBank, S . A . • New additions : total new hires during the year (even if no longer remaining in the company) . • Number of certified professionals : Number of employees who have passed the Financial Advice Information Course (CIAF) . Other related courses officially recognised by the National Securities Mar - ket Commission (CNMV) are also included in this calculation . • Certified professionals : quotient between the number of certified employees and total emplo - yees that form part of the Premier and Private Ban - king group . • Average remuneration : average total remune - ration (annual remuneration plus variable benefits paid in the year), segmenting if applied as foreseen . • Average remuneration of board members : ave - rage remuneration of the Board of Directors, inclu - ding variable remuneration, allowances, severance, long - term savings provisions, and other income . • Undesired turnover : total final redundancies in the year over average staff multiplied by 100 . • Total employees : active or structural workforce at year - end . Absences, partial retirees, non - computa - ble staff, staff in centres pending destination, grant holders and ETTs are not considered . CaixaBank's DNA Strategic lines Glossary Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Human Resources 210

2019 Consolidated Management Report Information financial In addition to the financial information prepared in ac - cordance with International Financial Reporting Stan - dards (IFRSs), this document includes certain Alternative Performance Measures (APMs) as defined in the guideli - nes on Alternative Performance Measures issued by the European Securities and Markets Authority on 30 June 2015 (ESMA/ 2015 / 1057 ) (the “ESMA Guidelines”) . Caixa - Bank uses certain APMs, which have not been audited, for a better understanding of the company's financial performance . These measures are considered additional disclosures and in no case replace the financial informa - tion prepared under IFRSs . Moreover, the way the Group defines and calculates these measures may differ to the way similar measures are calculated by other companies . Accordingly, they may not be comparable . ESMA guidelines define an APM as a financial measu - re of historical or future performance, financial position, or cash flows, other than a financial measure defined or specified in the applicable financial reporting framework . In accordance with these guidelines, following is a list of the APMs used, along with a reconciliation between certain management indicators and the indicators pre - sented in the consolidated financial statements prepared under IFRS : Profitability and Efficiency a) Customer spread: this is the difference between: • average rate of return on loans (income from loans and advances to customers divided by the net ave - rage balance of loans and advances to customers) . • average rate for retail customer funds (cost of retail customer funds divided by the average balance of those same retail customer funds, excluding subor - dinated liabilities) . b) Balance sheet spread: this is the difference between: • average rate of return on assets (interest income divided by total average assets) . • average cost of funds (interest expenses divided by total average funds). c) ROE profit attributable to the Group (adjusted by the amount of the Additional Tier 1 coupon, reported in sha - reholders’ equity) divided by average shareholder equity plus valuation adjustments for the last 12 months . Allows the Group to monitor the return on its sharehol - ders’ equity . d) ROTE : quotient between : • profit attributable to the Group (adjusted by the amount of the Additional Tier 1 coupon reported in shareholder equity) . • 12 - month average shareholder equity plus valua - tion adjustments deducting intangible assets using management criteria (calculated as the value of intangible assets in the public balance sheet, plus the intangible assets and goodwill associated with investees, net of provisions, recognised in Invest - ments in joint ventures and associates in the public balance sheet) . Metric used to measure the return on a company’s tan - gible equity . e) ROA : quotient between the net profit (adjusted by the amount of the Additional Tier 1 coupon, reported in shareholder equity) and the average total assets, from the last twelve months . f) RORWA : quotient between the net profit (adjusted by the amount of the Additional Tier 1 coupon, reported in shareholder equity) and the average risk - weighted total as - sets, from the last twelve months . g) Cost - to - income ratio : operating expenses (adminis - trative expenses, depreciation and amortisation) divided by gross income (or core income for the core cost - to - in - come ratio) for the last 12 months . Risk management a) Cost of Risk (CoR) : quotient between the total allowances for insolvency risk ( 12 months) divided by average of gross loans to customers, plus contingent liabilities, using management criteria . b) Non - performing loan ratio : quotient between the non - performing loans and advances to customers and contingent liabilities, using management criteria, and the total gross loans and advances to customers and contin - gent liabilities, using management criteria . c) Coverage ratio : quotient between the total credit loss provisions for loans to customers and contingent liabi - lities, using management criteria, and non - performing loans and advances to customers and contingent liabili - ties, using management criteria . d) Real estate available for sale coverage ratio : quo - tient between the gross debt cancelled at the foreclosure or surrender of the real estate asset less the present net book value of the real estate asset ; and the gross debt cancelled at the foreclosure or surrender of the real es - tate asset . Reflects the coverage level via write - downs and accoun - ting provisions on foreclosed real estate assets available for sale . e) Real estate available for sale coverage ratio with accounting provisions : quotient between accounting coverage : charges to provisions of foreclosed assets, and the gross book value of the foreclosed asset : sum of net carrying amount and the accounting provision . Liquidity a) Total liquid assets : sum of HQLAs ( High Quality Li - quid Assets within the meaning of Commission Delega - ted Regulation of 10 October 2014 ) plus the available ba - lance under the facility with the European Central Bank (non - HQLA) . CaixaBank's DNA Strategic lines Glossary Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement 211

2019 Consolidated Management Report b) Loan - to - deposits : quotient between net loans and advances to customers using management criteria ex - cluding brokered loans (funded by public institutions), and on - balance sheet customer funds . Metric showing the retail funding structure (allows us to value the proportion of retail lending being funded by customer funds) . Other relevant indicators • Core income : includes net interest income, fee and commission income, income from the life - risk insurance business, the result of using the equity method for SegurCaixa Adeslas and income from the insurance investees of BPI . • Pensions and insurances income : includes net interest income (savings insurances), fee and com - mission income (insurances, unitlinked, pension plans), income from the life - risk insurance business, the result of using the equity method for Segur - Caixa Adeslas and income from the insurance in - vestees of BPI . • EPS (Earnings per share) : profit attributa - ble to the Group 1 for the last 12 months divided by the average number of shares outstanding . The average number of shares outstanding is calculated as average shares issued less the avera - ge number of treasury shares . • BVPS (Book value per share) : equity less minori - ty interests divided by the number of fully diluted shares outstanding at a specific date . Fully - diluted outstanding shares equals shares issued (less treasury shares) plus the shares resulting from a theoretical redemption/conversion of the issued ex - changeable debt instruments, at a specific date . • TBVPS (Tangible book value per share) : quotient between equity less minority interests and intangi - ble assets and the number of fully - diluted outstan - ding shares at a specific date . CaixaBank's DNA Strategic lines Glossary Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement • PER (Price - to - earnings ratio): share price divided by earnings per share (EPS). • P/BV: share price divided by book value. • P/TBV tangible : share price divided by tangible book value . • MDA (maximum distributable amount) buffer : the capital threshold below which limitations exist on dividend payments, variable remuneration and interest payments to holders of Additional Tier 1 capital instruments . It is defined as Pillar 1 + Pillar 2 capital requirements + capital buffers + possible AT 1 and T 2 deficits . • MREL (Minimum Requirement for Eligible Liabilities) : minimum requirement of sharehol - der equity and eligible liabilities with the capacity to absorb losses, in addition to the issues eligible for total capital ; it includes Senior non - preferred debt, Senior preferred debt and other pari - passu liabilities, in accordance with the Single Resolution Board . • Subordinated MREL : comprises eligible issues for total capital and issues of Senior non - preferred debt . 212

2019 Consolidated Management Report CaixaBank's DNA Strategic lines Glossary Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Adaptation of the structure of the publicly reported income statement to the management format Net fee and commission income. Includes the fo - llowing line items: • Fee for commission income. • Fee for commission expense. Gains/(losses) on financial assets and liabilities and others. Includes the following line items: • Gains/(losses) on derecognition of financial assets and liabilities not measured at fair value through profit or loss (net) . • Gains/(losses) on financial assets not designated for trading compulsorily measured at fair value through profit or loss (net) . • Gains/(losses) on financial assets and liabilities held for trading (net) . • Gains/(losses) from hedge accounting (net). • Exchange differences (net). Administrative expenses, depreciation and amorti - sation. Includes the following line items: • Administrative expenses. • Depreciation and amortisation. Operating income/(loss) • (+) Gross income. • ( - ) Operating expenses. Allowances for insolvency risk and charges to provi - sions. Includes the following line items: • Impairment/(reversal) of impairment losses on fi - nancial assets not measured at fair value through profit or loss and net or net profit or loss due to a change . • Provisions/(reversal) of provisions. Of which: Allowances for insolvency risk. • Impairment/(reversal) of impairment losses on fi - nancial assets not measured at fair value through profit or loss corresponding to Loans and advances to customers, using management criteria . • Provisions/(reversal) of provisions corresponding to Provisions for contingent liabilities, using manage - ment criteria . Of which: Other charges to provisions. • Impairment/(reversal) of impairment losses on fi - nancial assets not measured at fair value through profit or loss, excluding balances corresponding to Loans and advances to customers, using manage - ment criteria . • Provisions/(reversal) of provisions, excluding provi - sions corresponding to contingent liabilities using management criteria . Gains/(losses) on disposal of assets and others. In - cludes the following line items: • Impairment/(reversal) of impairment on invest - ments in joint ventures or associates . • Impairment/(reversal) of impairment on non - finan - cial assets . • Gains/(losses) on derecognition of non - financial as - sets and investments (net) . • Negative goodwill recognised in profit or loss. • Profit/(loss) from non - current assets and disposal groups classified as held for sale not qualifying as discontinued operations (net) . Profit/(loss) attributable to minority interests and others. Includes the following line items: • Profit/(loss) for the period attributable to minority interests (non - controlling interests). • Profit/(loss) after tax from discontinued operations. 213

2019 Consolidated Management Report Reconciliation of activity indicators using management criteria Loans and advances to customers, gross Financial assets at amortised cost - Customers (public balance sheet) 222,154 Reverse repo (public and private sector) (813) Clearing houses (1,239) Other non - retail financial assets (319) Financial assets not designated for trading compulsorily measured at fair value through profit or loss - Loans and advances to customers (public balance sheet) 166 Other non - retail financial assets 0 Fixed - income bonds considered retail financing (Financial assets at amortised cost 2,403 Liabilities under insurance contracts December 2019 € million Liabilities under the insurance business (Public Balance Sheet) 70,807 Capital gains/(losses) associated with the assets of the insurance business (excluding unit linked) (13,361) Liabilities under the insurance business, using management criteria 55,446 CaixaBank's DNA Strategic lines Glossary Independent Verification Report Annual Corporate Gove rnance Report for 2019 Debt securities on the public balance sheet) Fixed income bonds considered retail financing (Assets under the insurance business - Balance Sheet) 350 Provisions for insolvency risk 4,704 Gross loans to customers with management criteria 227,406 December 2019 € million Non - financial information statement 214

2019 Consolidated Management Report Customer funds December 2019 € million Financial liabilities at amortised cost - Customers deposits (Public Balance Sheet) 221,079 Non - retail financial liabilities (registered under Financial liabilities at amortised cost - Customers deposits) (2,878) Multi - issuer covered bonds and subordinated deposits (2,932) Counterparties and others 54 Retail financial liabilities (registered under Financial liabilities at amortised cost - Debt securities) 1,625 Retail issuances and other 1,625 Liabilities unde r insuranc e contract s unde r management cri t eri a 57,446 Total on - balance sheet customer funds 188,068 Asset s unde r management 102,316 1 Includes, among others, transitional funds associated with transfers and collection activity, as well as other customer funds distributed by the Group. 2 A total of €2,953 million in multi - issuer covered bonds (net of retained issues) and €33 million in subordinated deposits. CaixaBank's DNA Strategic lines Glossary Independent Verification Report Annual Corporate Gove rnance Report for 2019 Other accounts 1 4,698 Total customer funds 384,286 Institutional issuances for banking liquidity purposes December 2019 € million Financial liabilities at amortised cost - Debt securities (Public Balance Sheet) 33,648 Institutional financing not considered for the purpose of managing bank liquidity (3,864) Securitisation bonds (1,387) Valuation adjustments (969) Retail (1,625) Issues acquired by companies within the group and other 117 Customer deposits for the purpose of managing bank liquidity 2 2,932 Institutional financing for the purpose of managing bank liquidity 32,716 Non - financial information statement 215

2019 Consolidated Management Report Foreclosed real estate assets (available for sale and held for rent) December 2019 € million Non - current assets and disposal groups classified as held for sale (Public Balance Sheet) 1,354 Other assets (415) Inventories in the heading - Other assets (Public Balance Sheet) 19 Foreclosed available for sale real estate assets 958 Tangible assets (Public Balance Sheet) 7,282 T angibl e asset s for own us e (4,915) Othe r asset s (273) Foreclosed rental real estate assets 2,094 CaixaBank's DNA Strategic lines Glossary Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement 216

2019 Consolidated Management Report 05 Independent Verification r epo r t Glossa r y Independent Verification Report Non - financial information statement CaixaBank’s DNA Strategic lines 217 Annual Corporate Governance Report for 2019

A free translation from the original in Spanish

This version of our report is a free translation of the original, which was prepared in Spanish. All possible care has been taken to ensure that the translation is an accurate representation of the original. However, in all matters of interpretation of information, views or opinions, the original language version of our report takes precedence over this translation.

Independent verification report

To the shareholders of CaixaBank, S.A.:

Pursuant to Article 49 of the Code of Commerce, we have verified, under a limited assurance scope, the State of non-financial information ("NFIS") for the year ended 31 December 2019 of CaixaBank, S.A. (the Parent company) and subsidiaries (hereinafter 'CaixaBank' or 'the Group') which forms part of the accompanying Group's Management Report.

The content of the Management Report includes additional information to that required by the current mercantile legislation related to non-financial information reporting which has not been covered by our verification work. In this respect, our work has been restricted solely to verifying the information identified in tables 'Table of contents Act 11/2018, of 28 December' and 'Index of GRI content' of the accompanying Management Report.

Likewise, we have carried out a moderate assurance engagement of the application of the principles of inclusivity, materiality and responsiveness, as described in the information included in the section 'Materiality/ Criteria and scope of the report' of the accompanying Management Report in accordance with the provisions of the 2008 Accountability Principles Standard AA1000 (AA1000APS) issued by AccountAbility.

Responsibility of the Board of Directors of the Parent company

The preparation of the NFIS included in CaixaBank Management Report and the content thereof are the responsibility of the Board of Directors of the Group. The NFIS has been drawn up in accordance with the provisions of current mercantile legislation and with the Sustainability Reporting Standards of the Global Reporting Initiative ("GRI Standards") in accordance with Exhaustive option in line with the details provided for each matter in tables'Table of contents Act 11/2018, of 28 December' and 'Index of GRI content' of the mentioned Management Report.

This responsibility also includes the design, implementation and maintenance of the internal control considered necessary to allow the NFIS to be free of any immaterial misstatement due to fraud or error.

The directors of CaixaBank, S.A. are also responsible for defining, implementing, adapting and maintaining the management systems from which the information required to prepare the NFIS is obtained, and for the application of AA10000APS (2008) principles.

PricewaterhouseCoopers Auditores, S.L., Avda. Diagonal, 640, 08017 Barcelona Espana

Tel.: +34 932 532700 / +34 902 021111, Fax: +34 934 059 032, www.pwc.es

R. M. Madrid, hoja 87.250-1, folio 75, tomo 9.267, libro 8.054, secci6n 3a lnscrita en el R.O.A.C. con el numero S0242 - CIF: B-79 031290

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Our independence and quality control

We have complied with the independence requirements and other ethical requirements of the Code of Ethics for Professional Accountants issued by the International Ethics Standards Board for Accountants ("IESBA") which is based on the fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behaviour.

Our firm applies the International Standard on Quality Control 1 (ISQC 1) and therefore has in place a global quality control system, which includes documented policies and procedures related to compliance with ethical requirements, professional standards and applicable legal and regulatory provisions.

The engagement team has been formed by professionals specialising in non-financial information reviews and specifically in information on economic, social and environmental performance.

Our responsibility

Our responsibility is to express our conclusions in an independent limited verification report based on the work carried out. Our work has been carried out in accordance with the requirements laid down in the current International Standard on Assurance Engagements (ISAE) 3000 Revised, Assurance Engagements Other than Audits or Reviews of Historical Financial Information (ISAE 3000 Revised) issued by the International Auditing and Assurance Standards Board (IAASB) of the International Federation of Accountants (IFAC) and with the Guidelines for verification engagements on non financial statements issued by the Spanish Institute of Auditors ("lnstituto de Censores Jurados de Cuentas de Espana"). We have also carried out our moderate assurance engagement (type 2) in accordance with the 2008 AA1000 Assurance Standard (AA1000AS) issued by AccountAbility.

In a limited assurance engagement, the procedures performed vary in terms of their nature and timing of execution, and are less extensive than those carried out in a reasonable assurance engagement.

Accordingly, the assurance obtained is substantially lower.

Our work has consisted of posing questions to management and several Caixabank units that were involved in the preparation of the NFIS, in the review of the processes for compiling and validating the information presented in the NFIS, and in the application of certain analytical procedures and review sampling tests, as described below:

•	Meetings with Caixabank personnel to ascertain the business model, policies and management approaches applied, the main risks related to these matters and to obtain the information required for the external review.

•	Analysis of the scope, relevance and integrity of the contents included in the NFIS for 2019, based on the materiality analysis carried out by the Group and described in section 'Materiality', considering the content required under current mercantile legislation.

•	Analysis of the procedures used to compile and validate the information presented in NFIS for 2019.

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•	Review of information concerning risks, policies and management approaches applied in relation to material issues presented in the NFIS for 2019.

•	Analysis of the documentation and actions related to the application of the inclusivity, materiality and responsiveness principles of the AA1000APS (2008).

•	Verification, through sample testing, of the information relating to the content of the NFIS for 2019 and its adequate compilation using data supplied by the Group's sources of information.

•	Obtainment of a management representation letter from the Directors and Management of the Parent company.

Conclusion

Based on the procedures performed and the evidence we have obtained, no matters have come to light that might lead us to believe that:

•	CaixaBank's NFIS for the year ended 31 December 2019 has not been prepared, in all its significant aspects, in accordance with the provisions of current mercantile legislation and the Sustainability Reporting Standards of the Global Reporting Initiative ("GRI Standards") in accordance with the mentioned in each subject in tables Table of contents Act 11/2018, of 28 December' and 'Index of GRI content' of the mentioned Management Report.

•	the information included in the section 'Materiality/ Criteria and scope of the report' of the accompanying Management Report, regarding the application of the principles of inclusivity, materiality and responsiveness, has not been prepared, in all of their significant matters, in accordance with the provisions of the AA1000APS (2008).

Recommendations

Set out below is a summary of the main recommendations emerged during our limited assurance engagement, regarding improvements to the application of the AA1000APS (2008) principles of inclusivity, materiality and responsiveness, which do not alter our limited or moderate assurance conclusions given in this report.

lnclusivity

CaixaBank regularly updates information on the expectations of all its stakeholders and their perception of the Group, through different communication channels, enabling it to monitor its reputation and develop action plans. It is recommended that the methodology for measuring the Group's reputation be further developed and consolidated in all its subsidiaries, integrating all stakeholders' consultation processes.

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Materiality

CaixaBank has updated its materiality analysis in 2019 and has carried out a specific analysis for BPI Bank, identifying the relevant topics at a global level for the Group. It has also aligned the identified material topics with the priorities of the new 2019-2021 Strategic Plan. It is recommended that this analysis incorporates all the existing internal inputs in relation to stakeholders' perception of CaixaBank, as well as further defining the topics to be considered and their alignment with GRI standards.

Responsiveness

CaixaBank's 2019-2021 Strategic Plan includes as one of its strategic lines to be a benchmark in responsible banking and social commitment. For this reason, in 2019 the Master Plan for Socially Responsible Banking has been aligned with this new Strategic Plan, reporting on progress in this area at Board level. It is recommended that the Group continue to promote communication of the degree of progress made with respect to the specific objectives defined and published on the CaixaBank's corporate website, through an annual report, both internal and external, of the key follow-up indicators which allow the impact of the Group on society to be quantified.

Use and distribution

This report has been drawn up in response to the requirement laid down in current Spanish mercantile legislation and therefore might not be suitable for other purposes or jurisdictions.

PricewaterhouseCoopers Auditores, S.L.

PRICEWATERHOUSECOOPERS AUDITORES, S.L

Original in Spanish signed by

Ignacio Marull Guash

February 21st, 2020

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2019 Consolidated Management Report 06 Informe d Gobiern corporati e o v o 06 Annual Corporate Governance R epo r t For 2019 Independent Verification Report Non - financial information statement Glossary CaixaBank’s DNA Strategic lines 1 Annual Corporate Governance Report for 2019

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Corporate Governance in 2019 1.1 Changes in the governing bodies in 2019 In line with best corporate governance practices, the General Shareholders’ Meeting held on 5 April 2019 re - solved to reduce the number of Board members by two (2), thus bringing the total number of directors to sixteen (16) ; within the limits stipulated in the By - laws . Shareholders also approved the re - election as Board members of Gonzalo Gortázar Rotaeche (executive di - rector), María Amparo Moraleda Martínez (independent director), John S . Reed (independent director) and María Teresa Bassons Boncompte (proprietary director), as well as the appointment of Marcelino Armenter Vidal (pro - prietary director) and Cristina Garmendia Mendizábal (independent director) as new members of the Board of Directors . Following the resolutions to re - elect and appoint the aforementioned directors and considering that direc - tors Alain Minc, Juan Rosell Lastortras, Antonio Sáinz de Vicuña y Barroso and Javier Ibarz Alegría will not be re - elected upon reaching the end of their term of office, there are now 16 directors sitting on the Board of Directors . Following the annual General Shareholders’ Meeting, the Board of Directors agreed to appoint Gonzalo Gortázar Rotaeche as Chief Executive Officer of CaixaBank, S . A . , to be vested with all the powers that may be delegated by law and those laid out in the By - laws . The Board of Directors, acting on the recommendation of the Appointments Committee and the Audit and Control Committee (in the latter case with regard to the composition of the Appointments Committee), also agreed to restructure the various committees attached to the Board . Specifically, the Board of Directors appointed Verónica Fisas Vergés (independent director) as a new member of the Remuneration Committee and Xavier Vives Torrents (independent coordinating director) as a new member of the Appointments Committee, replacing, respectively, Juan Rosell Lastortras and Alain Minc . The Board of Directors also agreed to re - appoint the directors re - elected by shareholders at the General Mee - ting as members of the Board committees on which they had previously been sitting (namely Gonzalo Gortázar Rotaeche was appointed to the Executive Committee ; María Amparo Moraleda Martínez was appointed to the Executive Committee and the Remuneration Committee ; John S . Reed was appointed to the Appointments Com - mittee; and Teresa Bassons Boncompte was appointed to the Appointments Committee). Last but not least, the Audit and Control Committee agreed to appoint Koro Usarraga Unsain as its Chairman, while the Risk Committee appointed Eduardo Javier San - chiz Irazu as its Chairman . Meanwhile, the Board of Directors reached the decision on 23 May 2019 to set up a new Innovation, Technology and Digital Transformation Committee . 2

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement 1.2 New Innovation, Technology and Digital Transformation Committee At a meeting held on 23 May 2019 , the Board of Directors agreed to set up a new Innovation, Technology and Digital Transformation Committee, as an advisory committee attached to the Board of Di - rectors, based on a recommendation received from the Appoint - ments Committee . The committee will aid and support CaixaBank’s Board of Direc - tors on all matters relating to technological innovation and digi - tal transformation, while also helping it monitor and analyse any trends or innovations that might impact CaixaBank’s strategy and business model in this field . COMMITTEE MEMBERSHIP IS AS FOLLOWS: Chairman Jordi Gual Solé Members Gonzalo Gortázar Rotaeche María Amparo Moraleda Martínez Marcelino Armenter Vidal Cristina Garmendia Mendizábal 1 . 3 Progress in corporate governance in 2019 Aside from what we have discussed previously as the main corporate governance milestones in 2019 — such as the reduced size of the Board of Directors and the creation of a speciali - sed committee to advise the Board on matters relating to technological innovation and di - gital transformation (the Innovation, Technology and Digital Transformation Committee) — it is also noteworthy that following the 2019 Annual General Meeting female directors account for 37 . 50 % of total Board membership (exceeding the 30 % recommendation contained in the Good Governance Code), all this in line with best corporate governance practices and trends and recommendations of regulatory bodies and market analysts . When it comes to working practices, it is worth noting that the Company has made further progress with various technical tools and organisational aspects, such as streamlining agendas and structuring meetings, while also extending time frames in relation to work planning and organisation . In relation to the committees, the Regulations of the Board of Directors were amended in 2019 to bring the system for delivering meeting minutes of the Appointments Committee and the Remuneration Committee in line with the system already in place for the other committees . All this as part of a constant drive to ensure best governance at the Entity to further improve its performance by recognising the ability of CaixaBank’s governing bodies to carry out their work with the utmost quality . 1 . 4 Challenges for 2020 In view of the findings obtained from the self - assessment of the Board and its committees, and in a bid to further improve their operation and effectiveness, the Board of Directors has appraised and established certain improvement opportunities for 2020 . Notably, these include the need to optimise and streamline agendas so as to increase the amount of time spent debating business matters, thus gaining further insight and knowledge into the performance of the wider sector and market trendsends . Alternative wording : enable closer monitoring of the changes and trends within the sector . The Entity also intends to continue expanding and improving its technical resources and Group - specific reporting and information processes, in relation to both business and organi - sational aspects, without losing sight of the fact that the governing bodies are capable of per - forming excellent work . If necessary, one or other specialised committee may be fine - tuned or restructured to further enhance corporate governance and ultimately the Entity’s performance . 3

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement A. Capital structure Share capital (A . 1 . ) At year - end, CaixaBank’s share capital amounted to 5 , 981 , 438 , 031 euros, represented by 5 , 981 , 438 , 031 sha - res, each with a face value of 1 euro, all belonging to a single class and series and all with identical voting and dividend rights . The shares are represented throu - gh book entries and confer 5 , 981 , 438 , 031 voting rights . The company responsible for the book - keeping of the shares is Sociedad de Gestión de los Sistemas de Re - gistro, Compensación y Liquidación de Valores, S . A . U . (IBERCLEAR) . The shares into which CAIXABANK’s share capital is divided are listed for trading on the Barcelona, Bilbao, Madrid and Valencia stock exchanges through the Automated Trading System (Continuous Market) . The share capital was last changed on 14 December 2016 . On 1 June 2017 , CaixaBank reported the approval of the issuance of preferential shares eventually convertible into new issue shares (Additional Tier 1 ), excluding the right of first refusal, for the amount of 1 , 000 million euros, the terms of which were established on the same day . On 13 March 2018 , CaixaBank announced the approval of an issue of contingent convertibles (convertible into new - issue shares of CaixaBank) (AT 1 ) worth 1 . 25 billion euros, with the pre - emptive subscription right disapplied . While the preference shares are perpetual, they may be redeemed under specific circumstances at the option of CaixaBank and are, in all cases, convertible into com - mon newly - issued shares of the entity if CaixaBank or the CaixaBank Group has a Common Equity Tier 1 ra - tio (CET 1 ), of less than 5 . 125% , calculated in accordance with European Regulation 575 / 2013 , of 26 June, of the European Parliament and Council, on prudential require - ments of credit institutions and investment firms . 4 The conversion price of the preferential shares will be the highest figure between (i) the average of the daily volu - me - weighted average share prices of CaixaBank corresponding to the five trading days prior to the day on which the announcement of the corresponding conversion scenario is made, (ii) € 2 , 803 (Floor Price), with respect to the preferential shares issued in June 2017 , and € 2 , 583 (Floor Price), with respect to those issued in March 2018 , and (iii) the face value of a CaixaBank share at time of conversion (at the date of this report, the face value of the CaixaBank share is one euro (€ 1 )) . Significant shareholders and related disclosures during the year (A.2) (Disclosures to the CNMV during the year) Figures at 31/12/2019 % of shares carrying voting % of voting rights through finan - % of total voting Name of shareholder rights Direct BLACKROCK, INC. 0.00 LA CAIXA BANKING FOUNDATION 0.00 INVESCO LIMITED 0.00

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Corporate Governance Report for 2019 Non - financial information statement Se ha descendido el 3% del capital Social BLACKROCK, INC FEBRE R O 04 Se ha superado el 2% del capital Social INVESCO LIMITED 05 JULIO JUNIO Se ha descendido el 3% del capital Social BLACKROCK, INC 27 Se ha superado el 3% del capital Social BLACKROCK, INC 21 OCTUBRE NOVIEMBRE Se ha descendido el 3% del capital Social BLACKROCK, INC 04 Se ha superado el 3% del capital Social BLACKROCK, INC 31 Se ha superado el 3% del capital Social BLACKROCK, INC 22 Se ha descendido el 3% del capital Social BLACKROCK, INC 04 Se ha superado el 3% del capital Social BLACKROCK, INC 07 DICIEMBRE Se ha superado el 3% del capital Social (*)BLACKROCK, INC 06 Se ha superado el 3% del capital Social (*)BLACKROCK, INC 17 Se ha superado el 3% del capital Social (*)BLACKROCK, INC 03 Name of indirect shareholder Name of direct shareholder % of shares carrying voting rights % of voting rights through financial instruments % of total voting rights BLACKROCK, INC GROUP, INC Other controlled entities belongin g to B L A CKROC K 3.00 5 0.07 0 3.075 L A CAIX A BANKING FOUN D A TIO N CRITERI A CAIX A , S.A.U. 40.00 0.0 0 40.00 INVESCO LIMITED INVESCO ASSET MANAGEMENT LIMITED 1.95 5 0.0 0 1.955 INVESCO CAPITAL Verification Report INVESCO LIMITED INVESCO LIMITED MANAGEMENT LLC INVESCO ADVISERS, INC 0.008 0.011 0.00 0.00 Annual INVESCO LIMITED INVESCO MANAGEMENT, S.A. 0.051 0.00 Breakdown of the indirect holding: MOST SIGNIFICANT SHAREHOLDER STRUCTURE CHANGES DURING THE YEAR: 5 According to public information available on the CNMV’s website : With regard to the ownership situation of “la Caixa” Banking Foundation in Caixa - Bank, it should be noted that at the close of 2019 , Fundación Bancaria Caja de Ahorros y Pensiones de Barcelona (“la Caixa”) di - rectly held 3 , 493 shares in CaixaBank, plus a further 2 , 392 , 575 , 212 shares indirectly through CriteriaCaixa (a company 100 % controlled by the Banking Foundation) . Meanwhile, tthe stake held by BlackRock, INC came to 3 . 075 % at year - end, which is the result of adding 3 . 005 % in shares ca - rrying voting rights to 0 . 070 % in voting ri - ghts through financial instruments, all held indirectly . And with respect to Invesco Limi - ted, its indirect stake was 2 . 025 % in shares carrying voting rights . (*) In relation to the most significant shareholder structure changes in 2019 (aside from the Invesco Limited notifications shown in the above table), it should be noted that BlackRock, INC has made fur - ther voluntary disclosures . While the transactions do not result in threshold crossings, they have been included in this section as they were disclosed to the CNMV and have been published on its website .

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Name of director % of shares carrying voting rights % of voting rights through financial instruments List the members of the Board of Directors with voting rights in the company (A.3) % of voting rights that % of total can be transmitted throu - voting rights gh financial instruments Direct Indirect Direct Indirect Di r ect Indirect Jordi Gual Solé Doña 0.002 0.000 0.000 0.000 0.002 0.000 0.000 Tomás Muniesa Arantegui 0.003 0.000 0.001 0.000 0.004 0.000 0.000 Gonzalo Gortázar Rotaeche 0.016 0.000 0.007 0.000 0.023 0.000 0.000 Francesc Xavier Vives Torrents 0.000 0.000 0.000 0.000 0.000 0.000 0.000 Marcelino Armenter Vidal 0.003 0.000 0.000 0.000 0.003 0.000 0.000 CajaCanarias Foundation 0.639 0.000 0.000 0.000 0.639 0.000 0.000 María Teresa Bassons Boncompte 0.000 0.000 0.000 0.000 0.000 0.000 0.000 María Verónica Fisas Vergés 0.000 0.000 0.000 0.000 0.000 0.000 0.000 Alejandro García - Bragado Dalmau 0.000 0.000 0.000 0.000 0.000 0.000 0.000 Cristina Garmendia Mendizábal 0.000 0.000 0.000 0.000 0.000 0.000 0.000 Ignacio Garralda Ruiz de Velasco 0.000 0.000 0.000 0.000 0.000 0.000 0.000 María Amparo Moraleda Martínez 0.000 0.000 0.000 0.000 0.000 0.000 0.000 John S. Reed 0.000 0.000 0.000 0.000 0.000 0.000 0.000 Eduardo Javier Sanchiz Irazu 0.000 0.000 0.000 0.000 0.000 0.000 0.000 José Serna Masiá 0.000 0.000 0.000 0.000 0.000 0.000 0.000 Koro Usarraga Unsaín 0.000 0.000 0.000 0.000 0.000 0.000 0.000 TOTAL PERCENTAGE OF VOTING RIGHTS HELD BY THE BOARD OF DIRECTORS 0.671 6

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Breakdown of the indirect holding: Name of director Name of direct shareholder % of shares carrying voting rights % of voting rights through financial instruments % of total voting rights % of voting rights that can be transmitted through financial instruments Doña María Soledad García Conde Angoso Don Jos é Se rn a Masiá 0.000 0.000 0.000 0.000 Relationships among significant shareholders (A.4) The company is not aware of any relationship among significant shareholders, whether family, commercial, contractual or corporate in nature. Relationships between significant shareholders and the company and/or group (A.5) LA CAIXA BANKING FOUNDATION Nature of relationship Commercial/ Contractual Brief description There are commercial and contractual rela - tionships which derive from ordinary trading or exchange activities, the regulating prin - ciples of which are contained in the Internal Relations between “la Caixa” Banking Foun - dation, Criteria and CaixaBank . In accordance with the Financial Ownership Management Protocol, the Banking Foundation, as parent of “la Caixa” Group ; Criteria, as direct share - holder ; and CaixaBank, as listed company, signed a new Internal Relations Protocol on 22 February 2018 , the main objectives of which are to manage related - party transactions, es - tablish mechanisms to avoid the emergence of conflicts of interest, govern the pre - emptive acquisition right over Monte de Piedad, go - vern collaboration on CSR matters and regula - te the adequate flow of information to enable “la Caixa” Banking Foundation and Criteria and CaixaBank to draw up their financial state - ments and meet their periodic reporting and supervisory requirements as before regulatory and resolution bodies . 7

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Relationships between significant shareholders or shareholders represented on the Board and directors, or their representatives (A.6) Name or company name of related director or representative Name or company name of related significant shareholder Company name of the group company of the significant shareholder Description of relationship/post Alejandro García - Bragado Dalmau LA CAIXA BANKING FOUNDATION CRITERIA CAIXA, S.A.U. First Deputy Chairman of the Board of Directors of CriteriaCaixa, S.A.U. and Board member of Saba Infraestructuras, S.A. Marcelino Armenter Vidal LA CAIXA BANKING FOUNDATION CRITERIA CAIXA, S.A.U. Chief Executive Officer and member of the Executive Committee of Criteria Caixa, S.A.U. and Board member of Saba Infraestructuras, S.A. Director of Inmo Criteria Caixa, S.A.U. and Executive Deputy Chairman of management company Caixa Capital Risc, SGEIC, S.A. Ignacio Garralda Ruiz de Velasco MUTUA MADRILEÑA AUTOMOVILISTA SOCIEDAD DE SEGUROS A PRIMA FIJA MUTUA MADRILEÑA AUTOMOVILISTA SOCIEDAD DE SEGUROS A PRIMA FIJA Chairman and Chief Executive Officer of Mutua Madrileña Automovilista, Sociedad de Seguro a Prima Fija . Natalia Aznárez Gómez FUNDACIÓN BANCARIA CAJA NAVARRA, FUNDACIÓN CAJACANARIAS AND FUNDACIÓN CAJA DE BURGOS CAJA CANARIAS FOUNDATION Director of Fundación CajaCanarias. Shareholders’ agreements (A7) The company is aware of an existing shareholders’ agreement between FUNDACIÓN CAJA DE BURGOS, FUN - DACIÓN BANCARIA, FUNDACIÓN BANCARIA CAJA NAVARRA, FUNDACIÓN CAJACANARIAS and “LA CAIXA” BANKING FOUNDATION, affecting 40.63 % of the company’s share capital. The share capital affected by the shareholders’ agreement at time of signing was 80 . 597% . This percentage pertained to the CaixaBank shares held by : Caja Navarra (now Fundación Bancaria Caja Navarra), Cajasol (now Fundación Cajasol), CajaCanarias (now Fundación CajaCanarias) and Caja de Burgos (now Fundación Caja de Burgos, Fun - dación Bancaria) (hereinafter, the “Foundations”) and “la Caixa” Banking Foundation at 1 August 2012 , the date the agreement was signed . The current figure of 40.639 % is the sum of the stake held by “la Caixa” Banking Foundation through Criteria Caixa, S . A . U . and the stake held by Fundación Bancaria CajaCanarias, which is public information available on the CNMV website . In the first case, because it qualifies as a significant holding, and in the second, due to the seat that it holds on CaixaBank’s Board of Directors . Therefore, the information on the percentage of capital affected by the Agree - ment does not include the holdings of the other two signatory foundations (Fundación Bancaria Caja Navarra and Fundación Bancaria Caja de Burgos), for which no information on their holdings in CaixaBank has been made public as they are not significant shareholders or members of the Board of Directors . 8

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Brief description of the agreement Following the merger by absorption of Banca Cívica by CaixaBank, the shareholders : “la Caixa” Banking Foundation, Caja Navarra (now Fun - dación Bancaria Caja Navarra), Cajasol (now Fundación Cajasol), CajaC - anarias (now Fundación CajaCanarias) and Caja de Burgos (now Caja de Burgos, Fundación Bancaria) (hereinafter, the “Foundations”) entered into a Shareholders’ Agreement on 1 August 2012 in order to regulate relations between the Foundations and “la Caixa” Banking Foundation, as CaixaBank shareholders, and their reciprocal duties to cooperate, in - cluding their relationship with CaixaBank . It was also agreed that “la Caixa” Banking Foundation would vote in favour of the appointment of two members of the Board of Directors of CaixaBank proposed by the Foundations and, in order to give stability to their shareholding in CaixaBank, the Foundations agreed upon a four - year lock - up period . They also acknowledged that the other Founda - tions (first and foremost) and “la Caixa” Banking Foundation (secondarily) would have a pre - emptive acquisition rights for two years should any of the Savings Banks wish to transfer all or part of their stake once the lock - up period had expired . On 17 October 2016 , the amendments were signed to the Integration Agreement between CaixaBank, S . A . and Banca Cívica, S . A . as well as the Shareholders’ Agreement of CaixaBank, S . A . , the first of which had been entered into on 26 March 2012 by Caja de Ahorros y Pensiones de Barce - lona (“la Caixa”), CaixaBank, S . A . , Banca Cívica, S . A and the savings banks that once formed Banca Cívica, S . A . , and the second on 1 August 2012 by “la Caixa” and the savings banks that formed Banca Cívica, S . A . The amendments to the aforementioned agreements mean that the banks that comprised Banca Cívica, S . A . , instead of proposing the appointment of two directors at CaixaBank, may now nominate one director at Caix - aBank, S . A . and one director at VidaCaixa, S . A . (a CaixaBank subsidiary) . The other result is that the three - year extension of the agreements that was automatically triggered at the beginning of August 2016 will now have a duration of four years instead . On 4 October 2018 , the agreement was amended by a further agree - ment entered into by the Foundations and “la Caixa” Banking Founda - tion, following Fundación Cajasol’s announcement that it intended to walk away from the Integration Agreement between CaixaBank, S . A . and Banca Cívica S . A . , once six years had elapsed from its signing . Amendments were also made to Recital III, Clause 1 ‘Purpose of the Shareholders’ Agreement’ to remove the mention ‘to support the “la Caixa” Banking Foundation, Clause 3 ‘Territorial Advisory Boards’ . Clause 5 ‘Right of First Refusal’ has been removed, such that its wording is no longer applicable . Furthermore, the third paragraph of clause six ‘Term of the Shareholders’ Agreement’ is no longer applicable . The commitments regarding the combined Welfare Projects of the Foun - dations and the “la Caixa” Banking Foundation remain valid, with the same content and scope as before, with the exception of the commit - ments between Cajasol and “la Caixa” Banking Foundation, for which only the commitments made on the date of that document remain in force up until such time as they are completed . The advisory nature of the Territorial Advisory Boards for Canary Islands, Navarre and Castile - Leon shall continue in force . Date of termination of agreement, if applicable On 17 October 2016 , the parties signed a series of amendments to the integration agreement between CaixaBank, S . A . and Banca Cívica, S . A and to the Shareholders’ Agreement of CaixaBank, S . A . , the first of which had been entered into on 26 March 2012 by Caja de Ahorros y Pensiones de Barcelona (“la Caixa”), CaixaBank, S . A . , Banca Cívica, S . A and the sav - ings banks that then comprised Banca Cívica, S . A . , and the second on 1 August 2012 by “la Caixa” and the savings banks that formed Banca Cívica, S . A . The amendments took the form of an agreement signed on 4 October 2018 between the “Foundations” and “la Caixa” Banking Foundation, amending the Shareholders’ Agreement in order to render paragraph three of clause six (“Term of the Shareholders’ Agreement”) null and void, among other changes . On 29 October 2018 , price sensitive information was filed with the CNMV, confirming that all parties had signed the amendments to the Integration Agreement between CaixaBank and Banca Cívica, S . A . , and the Caixa - Bank Shareholders’ Agreement . The main purpose of the amendment is to clarify the terms of the agreement in relation to certain commitments undertaken by “la Caixa” Banking Foundation to comply with the condi - tions approved in March 2016 by the ECB Supervisory Board for the pru - dential deconsolidation of Criteria in CaixaBank . Compliance with such conditions led to a reduction in the holding of the Banking Foundation, and the subsequent loss of control over CaixaBank . The automatic three - year renewal of the agreements that took place on 1 August 2016 will instead last for four years . The agreement will now expire on 3 August 2020 . Controlling shareholder (A.8) No individual or company exercises or may exercise con - trol over the company in accordance with Article 5 of the Ley de Mercados de Valores (“Spanish Securities Market Act” or “LMV”) . 9 Concerted actions The company is not aware of any concerted actions among its shareholders.

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Name of direct shareholder Number of direct shares VIDACAIXA, S.A. DE SEGUROS Y REASEGUROS 19,528 MICROBANK 5,635 BANCO BPI, S.A. 393,716 CAIXABANK PAYMENT & CONSUMER 4,278 Total 423,157 At the Annual General Meeting of 28 April 2016 , it was agreed to authorise the Board of Directors so that, in accord - ance with the provisions of Articles 146 and 509 of the Corporate Enterprises Act, it could proceed with the derivative acquisition of treasury shares, directly and indirectly, through its subsidiaries, under the following terms : • The shares may be acquired on one or more occasions in the form of a purchase and sale, swap, dation in payment or any other legally admissible form, provided the combined nominal amount of the acquired shares and those already held by the Company does not exceed 10 % of the subscribed capital . • When the acquisition is for consideration, the price or equivalent value shall be the price of the Company share on the Continuous Market at the close of the day prior to the acquisition, +/ - 15% . This authorisation is valid for five years from the adoption of the resolution at the General Shareholders’ Meeting. In addition, and for the purposes of article 146 . 1 , section a, paragraph 2 of the Corporate Enterprises Act, a resolution was carried to expressly authorise the acquisition of shares in the Company by any of the subsidiaries, under the same terms set out in the resolution . The shares acquired by virtue of this authorisation may be subsequently disposed of or redeemed, or else extended to employees and directors of the Company or its group as part of the remuneration systems set out in Article 146 , section a, paragraph 3 of the Corporate Enterprises Act . NUMBER OF INDIRECT SHARES ( * ) 423,157 TOTAL PERCENTAGE OF SHARE CAPITAL 0.053 NUMBER OF DIRECT SHARES 2,705,936 The Board of Directors is empowered to delegate this au - thorisation to any person or persons it sees fit . All the foregoing subject to the remaining limits and re - quirements of the Corporate Enterprises Act and other ap - plicable legislation and hereby revoking the unused portion of the previous authorisation granted at the General Share - holders’ Meeting held on 19 April 2012 . The Board of Directors, at a meeting held on 28 January 2016 , agreed to establish the rules and criteria for inter - vention in treasury shares on the basis of a new alerts sys - tem and in accordance with the authorisation envisaged in article 46 of the Internal Rules of Conduct to define the margin of discretion of the inside area when managing treasury shares . Treasury shares and authorisation of the General Shareholders’ Meeting (A.9 and A.10) AT THE CLOSE OF THE YEAR: ( * ) THROUGH: 10

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Governance Report for 2019 Non - financial information statement Working capital (A.11) The CNMV defines “estimated working capital” (without prejudice to other definitions) as the part of share capital that is not in the possession of significant shareholders or mem - bers of the board of directors or that the company does not hold in treasury shares . WORKING CAPITAL CNMV criterion % WORKING CAPITAL (CNMV criteria) 54.17 % Exercise of voting rights. Neutralisation measures and other issued securities (A.12, A.13 and A.14) There are no restrictions on the transfer of shares and/or restrictions on voting rights . Notwithstanding the above, it should be noted that Article 16 et seq . of Law 10 / 2014 , of 26 June, on Discipline, Supervision and Solvency of Credit Institutions states that persons wishing to acquire ownership interest in the Entity (under the terms of article 16 ) or voting rights or to increase, directly or indirectly, their stake in said ownership interest, such that their voting rights or share capital reach certain thresholds or they obtain control of the credit institution, must give prior notice to the Bank of Spain . Further, there are no legal restrictions or limitations set forth in the By - laws on exerci - sing voting rights at CaixaBank . However, as explained under section B below, Caixa - Bank’s By - laws and General Shareholders’ Meeting Regulations stipulate that all sha - reholders who individually, or in a group with other shareholders, are able to evidence ownership of at least one thousand ( 1 , 000 ) shares, and who have registered ownership of same in the relevant book - entry ledger at least five days in advance of the date the General Meeting is to be held, may attend the meeting in person . Shareholders at the Annual General Meeting on 19 April 2012 voted to amend certain articles of the By - laws . The amendments include, among others, specification that given that the Company allows shareholders to exercise their voting rights and proxies through means of remote communication, the restriction of owning a minimum of one thousand shares to be able to attend the General Meeting would only apply to those attending in person . Therefore, ffollowing this amendment, shareholders do not have to hold a minimum number of shares to be eligible to attend the Annual General Meeting (either in person Glossary Share capital 10 0 % or by proxy) and exercise their voting rights through means of Independent Treasury shares 0.0 5 % CaixaBank has not adopted any measures to neutralise a take Verification securities that are not traded on an EU regulated market. Report Board 0.6 6 % Annual Significant shareholders (TOTAL) 45.12 % Corporate 11

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement There are no differences between the quorum and the manner of adopting corporate resolutions established by the LSC for General Shareholders’ Meetings and those set by CaixaBank . In connection with the amendments to the By - laws approved in the Annual General Meeting of 28 April 2016 , and to adapt the text of the Regulations of the Annual General Meeting to the wording of the By - laws, the same General Meeting resolved as follows : first, to amend article 12 of the Regulations of the An - nual General Meeting relating to the constitution of the Annual General Meeting, in order to also specify in those Regulations that the enhanced quorum required to agree on the issuance of bonds would only apply to issuances that fall within the remit of the General Meeting ; and second, to include an exception to the term for attending or granting proxies for General Meetings . Therefore, it was agreed to amend articles 8 (“Right of attendan - ce”) and 10 (“Right of representation”) of the Board’s Regulations to expressly specify, in relation to the terms of five (5) days, that there is an exception for the specific cases where any law appli - cable to the Company establishes a regime that is incompatible . Regarding amendments to the company’s by - laws, CaixaBank’s rules and regulations largely include the same limits and condi - tions as those set forth in the LSC . The provisions of the Corporate Enterprises Act shall be applied to protect shareholders’ rights when changing the By - laws . In addition, as a credit institution, and in accordance with the ter - ms of Article 10 of Royal Decree 84 / 2015 , of 13 February, amend - ments to CaixaBank’s Articles of Association are governed by the authorisation and registration procedure set forth therein . However, it is worth noting that certain changes (including the change of registered office in Spain, the increase in share capi - tal or the textual incorporation of legal or regulatory provisions that are imperative or prohibitive, or to comply with judicial or administrative resolutions) are not subject to the authorisation procedure, although they must always be reported to the Bank of Spain to be recorded in the Registry of Credit Institutions . As for the restriction contained in the Articles of Association concerning the minimum number of shares needed to attend a general shareholders’ meeting, it is established that any sha - reholder who owns a minimum of one thousand ( 1 , 000 ) shares, whether individually or when grouped with other shareholders, may attend the general meeting . In order to attend a General Meeting, it will be necessary for shareholders to have registered ownership of their shares in the relevant book - entry ledger at least five (5) days ahead of the date of the General Meeting . There are exceptions for specific cases where any law applicable to the Company establishes a regime that is incompatible . Shareholders entitled to attend in accordance with the above will be provided with the appropria - te attendance card, which may only be replaced by a certifica - te of legitimacy to prove that the requirements for attendance have been met . One (1) share is required for distance voting . It has not been established that certain decisions other than those established by law exist that entail an acquisition, dispo - sal or contribution to another company of essential assets or other similar corporate transactions that must be subject to the approval of the General Shareholders’ Meeting . Article 4 of the Regulations of the General Shareholders’ Meeting states that the General Meeting shall have the remit prescribed by applica - ble law and regulations at CaixaBank . 12 B. General Shareholders’ Meeting Regulation of the General Shareholders’ Meeting (B.1, B.2, B.3, B.6, B.7 and B.8)

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement All All of CaixaBank’s corporate governance content is available on the website ( www . caixabank . com ) under “Shareholders and Investors” “Corporate Governance and Remuneration Policy” : https : //w ww . caixabank . com/infor m acionparaaccionistaseinver sor es/gobiernocorpo - rativo_es . html Specific information on Annual General Meetings can be found in the “Annual Ge - neral Meeting” subsection of the “Corporate Governance and Remuneration Policy” section of the website : https : //w ww . caixabank . com/infor m acionparaaccionistaseinver sor es/gobiernocorpo - rativo/juntageneralaccionistas_es . html Also, when a General Meeting is announced, a banner appears on the CaixaBank homepage with a direct link to all the pertinent information . Note also that there is a section at the bottom of the CaixaBank homepage titled “Direct Links”, where users can access all the information on the General Meetings by clicking on the “Annual General Meeting” link . Information on the 2019 AGM (B.4 and B.5) Attendance figures for general shareholders’ meetings held during the year of this report and during the previous two years: Date of General Meeting Attendance figures % physically present % present by proxy T otal % distance voting Electronic votin g Other 06/04/2017 42.54 24.43 0.0 3 1.25 68.25 Of which, free float 1.89 17.12 0.03 1.25 20.29 06/04/2018 41.48 23.27 0.03 0.23 65.01 Of which, free float 3.78 19.57 0.03 0.23 23.61 05/04/2019 43, 67 20.00 0.09 1.86 65.63 Of which, free float 3.02 15.96 0.09 1.86 20.93 The on floating capital is approximate, given that significant foreign shareholders hold their stakes through nominees. All items on the agenda were approved by shareholders at the General Meeting held in 2019. 13

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement C. Company Administrative Structure C.1.5, C.1.6, y C.1.7 and C.1.29) Board of Directors Composition (C.1.1, C.1.2, C.1.3, C.1.4, MAXIMUM NUMBER OF DIRECTORS 22 MINIMUM NUMBER OF DIRECTORS 12 NUMBER OF DIRECTORS SET BY THE GENERAL MEETING 16 T or r ents Gómez Bassons Boncompte Fisas Vergés García - Bragado Dalmau Mendizábal V elasco Ma r tínez Irazu Name of director Natural person representative Director catego r y Position on the Board Date first appointed to Board Last re - election date Method of selection to Board Jordi Gual Solé Proprietary Chairman 30/06/2016 06/04/2017 AGM Resolution Tomás Muniesa Arantegui Proprietary Deputy chairman 01/01/2018 06/04/2018 AGM Resolution Gonzalo Gortázar Rotaeche Executive Chief executive 30/06/2014 05/04/2019 AGM Resolution Francesc Xavier Vives Independent Independent Coordinating Director 06/05/2008 23/04/2015 AGM Resolution Marcelino Armenter Vidal Proprietary Director 05/04/2019 05/04/2019 AGM Resolution CajaCanarias Foundation Natalia Aznárez Proprietary Director 23/02/2017 06/04/2017 AGM Resolution María Teresa Proprietary Director 06/26/2012 05/04/2019 AGM Resolution María Verónica Independent Director 25/02/2016 04/28/2016 AGM Resolution Alejandro Proprietary Director 01/01/2017 06/04/2017 AGM Resolution Cristina Garmendia Independent Director 05/04/2019 05/04/2019 AGM Resolution Ignacio Garralda Ruiz de Proprietary Director 06/04/2017 06/04/2017 AGM Resolution María Amparo Moraleda Independent Director 24/04/2014 05/04/2019 AGM Resolution John S. Reed Independent Director 11/03/2011 05/04/2019 AGM Resolution Eduardo Javier Sanchiz Independent Director 21/09/2017 06/04/2018 AGM Resolution José Serna Masiá Proprietary Director 30/06/2016 06/04/2017 AGM Resolution Koro Usarraga Unsain Independent Director 30/06/2016 06/04/2017 AGM Resolution DIRECTORS: MAXIMUM AND MINIMUM NUMBER OF DIRECTORS ESTABLISHED IN THE ARTICLES OF ASSOCIATION AND THE NUMBER SET BY THE GENERAL MEETING: The General Shareholders’ Meeting of 5 April 2019 carried a resolution to set the number of Board members at 16 . TO T A L NUMBE R O F DIREC T OR S 16 The General Secretary and Secretary to the Board of Directors, Óscar Calderón de Oya, is not a director. 14

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Name of director Director type at time of leaving Date of last appointment Specialised committees of Date director left which he/she was a member Indicate whether the director left before the end of the term Alain Minc Independent 24/04/2014 05/04/2019 Audit and Control Committee. Appointments Committee No Juan Rosell Lastortras Independent 24/04/2014 05/04/2019 Remuneration Committee No Antonio Sainz de Vicuña y Barroso Independent 24/04/2014 05/04/2019 Risks Committee No Javier Ibarz Alegría P r oprieta r y 26/06/2012 05/04/2019 Executive Committee No RESIGNATIONS, DISMISSALS OR OTHER BOARD DEPARTURES DURING THE YEAR: 15

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement GONZALO GORTÁZAR Chief Executive Officer Education Graduated in Law and Business Studies from Comillas Pontifical University (ICADE) and holds an MBA in Business Administra - tion from INSEAD . Work experience He served as Chief Financial Officer of CaixaBank and General Manager of Cri - teria CaixaCorp ( 2009 - 2011 ) up until his appointment as Chief Executive Officer in 2014 . Prior to that, he held various investment banking positions at Morgan Stanley and discharged corporate banking and invest - ment duties at Bank of America . He has also been First Deputy Chairman at Repsol and sat on the boards of direc - tors of Inbursa, Erste Bank, SegurCaixa Adeslas, Abertis, Port Aventura and Saba . Other current positions He is currently Chairman of VidaCaixa and a director at Banco BPI. JORDI GUAL Chairman Education He holds a PhD in Economics from the University of California at Berkeley and is a professor of Economics at IESE Business School and a Research Fellow at the Cen - tre for Economic Policy Research (CEPR) . Work experience He joined “la Caixa” Group in 2005 . Prior to his appointment as Chairman, he served as Chief Economist and Head of Strategic Planning and Research at CaixaBank and as General Manager of Planning and Stra - tegic Development at CriteriaCaixa . He has sat on the Board of Directors of Repsol and served as an Economics Advisor for the European Commission’s Directorate - Ge - neral for Economic and Financial Affairs in Brussels and as a Visiting Professor at the University of California at Berkeley, the Université Libre de Bruxelles and the Barcelona Graduate School of Economics . Other current positions He currently sits on the Board of Direc - tors of Telefónica and on the Supervisory Board at Erste Bank . He is Chairman of FEDEA and Vice Chairman of Círculo de Economía and of Fundación Cotec para la Innovación, while also sitting on the Boards of Trustees of Fundación CEDE, Real Instituto Elcano and Fundación Bar - celona Mobile World Capital . TOMÁS MUNIESA Deputy Chairman Education Mr Valle holds a degree in Business Stu - dies and a Master in Business Administra - tion from ESADE Business School . Work experience He joined “la Caixa” in 1976 and was appointed Assistant General Manager in 1992 . In 2011 , he was appointed Managing Director of CaixaBank’s Insurance and As - set Management Group, where he remai - ned until November 2018 . He was Executive Deputy Chairman and CEO of VidaCaixa from 1997 to 2018 . Prior to that, he was Chairman of MEFF, Deputy Chairman of BME, second De - puty Chairman of UNESPA, director and Chairman of the Audit Committee of the Insurance Compensation Consortium, director of Vithas Sanidad and alternate director at Inbursa . Other current positions He is currently Deputy Chairman of Vida - Caixa and SegurCaixa Adeslas and sits on the Board of Trustees of ESADE Fundación and on the Board of Directors of Allianz Portugal . MARCELINO ARMENTER Proprietary director Education He holds a Bachelor’s degree and a Mas - ter’s degree in Business Administration from ESADE Business School . Work experience He began his career at Arthur Andersen, before joining Hidroeléctrica de Cataluña . He has pursued his career at “la Caixa” Group since 1985 , serving as Head of Au - dit and Internal Control ( 1985 - 1988 ), Head of Subsidiaries and Investees ( 1988 - 1995 ), CEO of Banco Herrero ( 1995 - 2001 ), Gene - ral Manager of CaixaHolding ( 2001 - 2007 ), Deputy General Manager of “la Caixa” ( 2007 - 2011 ) and Chief Risks Officer at CaixaBank ( 2011 - 2013 ) . He is currently Chief Executive Officer and sits on the Executive Committee of Criteria Caixa, having previously served as Gene - ral Manager . He was formerly a director of Grupo Financiero Inbursa ( 2017 - 2019 ) . Other current positions He sits on the Board of Directors of Natur - gy and Inmo Criteria Caixa and is Chair - man and Chief Executive of Mediterranea Beach & Golf Community and Chief Exe - cutive Officer of Caixa Capital Risc . He is also a director of Saba Infrastructuras . TOTAL NUMBER OF EXECUTIVE DIRECTORS 1 PE R CEN T A GE OF BOARD 6.25 TABLES REGARDING THE MEMBERS OF THE BOARD AND THEIR CATEGORIES: EXECUTIVE DIRECTORS PROPRIETARY DIRECTORS 16

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement FUNDACIÓN CAJACANARIAS Rrepresented by Natalia Aznárez Proprietary director Education She holds a degree in Business Science and Commercial Management from the University of Malaga and a Diploma in Ac - counting and Finance from the University of La Laguna . Work experience She began her career by collaborating with the general management of REA METAL WINDOWS . In 1990 , she joined the marke - ting department of CajaCanarias, later hea - ding up the Individual Customers segment in 1993 . She was named Deputy Director of CajaCanarias in 2008 , later becoming De - puty General Manager in 2010 . Following the transfer of the institution’s assets and liabilities to Banca Cívica, Ms Aznárez was named General Manager of CajaCanarias . Following the entity’s transformation into a banking foundation, she served as General Manager until 30 June 2016 . Other current positions She is currently head of Fundación CajaCa - narias, chairman of CajaCanarias’ Employee Pension Plan Control Committee, Deputy Chairman of Fundación Cristino de Vera and secretary to Fundación para el Desarro - llo y Formación Empresarial CajaCanarias . PROPRIETARY DIRECTORS MARÍA TERESA BASSONS Proprietary director Education She holds a degree in Pharmaceuticals from the University of Barcelona, specia - lising in Hospital Pharmacy . Work experience She also holds a pharmacy licence . She has been deputy chairman of the Official Pharmaceuticals Association of Barcelona ( 1997 - 2004 ) and Secretary General of the Council of Pharmaceutical Associations of Catalonia ( 2004 - 2008 ), member of the Advisory Council on Smoking of the Catalan Government ( 1997 - 2006 ) and of the Advisory Committee on Bioethics of the Catalan Government ( 2005 - 2008 ) and director of the INFARMA Conferen - ce and Exhibition at the Fira trade fair in Barcelona in 1995 and 1997 and of the publications “Circular Farmacéutica” and “l’Informatiu del COFB” . She has sat on the Board of Directors of “la Caixa” ( 2005 - 2014 ) and Criteria CaixaHol - ding ( 2011 - 2012 ), on the Board of Trustees of “la Caixa” Foundation ( 2014 - 2016 ) and on the Advisory Committee of Caixa Ca - pital Risc until 2018 . Ms Bassons has sat on Executive Commi - ttee and chaired the Committee of Heal - th Sector Companies of the Chamber of Commerce of Barcelona through to May 2019 . She now sits on the Oncolliga Scien - tific Committee . Other current positions She is a director of Bassline and of Labora - torios Ordesa y Administradora de Terbas XXI, S . L . U . She is a member of the Oncolliga Scientific Committee . ALEJANDRO GARCÍA - BRAGADO Proprietary director Education Mr Calderón holds a degree in Law from the University of Barcelona and is a quali - fied state attorney . Work experience In 1984 he requested an extended leave of absence to become Board Secretary at Barcelona Stock Exchange, while con - tinuing to practise law . In 1994 he left the Barcelona Stock Exchange to become an adviser to “la Caixa” . He was appointed Deputy Secretary in 1995 and as Secre - tary to the Board of Directors in 2003 . He has also served as Deputy Chairman and Deputy Secretary to the Board of Trustees of “la Caixa” Banking Foundation ( 2014 - 2016 ) . At CaixaBank, he has been secretary (non - director) of the Board of Directors ( 2009 - 2016 ) and General Secre - tary ( 2011 - 2014 ) . He was also Secretary to the Board of Di - rectors of La Maquinista Terrestre y Ma - rítima ; Intelhorce ; Hilaturas Gossipyum ; Abertis Infraestructuras ; Inmobiliaria Co - lonial ; Agbar . He has also sat on the Board of Directors of Gas Natural . Other current positions He is first Deputy chairman of Criteria - Caixa and sits on the Board of Directors of Saba Infraestructuras . IGNACIO GARRALDA Proprietary director Education He holds a degree in law from the Com - plutense University of Madrid . He has been a notary public on leave of absence since 1989 . Work experience He began his career as a notary speciali - sing in trade transactions ( 1976 - 1982 ), be - fore going on to become a licensed stock broker ( 1982 - 1989 ) . He was a founding member of AB Asesores Bursátiles, whe - re he served as Deputy Chairman until 2001 ; Deputy Chairman of Morgan Stan - ley Dean Witter )( 1999 - 2001 ), Chairman of Bancoval ( 1994 to 1996 ) and director of Sociedad Rectora de la Bolsa de Madrid ( 1991 - 2009 ) . He is Chairman and Chief Executive Officer of Mutua Madrileña Automovilista, having sat on the Board of Directors since 2002 and on the Executive Committee since 2004 . He presently serves as its Chairman and also chairs the Investments Committee . Other current positions He is the First Deputy Chairman of BME and also sits on the Board of Directors of Endesa, having chaired its Audit Commi - ttee since 2016 . He is also Chairman of Fundación Mutua Madrileña and sits on the Board of Trustees of Fundación Prin - cesa de Asturias, of Museo Reina Sofía, of Pro Real Academia Española and of the Drug Addiction Help Foundation 17

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement PROPRIETARY DIRECTORS XAVIER VIVES Coordinating independent director Education Professor or Economics and Finance at IESE Business School . Doctorate in Eco - nomics from the University of California (Berkeley) . Work experience Previously Professor of European Studies at INSEAD ( 2001 - 2005 ) . Director of the Institute of Economic Analysis of the CSIC ( 1991 - 2001 ) ; and a visiting lecturer at the universities of California (Berkeley), Har - vard, New York (King Juan Carlos I Chair) and Pennsylvania, as well as the Auto - nomous University of Barcelona and the Pompeu Fabra University . He has also advised the World Bank, the Inter - American Development Bank, the New York Federal Reserve, the European Commission (where he was Special Advi - sor to the EU Vice President and European Commissioner for Competition) . He is also a member of CAREC (Advisory Council for Economic Recovery and Growth) of the Government of Catalonia and has advised many international companies . Mr Vives also served as Chairman of the Spanish Economics Association and of EARIE (Eu - ropean Association for Research in Indus - trial Economics) and Deputy Chairman of the Spanish Association for Energy Eco - nomics and Duisenberg Fellow of the ECB . Other current positions He is also a member of Academia Euro - paea ; Research Fellow of the Center for Economic Studies (CESifo) and the Centre for Economic Policy Research ; Fellow of the European Economic Association and of the Econometric Society . MARÍA VERÓNICA FISAS Independent director Education Ms Fisas earned a degree and master’s degree in business administration from EAE Business School . Work experience In 2009 , she joined the Board of Directors of Stanpa (Spanish National Association of Perfumery and Cosmetics), becoming its Chairman in 2019 , and she is also Chair - man of Fundación Stanpa . Other current positions She has been the CEO of Natura Bissé and the Group’s General Manager since 2007 . She has sat on the Board of Trustees of Fun - dación Ricardo Fisas Natura Bissé since 2008 . CRISTINA GARMENDIA Independent director Education She earned her degree in Biological Scien - ce, specialising in Genetics, and a PhD in Molecular Biology from the Severo Ochoa Molecular Biology Centre attached to the Autonomous University of Madrid . Ms Gar - mendia also holds an MBA from the IESE Business School of the University of Navarra . Work experience She served as Minister of Science and Innovation of the Government of Spain during the IX Legislature ( 2008 - 2011 ) . She has been Executive Deputy Chairman and Chief Financial Officer of the Amasua Group, Chairman of the Spanish Associa - tion of Biotechnology Companies (ASE - BIO) and has sat on the governing council of the Spanish Confederation of Business Organisations (CEOE) . She has also sat on the Boards of Directors of Science & Inno - vation Office Link, Naturgy, Corporación Financiera Alba, Pelayo Mutua de Seguros and was previously Chairman of Genetrix . Other current positions She is currently a director at Compañía de Distribución Integral Logística Holdings, Mediaset, Ysios Capital Partners and Sat - lantis Microsats . She is also President of the COTEC Foundation, a member of the España Constitucional Foundation, SEPI and member of the Advisory Board of the Women for Africa Foundation, as well as a member of the Social Council of the Uni - versity of Seville . JOSÉ SERNA Proprietary director Education He holds a degree in law from the Com - plutense University of Madrid . He is a state attorney (on leave of absence) and previously worked as a notary (until 2013 ) . Work experience In 1971 he became a state attorney, provi - ding services at the State Attorney’s Offi - ce until taking leave of absence in 1983 , while also serving as legal counsel to the Madrid Stock Exchange ( 1983 - 1987 ) . Re - gistered Barcelona stockbroker (1987) . Chairman of the company that developed the new Barcelona Stock Exchange (1988) and Chairman of Barcelona Stock Exchan - ge ( 1989 - 1993 ) . Chairman of Sociedad de Bolsas de Es - paña ( 1991 - 1992 ) and Deputy Chairman of MEFF . He was also Deputy Chairman of Fundación Barcelona Centro Financiero and of Sociedad de Valores y Bolsa Inter - dealers, S . A . In 1994 , he became a Barcelona stock - broker and member of the city’s association . Barcelona notary ( 2000 - 2013 ) . He sat on the Board of Directors of ENDESA ( 2000 - 2007 ) and various group companies . INDEPENDENT DIRECTORS TOTAL NUMBER OF PROPRIETARY DIRECTORS 8 PERCENTAGE OF BOARD 50 18

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement JOHN S. REED Independent director Education Mr Reed earned a degree in Philosophy, Arts and Science from Washington & Jefferson College and the Massachusetts Institute of Technology Work experience He was a lieutenant in the U . S . Army Corps of Engineers from 1962 to 1964 , be - fore embarking on a career spanning 35 years at Citibank/Citicorp and Citigroup, the last sixteen years of which as Presi - dent, eventually retiring in 2000 . He would later return to work as Chairman of the New York Stock Exchange ( 2003 - 2005 ) and as Chairman of the MIT Corporation ( 2010 - 2014 ) . Other current positions He currently sits on the Board of the American Cash Exchange and the Boston Athenaeum and on the Board of Trustees of the NBER . He is a Fellow of the Ameri - can Academy of Arts and Sciences and of the American Philosophical Society . EDUARDO JAVIER SANCHIZ Independent director Education Mr Sanchiz holds a degree in Economic and Business Sciences from the University of Deusto and a Master’s Degree in Business Administration from IE Business School . Work experience He has worked at Almirall since 2004 , ser - ving as Chief Executive Officer from 2011 to 2017 . Prior to that, he served as Exe - cutive Director of Corporate Development and Finance and CFO . Mr Sanchiz has sat on the company’s Board of Directors since 2005 and on its Dermatology Committee since 2015 . Going further back, he held various po - sitions at US pharmaceutical company Eli Lilly & Co . Further positions of note in - clude General Manager for Belgium and Mexico and Executive Officer for the bu - siness area responsible for countries from central, northern, eastern and southern Europe . He was a member of the American Cham - ber of Commerce in Mexico and of the Association of Pharmaceutical Industries in a number of countries in Europe and Latin America . Other current positions He currently sits on the Board of Directors and the Strategy Committee of Laboratoi - res Pierre Fabre . KORO USARRAGA Independent director Education Ms Usarraga holds a degree and master’s in Business Administration from ESADE Business School . She has also completed the Senior Mana - gement Program (PADE) at IESE Business School . He is a member of the Official Re - gistry of Account Auditors . Work experience She worked at Arthur Andersen for 20 years and was appointed partner of the audit division in 1993 . In 2001 , she was appointed Corporate General Manager of Occidental Hotels & Resorts . She has also been General Ma - nager of Renta Corporación and sat on the Board of Directors of NH Hotel Group ( 2015 - 2017 ) . Other current positions She currently sits on the Board of Directors of Vocento, Vehicle Testing Equipment and 2005 KP Inversiones . MARÍA AMPARO MORALEDA Independent director Education She graduated in Industrial Engineering from the ICAI Business School and holds an MBA from the IESE Business School . Work experience She previously served as Chief Operating Officer at Iberdrola’s International Division with responsibility for the United Kingdom and the United States ( 2009 - 2012 ), while also heading the company Iberdrola En - gineering and Construction ( 2009 - 2011 ) . She has also sat on the Board of Directors of Faurecia ( 2012 - 2017 ) . She previously pursued her career at the IBM Group, serving as Executive Chairman of IBM for Spain and Portugal ( 2001 - 2009 ) and later extending her remit to Greece, Israel and Turkey ( 2005 - 2009 ) . Prior to that, she served as deputy executive to the Chairman of IBM Corporation ( 2000 - 2001 ), General Manager of INSA (a subsi - diary of IBM Global Services) ( 1998 - 2000 ) and Head of Human Resources for EMEA at IBM Global Services ( 1995 - 1997 ) . INDEPENDENT DIRECTORS Other current positions She is currently an independent director at Solvay, Airbus Group and Vodafone . She also sits on the governing council of the CSIC, the Advisory Committee of SAP Ibérica, Spencer Stuart and KPMG and is a tenured member of the Spanish Royal Academy of Economic and Finan - cial Sciences . She is also a full member of the Academy of Social and Environmental Sciences of Andalusia, trustee of MD An - derson Cancer Center of Madrid and sits on the International Advisory Board of IE Business School . TOTAL NUMBER OF INDEPENDENT DIRECTORS 7 PERCENTAGE OF THE BOARD 43.75 19

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Ms . Cristina Garmendia Mendizábal is member of the CaixaBank Private Banking Advisory Board . Since being appointed as director in 2019 , she received a remuneration of eight thousand euros for her position on the Advisory Board, an amount not considered to be significant . No other independent director receives from the company or any group company any amount or benefit other than compen - sation as a director . No independent director has or has had a business relationship with the company or any company in the group, whether in his or her own name or as a significant shareholder, director or senior executive of another company . Perfil de los miembros del Consejo 1 E XECUTIVE INDEPENDENT PROPIETARY 1 7 8 37,50 % Proprietary “la Caixa” Banking Foundation / Criteria 12,50 % P r oprieta r y Other 44 % Independent 50 % Propietary 6 % Executive 20

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Glossary Number of female directors 21 % of directors for each category 2019 2018 2017 2016 Year 2019 2018 2017 2016 Executive 0 0 0 0.00 0.00 0.00 0.00 Proprietary 2 2 2 1 25.00 25.00 28.57 16.67 Independent 4 3 3 3 57.14 33.33 33.33 37.50 Other external 0 0 0 0 0.00 0.00 0.00 0.00 Total 6 5 5 4 37.50 27.78 27.78 25.00 Information relating to the number of female directors at the close of the past 4 years (C.1.4) Diversity policy (C.1.5., C.1.6., C.1.7.) CaixaBank has a selection, diversity and suitability assessment policy in place for directors, senior management members and other key function holders of CaixaBank and its Group (the “Policy”), which was approved by the Board of Directors on 20 September 2018 . The aim of this Policy, among others, is to establish suitable diversity in the composition of the Board of Directors, thus ensuring a wide range of knowledge, qualities, pers - pectives and experiences in the heart of the Board, while helping to foster diverse and independent opinions and a solid and mature decision - making process . The policy also seeks to ensure a suitable degree of diversity in the composition of the Board, particularly in terms of gender and, as the case may be, training and professio - nal experience, age and geographical origin, while respecting the principle of non - dis - crimination and equal treatment, all of which are fundamental considerations when conducting selection and suitability assessment processes for CaixaBank directors . Director selection process do not contain any hidden biases that might impede the selection of female directors at the Company . Furthermore, article 15 of the Regula - tions of the Board of Directors establishes one of the Appointment Committee’s roles as informing the Board on matters relating to gender diversity, ensuring that director selection processes favour diversity of experiences and knowledge, and facilitate the selection of female directors, whilst establishing an objective of representation of the least represented gender on the Board of Directors, and providing guidance on how to reach this objective, all the while ensuring compliance with the diversity policy applied for the Board of Directors, as detailed in the Annual Corporate Governance Report . Adequate diversity in the composition of the Board is taken into account throughout the entire process of selection and suitability assessment at CaixaBank, considering, in particular, gender diversity . When analysing and suggesting candidate profiles for posts on the Board of Directors, the Appointments Committee takes gender diversity into account . In particular, the following considerations are made: • In the director selection and re - election procedures, the suitability assessment will consider the objective of favouring diversity of gender, knowledge, training and professional experience, age and geographical origin in the composition of the Board . • The Board of Directors and the Appointments Committee shall ensure at all times that there is an appropriate balance of knowledge and experience, while also fa - cilitating the selection of candidates of the less represented gender, and avoiding any kind of discrimination in this respect . • The diversity aspects just mentioned will also be taken into account when carr - ying out the annual assessment of the composition and skills and expertise of the Board of Directors, especially the percentage of Board members of the less represented gender . The aim is to ensure that the number of female directors is compliant with Recommendation 14 of the Good Governance Code of Listed Companies . For these purposes, the Appointments Committee must document the degree of fulfilment of this objective and of any other objectives deemed rele - vant, and shall indicate, in the case of a breach, the reasons, resolution measures and schedule of actions . • The Appointments Committee, aided by the General Secretary and the Se - cretary of the Board and taking into account the balance of knowledge, expe - rience, expertise and diversity required and in place on the Board of Directors, draws up and constantly updates a competency matrix, which is approved by the Board of Directors . Furthermore, adequate diversity in the composition of the Board has been taken into account throughout the entire selection and sui - tability assessment at CaixaBank, considering, in particular, diversity of gender, training, professional experience, age, and geographic origin .

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement In relation to 2019 , the Board (basing its findings on a report received from the Appointments Committee) has concluded that it currently features a satisfactory com - position, with an adequate balance of knowledge and experience among its members, both in the financial sector and other relevant areas, to ensure the proper governance of the credit institution, as well as sufficient experience among members to ensure complementary points of view . In the verification of compliance with the director selec - tion policy, the Appointments Committee has concluded that the structure, size and composition are suitable, particularly with respect to gender diversity and diversity in training and professional experience, age and geo - graphical origin, in accordance with the verification of compliance with the selection policy, and also taking into account the individual suitability re - assessment of each director carried out by the Appointments Committee, leading to the conclusion that the overall composition of the Board of Directors is suitable . In particular, it should be noted that the Board is willing to continue reducing its size as and when needed in or - der to fulfil the diversity objectives set out in the Policy, particularly with regard to gender diversity, while also observing the conditions regarding the composition of CaixaBank’s Board of Directors prescribed by the Euro - pean Central Bank for the prudential deconsolidation of CriteriaCaixa from CaixaBank . On the subject of gender diversity, note that there has been a steady increase in the number of female directors in recent years, reaching 37 . 50 % of total Board mem - bership in 2019 . This percentage is in line with the target set by the Appointments Committee : that the number of female directors must account for at least 30 % of total Board membership by 2020 , in accordance with Recom - mendation 14 of the Good Governance Code . The Board fully intends to continue complying with Recommenda - tion 14 throughout 2020 , so as to ensure that the percen - tage of female directors remains above 30% . At year - end 2019 , women accounted for 37 . 50 % of all directors, 57 . 14 % of independent directors and 25 % of proprietary directors . Female directors account for 33 . 33 % of the Executive Committee . Women make up 33 . 3 % of the total mem - bership of the Appointments Committee and 67 % of the total membership of the Remuneration Committee, which is also chaired by a woman . The Risks Committee features two female members, re - presenting 66 . 66 % of its total membership . Female direc - tors account for 33 . 33 % of the Audit and Control Com - mittee, which also has a female director as its chairman . Meanwhile, female directors represent 40 % of the total membership of the Innovation, Technology and Digital Transformation Committee . In other words, women are represented on all the Company’s committees . It is therefore safe to say that CaixaBank’s Board of Di - rectors ranks highly among IBEX 35 companies when it comes to the presence of women, as seen from the 2018 report of the CNMV on corporate governance of entities with securities admitted to trading on regulated markets (which averaged 23 . 1 % in 2018 ) . 22

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement FUNDACIÓN BANCARIA CAJA NAVARRA, FUNDACIÓN CAJACANARIAS Y FUNDACIÓN CAJA DE BURGOS There have been no formal requests for membership from shareholders whose equity interest is equal to or higher than that of others at whose request proprietary directors have been appointed, and therefore no failure to meet any such request. Proprietary directors appointed at the request of shareholders with less than a 3 % equity interest (C.1.8) Reason Validity of the Shareholders’ Agreement described in section A . 7 , which entitles each of the signatories to appoint one di - rector at CaixaBank . MUTUA MADRILEÑA AUTOMOVILISTA SOCIEDAD DE SEGUROS A PRIMA FIJA Reason These are set out in the Appointments Committee’s report to the Board, which includes, as an appendix, the Board’s report on the proposed appointment of Ignacio Garralda Ruiz de Velasco as a proprietary director, which was submitted to and approved by shareholders at the 2017 Annual General Meeting . The aforementioned report states that the arrival of Mr Garralda as board member will bring with it a number of significant be - nefits due to his extensive experience and expertise, while also facilitating the current strategic alliance between the CaixaBank Group and the Mutua Madrileña Group . 23

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement GONZALO GORTÁZAR ROTAECHE All powers delegable by law and under the by - laws are dele - gated, without prejudice to the restrictions on the delegation of powers set out in the Regulations of the Board of Directors, which apply for internal purposes only . EXECUTIVE COMMITTEE The Executive Committee has been delegated all of the respon - sibilities and powers that may be delegated by law and under the Company’s by - laws . For internal purposes, the Executive Committee is subject to the limitations set forth in Article 4 of the Rules of the Board of Directors . Name of director Name of listed company Position Ignacio Garralda Ruiz de Velasco Endesa, S.A. Director Ignacio Garralda Ruiz De Velasco BME Holding, S.A. First Deputy Chairman Jordi Gual Solé Erste Group Bank, AG. Member of the Supervisory Board Jordi Gual Solé Telefónica, S.A. Director María Amparo Moraleda Martínez Solvay, S.A. Director María Amparo Moraleda Martínez Airbus Group, S.E. Director María Amparo Moraleda Martínez Vodafone Group PLC Director Marcelino Armenter Vidal Naturgy Energy Group, S.A. Director Cristina Garmendia Mendizábal Mediaset España Comunicación, S.A. Director Cristina Garmendia Mendizábal Compañía de Distribución Integral Logistica Holdings, S.A. Director Koro Usarraga Unsain Vocento, S.A. Director The information on directors and positions held at other listed companies refers to year - end. With regard to the position held by Jordi Gual Solé at Erste Group Bank, AG, his exact title is Member of the Supervisory Board . However, due to space restrictions when filling in the form, he is listed as Director . The company has imposed rules on the maximum number of company boards on which its own directors may sit . Article 32 . 4 of the Regulations of the Board of Directors states that directors must observe the restrictions on board membership laid down by current law and regulations on the organisation, supervision and solvency of credit institutions . Powers delegated by the Board (C.1.9) Positions held by directors at other listed companies (C.1.11 and C.1.12) Positions held by directors at other CxB companies (C.1.10) Does the director have executive Name of director Name of group member Post powers? Tomás Muniesa Arantegui VidaCaixa, S . A . , de Seguros y Reaseguros Deputy Chairman No Gonzalo Go r tázar Rotaech e VidaCaixa, S . A . , d e Segu r os y Reasegu r os Chair man No Gonzalo Go r tázar Rotaech e Banco BPI, S . A . Di r ector No 24

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Operation and workings of the Board (C.1.15, C.1.20, C.1.24, C.1.25, C.1.26, C.1.27, C.1.28, C.1.29 and C.1.35) Amendments to the Board Regulations The Board of Directors, at a meeting held on 21 February 2019 , resolved to amend article 15 . 4 of the Regulations of the Board of Directors so as to explicitly state that the minutes of the Appointments Committee and of the Re - muneration Committee are to be delivered to all Board members, rather than simply remaining at their disposal at the Company’s General Secretary’s Office . This effecti - vely makes those committees subject to the same rules as those governing the Audit and Control Committee and the Risks Committee . In accordance with the provisions of article 529 of the Corporate Enterprises Act, the amended text of both was reported to the Comisión Nacional del Mercado de Valores (CNMV), executed in a public document and fi - led at the Companies Registry . After being filed at the Companies Registry on 3 July 2019 , the unabridged texts were published by the CNMV and by CaixaBank, S . A . on its corporate website ( www . caixabank . com ) . Proxy voting With respect to the rules on proxy voting, article 17 of the Regulations of the Board states that directors must personally attend Board meetings . However, when they are unable to do so in person, they shall endeavour to grant their proxy in writing, on a special basis for each meeting, to a fellow Board member, including the appro - priate instructions therein . Non - executive directors may only grant a proxy to a fellow non - executive director, while independent directors may only grant a proxy to a fellow independent director . Likewise, the internal regulations stipulate that the proxy shall be granted by any postal, electronic means or by fax, provided that the identity of the director is assured . However, so that the proxyholder can vote accordin - gly based on the outcome of the debate by the Board, proxies are not typically granted with specific instructions and must always be given in strict accordance with le - gal requirements . This is consistent with the provisions of the Capital Enterprises Act governing the powers of the Chairman of the Board of Directors, who is responsible, among other matters, for encouraging debate and the active involvement of all directors at Board meetings, while safeguarding their right to form their own opinion and stance . Decision - making Qualified majorities other than those established by law are not required for any specific decision . NUMBER OF BOARD MEETINGS NUMBER OF BOARD MEETINGS WITHOUT THE CHAIRMAN 1 2 0 The Board of Directors held 12 meetings, as well as an off - site working event on 26 September. NUMBER OF MEETINGS WHEN AT LEAST 80 % OF DIRECTORS ATTENDED % OF ATTENDANCE OVER TOTAL VOTES DURING THE YEAR 12 97.89 % NUMBER OF MEETINGS IN SITU OR REPRESENTATIONS MADE WITH SPECIFIC INSTRUCTIONS OF ALL DIRECTORS 8 % OF VOTES ISSUED AT IN SITU MEETINGS OR WITH REPRESENTATIONS MADE WITH SPECIFIC INSTRUCTIONS OUT OF ALL VOTES CAST DURING THE YEAR 97.89 % In 2019 , there were just four non - attendances by Caixa - Bank directors . Proxies given without specific instructions count as non - attendances . Director absences occur when directors are unable to attend . Proxies, when given, do not generally include specific instructions for the proxyholder, so that the proxyholder can adhere to the outcome of the discussion by the Board . 25

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Requests for information must be directed to the Chair - man of the Board of Directors, if he holds executive sta - tus, and, otherwise, to the Chief Executive Officer, who will forward the request to the appropriate party in the Company . If the Chairman deems that the information is confidential, he will notify the Director [ ... ] as well as of the director ’s duty of confidentiality . However, documents must be approved by the Board . In particular, documents that cannot be fully analysed and dis - cussed during the meeting due to their size are sent out to Board members ahead of the Board meeting in question . The Board and audits (C.1.27, C.1.28, C.1.30, C.1.31, C.1.32, C.1.33 and C.1.34) Relations with the market and the independence of external auditors With regard to its relationship with market agents, the Company acts on the principles of transparency and non - discrimination enshrined in applicable legislation and those set out in the Regulations of the Board of Directors, which stipulate that the Board shall disclose price - sensitive information to the Spanish Securities Market Commission (CNMV) and post the relevant information on its corpo - rate website to inform the public immediately with regard to any material information . As for the Company’s rela - tionship with analysts and investment banks, the Inves - tor Relations department shall coordinate the Company’s relationship with analysts, shareholders and institutional investors and manage their requests for information in order to ensure they are treated fairly and objectively . In this regard, and pursuant to Recommendation 4 of the Good Governance Code of Listed Companies, at its meeting on 30 July 2015 the Board of Directors, under its general powers to determine the Company’s general policies and strategies, resolved to approve the Policy on information, communication and contact with sharehol - ders, institutional investors and proxy shareholders which is available on the Company’s website . Under this policy, and pursuant to the authority vested in the coordinating director appointed in 2017 , he or she shall liaise as and when needed with investors and share - holders to hear their views and develop a balanced un - derstanding of their concerns, especially those to do with the Company’s corporate governance . Meanwhile, the powers delegated to the Board of Direc - tors legally and through the internal regulations specifi - cally include the duty of supervising the dissemination of information and communications relating to the Com - pany . Therefore, the Board of Directors is responsible for managing and supervising at the highest level the infor - mation distributed to shareholders, institutional investors and the markets in general . Consequently, the Board of Directors, through the corresponding bodies and depart - ments, works to ensure, protect and facilitate the exerci - sing of rights by shareholders, institutional investors and the markets in general in the defence of the corporate interest and in compliance with the following principles : Information There is a procedure in place whereby directors may ob - tain the information needed to prepare for the meetings of the governing bodies with sufficient time . Pursuant to article 22 of the Regulations of the Board of Directors, directors have the duty to demand and the right to obtain from the company any information they may need to discharge their duties . For such purpose, the director should request information on any aspect of the Company and examine its books, records, do - cuments and further documentation . The right to in - formation extends to investee companies provided that this is possible . Therefore, the percentage of non - attendances to the to - tal votes cast in 2019 was 2 . 11% , on the understanding that proxies given without specific instructions count as non - attendances . Meetings held by the coordinating director with the other directors, where there was neither attendance nor repre - sentation of any executive director : The Coordinating Director was not appointed at CaixaBank because it has an Executive Chairman, but rather as a fur - ther safeguard in the desconsolidación process with the former controlling shareholder . For this reason, he dedica - tes more time to the independent directors . In 2019 he held two meetings with the independent directors ; one with the proprietary directors and one with the micro - proprietary directors . He reports to the Board of Directors on all such meetings and suggests and discusses improvements . Meetings held by each Board committee : NUMBER OF MEETINGS 4 NUMBER OF MEETINGS HELD BY THE EXECUTIVE COMMITTEE NUMBER OF MEETINGS HELD BY THE AUDIT AND CONTROL COMMITTEE NUMBER OF MEETINGS HELD BY THE APPOINTMENTS COMMITTEE NUMBER OF MEETINGS HELD BY THE REMUNERATION COMMITTEE NUMBER OF MEETINGS HELD BY THE RISKS COMMITTEE NUMBER OF MEETINGS HELD BY THE INNOVATION, TECHNOLOGY AND DIGITAL TRANSFORMATION COMMITTEE 19 18 8 9 15 1 26

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Transparency, equality and non - discrimi - nation, continuous information, affinity with the corporate interest, remaining at the cutting edge in the use of new tech - nologies and compliance with the law and CaixaBank’s internal regulations . These principles apply to all information disclosed and the Company’s commu - nications with shareholders, institutional investors and relations with markets and other stakeholders, such as financial in - termediaries, management companies and custodians of the Company’s shares, financial analysts, regulatory and super - visory bodies, proxy advisers, information agencies and credit rating agencies . The Company pays particular heed to the rules governing the processing of in - side information and relevant information contained in applicable legislation and the Company’s regulations on shareholder re - lations and communications with securities markets, as contained in CaixaBank’s Code of Business Conduct and Ethics, the Inter - nal Code of Conduct on Matters Relating to the Stock Market of CaixaBank, S . A . and the Regulations of the Board of Directors (also available on the Company’s website) . The Audit and Control Committee submits recommendations to the Board of Direc - tors (which are then laid before sharehol - ders at the General Meeting) regarding the selection, appointment, re - election and replacement of the external auditor . It is also responsible for maintaining appro - priate relations with the external auditor in order to receive information on any mat - ters that might compromise its indepen - dence and any other matters related to the process of auditing the accounts . In all events, on an annual basis, the Audit and Control Committee must receive from the external auditors a declaration of their in - dependence with regard to the Company or entities directly or indirectly related to it, in addition to information on any non - au - dit services rendered to those entities by the aforementioned auditors or persons or entities related to them, as stipulated by auditing legislation . In addition, the Audit and Control Committee will issue annually, prior to the issuance of the audit report, a report containing an opinion on the inde - pendence of the auditor . This report must evaluate, without fail, any such non - audit services that may have been rendered, both individually and collectively, above and beyond statutory audit services and related to the regime of independence or the applicable audit regulations . As an additional mechanism of ensuring the auditor’s independence, article 45 . 4 of the Bylaws states that the General Mee - ting may not revoke the auditors until the period for which they were appoin - ted terminated, unless it finds just cause . The Company has policies governing the relationship with the external auditor to guarantee compliance with applicable le - gislation and the independence of audi - ting work . With respect to the concrete measures esta - blished to ensure the independence of ex - ternal auditors, in 2018 CaixaBank’s Board of Directors approved a policy governing re - lations with the external auditor . This policy aims to ensure that the process of appoin - ting the account auditor of CaixaBank, S . A . and its Consolidated Group is compliant with the new regulatory framework, thus ensuring that it is an impartial and trans - parent process and that both the appoint - ment and the relationship framework with the auditor are implemented in accordance with prevailing law and regulations . Among other things, this Policy covers the principles that govern the selection, contrac - ting, appointment, re - election and termination of the CaixaBank Account Auditor, as well as the relationship framework between both parties . The audit firm performs the following non - audit work for the company and/or its group : AMOUNT INVOICED FOR NON - AUDIT SERVICES ( THOUSAND EUROS ) C OM P AN Y T O T A L GROUP C OM P ANIES AMOUNT INVOICED FOR NON - AUDIT SERVICES/ AMOUNT FOR AUDIT WORK ( IN % ) 532 32% 29% 30% 62 5 1,157 27

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement NUMBER OF CONSECUTIVE YEARS NUMBER OF YEARS AUDITED BY THE CURRENT AUDIT FIRM/ NUMBER OF FISCAL YEARS THE COMPANY HAS BEEN AUDITED ( IN % ) 2 10% 2 10 % The Audit and Control Committee is responsible for en - suring that the financial information is correctly drawn up . Its duties include the following, which are there to avoid a qualified audit report, among other objectives : With regard to overseeing financial reporting: i. reporting to the Annual General Meeting about matters raised by shareholders that fall within the committee’s remit and, in particular, on the result of the audit, explaining how this has contributed to the integrity of the financial information and the committee’s role in this process . ii. overseeing the process of compiling and presen - ting mandatory financial information regarding the Company and, where relevant, the Group, re - viewing the Company’s accounts, compliance with related regulatory requirements, the adequate definition of the consolidation perimeter, and the correct application of generally accepted accoun - ting criteria . And, in particular, knowing, understanding and overseeing the effectiveness of the system of inter - nal control over financial reporting (ICFR), drawing conclusions with regard to the system’s level of trust and reliability, and reporting on any proposals to amend accounting principles and criteria raised by the management, in order to guarantee the integrity of accounting and financial reporting sys - tems, including financial and operational control, and compliance with applicable legislation in this regard . The committee may submit recommenda - tions or proposals to the Board of Directors that are designed to safeguard the integrity of the manda - tory financial information ; iii. ensuring that the Board of Directors submits the annual financial statements to the General Share - holders’ Meeting, without qualified opinions or re - servations in the audit report and that, in the event that reservations do exist, ensuring that the com - mittee’s Chairman and the auditors clearly explain the content and scope of those qualified opinions or reservations to shareholders . iv . reporting to the Board of Directors, in advance, on the financial information and related non - financial information that the Company must periodically release to the markets and its supervisory bodies ; The Company did not change its external auditor in 2019 . The auditor’s report on the financial statements for the preceding year does not contain a qualified opinion or any reservation . The individual and consolidated financial statements submitted to the Board for preparation were not previously certified . The above notwithstanding, note that as part of the internal control over financial repor - ting (ICFR) process, the financial statements for the year ended 31 December 2019 (which form part of the annual financial statements) are to be certified by the Company’s Head of Financial Accounting, Control and Capital . Takeover bids (C . 1 . 38 ) The Company has not entered into any material agree - ments that come into force, are modified or are termina - ted in the event of a change in control of the company following a public takeover bid, and their effects . Selection (C . 1 . 16 , C . 1 . 21 , C . 1 . 22 , and C . 1 . 23 ) In accordance with article 529 decies of Royal Legislative Decree 1 / 2010 , of 2 July, enacting the amended text of the Corporate Enterprises Act, and articles 5 , 6 and 18 to 21 of the Regulations of the Board of Directors, direc - tor appointment proposals that the Board of Directors lays before the General Meeting, and the appointment resolutions carried by the Board itself by virtue of the co - option powers legally attributed to it, must be pre - ceded by a corresponding recommendation from the Appointments Committee in the case of independent di - rectors, and by a report in the case of all other directors . Director appointment or reappointment proposals must be accompanied by a supporting report from the Board of Directors, assessing the competence, experience and merits of the proposed nominee . In addition, when exercising its powers to propose appointments to the General Shareholders’ Meeting and co - opt directors to cover vacancies, the Board shall endeavour to ensure that external directors or non - exe - INDIVIDUAL INDIVIDUAL C ONSOLI D A TED C ONSOLI D A TED Number of consecutive years the current audit firm has been auditing the financial statements of the company and/or group . 28

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement cutive directors represent a majority over executive directors and that the latter should be the minimum strictly necessary . The Board shall also seek to ensure that the majority group of non - executive di - rectors includes holders of stable sig - nificant shareholdings in the company or their representatives, or those share - holders that have been proposed as di - rectors even though their holding is not significant (proprietary directors), and persons of recognised experience who can perform their functions without being influenced by the company or its group, its executive team or significant sharehol - ders (independent directors) . The definitions established in applicable regulations and detailed in article 19 of the Regulations of the Board of Directors are used to classify directors accordingly . The Board will also strive to ensure that among its external directors, the pro - portion of proprietary and independent directors on the Board reflects the exis - ting proportion of the Company’s share capital represented by proprietary direc - tors and the rest of the capital and that independent directors account for at least one third of all directors . No shareholder may be represented on the Board of Directors by a number of pro - prietary directors exceeding 40 % of total Board members, without prejudice to the right of all shareholders to be represen - ted at the Company in proportion to their stake, in accordance with applicable law . Directors shall remain in their posts for the term of office stipulated in the By - laws (which is four years) — for as long as the General Meeting does not resolve to re - move them and they do not stand down from office — and may be re - elected one or more times for periods of equal length . However, independent directors may not continue to serve as such for a continuous period exceeding 12 years . Directors designated by co - option shall hold their post until the date of the next General Meeting or until the legal dead - line for holding the General Meeting that is to decide whether to approve the fi - nancial statements for the previous finan - cial year has passed . If the vacancy arises after the General Meeting is called but before it is held, the appointment of the director by co - option to cover the vacan - cy will take effect until the next General Meeting is held . On 20 September 2018 , the Board of Di - rectors approved the policy on the selec - tion, diversity and suitability assessment of directors, senior management mem - bers and key function holders at Caixa - Bank and its group (hereinafter, the “Po - licy”) . The Policy is part of the Company’s corporate governance system, governing key commitments and aspects of the Company and its Group in relation to the selection and appointment of directors . In the director selection process, with res - pect to individual requirements, candidates to become directors, and current directors, must meet the suitability requirements needed to exercise their role, in accor - dance with the provisions of applicable regulations . In particular, they must have recognised business and professional re - pute, suitable knowledge and experience for performing their duties, and be able to exercise good governance at the Company . Applicable law and regulations will also be taken into account when shaping the overall composition of the Board of Direc - tors . In particular, the overall composition of the Board of Directors must incorpo - rate sufficient knowledge, abilities and experience regarding the governance of credit institutions, to sufficiently unders - tand the Company’s activities, including the primary risks, and to ensure the effec - tive capacity of the Board of Directors to take independent and autonomous deci - sions in the Company’s interests . The Appointments Committee, aided by the General Secretary and the Secretary of the Board and taking into account the balance of knowledge, experience, ex - pertise and diversity required and in pla - ce on the Board of Directors, draws up and constantly updates a competency matrix, which is approved by the Board of Directors . Where applicable, the results of applying the matrix may be used to identify future training needs or areas to strengthen in future appointments . The selection procedure for members of the Board established in the Policy will be complemented, in any applicable areas, with the provisions of the Protocol on suitability assessment and appointments procedures for directors, senior manage - ment members and other key function holders at CaixaBank (the “Suitability Pro - tocol”), or equivalent internal standard in place at any time . The Protocol establishes the Company’s units and internal procedures involved in the selection and ongoing assessment of members of the Board of Directors, general managers and other senior exe - cutives, the heads of the internal control function and other key posts in Caixa - Bank, as defined under applicable legis - lation . Under the “Protocol”, the Board of Directors, in plenary session, assesses the suitability of proposed candidates, based on a report from the Appoint - ments Committee . Also, with regard to the procedure to assess the suitability of candidates prior to their appointment as Director, the Suitability Protocol also es - tablishes procedures to continually eva - luate Directors and to assess any unfore - seeable circumstances which may affect their suitability for the post . There are no specific requirements, other than those relating to directors, to be appointed as Chairman of the Board of Directors . Neither the By - laws nor the Regulations of the Board of Directors establish any age limit for serving as di - rector, or any limited mandate or stricter requirements for independent directors beyond those required by law . 29

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Directors shall step down when the period for which they were appointed has elapsed, When a director leaves office prior to the end of their term, they must explain the rea - when so decided by the General Meeting in exercise of its legal authority and powers sons in a letter to be delivered to all Board members. under the By - laws, and when they resign. Directors must also offer to tender their resignation to the Board of Directors in the situations described in due course (C . 1 . 19 ), and shall then effectively tender their resig - nation if the Board sees fit . FORM A TION EXPERIENCE Public sector/ Public affairs Senior Management other sectors Senior Management Banking / Financial sector New technologies / Digital transformation Risks management / Compliance Audit Other exprience in credit institucions Other experience in financial sector Academic sector / Resea r ch 5 1 4 13 Matrix showing the knowledge, experience and diversity of the CaixaBank Board of Directors (December 2019) The matrix reveals that CaixaBank’s Board of Directors has a satisfactory composi - tion, with an adequate balance of knowledge and experience among its members, both in the financial sector and other relevant areas, to ensure the proper gover - nance of the credit institution, as well as sufficient experience among members to ensure complementary points of view . Law Economic / Business Other Science (mathematics, physics, engineering, etc.) 9 30 6 11 8 4 9 16 Corporate governance 10 10 4

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Obligation to resign (C.1.19 and C.1.36) Article 21 . 2 of the Regulations of the Board of Directors stipulates that directors must offer to tender their resignation to the Board of Directors and then tender their resig - nation if the Board so decides, in the following cases : a. when they depart the executive positions, posts or functions with which their appointment as director was associated ; b. when they are subject to any of the cases of incompatibility or prohibition provi - ded by law or no longer meet the suitability requirements according to applicable law and regulations ; c. when they are indicted for an allegedly criminal act or are subject to disciplinary proceedings for serious or very serious misdemeanours instructed by the super - visory authorities ; d. when their continued presence on the Board would threaten the Company’s in - terests, or when the reasons for which they were appointed cease to exist . In particular, and in the case of proprietary directors, when the shareholder they represent transfers all of its stake . They must also tender their resignation when the shareholder in question lowers its shareholding to a level that requires a re - duction in the number of proprietary directors ; e. following a significant change in their professional circumstances or in the condi - tions that warranted their appointment as director ; and f . when, due to events attributable to the director, his or her continued presence on the Board would cause serious damage to the Company’s assets or reputation in the eyes of the Board . Article 21 . 3 of the Regulations of the Board of Directors states that if an individual representing a legal entity director is caught by any of the circumstances listed above, that representative must offer to tender their resignation to the legal entity that appointed them . If the latter decides that its representative should remain in office as director, the legal person director must offer to tender its resignation to the Board of Directors . All the foregoing without prejudice to the terms of Royal Decree 84 / 2015 of 13 February, implementing Act 10 / 2014 , of 26 June on the organisation, supervision and solvency of credit institutions, on the requirements of standing and repute that directors must meet and the consequences of the subsequent failure to meet those requirements, as well as any other applicable regulations or guidelines given the company’s activities . Defendants in legal proceedings (C.1.37) No director has notified the company that he/she has been tried or notified that legal proceedings have been filed against him or her for any of the offences described in article 213 of the LSC . 31

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Evaluation (C . 1 . 17 and C . 1 . 18 ) Based on the findings of the 2018 evaluation report of the Board of Directors, in 2019 the Appoint - ments Committee monitored all the organisatio - nal improvement measures explained below . Aside from what we have discussed previously as the main corporate governance milestones in 2019 — such as the reduced size of the Board of Directors and the creation of the Innovation, Te - chnology and Digital Transformation Committee, plus the fact that following the 2019 AGM fema - le directors account for 37 . 50 % of total Board membership — CaixaBank has made further pro - gress in developing and implementing organisa - tional practices and approaches to work that have made the Bank more efficient and enhanced the quality of its internal functioning and operation . It should be noted that the Bank has made fur - ther progress with various technical tools and organisational aspects, such as streamlining agendas and structuring meetings, while also extending time frames in relation to work plan - ning and organisation . As regards committees, the Regulations of the Board of Directors were amended in 2019 to ex - tend the obligation to send out minutes of the meetings of the Appointments Committee and the Remuneration Committee to all board mem - bers, as the Entity had already been doing in the case of the Audit and Control Committee, the Risks Committee and the Executive Committee . Description of the evaluation process and the areas evaluated As stipulated in article 529 . 9 of the Corporate Enterprises Act and article 16 of the Regulations of the Board of Direc - tors, the Board evaluates its performance annually . It is also compliant with Recommendation 36 of the current Good Governance Code of February 2015 , which recommends that a regular self - assessment be carried out on the perfor - mance of the Board of Directors and its committees . The Board of Directors conducted a self - assessment of its own functioning and operation in 2019 , based on the self - assess - ment questionnaires approved by the Appointments Com - mittee in 2018 , with certain ad - hoc changes made . Since the 2019 assessment was based on the same self - assessment questionnaire used in 2018 , with only minimal changes, we were able to include comparative results for the previous year . The methodology used was largely one of analysing the responses to the questionnaires . The following aspects are addressed : Operation of the Board of Directors (preparation, dynamic and culture ; evaluation of the working tools made available to directors and of the self - assessment process for the Board of Directors) ; composition and functioning of the commit - tees, performance of the Chairman, Chief Executive Officer, Independent Coordinator Director and the Secretary to the Board of Directors, as well as an individual peer assessment of each director . Members of each committee are also sent a self - assess - ment form on the functioning and operation of their res - pective committee . The results and conclusions reached, including recommen - dations, are contained in the document analysing the per - formance assessment of CaixaBank’s Board of Directors and its committees for 2018 , which was approved by the Board of Directors . Broadly speaking, and in light of the responses received from directors as a result of the self - assessments and activity re - ports drawn up by each committee, the Board of Directors holds a positive view of the quality and efficiency of its own operation and that of its committees in 2019 . 32

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement 6,831 REMUNERATION ACCRUED IN THE YEAR BY THE BOARD OF DIRECTORS ( THOUSAND EUROS ) 1 5,546 AMOUNT OF VESTED PENSION INTERESTS FOR CURRENT MEMBERS ( THOUSAND EUROS ) 0 AMOUNT OF VESTED PENSION INTERESTS FOR FORMER MEMBERS ( THOUSAND EUROS ) 2 1 The Remuneration Policy provides a breakdolwn of remuneration payable to directors “in their capacity as such” and to the Executive Director. 2 No information is provided on consolidated pension rights for former directors, since the Company has no type of commitment (contribution or benefit) with former executive directors under the pensions system. 33 Total remuneration received by the Board of Directors (C.1.13. y C.1.39) Director remuneration in 2019 , as reported in this section, takes the following aspects into account : At year - end 2019 , the Board of Directors comprised a to - tal of 16 members, with Gonzalo Gortázar acting as Chief Executive Officer and being the only Board member to dis - charge executive functions . On 5 April 2019 , the General Shareholders’ Meeting agreed to reduce the number of directors by two, thus bringing the total number to sixteen . It also approved the appointment of Marcelino Armenter (proprietary director) and Cristina Garmendia (independent director) as new members of the Board of Directors . Meanwhile, the following directors departed the Board due their posts having expired : Alain Minc, Juan Rosell, Antonio Sáinz de Vicuña and Javier Ibarz . Following the General Meeting, the Board of Directors resolved to restructure the various committees attached to the Board of Directors, doing so on the recommenda - tion of the Appointments Committee and the Audit and Control Committee (referring to the composition of the Appointments Committee) . The Board appointed Veróni - ca Fisas (independent director) as a new member of the Remuneration Committee, and Xavier Vives (independent coordinating director) as a new member of the Appoint - ments Committee . The Board of Directors also agreed to re - appoint the directors re - elected by shareholders at the General Meeting as members of the Board committees on which they had previously been sitting . Last but not least, the Audit and Control Committee agreed to appoint Koro Usarraga as its Chairman, while the Risks Committee appointed Eduardo Javier Sanchiz as its Chairman . On 23 May 2019 , the Board of Directors decided to set up a new Innovation, Technology and Digital Transformation Committee . It also agreed that Amparo Moraleda, Cristi - na Garmendia and Marcelino Armenter would sit on that committee, in addition to the Chairman and Chief Executive Officer . The total remuneration of the Board of Directors does not include remuneration for seats held on other boards on the Company’s behalf outside the consolidated group, which amounted to 246 , 000 euros, nor the amount of contribu - tions made to savings schemes with non - vested economic rights during the year, which came to 509 , 000 euros .

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Agreements made between the company and its directors, executives or employees containing indemnity or golden parachute clauses in the event of resig - nation or dismissal or termination of employment without cause following a takeover bid or any other type of transaction 32 NUMBER OF BENEFICIARIES DESCRIPTION OF AGREEMENT TYPE OF BENEFICIARY Chief Executive Officer and three members of the Management Committee, five executive officers and 23 middle managers. Chief Executive Officer: One year of the fixed components of his remuneration. Management Committee members : indemnity clause equivalent to one annual payment of the fixed compo - nents of their remuneration, or the amount payable by law, whichever is higher . There are currently three commi - ttee members for whom the indemnity to which they are legally entitled remain less than one year of their salary . Further, the Chief Executive Officer and the members of the Management Committee are entitled to one annual payment of their fixed remuneration, payable in monthly instalments, as consideration for their non - compete un - dertaking . This payment would be discontinued were this covenant to be breached . Executive officers and middle managers : 28 executives and middle managers : between 0 . 1 and 1 . 5 annual pay - ments of their fixed remuneration above that provided for at law . Executives and middle managers of Group compa - nies are included in the calculation . These contracts must always be communicated to and/or approved by the Board of Directors (not only in the situations and circumstances required by law). These clauses are also communicated to shareholders at the General Meeting. The Board of Directors is responsible for approving the Remuneration Policy of the It should be noted that the Board Remuneration Policy includes detailed information Board of Directors, the Identified Staff and the General Staff of the CaixaBank Group, on the remuneration of directors, particularly the CEO, and is approved by the Gene - subject to a preliminary report from the Remuneration Committee and in accordance ral Meeting . For the other managers (five beneficiaries) who do not qualify as senior with the system set out in the By - laws . The Board also approves the remuneration of management, and middle managers ( 23 beneficiaries), the impact of their dismissal directors within the limit set by the General Meeting and, in the case of executive direc - generating the right to receive compensation would be immaterial since in these cases tors, the additional remuneration payable for their executive duties and the other terms the clauses are absorbed by the legal compensation payable in such cases . of their contracts. The Board approves the appointment and removal of senior mana - gers, as well as the terms of their contract, including clauses on termination benefits. 34

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement JUAN ANTONIO ALCARAZ Chief Business Officer Education Mr Alcaraz holds a degree in Business Sciences from Cunef (Complutense Uni - versity of Madrid) and a Master of Busi - ness Administration from the IESE Busi - ness School . Work experience He joined ”la Caixa” in December 2007 and is now in charge of the following bu - siness units as Chief Business Officer : Re - tail Banking, Global Customer Experience and Specialized Consumer Segments (Imaginbank, Family, Senior, Agrobank, and Holabank) . He also heads : CaixaBank Digital Business and CaixaBank Business Intelligence . He has served as General Manager of Banco Sabadell ( 2003 - 2007 ) and prior to that as Deputy General Manager of San - tander and Central Hispano ( 1990 - 2003 ) . Other current positions He is also the Chairman of CaixaBank Pay - ments & Consumer and sits on the Board of Directors of SegurCaixa Adeslas . He is also Chairman of Asociación Española de Directivos, member of the Advisory Board of Foment del Treball, trustee of Funda - ción Tervalis, member of the Advisory Board of the International University of Catalonia and a member of RICS . XAVIER COLL Chief Human Resources and Organisation Officer Education He holds a degree in Medicine from the University of Barcelona, a Master of Busi - ness Administration from the University of Chicago and a Master of Public Health from Johns Hopkins University . He was a reci - pient of the “la Caixa” Fulbright Scholarship . Work experience He joined the “la Caixa” in 2008 as Chief Human Resources Officer and currently sits on its Management Committee . He has over 30 years of experience in the interna - tional health sector, in multilateral develop - ment banking and in the financial industry . Prior to joining “la Caixa” group, he was Director of the President’s Office and Vice President of Human Resources at the World Bank and Director of Human Re - sources at the European Investment Bank . JORDI MONDÉJAR Chief Risks Officer Education Mr Mondéjar holds a degree in Economic and Business Sciences from the University of Barcelona . He is a member of the Offi - cial Registry of Account Auditors . Work experience He worked at Arthur Andersen from 1991 through to 2000 , where he specialised in financial audits at financial institutions and other regulated entities . He joined “la Caixa” Group in 2000 , ser - ving as Head of Financial Accounting, Control and Capital prior to his appoint - ment as Chief Risks Officer in 2016 . IÑAKI BADIOLA Head of Corporate Institutional Banking and International Banking Education Mr Badiola holds a degree in Economic and Business Science from the Complutense University of Madrid and a Master in Busi - ness Administration from IE Business School . Work experience His track record in the financial industry spans more than 20 years and includes fi - nancial positions at various companies ope - rating in the following sectors : technology (EDS), distribution (ALCAMPO), public ad - ministration (GISA), transportation (IFERCAT ) and real estate (Harmonia). He has previously served as Executive Ma - nager of CIB and Corporate Manager of Structured Finance and Institutional Banking . The Management Committee (C.1.14) MEMBERS (EXCLUDING CEO) Other current positions He sits on the Board of Directors of Sareb and is non - executive Chairman of Buildin - gcenter, S . A 35

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement MATTHIAS BULACH Head of Financial Accounting, Control and Capital Education Mr Bulach holds a degree in Economic Sciences from the University of St . Gallen and a Master in Business Administration from the IESE Business School . Work experience He joined “la Caixa” in 2006 as head of the Economic Analysis Office, carrying out strategic planning, analysing the banking and regulatory system and providing su - pport to the Chairman’s Office on the task of restructuring the financial sector . Prior to his appointment as Executive Director in 2016 , he served as Corporate Manager of Planning and Capital . Before joining the Group, he was a Senior Associate at Mc - Kinsey & Company, where he specialised in the financial sector and in developing and deploying international projects . Other current positions He currently sits on the Supervisory Board of Erste Group Bank AG and on the Boards of Directors of CaixaBank Asset Manage - ment, CaixaBank Payments & Consumer and BuildingCenter S . A . Other current positions He sits on the Board of Directors of both BPI and Cecabank. JORGE FONTANALS Executive Director of Resources Education Mr Fontanals holds a degree in Business Administration and completed an Advan - ced Management Program at the ESADE Business School . Other current positions He currently sits on the Boards of Direc - tors of CaixaBank Facilities Management, SILK Aplicaciones and SILC Inmobles . Work experience Prior to his appointment as Head of Re - sources in 2014 , he served as Corporate Manager of IT at CaixaBank and before that he held various managerial positions relating to resources at both CaixaBank and other Group companies . MARÍA LUISA MARTÍNEZ Executive Director of Communication, Institutional Relations, Brand and CSR Education Ms Martínez holds a degree in Modern History from the University of Barcelona and in Information Sciences from Auto - nomous University of Barcelona . She has also completed the Senior Management Program (PADE) at IESE Business School . Other current positions She is also president of Autocontrol (the self - regulatory organisation of the adver - tising industry in Spain) ; of Dircom Catalu - ña (professional association of communi - cations executives and professionals) ; and sits on the Communication Committee of the Spanish Chamber of Commerce . Work experience She joined “la Caixa” in 2001 to head up media relations . In 2008 she was appoin - ted Head of Communication with respon - sibility for corporate communication and institutional management with the media . In 2014 , she was appointed Corporate Head of Communication, Institutional Re - lations, Brand and CSR and she has served as Executive Manager of those same disci - plines since 2016 . JAVIER PANO Chief Financial Officer Education Mr Pano holds a degree in Business Scien - ces and a Master of Business Administration from the ESADE Business School . Work experience He has been CaixaBank’s CFO since July 2014 and is also Chairman of the ALCO and head of liquidity management and wholesale funding, having previously held positions of responsibility in the realm of capital markets . Before joining “la Caixa” in 1993 , he held va - rious key positions at different companies . 36

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement MARISA RETAMOSA Head of Internal Audit Education Ms Retamosa holds a Degree in Compu - ter Science from the Polytechnic Univer - sity of Catalonia . She is CISA (Certified Information System Auditor) and CISM (Certified Information Security Manager) certified by ISACA . Work experience She has been Corporate Manager of Se - curity and Resources Governance, and previously served as Head of Security and Service Control in IT Services . She has also served as Head of the Resource Audit Di - vision . She joined “la Caixa ” in 2000 . Prior to that, she worked at Arthur Andersen ( 1995 - 2000 ), where she performed system and process audit and risk consulting activities . Other current positions He is currently trustee and Secretary to the Board of Trustees of Fundación del Museo de Arte Contemporáneo de Barcelona (MACBA) . He is also Secretary of Funda - ción de la Economía Aplicada (FEDEA) . JAVIER VALLE Executive Director of Insurance Education Mr Valle holds a degree in Business Stu - dies and a Master in Business Administra - tion from ESADE Business School . Com - munity of European Management Schools (CEMS) at HEC Paris . Other current positions He is managing director of VidaCaixa, de - puty chairman and member of the Execu - tive Committee and Governing Board of Unespa and director of the Consortium of Insurance Compensation and of ICEA . Work experience Over the ten last years he has been Ge - neral Manager at Bansabadell Vida, Ban - sabadell Seguros Generales and Bansaba - dell Pensiones, as well as CEO of Zurich Life . He was CFO of the Group Zúrich in Spain and Director of Investments for Spain and Latin America . Work experience He has also served as state attorney be - fore the High Court of Justice (Tribunal Superior de Justicia) of Catalonia, where he represented and defended the Spani - sh State in civil, criminal and employment cases and in adversary proceedings in - volving public bodies . He was a member of the Provincial Compulsory Purchase Tribunal ( 1999 - 2002 ) . State Lawyer, Secre - tary of the Catalan Regional Administra - tive Court for Tax and Economic Appeals ( 2002 - 2003 ) . He joined ”la Caixa” Group in 2004 , ser - ving as legal counsel attached to the Ge - neral Secretary’s Office of “la Caixa” ; De - puty Secretary to the Board of Directors of Inmobiliaria Colonial ( 2005 - 2006 ) ; Se - cretary to the Board of Directors of Banco de Valencia (2013) ; and Deputy Secretary to the Board of Directors of ”la Caixa” until June 2014 . He was served as trustee and Deputy Secretary of ”la Caixa” Foundation through to its dissolution in 2014 , and as Secretary to the Board of Trustees of “la Caixa” Banking Foundation until 2017 . ÓSCAR CALDERÓN General Secretary and Secretary to the Board of Directors Education Mr Calderón holds a degree in Law from the University of Barcelona and is a quali - fied state attorney . 37

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Total remuneration accrued by senior management staff who are not also executive directors: JORGE MONDÉJAR LÓPEZ Chief Risks Officer JAVIER PANO RIERA Chief Financial Officer FRANCESC XAVIER COLL ESCURSELL Chief Human Resources And Organisation Officer JORGE FONTANALS CURIEL Head Of Resources MARÍA LUISA MARTÍNEZ GISTAU Executive Director For Communication, Institutional Relations, Brand And CSR ÓSCAR CALDERÓN DE OYA General And Board Secretary JUAN ANTONIO ALCARAZ GARCÍA Chief Business Officer M A T THIAS BULLACH Head Of Financial Accounting, Control And Capital IÑAKI BADIOLA GÓMEZ Executive Director Of CIB And International Banking MARISA RETAMOSA FERNÁNDEZ Head Of Internal Audit JAVIER VALLE T - FIGUERAS Executive Director Of Insurance TOTAL SENIOR MANAGEMENT REMUNERATION ( THOUSAND EUROS ) 1 0,234 This amount includes total fixed, in - kind and short - term variable remuneration, insurance premiums and discretionary pension benefits and other long - term benefits assigned to members of the Senior Management . He has also been awarded a provisional incentive of 245 , 975 shares under the Provisional Incen - tive relating to the first cycle of the Conditional Annual Incentives Plan pegged to the 2019 - 2021 Strategic Plan, which was approved by shareholders at the Annual General Meeting held on 5 April 2019 . The remuneration received in 2019 by CaixaBank’s Senior Management for representing the Company on the boards of listed and other companies, both within and outside the consolidated group, amounted to 1 , 305 thousand eu - ros, as shown in the statements of profit or loss of the respective companies . 38

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Glossary SHARES HELD BY MANAGEMENT COMMITTEE MEMBERS IN CAIXABANK: Altos Directivos no miembros del Consejo de Administración % derechos de voto atribuidos a las acciones % derechos de voto a través de instrumentos financieros % total de derechos de voto % derechos de todo que pueden ser transmitidos a través de instrumentos financieros Directo Indirecto Directo Indirecto Directo Indirecto Juan Antonio Alcaraz García 0,003% 0,000% 0,005% 0,000% 0,008% 0,000% 0,000 % Iñaki Badiola Gómez 0,001% 0,000% 0,002% 0,000% 0,003% 0,000% 0,000 % Matthias Bulach 0,000% 0,000% 0,001% 0,000% 0,001% 0,000% 0,000% Óscar Calderón de Oya 0,001% 0,000% 0,001% 0,000% 0,002% 0,000% 0,000 % Francesc Xavier Coll Escursell 0,001% 0,000% 0,002% 0,000% 0,003% 0,000% 0,000 % Jorge Fontanals Curiel 0,000% 0,000% 0,002% 0,000% 0,002% 0,000% 0,000 % Mª Luisa Martínez Gistau 0,000% 0,000% 0,001% 0,000% 0,001% 0,000% 0,000 % Jordi Modéjar López 0,001% 0,000% 0,002% 0,000% 0,003% 0,000% 0,000 % Javier Pano Riera (1) 0,002% 0,000% 0,002% 0,000% 0,004% 0,000% 0,000 % Marisa Retamosa Fernández 0,000% 0,000% 0,001% 0,000% 0,001% 0,000% 0,000 % Javier Valle T - Figueras 0,000% 0,000% 0,000% 0,000% 0,000% 0,000% 0,000% % total de derechos de voto en poder de Altos Directivos no miembros del Consejo 0,009% 0,000% 0,019% 0,000% 0,028% 0,000% 0,000 % de Administraación Board Committees (C.2) % OF EXECUTIVE DIRECTORS 16 .67 % OF PROPRIETARY DIRECTORS 33 .33 % OF INDEPENDENT DIRECTORS 50 EXECUTIVE COMMITTEE Name Post Category Jordi Gual Solé Chairman Proprietary Tomás Muniesa Arantegui Member Proprietary Gonzalo Gortázar Rotaeche Member Executive María Verónica Fisas Vergés Member Independent María Amparo Moraleda Martínez Member Independent Francesc Xavier Vives Torrents Member Independent 39

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Brief description Funtions. Organisation and operation (C.2.1) Article 39 of the By - laws and articles 12 and 13 of the Regulations of the Board of Directors describe the or - ganisation and operation of the Executive Committee . The powers of the Executive Committee will be those that, in each case, are delegated by the Board, with the limitations set forth by Law, in the Company’s Articles of Association and in these Regulations . The composition of the Executive Committee, which re - flects the composition of the Board and its internal rules, is determined by the Board of Directors . The Chairman and Secretary of the Board of Directors will also be the Chairman and Secretary of the Executive Committee . The designation of members of the Executive Committee and the Board’s permanent delegation of powers to this particular committee will require the vote for of at least two thirds of Board members . The Executive Committee meets whenever called by its Chairman or by the person substituting him if this is not possible – if the post is vacant or in cases of absence or impossibility, for example – and its meetings shall be taken to be quorate when the majority of its members are in attendance, either in person or by proxy . The Executive Committee reports to the Board on the main business addressed and on the decisions reached at its meetings . The Committee’s resolutions are adopted by the majority of the members attending the meeting in person or by proxy and they are valid and binding with no need for subsequent ratification by the Board sitting in plenary, without prejudice to Article 4 . 5 of the Rules of the Board of Directors . The Executive Committee has been delegated all of the responsibilities and powers available to it both legally and under the Company’s By - laws . For internal purposes, the Executive Committee is subject to the limitations set forth in Article 4 of the Rules of the Board of Directors . Activities during the year In 2019 , the committee addressed a number of recurring matters, plus various one - off business concerns, either ma - king a decision on the matter or hearing and taking note of the information received . The following table contains a summary of the main matters addressed over the course of 2019 : • Monitoring of earnings, results and other accounting aspects. • Aspects relating to products and services and other business matters. • Indexes and other aspects related to quality and reputation. • Credit and surety activity. • Position regarding foreclosed real estate assets and non - performing assets. • Sales of debt portfolio and other aspects related to non - performing loans. • Supervisory activity and disclosures to regulators. • Subsidiaries and other. • Organisational changes and restructuring measures. 40

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement % OF EXECUTIVE DIRECTORS 0 .00 Regulation (C.2.3) There are no specific regulations for the Board commit - tees . The Executive Committee is governed by applicable legislation, the Company’s By - laws and the Regulations of the Board of Directors . In aspects not specifically laid out for the Executive Committee, the operational rules governing the Board itself will be applied, by virtue of the Regulations of the Board available on the CaixaBank corporate website ( www . caixabank . com ) . There is no express mention in the Company’s By - laws that the committee must draw up an activities report . However, the Executive Committee approved its annual activity report at a meeting held in December 2019 , in - cluding the performance assessment for 2019 . AUDIT AND CONTROL COMMITTEE Name Post Category Koro Usarraga Unsain Chairwoman Independent Eduardo Javier Sanchiz Irazu Member Independent José Serna Masiá Member Proprietary Brief description Article 40 of the By - laws and article 14 of the Regulations of the Board of Directors and applicable legislation describe the organisation and opera - tion of the Audit and Control Committee . Functions . Organisation and operation The Audit and Control Committee comprises exclusively non - executive directors, in the number determined by the Board of Directors, between a minimum of three (3) and a maximum of seven (7) . Most of the members of the Audit and Control Committee shall be independent and one (1) of them shall be appointed on the basis of their knowledge and experience of accounting or auditing, or both . The Board of Directors shall also ensure that members of the Audit and Control Committee, particularly its Chairperson, have sufficient knowledge and experience in accounting, auditing or risk management, and in any other areas required for the Audit and Control Committee to fulfil all of its duties . Taken as a whole, members of the Audit and Control Committee, who are appointed based on the expertise and dedication to the matters entrusted to them, shall possess the pertinent technical knowledge in relation to the Entity’s activity, and diversity will be encouraged wherever possible . % OF PROPRIETARY DIRECTORS 3 3 .33 % DE CONSEJEROS INDEPENDIENTES 6 6 .67 41

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement The Audit and Control Committee shall meet ordinarily on a quarterly basis in or - der to review the mandatory financial infor - mation to be submitted to the authorities, as well as the information that the Board of Directors must approve and include within its annual public documentation . In such cases, the committee will count on the pre - sence and support of the internal auditor and of the external auditor if any type of review report is issued . At least a part of these meetings will take place without the presence of the management team, so that they can discuss specific issues that arise from the reviews conducted . The Audit and Control Committee appoints a Chairman from among its independent directors . The Chairman must be replaced every four (4) years but may be re - elected once a period of one (1) year has transpired from his or her departure . The Chairman of the Committee will act as a spokesperson at meetings of the Board of Directors and, as the case may be, at the Company’s Ge - neral Shareholders’ Meetings . It shall also appoint a Secretary and may appoint a Deputy Secretary, neither of whom need be a committee member . In the event that such appointments are not made, the Secretary to the Board shall act as Secretary . The Secretary shall assist the committee’s Chairman in planning its mee - tings, and gathering and handing out the necessary information sufficiently in advan - ce, while taking minutes of such meetings . The Audit and Control Committee will es - tablish an annual work plan to include the committee’s main activities during the year . Members of the Company’s management team or other employees may be requi - red to attend the meetings of the Audit and Control Committee and to lend their assistance and allow the committee to ac - cess any information they may have when the committee so requests . The commit - tee may insist on this without the appea - rance of any other executive . The Com - mittee may also require the Company’s auditors to attend its meetings, along with other people, though only by invitation from the committee’s Chairman, and only to deal with specific points of the agenda for which they have been convened . The Audit and Control Committee has set up an effective and regular commu - nication channel between the committee (normally acting through its chairman) and its usual stakeholders and contacts, such as the Company’s management team and notably its finance department ; the head of internal audits ; and the main auditor responsible for account auditing . In particular, communication between the Audit and Control Committee and the external auditor must be smooth and continuous, in accordance with prevailing regulations on audit activity, and must not jeopardise the auditor ’s independence or the effectiveness with which it carries out audit work or processes . The Audit and Control Committee must have adequate, relevant and sufficient access to any information or documenta - tion held by the Company and may seek advice from external experts if it deems this necessary for the proper performan - ce of its duties . The Company provides the Audit and Control Committee with sufficient resour - ces to fulfil its functions . The committee will be validly convened when a majority of members are in atten - dance . Resolutions are carried by a majo - rity of members physically in attendance or represented by proxy, and minutes are taken of the resolutions carried at each meeting . The minutes are then reported 42 to the Board of Directors sitting in plenary and a copy sent out or delivered to all Board members . The committee’s chairman reports to the Board on its activities and work, doing so at meetings scheduled for that specific pur - pose or at the immediately following mee - ting if the chairman deems this necessary . It draws up an annual report on its per - formance, highlighting the main inci - dents to have occurred when discharging its duties (if any) . The findings contained in this report may be used as an input when evaluating the Board of Directors . Furthermore, if the committee deems it appropriate, it will include suggested im - provements in the report . In particular, the Audit and Control Com - mittee’s report discusses significant activities carried out during the period, while also dis - cussing those carried out with the support of external experts, all of which are posted on the Company’s website sufficiently in ad - vance of the Annual General Meeting . The committee will meet as often as nee - ded to fulfil its duties, and will be conve - ned by the committee’s Chairman, either at his/her own initiative or when requisi - tioned by the Chairman of the Board of Directors, or by two (2) members of the committee itself . Notwithstanding any other tasks that may be assigned to the committee from time to time by the Board of Directors, the Au -

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement dit and Control Committee shall have the following basic remit: • reporting to the Annual General Meeting about matters raised by shareholders that fall within the committee’s re - mit and, in particular, on the result of the audit, explaining how this has contributed to the integrity of the financial information and the committee’s role in this process . • overseeing the process of compiling and presenting manda - tory financial information regarding the Company and, whe - re relevant, the Group, reviewing the Company’s accounts, compliance with related regulatory requirements, the ade - quate definition of the consolidation perimeter, and the co - rrect application of generally accepted accounting criteria . • ensuring that the Board of Directors submits the annual financial statements to the General Shareholders’ Mee - ting, without qualified opinions or reservations in the audit report and that, in the event that reservations do exist, ensuring that the committee’s Chairman and the auditors clearly explain the content and scope of those qualified opinions or reservations to shareholders . • reporting to the Board of Directors, in advance, on the financial information and related non - financial information that the Company must periodically release to the markets and its supervisory bodies ; • overseeing the effectiveness of internal control systems, and discussing any weaknesses found in the internal con - trol system that may have been detected during the audit with the auditor, all this without compromising its inde - pendence . For such purposes, and if appropriate, it may submit recommendations or proposals to the Board of Di - rectors and set a deadline for follow - up ; • overseeing the efficiency of the internal audit, establishing and supervising a mechanism that allows employees of the Company or of the group to which it belongs, confidentia - lly and, if deemed appropriate, anonymously, to report any potentially significant irregularities or breaches — especially financial and accounting irregularities — they may observe within the Company, receiving periodical information on its functioning, and proposing any actions it deems relevant for improvement and reducing the risk of irregularities in the future . Activities during the year The committee analysed a number of recurring mat - ters, such as those relating to the supervision of finan - cial and non - financial reporting, supervision of inter - nal auditing, compliance with corporate governance rules and fulfilment of the Treasury Shares Policy . The committee paid particular attention to oversee - ing the process of drawing up the mandatory finan - cial information and other relevant information for the year and releasing it to the market, as well as the non - financial information . The persons responsible for drawing up the information attended 15 of the 18 committee meetings held in 2019 , enabling the committee to become fully familiar with the process of drawing up the interim financial information with sufficient prior notice, as well as the separate and consolidated annual financial statements . The committee has heard about and approved the principles, assessment criteria, judgments and esti - mates and accounting practices applied by CaixaBank and has verified that all such matters are compliant with accounting regulations and criteria established by the competent regulatory and supervisory bo - dies . All this to ensure the integrity of the accounting and financial reporting systems, including financial and operational control, and compliance with pre - vailing legislation . The committee set and pursued its objectives for 2019 , as per its activities plan and focusing on the task of supervising the financial and non - financial in - formation that the Entity is required to release ; super - vising the effectiveness of the internal control and risk control system, in coordination with the Risks Com - mittee, especially the internal capital adequacy and liquidity assessment processes (ICAAP and ILAAP), the Recovery Plan, the confidential consulting and whistle - blowing channel ; and monitoring the Entity’s most significant subsidiaries . In addition, and as part of its ordinary remit, the committee discussed, examined, and took decisions or issued reports on the following matters : • Financial and non - financial information. • Risk management and control. • Regulatory compliance. • Internal Audit. • Relationship with the financial auditor: • Independence of the financial auditor. • Assessment of the work of the financial auditor. • Related - party transactions • Communications with regulatory bodies All committee members have been selected on the merits of their knowledge and experience in relation to accounting and/or auditing . 43

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement JOSÉ SERNA MASIÁ Member: 23/03/2017 Regulation (C.2.3) There are no specific regulations for the Board com - mittees . The organisation and duties of the Audit and Control Committee are detailed in the Regulations of the Board, which are available on the CaixaBank corporate website ( www . caixabank . com ), including matters relating to the composition and structure of the committee . In accordance with article 14 . 3 (e) of the Regulations of the Board of Directors and prevailing legislation, the Au - dit and Control Committee approved the annual report on its operation at a meeting held in December 2019 , which includes its performance assessment for 2019 (available on the corporate website) . % OF PROPRIETARY DIRECTORS 33 .33 % OF INDEPENDENT DIRECTORS 66 .67 APPOINTMENTS COMMITTEE Name Post Category John S. Reed Chairman Independent María Teresa Bassons Boncompte Member Proprietary Xavier Vives Torrents Member Independent Brief description Article 40 of the By - laws and article 15 Regulations of the Board of Directors describe the organisation and operation of the Appointments Committee, which is also governed by applicable law and regulations. Funtions. Organisation and operation The Appointments Committee comprises a number of non - executive directors determined by the Board of Directors, from a minimum of three (3) to a maximum of five (5) members . All members must be non - executive and the majority must be independent . Members of the Appointments Committee are appointed by the Board of Directors, on the recommendation of the Audit and Control Committee, and the committee’s chairman is appointed from among the independent directors who sit on the committee . The Appointments Committee is self - governing . It is required to elect a Chairman and may appoint a Secretary if it so wishes . If no secretary is appointed, the Secretary to the Board of Directors shall act as Secretary, or otherwise one of the Deputy Secretaries . It meets as often as considered appropriate to ensure the sound performance of its duties . Meetings will be called by the committee’s Chairman, either on his/her own initiative, or when requisitioned by two (2) or more committee mem - bers . It must also meet whenever the Board or its Chairman requests that a report be issued or a resolution carried . The meeting notice shall be given by letter, telegram, fax, e - mail, or any other means that provides acknowledgement of receipt. The Secretary of each committee is responsible for calling meetings and for filing the minutes and documents laid before the committee . KORO USARRAGA UNSAIN Date of appointment of the chairperson: 05/04/2019 EDUARDO JAVIER SANCHIZ IRAZU Member: 06/04/2018 % OF EXECUTIVE DIRECTORS 0 .00 44

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Minutes are taken of the resolutions carried at each mee - ting and then reported to the Board sitting in plenary . Committee meetings will be quorate and validly conve - ned with the attendance, in person or by proxy, of the majority of its members and resolutions are carried by a majority of members who attend in person or by proxy . It draws up an annual report on its operation and func - tioning, highlighting the main incidents to have occu - rred (if any) when discharging its duties . The findings contained in this report may be used as an input when evaluating the Board of Directors . Furthermore, if the committee deems it appropriate, it will include sugges - ted improvements in the report . Notwithstanding any other duties that the Board of Di - rectors may ascribe to the committee, the Appointments Committee has the following core remit : • Evaluating and proposing to the Board of Directors the assessment of skills, knowledge and experience required of Board members and key personnel at the Company . • Submitting to the Board of Directors the proposals for the nomination of the independent Directors to be appointed by co - option or for submission to the decision of the Annual General Meeting, as well as the proposals for the reappointment or removal of such Directors by the Annual General Meeting ; • Reporting on the appointment and, as the case may be, dismissal of the Coordinating Director, the Secretary and the Deputy Secretaries for approval by the Board of Directors . • Reporting on proposals for appointment or remo - val of senior executives, being able to effect such proposals directly in the case of senior managers which due to their roles of either control or support of the Board or its Committees, it is considered by the Committee that it should take the initiative . Pro - posing, if deemed appropriate, the basic terms of the contracts of senior executives other than their pay and remuneration, and reporting those terms once established . • Examining and organising, under the supervision of the Coordinating Director and with the support of the Chairman of the Board of Directors, the suc - cession of the latter and of the Company’s chief executive officer and, as the case may be, sending proposals to the Board of Directors so that the suc - cession process is suitably planned and takes place in orderly fashion . • Reporting to the Board on gender diversity issues, ensuring that the procedures for selecting its mem - bers favour a diversity of experience and knowled - ge, and facilitate the selection of female directors, whilst establishing a representation target for the less represented sex on the Board of Directors as well as preparing guidelines on how this should be achieved . In any case, it must always ensure com - pliance with the diversity policy applied in relation to the Board of Directors, which will be specified in the Annual Corporate Governance Report . • Periodically evaluating, at least once a year, the structure, size, composition and actions of the Board of Directors and of its committees, its Chair - man, CEO and Secretary, making recommenda - tions regarding possible changes to these . Here, the committee shall act under the direction of the Coordinating Director when appraising the Chair - man’s performance . Evaluating the composition of the Management Committee as well as its replace - ment lists to ensure proper coverage as members come and go . • Periodically reviewing the Board of Directors selec - tion and appointment policy in relation to senior executives and making recommendations . • Supervising the Company’s activities when it comes to corporate social responsibility and submitting to the Board any proposals it deems appropriate here . Activities during the year As part of its ordinary remit, the committee discussed, scrutinised and took decisions or issued reports on the following matters : size and composition of the Board ; assessment of suitability ; appointments of directors, committee members and key function holders at the Company ; verification of director categories ; gender di - versity ; the policy for selecting directors, senior manage - ment and other key function holders ; matters relating to diversity and sustainability and the corporate governan - ce documentation to be submitted in relation to 2019 , in accordance with article 15 of the Regulations of the Board of Directors . In 2019 , the committee supervised and controlled the sound operation of the Company’s corporate governan - ce system by monitoring the different succession plans in place (key positions on the Board and within the ma - nagement team), while also proposing the creation of the Innovation, Technology and Digital Transformation Committee . To round off its activities in the year, the committee focused its attention on the self - evaluation of the Board (individual and collective) ; the evaluation of the Board’s structure, size and composition ; the evalua - tion of the functioning of the Board and its Committees ; and the monitoring of the recommendations contained in the Good Governance Code of Listed Companies and the annual planning of director training . 45

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement % OF EXECUTIVE DIRECTORS 0 .00 Regulation (C.2.3) There are no specific regulations for the Board committees . The organisation and functions of the Appointments Committee are detailed in the Regulations of the Board, which are available on the CaixaBank corporate website ( www . caixabank . com ), including ma - tters relating to the composition and structure of the committee . In accordance with the provisions of article 15 . 4 (vi) of the Regu - lations of the Board and prevailing legislation, the Appointments Committee approved its annual activity report at a meeting held in December 2019 . This report includes a performance assess - ment in 2019 and is available on the corporate website . REMUNERATION COMMITTEE Name Post Category María Amparo Moraleda Martínez Chairman Independent Verónica Fisas Vergés Member Independent Alejandro García - Bragado Dalmau Member Proprietary Brief description Article 40 of the By - laws and article 15 of the Regulations of the Board of Directors describe the organisation and operation of the Remuneration Committee, which is also governed by applicable law and regulations . Funtions . Organisation and operation The Remuneration Committee comprises a number of non - executive directors deter - mined by the Board of Directors, from a minimum of three (3) to a maximum of five (5) members . All members must be non - executive and the majority must be independent . The committee’s Chairman is appointed from among the independent directors who sit on the committee . The Remuneration Committee is self - governing . It is required to elect a Chairman and may appoint a Secretary if it so wishes . If no secretary is appointed, the Secretary to the Board of Directors shall act as Secretary, or otherwise one of the Deputy Secretaries . It meets as often as considered appropriate to ensure the sound performance of its duties . Meetings will be called by the committee’s Chairman, either on his/her own initiative, or when requisitioned by two (2) or more committee members . It must also meet whenever the Board or its Chairman requests that a report be issued or a reso - lution carried . The meeting notice shall be given by letter, telegram, fax, e - mail, or any other means that provides acknowledgement of receipt . % OF PROPRIETARY DIRECTORS 33 .33 % OF INDEPENDENT DIRECTORS 66 .67 46

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement The Secretary of each committee is responsible for ca - lling meetings and for filing the minutes and documents laid before the committee . Minutes are taken of the resolutions carried at each mee - ting and are then reported to the Board and made avai - lable to all Board members via the Board’s Secretary’s Office . In the interests of privacy and confidentiality, mi - nutes are not sent out or delivered unless the Chairman of the committee decides to do so . Committee meetings will be quorate and validly conve - ned with the attendance, in person or by proxy, of the majority of its members and resolutions are carried by a majority of members who attend in person or by proxy . It draws up an annual report on its performance, highli - ghting the main incidents to have occurred when dis - charging its duties (if any) . The findings contained in this report may be used as an input when evaluating the Board of Directors . Furthermore, if the committee deems it appropriate, it will include suggested improvements in the report . Notwithstanding any other duties that the Board of Di - rectors may ascribe to the committee, the Remuneration Committee has the following core remit : • Drafting the resolutions related to remuneration and, particularly, reporting and proposing to the Board of Directors the remuneration policy for the Directors and Senior Management, the system and amount of annual remuneration for Directors and Senior Managers, as well as the individual remune - ration of the Executive Directors and Senior Mana - gers, and the other conditions of their contracts, particularly financial, and without prejudice to the competences of the Appointments Committee in relation to any conditions that it has proposed not related to remuneration . • Ensuring compliance with the remuneration policy for directors and Senior Managers and reporting on the basic terms set out in the contracts of those individuals and the compliance thereof . • Reporting and preparing the general remuneration policy of the Company, particularly policies relating to the categories of staff whose professional activities have a significant impact on the Company’s risk pro - file and also policies in place to prevent or manage conflicts of interest with the Company’s customers . • Analysing, formulating and periodically reviewing remuneration programmes, weighing their ade - quacy and performance and ensuring compliance . Activities during the year The committee analyses recurring issues such as annual remuneration, salary policy and remuneration systems and corporate governance . The committee also discussed, scrutinised, and took de - cisions or issued reports on the following matters that fall within its core remit : • The remuneration policy, system and amount of annual remuneration for directors and senior ma - nagers, and the individual remuneration and other contractual terms and conditions of executive di - rectors and senior managers . • Reporting and recommending basic terms of con - tract for senior managers . • General Remuneration Policy . Remuneration Policy for the Identified Staff . • Analysing, drawing up and reviewing remuneration programmes. • Advising the Board to submit remuneration reports or policies to the General Shareholders’ Meeting . Reports to the Board on proposals and motions to be laid before the General Shareholders’ Meeting . Regulation (C.2.3) There are no specific regulations for the Board commi - ttees . The organisation and duties of the Remuneration Committee are set out in the Regulations of the Board of Directors, which are available on CaixaBank’s corporate website ( www . caixabank . com ), including matters relating to the composition and structure of the committee . In accordance with article 15 . 4 (vi) of the Regulations of the Board and prevailing legislation, the Remunera - tion Committee approved its annual activity report at a meeting held in December 2019 . This report includes a performance assessment in 2019 and is available on the corporate website . 47

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement % OF EXECUTIVE DIRECTORS 0 .00 % OF PROPRIETARY DIRECTORS 33 .33 RISKS COMMITTEE Name P ost Category Eduardo Javier Sanchiz Irazu Chairman Independent Koro Usarraga Unsain Member Independent Fundación CajaCanarias representada por Doña Natalia Aznárez Gómez Member P r oprieta r y % OF INDEPENDENT DIRECTORS 66 .67 HEAD OF RISK MANAGEMENT JORDI MONDÉJAR LÓPEZ Director General de Riesgos 22 de noviembre de 2016 (1) 1 Miembro del Comité de Dirección desde 10 de julio de 2014. 48 Brief description Article 40 of the By - laws and article 14 of the Regulations of the Board of Directors describe the organisation and operation of the Risks Committee . The committee will be validly convened when a majority of members are in attendance . Resolutions are carried by a majority of members physically in attendance or represented by proxy, and minutes are taken of the re - solutions carried at each meeting . The minutes are then reported to the Board of Directors sitting in plenary and a copy sent out or delivered to all Board members . The committee’s Chairman reports to the Board on the activities and work performed by the committee, doing so at meetings specifically arranged for that purpose or at the immediately following meeting when the Chair - man deems this necessary . It draws up an annual report on its performance, highligh - ting the main incidents to have occurred when discharging its duties (if any) . The findings contained in this report may be used as an input when evaluating the Board of Direc - tors . Furthermore, if the committee deems it appropriate, it will include suggested improvements in the report . The Entity shall ensure that the delegated Risks Com - mittee is able to fully discharge its functions by having unhindered access to the information concerning the risk Entity’s position and, if necessary, specialist outside ex - pertise, including external auditors and regulators . The Risks Committee may request the attendance of persons from within the organisation whose work is re - lated to its functions, and it may obtain all necessary advice for it to form an opinion on the matters that fall within its remit . All such requests are channelled through the Secretary to the Board of Directors . Notwithstanding any other tasks that the Board of Di - rectors may ascribe to the committee from time to time, the Risks Committee shall have the following core remit : • Advising the Board of Directors on the overall sus - ceptibility to risk, current and future, of the Com - pany and its strategy in this area, reporting on the risk appetite framework, assisting in the monitoring The Risks Committee comprises exclusively non - execu - tive directors, all possessing the relevant knowledge, ex - pertise and experience to fully understand and control the Company’s risk strategy and appetite, in the number determined by the Board of Directors, between a mini - mum of three (3) and a maximum of six (6) members and with a majority of independent directors . The committee meets as often as needed to fulfil its duties, and is convened by the committee’s Chairman, either at his/her own initiative or when requisitioned by the Chairman of the Board of Directors, or by two (2) members of the committee itself . The meeting notice shall be given by letter, telegram, fax, e - mail, or any other means that provides acknowledge - ment of receipt . The Secretary is responsible for calling meetings and for fi - ling the minutes and documents laid before the committee . Funtions. Organisation and operation

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement of the implementation of this strategy, ensuring that the Group’s actions are consistent with the level of risk tolerance previously decided and implemen - ting the monitoring of the appropriateness of the risks assumed and the profile established . • Proposing to the Board the Group’s risk policy. • Working with the Board of Directors to determi - ne the nature, quantity, format and frequency of the information concerning risks that the Board of Directors should receive and establishing the infor - mation that the committee should receive . • Regularly reviewing exposures with its main custo - mers and business sectors, as well as broken down by geographic area and type of risk . • Examine the information and control processes of the Group’s risk as well as the information systems and indicators . • Appraising and making decisions in relation to re - gulatory compliance risk within the scope of its re - mit, broadly meaning the risk management of legal or regulatory sanctions, financial loss, material or reputational damage that the Company could sus - tain as a result of non - compliance with laws, rules, regulations, standards and codes of conduct, de - tecting any and monitoring risk of non - compliance and examining possible deficiencies in the princi - ples of professional conduct . • Reporting on new products and services or signifi - cant changes to existing ones . Activities during the year As part of its ordinary remit, the committee discussed, scrutinised and reached decisions or issued reports on matters relating to Strategic Risk Processes (Risk Assess - ment and Risk Catalogue), the Risk Appetite Framework (RAF), the Recovery Plan, the Group’s Risk Policy, the risk scorecard, the internal capital and liquidity adequacy as - sessment processes (ICAAP and ILAAP), monitoring of regulatory compliance and the Global Risks Committee, among other matters . Regulation (C.2.3) There are no specific regulations for the Board committees . The organisation and functions of the Risks Committee are detailed in the Regulations of the Board, which are available on the CaixaBank corporate website ( www . caixabank . com ), including matters relating to the composition and structure of the committee . In accordance with article 14 . 3 (e) of the Regulations of the Board of Directors and prevailing legislation, the Risks Committee approved the annual report on its operation at a meeting held in December 2019 , which includes its performance assessment for 2019 . 49

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Funtions. Organisation and operation The Innovation, Technology and Digital Transformation Committee will comprise a minimum of three (3) and a maximum of five (5) members . The Chairman of the Board of Directors and the Chief Executive Officer will always sit on the committee . The other members are appointed by the Board of Directors, on the recommendation of the Appointments Commit - tee, paying close attention to the knowledge and expe - rience of candidates on those subjects that fall within the committee’s remit, such as technology and innovation, information systems and cybersecurity . The Chairman of the Board of Directors also chairs the Inno - vation, Technology and Digital Transformation Committee . Meanwhile, the Secretary to the Board of Directors ser - ves as Secretary of the Innovation, Technology and Digi - tal Transformation Committee . It meets as often as considered appropriate to ensure the sound performance of its duties . Meetings will be called by the committee’s Chairman, either on his/her own initiative, or when requisitioned by two (2) or more committee members . It must also meet whenever the Board or its Chairman requests that a report be issued or a resolution carried . The committee will be quorate and validly convened when the majority of its members attend in person or % OF EXECUTIVE DIRECTORS 20 % OF PROPRIETARY DIRECTORS % OF INDEPENDENT DIRECTORS 40 40 COMISIÓN DE INNOVACIÓN, TECNOLOGÍA Y TRANSFORMACIÓN DIGITAL Name P ost Category Jordi Gual Solé Chairman P r oprieta r y Gonzalo Gortázar Rotaeche Member Executive María Ampa r o Moraleda Ma r tínez Member Independent Marcelino Armenter Vidal Member P r oprieta r y Cristina Garmendia Mendizábal Member Independent by proxy . Resolutions are carried by a majority of mem - bers physically in attendance or represented by proxy, and minutes are taken of the resolutions carried at each meeting . The minutes are then reported to the Board of Directors sitting in plenary and a copy sent out or deli - vered to all Board members . Without prejudice to any other functions ascribed to it by the Board of Directors, the committee has the following core remit : 50 • Assisting the Board of Directors in identifying, mo - nitoring and analysing new competitors, new bu - siness models, technological advances and main trends and initiatives relating to technological in - novation, while studying those factors that make certain innovations more likely to succeed and in - crease their transformation capacity . • Advising the Board of Directors on the implemen - tation of the strategic plan in aspects relating to di - gital transformation and technological innovation (the digital strategy) and, in particular, reporting on plans and projects designed by CaixaBank in this field, as well as any new business models, pro - ducts, customer relationships, and so on, that may be developed . • Fostering a climate of debate and reflection to allow the Board of Directors to spot new business opportunities emerging from technological deve - lopments, as well as possible threats. • Supporting the Board of Directors in analysing the impact of technological innovation on market structure, the provision of financial services and customer habits . Among others aspects, the com - mittee shall analyse the potential disruption of new technologies, the possible regulatory implications of their development, the impact in terms of cy - bersecurity and matters relating to protection of privacy and data usage . • Stimulating discussion and debate on the ethical and social implications deriving from the use of new technologies within the banking and insuran - ce business . • Supporting the Risks Committee, on the latter ’s request, in monitoring technological risks and ma - tters relating to cybersecurity .

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Independent Verification Report Annual Corporate Governance Report for 2019 Non - financial information statement Glossary NUMBER OF FEMALE DIRECTORS WHO WERE MEMBERS OF BOARD COMMITTEES AT THE CLOSE OF THE PAST FOUR YEARS ( C.2.2 ) Committee With respect to the information on the participation of female 2019 Audit and Control Committee 1 (33.33%) 2018 1 (25.00%) 2017 1 (33.33%) 2016 1 (33.33%) directors on the Appointments Committee, the Remuneration Committee and the Risks Committee, it is important to note that up until 25 September 2014 there were just three committees attached to the Board of Directors, namely : the Appointments and Remuneration Committee, the Audit and Control Commit - tee and the Executive Committee . Appointments Committee 1 (33.33%) 1 (33.33%) 2 (66.67%) 2 (66.67%) Thereafter, and pursuant to Act 10 / 2014 on the organisation, supervision and solvency of credit institutions, the CaixaBank Board of Directors resolved to change the Appointments and R emuneration Committee 2 (66.67%) Risks Committee 2 (66.67%) Executive Committee 2 (33.33%) Innovation 2 (40.00%) Remuneration Committee into an Appointments Committee, create a Remuneration Committee and a Risks Committee, and 1 (33.33%) 2 (66.67%) 1 (33.33%) amend the Regulations of the Board of Directors accordingly to incorporate the provisions of the new Law and establish the du - ties of the new Board Committees. There are therefore a total of five Board committees, namely: the Appointments Committee, 2 (40.00%) 1 (25.00%) 1 (25.00%) the Remuneration Committee, the Risks Committee, the Audit and Control Committee and the Executive Committee. On 23 May 2019, the Board of Directors agreed to set up a new 2 (25.00%) 2 (25.00%) 1 (14.29%) Innovation, Technology and Digital Transformation Committee. It also agreed that Amparo Moraleda, Cristina Garmendia and Marcelino Armenter would sit on that committee, in addition to - - - the Chairman and Chief Executive Officer. 51

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 D. Related - Party And Intragroup Transactions Procedure for approval of related - parties transactions (D.1) The Board of Directors, as a plenary body, shall approve, subject to a report from the Audit and Control Commi - ttee, all transactions that the Company or companies in its group perform with directors, in accordance with the law, or when the authorisation of those transactions rests with the Board of Directors ; with shareholders holding (individually or in concert with others) a significant stake, including shareholders represented on the Board of Di - rectors of the Company or group companies ; or with persons related to them (Related - Party Transactions) . The operations that simultaneously meet the following three characteristics will be exempt from the need for this approval : a. where they are governed by standard - form agree - ments applied on an across - the - board basis to a large amount of clients ; b. where they are carried out at generally - established prices or rates by whoever is acting as the adminis - trator of the good or service in question ; and c. where the amount involved is no more than 1 % of the Company’s annual revenue . Therefore, the Board of Directors or, in its absence, other duly authorised bodies or persons (for reasons of urgen - cy, duly justified and in the scope of the authorisation conferred . In these cases the decision must then be ra - tified at the first Board meeting held following its appro - val) shall approve related - party transactions subject to a favourable report from the Audit and Control Com - mittee . Any directors affected by the approval of these transactions shall abstain from the debate and voting on the transactions. V On the subject of relations with significant shareholders who hold an equity interest of over 30% , Act 26 / 2013 , on savings banks and banking foundations, imposes the obligation on banking foundations to approve a financial participation management protocol, governing, among other matters, the general rules and criteria for perfor - ming transactions between the banking foundation and the investee credit institution, as well as the mechanisms for preventing possible conflicts of interest . Accordingly, “la Caixa” Banking Foundation approved its Protocol for managing its ownership interest in CaixaBank . Following the decision reached by the Governing Coun - cil of the European Central Bank on 26 September 2017 , confirming that CriteriaCaixa no longer exercises con - trol or dominant influence over CaixaBank and therefo - re does not belong to the same group, and as per the terms of the Management Protocol, “la Caixa” Banking Foundation, as parent of “la Caixa” Group, CriteriaCaixa, as a direct shareholder of CaixaBank, and CaixaBank, as a listed company, entered into a new Internal Relations Protocol on 22 February 2018 (available on the corpo - rate website), which, among other matters, sets out the general rules and procedure for performing transactions or providing services at arm’s length, and identifies the services that companies of “la Caixa” Banking Founda - tion Group provide or may provide to companies of the 52

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 CaixaBank Group, and, likewise, those that companies of Protocol, certain intragroup transactions will be subject the CaixaBank Group provide or may provide to compa - to prior approval from CaixaBank’s Board of Directors, nies of “la Caixa” Banking Foundation Group . The Pro - which will rely on a preliminary report from the Audit tocol describes the situations and terms for approving Committee . The same rules will apply for all other signa - transactions, which generally rests with the Board of Di - tories of the Protocol . rectors . In certain cases stipulated in Clause 3 . 4 of the Amount (thousand euros) Significant transactions with CaixaBank’s significant shareholders (D.2) Nature of the Name of significant shareholder Name of company within the group relationship Type of transaction CRITERIA CAIXA, S.A.U. CAIXABANK, S.A. Corporate Dividends and other profit distributed 239,254 CRITERI A CAIX A , S.A.U. CAIXABAN K , S.A. Comme r cial Other instruments that might entail a transfer of resources or obligations between the Company and the related party 846,070 Significant transactions with CaixaBank directors or managers (D.3) There are no significant transactions, either because of their amount or subject matter, entered into between the Company or entities within its group and directors or managers of the Company . Note 41 to the consolidated financial statements shows all the balances held with managers and directors in 2019. Material transactions carried out with other entities belonging to the same group, provided that these are not eliminated in the preparation of the consolidated financial statements and do not form part of the company’s ordinary business activities (and transactions conducted with entities established in tax havens) (D.4) There are no material transactions carried out by the Note 41 to the consolidated financial statements shows company with other entities belonging to the same the balances with CaixaBank Group associates and joint group, provided that these are not eliminated in the ventures in aggregate form as well as additional break - preparation of the consolidated financial statements and downs for 2019 . do not form part of the company’s ordinary business activities in terms of their purpose and conditions. Nor are there any intragroup transactions conducted with entities established in countries or territories which are considered to be tax havens . 53

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 Significant transactions with other related parties (D.5) There are no further transactions beyond those carried out in the ordinary course of business and on an arm’s length basis. Note 41 to the consolidated financial statements shows all the balances held with managers and directors in 2019. Mechanisms in place to detect, determine and resolve potential conflicts of interest between the company and/or its group and its directors, senior management or significant shareholders (D.6) Directors and managers Article 29 of the Regulations of the Board of Directors regulates the non - compete duty of company directors . This non - compete prohibition can only be waived if the Company is not expected to incur damages or it is ex - pected that it will be indemnified for an amount equal to the benefits expected to be obtained from the exemp - tion or waiver . Any director granted such a non - compete waiver by the General Meeting must abide by the terms and safeguards contained in the waiver resolution and must invariably abstain from taking part in discussions and voting on matters in which they are caught by a conflict of interest, all the foregoing in accordance with applicable law and regulations . Article 30 of the Regulations imposes the general obli - gation on directors to take the necessary steps to avoid situations that could generate a conflict of interest be - tween the Company and the directors or their related parties . Directors must invariably inform the Board of Di - rectors of any situation that might entail, whether directly or indirectly, a conflict between them and their related parties and the Company . Any such situation will be dis - closed in the notes to the financial statements . Further, article 3 of the Code of Conduct on Matters re - lating to the Securities Market of CaixaBank stipulates that Concerned Persons shall include members of the Board of Directors, and senior executives and members of the Company’s Management Committee . Section VII of the Regulation establishes the Company’s Policy on Conflicts of Interest, while article 43 states the duties in place in the event of personal or family - related conflicts of interest among those subject to the policy, including to always act with freedom of judgement, with loyalty to CaixaBank, its shareholders and customers, to abstain from intervening in or influencing decisions that may affect people or companies with which there are conflicts of interest, and to inform Regulatory Compliance of any such incidents . With a view to strengthening transparency and good go - vernance at the Company, and in accordance with the Management Protocol for the Financial Participation of “la Caixa” Banking Foundation, “la Caixa” Banking Foun - dation (as parent of its group), CriteriaCaixa (as the di - rect shareholder of CaixaBank) and CaixaBank (as a listed company) entered into a new internal relations protocol, which is available on the Company’s corporate website . Significant shareholders The new Protocol, currently in force, pursues the fo - llowing main objectives : managing related - party tran - sactions derived from the execution of transactions or the provision of services ; establishing mechanisms in a bid to avoid conflicts of interest ; granting a right of first refusal in favour of “la Caixa” Banking Foundation in the event that CaixaBank decides to sell Monte de Piedad ; governing the basic principles of a potential collabora - tion between CaixaBank and “la Caixa” Banking Foun - dation on matters relating to CSR ; regulating the proper flow of information so that “la Caixa” Banking Founda - tion, Criteria and CaixaBank may draw up their finan - cial statements and comply with their regular reporting and supervisory obligations . The Protocol lays down the procedures to be followed by CaixaBank and ”la Caixa” Banking Foundation with regard to, inter alia, conflicts of interest, their relationship with significant shareholders, related - party transactions and the use of inside informa - tion, pursuant to prevailing legislation at all times . Listed Group companies in Spain (D.7) In Spain, the Bank is the only listed company belonging to the CaixaBank Group. 54

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 E. Risk Management and Control Systems This section contains the information required under heading E in the form of a references table, providing direct access to relevant information on each of the issues raised. Circular 2/2018, of 12 June, of the Spanish National Securities Market Commission (CNMV) 55 Location E.1 Explain the scope of the company’s Risk Management and Control System, inclu - ding tax compliance risk. See section 3.2. Risk governance, management and control of Note 3 to the AFS . E.2 Identify the bodies within the company responsible for creating and executing the Risk Management and Control System, including tax compliance risk. See section 3.2. Risk governance, management and control - 3.2.1 Governance and organisation in Note 3 to the CFS ; section C.2. Committees attached to the Board of Directors explained in this docu - ment and the section on Tax transparency in the CMR . E.3 State the primary risks, including tax compliance risks, and those deriving from corruption (with the scope of these risks as set out in Royal Decree Law 18/2017), to the extent that these are significant, which may affect the achievement of business objectives. See section 3.2. Risk governance, management and control - 3.2.2 Strategic risk management processes - Corporate Risk Catalogue described in Note 3 to the CFS and sections on Responsible and ethical behaviour, Risk Management and Transparency – Tax transparency in the CMR . E.4 State whether the entity has a risk tolerance level, including tolerance for tax compliance risk. See section 3.2. Risk governance, management and control - 3.2.2 Strategic risk management processes - Risk Appetite Framework and 3.2.3. Risk culture described in Note 3 to the CFS . E.5 State which risks, including tax compliance risks, have materialised during the year. See Performance, results and activity and Risk management – Main milestones in 2019 in the CMR ; sec - tions 3.3 to 3.17 (description of each risk of the Corporate Risk Catalogue) in Note 3 and section 23.3. Provisions for procedural matters and disputes for taxes outstanding in Note 23 to the CFS . E.6 Explain the response and monitoring plans for all major risks, including tax com - pliance risks, of the company, as well as the procedures followed by the company in order to ensure that the board of directors responds to any new challenges that arise. See section 3.2. Risk governance, management and control - 3.2.4. Internal control framework and sections 3.3 to 3.17 (description of each risk in the Corporate Risk Catalogue) in Note 3 to the CFS , the section on Corporate governance (Code of Business Conduct and Ethics of CaixaBank), Responsible behaviour and ethics and Responsible practices and Tax transparency in the CMR . And risk management and control systems CFS - Consolidated annual financial statements of the CaixaBank Group for 2019 CMR - Consolidated Management Report of the CaixaBank Group for 2019

5 6 2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 F. Systems for Risk Management and Internal Control over financial reporting (ICFR) Environment for internal control over financial reporting Governance and bodies in charge The CaixaBank Board of Directors has formally assumed responsibility for the existence of a suitable and effective ICFR system, and has delegated its design, implementation and func - tioning to the Bank’s Executive Division of Financial Accounting, Control and Capital . Article 40 . 3 of the CaixaBank Articles of Association establishes that the Audit and Control Committee is responsible for the following functions, inter alia : • Oversee the effectiveness of the Company’s internal control, the internal audit and risk management systems, and discuss any significant weakness in the internal control system detected during the audit with the accounts auditors . • Oversee the mandatory financial information preparation and presentation process. The Audit and Control Committee has taken on the role of overseeing the ICFR system . Its oversight activity seeks to ensure ICFR’s continued effectiveness, gathering sufficient evidence of its correct design and operation . The Global Risk Committee is responsible for knowing and analysing the most relevant events and changes in the policies and methodologies regarding the admission, monitoring, mitigation and management of impairment or incidents of all risks within the scope of mo - nitoring and management (as well as the reliability of financial information, among others), approved by the corresponding committees, and for monitoring the impact on the Bank’s different departments . The Risks Committee is responsible for advising the Board of Directors on the global risk propensity, present and future, and its strategy, reporting on the framework of risk appetite, assisting in the surveillance of this strategy’s application, ensuring that the Group’s actions are consistent with the previously decided level of risk tolerance, and monitoring the level of suitability of the risks assumed with the established profile . This allocation of responsibilities has been disseminated to the organisation through the ‘Internal Control over Financial Reporting’ policy (hereinafter, ICFR Policy) and the related Standard (hereinafter, “ICFR Standard”) .

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 The ICFR Policy has been approved by the Board of Directors . It describes the most general aspects of ICFR such as the financial reporting to be covered, the appli - cable internal control model, policy supervision, custody and approval, etc . For its part, the ICFR Standard has been approved by the Company’s Management Committee . This establi - shes the Function of Internal Control over Financial Reporting (hereinafter, ICFR ), responsible for : • Ensuring that the practices and processes conduc - ted by the Company to prepare the financial infor - mation ensure its reliability and compliance with applicable regulations . • Assessing whether the financial information drawn up by the different companies of the CaixaBank Group complies with the following principles : i. The transactions, facts and other events pre - sented in the financial information exist and were recorded at the right time (existence and occurrence) . ii. The information includes all transactions, facts and other events in which the bank is the affec - ted party (completeness) . iii. The transactions, facts and other events are re - corded and measured in accordance with appli - cable standards (valuation) . iv. Transactions, facts and other events are classified, presented and disclosed in the financial infor - mation in accordance with applicable standards (presentation, disclosure and comparability) . v. The financial information shows, at the corres - ponding date, the entity’s rights and obligations through the corresponding assets and liabilities, in accordance with applicable standards (rights and obligations) . Both regulations allow for disseminating a common me - thodology in the Group . All CaixaBank Group entities that have an ICFR model act in a coordinated manner . BPI, leading to implementation of its own ICFR system in 2019. Following the takeover of BPI in 2017, a project was un - Both the ICFR Policy and the ICFR Standard describe dertaken to standardise the methodology applied by the internal control model of the 3 lines of defence applicable to the ICFR system, in line with regulatory gui - delines and best practices in the industry: First Line of Defence: The First Line of Defence comprises the business units and their support functions, which are the risk - taking areas. They are responsible for developing and maintaining effective controls over their businesses, and for identifying, managing and measuring, controlling, mitigating and reporting the main risks regarding the Reliability of Financial Reporting. Furthermore, they are responsible for the processes monitored by the ICFR Unit, helping to identify risks and controls and the formal establishment and descriptive documentation of the activities and controls which affect the generation of financial information. Second Line of Defence: The Second Line of Defence acts independently from the business units and support area, and performs risk identification, measurement, monitoring and reporting, establishes management policies and control procedures, and is responsible for reviewing application thereof by the First Line of Defence. The ICFR Function, which is focused on covering the risk in “Reliability of financial reporting”, falls under this line. Third Line of Defence: The Third Line of Defence, which consists of the Internal Audit unit, is responsible for assessing the effectiveness and efficiency of risk management and the internal control systems, applying principles of independence and objectivity. Organisational Structure and Functions Review and approval of the organisational structure and The lines of responsibility and authority for drawing lines of responsibility and authority are carried out by the up the Bank’s financial information are clearly defined . It CaixaBank Board of Directors, through the Manage - also has a comprehensive plan which includes, amongst ment Committee and the Appointments Committee . other issues, the allocation of tasks, key dates and the various revisions to be carried out by each of the hierar - The Organisation area designs the organisational struc - chical levels. Both the above - mentioned lines of authority ture of CaixaBank and proposes to the Bank’s governing and responsibility and planning have been duly docu - bodies any suitable changes. Then, the General Human mented and all of those people taking part in the financial Resources and Organisation Division proposes the reporting process have been informed of the same. people to be appointed to carry out the duties defined. INTERNAL CONTROL MODEL OF THE 3 LINES OF DEFENCE 57

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 The Bank operates a “Policy on disclosure and veri - fication of financial information” approved by the Board of Directors, the main objectives of which are : • Define the scope of information to disclose and criteria related to control and verification of finan - cial information . • Provide the Bank with a reference framework that allows management of the reliability risk of the fi - nancial information to be disclosed, standardising control and verification criteria . • Define the governance framework to be followed both for information to disclose and for verification of documentation . Under this Policy, verification of information to be disclo - sed is structured around three main points: • Suitability and quality of information . That is, when information is disclosed, it meets the specifi - cations in current regulations with respect to crite - ria, content and type of information to be disclo - sed, and it is also subject to a control environment that can provide a reasonable degree of assurance with regard to quality . • Compliance with internal governance prior to dis - closure of information. • Compliance with periodicity and disclosure deadlines . Annual review of compliance with the Policy is con - ducted on the basis of attestations (within the ICFR sys - tem) by the persons in charge of drawing up and/or re - viewing the information and by means of direct review by the Divisions of Financial Internal Control, Structural Risks and Regulated Models, and Non - Financial Risks . The results are reported to the relevant Governance Bodies . Code of Ethics and Principles of Action and other internal policies Code of Ethics and Principles of Action CaixaBank has a Code of Ethics and Principles of Ac - tion, which is the highest - level standard in the Bank’s internal regulations hierarchy, approved by its Board of Directors . This establishes the values (leadership, trust and social commitment) and ethical principles be - hind its actions, which must govern the activity of all employees, executives and members of the Board of Directors . These principles are as follows : compliance with laws and regulations at all times, respect, integrity, transparency, excellence, professionalism, confidentiali - ty and social responsibility . As the Code establishes, CaixaBank undertakes to pro - vide its customers with accurate, truthful and unders - tandable information on its operations, the terms and conditions of products and services, and fees and proce - dures for filing claims and resolving incidents . Moreover, CaixaBank provides shareholders and institu - tional investors with all relevant financial and corporate information in accordance with current regulations and in compliance with CaixaBank’s information, communi - cation and contact policy for shareholders, institutional investors and proxy firms . The Code of Ethics is available on CaixaBank’s website ( www . caixabank . com ) . Derived from the values and ethical principles stipulated in the Code of Ethics, CaixaBank has put in place Stan - dards of Conduct regarding specific issues . Some of the most relevant aspects of this are : Penal Compliance Corporate Policy Approved by the Board of Directors, this lays out the CaixaBank Penal Prevention Model . Its objective is to prevent and avoid crimes within the organisation, following the stipulations of the Criminal Code, in re - lation to the criminal responsibility of the corporate person . Through this Policy, the Bank strengthens its model of organisation, prevention, management and control, which is designed according to the culture of compliance that articulates decision - making at all tiers of CaixaBank. Anticorruption Policy As a policy approved by the CaixaBank Board of Direc - tors, the Anticorruption Policy is designed to prevent the Bank and its external collaborators, directly or through intermediaries, from engaging in conduct that may be against the law or the core principles of CaixaBank as set out in the Code of Ethics . The Policy sets rules on accepting and giving gifts, tra - vel and entertainment expenses, relations with political and government institutions, sponsorships, donations, and at - risk suppliers . Furthermore, it details the types of conduct, practices and activities that are prohibited, in order to avoid situations that could constitute extortion, bribery, facilitation payments or influence peddling . General Conflict of Interest Corporate Policy - CaixaBank Group Approved by the Board, this Policy sets out to furnish a global benchmark framework for CaixaBank Group companies, stating, in a standard harmonised way, the general principles and procedures of action to be taken to address any real or potential conflicts of interest arising in the course of their respective acti - vities and services . Internal Regulation on Market Conduct (RIC) This Regulation, approved by the CaixaBank Board of Directors, is designed to adapt the actions of CaixaBank and companies of the CaixaBank Group, along with their boards of directors and management, employees and agents, to the standards of conduct contained in Re - gulation 596 / 2014 of the European Parliament, the Law on the Securities Market and its implementing regula - tions, which are applicable to activities related to the securities market . The overall purpose is to promote transparency in markets and to protect, at all times, the legitimate interests of investors . 58

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 All covered persons must understand, comply with, and enforce this Regulation and the current legislation of the securities market related to their specific area of activity . Other stakeholders may also access it on the CaixaBank website . The degree of internal dissemination of the Code of Ethics and Standards of Conduct is universal. Specifically: • All new employees are given a document setting out the Code of Ethics and the main Standards of Conduct . Once the content is explained, the emplo - yee declares that /she has read, understands and accepts each of the terms thereof, manifesting his/ her acceptance and undertaking to adhere to them . • In addition, in 2019 we continued to run training events for new CaixaBank employees at head office, including time devoted to compliance matters . • As with the Code of Ethics, the Standards of Con - duct are available on the corporate Intranet . Some Standards of Conduct are also available on the Bank’s corporate website . • Training is also carried out each year on the Code of Ethics and the Standards of Conduct, specifically through CaixaBank’s own e - learning platform, which includes a final test . This guarantees continual mo - nitoring of courses taken by the Bank’s employees . As in previous years, a range of training courses were defined for 2019 for employees, which are mandatory and regulatory, i . e . they are linked to the receipt of variable remuneration . Among planned training, we highlight the course on “Code of Ethics, Anticorruption Policy and Conflicts of Interest” . The course was designed to explain the key points of the Code of Ethics, the An - ticorruption Policy and the Conflict of Interest Policy from the standpoint of employees . • In parallel to all the above, and in response to the needs at any given time to continue working on the dissemination of CaixaBank values and principles, notices and briefing notes are sent out . For exam - ple, in the framework of complying with the Code of Ethics, there is an annual notice regarding Gifts . Telematic Code of Conduct The Code is designed to set clear and transparent rules on the use of resources provided by CaixaBank to its employees in the context of the performance of their job duties ; ensure the proper use of the technical and IT resources owned by CaixaBank as regards information security ; raise employee awareness of the need for pro - per use of the communications network and improved distribution of collective resources ; and raise awareness regarding the security of IT and communications equip - ment inside and outside the Bank’s premises . In addition to these rules, CaixaBank has a range of internal policies and standards of various kinds, co - vering the corresponding areas . In Compliance, policies can be classified into risk - related categories : In particular, we should highlight an internal standard on Regulatory Compliance, which describes the content and scope of application of a range of internal regula - tions that must be adhered to by CaixaBank employees . This includes matters regarding confidential query and whistleblowing channels . Sanctions Employee activities Markets Money laundering and terrorist financing Customer p r otection Internal go v ernance CATEGORÍAS DE POLÍTICAS SEGÚN TAXONOMÍA DE RIESGO Data p r otection, privacy and regulatory reporting AEOI initiatives (tax compliance) 59

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 Meanwhile, depending on the area where there has been a breach to the Code of Ethics and/or Code of Conduct, the body responsible for analysing it and pro - posing corrective actions and potential sanctions varies . These include : • Corporate Penal Risk Management Commit - tee : A high - level body with autonomous powers of initiative and control, with the capacity to raise consultations, request information, propose mea - sures, begin investigations or carry out any process required in relation to crime prevention and mana - ging the Penal Prevention Model . The Committee analyses conduct reported in complaints of poten - tial criminal offences . If disciplinary measures are required as a result of the analysis conducted, it is transferred to CaixaBank’s Incidents Committee . The Corporate Penal Risk Management Committee reports to the Global Risk Committee, and, if rele - vant, to the Risk Committee . • The RIC Committee : A collegiate body that analy - ses potential breaches, and proposes corrective ac - tions and sanctions . Likewise, any queries regarding the content of the RIC can be forwarded to the RIC Committee Secretary or the Corporate Regulatory Compliance Division, depending on the issue . Whistleblowing channel for reporting financial irregularities CaixaBank has put in place a range of confidential whist - leblowing channels for communications relating to the matters within the scope of the Code of Ethics, the Antico - rruption Policy, the Penal Risk Prevention Model, the Inter - nal Rules of Conduct on matters relating to the Stock Mar - ket and any other internal CaixaBank policy or standard . A query is understood as a confidential request by an employee for clarification of specific questions, as a result of the interpretation or application of the concepts laid forth in the policies and standards mentioned earlier . A complaint is a confidential notification by an emplo - yee to make the Bank aware of a potential breach of those rules, policies or standards . In 2019 , the channels specified above have been for the exclusive use of the Bank’s employees . If the queries/ complaints are put forward by customers, they must be processed through the customer services channels esta - blished by CaixaBank, whether internal or official . Queries and complaints are personal, and can only be put forward by the interested parties themselves, and not on behalf of a group or third party . Access to such channels is internal . They are available on the Corporate Intranet . We should also highlight the significant effort of the organisation in disseminating and raising awareness of the channels, including in the training courses that detail the mandatory use of said channels when the circumstances arise . One example is the course on “Code of Ethics, Anticorruption Policy and Conflicts of Interest” . Queries received through these channels are received and managed by Regulatory Compliance, apart from those relating to the Code of Telematic Conduct, which are handled by Security and Governance . As for com - plaints, they are managed by Regulatory Compliance . Periodically, Regulatory Compliance reports to the Audit and Control Committee . The channels have established a range of guarantees . These include : • Confidentiality : It is expressly forbidden to dis - close to third parties any kind of information con - cerning the content of queries or complaints . This information will only be known to the individuals directly involved in handling the case . • Protection of the reporting party’s identity : The identity of the individual reporting or communica - ting the possible breach will be protected, and in no event will it be revealed to the party being reported . Regulatory Compliance will provide the name of the reporting party to other departments or areas only when this information is strictly necessary in order to investigate the report, and in all such cases the prior consent of the reporting party will be sought . 60

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 • Prohibition on reprisals : CaixaBank expressly prohibits and does not tolerate reprisals against in - dividuals reporting a possible breach of the Bank’s rules of conduct or against those aiding/involved in the investigation, provided they have acted in good faith and played no part in the reported event . CaixaBank will take appropriate measures to ensure that complainants and persons submitting queries are protected . • Sharing of the same workplace : If a complai - nant and the person complained of share the same workplace, the Bank will determine whether or not steps should be taken accordingly . • Incompatibilities : In the event that any individual involved in reporting a possible breach through the confidential channels is related by kinship, ma - rriage, or consanguinity to any person tasked with handling, investigating, or deciding on the case, the latter will be barred from taking part and will be re - placed with a person not under his or her authority . • Rights of person reported : The person reported must be informed of the complaint against him or her as soon as suitable checks have been made and a case file has been opened for processing . 61 CaixaBank will notify the person reported of the comp - laint and its subject matter within one month . In 2019 , a project was undertaken to introduce best practices for whistleblowing channel access and ma - nagement : a new channel for enquiries and whist - leblowing . CaixaBank regards the channel as a key element of preventing and rectifying breaches and detecting and preventing criminal conduct . The key features of the new channel are: • New environment : implementation of the new tool accessible internally and over the Internet, 24 hours a day, 365 days a year, using corporate and personal devices . • Wider scope of users : in addition to employees, the channel will be open to Directors of the Bank, temporary staff, agents and suppliers . • Anonymous whistleblowing : whistleblowers can use the channel in their own name or anonymously . • Processing partly outsourced : to ensure that the entire process is transparent and effective, exami - nation of complaints is partly outsourced to an in - dependent expert . The launch of the new query and whistleblowing channel is planned for the first quarter of 2020.

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 Training CaixaBank and its subsidiaries provide an ongoing training plan on accounting and financial topics, tailored to the job positions and duties of employees involved in preparing and reviewing financial information. In 2019, training focused on the following topics: Regulatory Compliance Accounting Audit Internal Control Legal/ T ax Risk Management These training actions were aimed mainly at the staff of the Financial Accounting, Control and Capital Divi - sion, the Audit, Control and Compliance Division, the Non - Performing Loans, Recoveries and Assets Division, and members of the Bank’s senior management . An esti - mated 67 , 939 hours of this type of training was provided . With respect to ICFR training, an online training cour - se was launched in the last quarter of 2019 . 39 emplo - yees Intervention and Accounting, Corporate Informa - tion and Control of Investees, Planning and Capital and Risks, among others, have been certified in addition to the 87 who were trained in 2018 and the 498 between 2013 and 2017 . This course is intended to raise awareness among all em - ployees either directly or indirectly involved in preparing financial information of the importance of establishing mechanisms which guarantee the reliability of the same, as well as their duty to ensure compliance with applica - ble regulations . The course is structured in two blocks : • The first section covers ICFR standards, with par - ticular reference to the CNMV’s guidelines issued in June 2010 . • Next, the second section covers the methodolo - gy established at the CaixaBank Group to ensure compliance with all prevailing ICFR regulatory re - quirements . Catalunya (UOC) . The main purpose of this initiative is to support the training of critical professional skills and pro - mote a decentralised management model so that em - ployees increasingly have the necessary skills to approve lending transactions . The Risks School has four different levels and training is adapted to the various profiles of CaixaBank employees according to their professional functions and require - ments . It offers virtual content on the Virtaula corporate platform which is complemented with classroom - based sessions with internal training staff . The training is accre - dited by external experts from UPF . In 2019 , 196 employees were certified within the basic programme, 739 people completed the retail postgra - duate diploma course, and 285 staff members were awarded the first business banking postgraduate diplo - ma . A further 600 employees are currently in training . Over the coming years it is expected that all CaixaBank employees will receive training in the four levels offered by the Risks School . Financial Accounting, Control and Capital (FACC) also subscribes to various national and international accoun - ting and financial publications, journals and websites . These are checked regularly to ensure that the bank takes into account any developments when preparing financial information . FACC is also a member of and attends meetings of international and domestic bodies and working parties that discuss matters relating to ac - counting standards and financial issues . Other areas of the Bank are also present in these forums . In the framework of the CaixaBank Strategic Plan for 2019 - 2021 , announced on 27 November 2018 , a new strategic element is to ‘Encourage an agile, collaborative culture focused on people’ . During this period, talent and diversity will take centre stage by ensuring that talent can develop its potential through meritocracy, diversity and empowerment . The Bank will also define and deploy the best value proposition for employees – improving the employee experience – and focus on the key attributes of agility and collaboration . As in 2018 , professional development programmes and courses for the various business areas were drawn up in accordance with business segmentation and the profiles and skills of potential participants and the objectives set . In 2015 , the Risks School was set up, in collaboration with the Instituto de Estudios Bursátiles (IEB), the Univer - sidad Pompeu Fabra (UPF) and the Universitat Oberta de 624 empleados certificados sobre el SCIIF 62

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 Another important initiative is CaixaBank’s agreement with the Universidad Pompeu Fabra (UPF) Barcelona School of Manage - ment and the CISI (Chartered Institute for Securities & Investment) whereby both institutions certify the training taken by the Bank’s employees with a single demanding exam, in accordance with Eu - ropean regulations on specialist training for bank employees . This training initiati - ve is aimed at branch managers and Pre - mier Banking managers as well as Caixa - Bank Private banking advisers, directors and centre managers and so that they are able to offer customers the best possible service . With this, CaixaBank is anticipating the prevailing EU regula - tions and is also the first Spanish financial institution to certify employee training with a post - graduate university diplo - ma in Financial Advice . In 2019 , 165 em - ployees, comprising branch managers, Premier Banking managers and Private Banking staff, completed the postgra - duate diploma in financial advice in a new form : trainees must first complete the financial reporting and advice post - graduate course (CIAF), explained below, and then move on to the remainder of the programme to obtain the full diplo - ma . 493 employees are currently taking this course . In addition, 7 , 458 employees obtained the qualification in its previous format as a postgraduate diploma via a single examination . In 2016 , the Group signed an agreement with the UPF Barcelona School of Mana - gement to accredit employees with the postgraduate course in financial re - porting and advice (CIAF) . This course is shorter than the last one, but meets the MiFID II advisory requirements, and is taken by Commercial Assistant Managers, as well as employees in the Business Ban - king segment . In its two editions, finished in 2019 , 1 , 578 employees were certified . Currently, 2 , 214 employees are taking new editions that will end in late 2019 or early 2020 . As to the new training required by the Bank of Spain on the new Property Len - ding Contracts Act, CaixaBank has crea - ted a training programme in partnership with UPF consisting of 53 teaching hours . In 2019 , the course was passed by 9 , 842 employees, and a further 7 , 534 emplo - yees are currently in training . The course has a wider scope than employees di - rectly facing customers, embracing staff involved in any process touching on this type of product . In 2019 , specific training was also provi - ded to executives in the Rethink ma - nagement development programme, in three areas : C 1 programme for junior executives and C 2 programme for senior executives, with broader scope and grea - ter dedication, and programmes focused on strengthening specific skills . Talent identification and management program - mes were also available . In 2019 , training provided to Directors of the Bank involved a tighter focus on managing banking risk and new techno - logies, alongside single - topic sessions for some Board committees . This year, the Board of Directors discus - sed strategic issues regarding digitisa - tion, business units and governance, and held an offsite event on banking risk and new technologies . For their part, some of the Board commit - tees held a range of sessions and speci - fic events within their meetings to look at risk and solvency issues, as follows : • Three joint single - topic sessions for the Audit and Control Committee and the Risks Committee, looking in detail at solvency issues (such as ICAAP, ILAAP and the CaixaBank Group’s Recovery Plan) and key points relating to the Group’s insu - rance business . • Two work sessions run by the Audit and Control Committee to discuss internal audit topics, and a third session to provide training on the Group’s deferred tax assets . • A single - topic work session of the Risks Committee to provide mem - bers with training on Credit Risk Models, in addition to 15 single - to - pic presentations within the Risks Committee’s agenda, with a special focus on catalogue risks . Finally, in 2019 we provided 19 training sessions – with a total duration of 40 hours – to newly appointed Direc - tors, so that they could acquire a clear understanding of the structure, business model, risk profile and internal gover - nance of CaixaBank and its Group, with a special focus on the applicable regu - latory framework . They were also given a file containing the key documents on the internal regulations of the Bank and the industry . Such training was in all cases internal, provided by Bank executives . In addition, Financial Accounting, Con - trol and Capital (FACC), the main area involved in the preparation of finan - cial information, during 2019 provided training and classroom workshops on different topics that are relevant to the performance of their duties, mainly re - lated to developments in accounting standards, and internal training sessions for sharing knowledge among different management teams . 63

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 Risk assessment in financial reporting The risk identification process followed by the Company is as follows: Determining the scope, including the selection of the financial information, relevant headings and entities of the Group generating it, using quantitative and qualitative criteria. In 2019, this activity was carried out at the beginning of the year using data at 31 December 2018 and revised in the second half using data at 30 June 2019. As indicated in the ICFR Standard, the Bank has a methodology for identifying processes, relevant areas and risks as - sociated to financial reporting, inclu - ding error or fraud . The ICFR Standard sets out the methodo - logy to identify the key areas and signi - ficant processes associated with financial reporting relating to the identification of risks, based on : • establishing specific guidelines for responsibilities and implementa - tion and updating ; • establishing the criteria to be fo - llowed and information sources to be used in the identification process ; • establishing criteria to be followed to identify relevant subsidiaries with regard to ICFR . The ICFR Function periodically, at least once a year, reviews all the risks within the ICFR scope and all control activities desig - ned to mitigate these . This process is ca - rried out in conjunction with all the areas involved . However, if, during the course of the year, unidentified circumstances arise that could affect the preparation of finan - cial information, the ICFR function must evaluate the existence of risks in addition to those already identified . Risks relate to potentially material errors (intentional or otherwise) in relation to fi - nancial reporting objectives, which must comply with the following principles : • Transactions, facts and other events presented in the financial informa - tion in fact exist and were recorded at the right time ( existence and oc - currence ). • The information includes all tran - sactions, facts and other events in which the Bank is an affected party ( completeness ) . • Transactions, facts, or other events are reported and measured in ac - cordance with applicable standards ( measurement ) . • Transactions, facts and other events are classified, presented and dis - closed in financial reporting in ac - cordance with applicable standards ( presentation, disclosure and comparability ) . • Financial information shows, at the corresponding date, the rights and obligations through the correspon - ding assets and liabilities, in accor - dance with applicable standards ( rights and obligations ) . The risk identification process takes into account both routine transactions and less frequent transactions which are po - tentially more complex, as well as the effects of other types of risks (operatio - nal, technological, financial, legal, repu - tational, environmental, etc . ) . The Bank also has an analysis procedure in place implemented by the various business areas involved in corporate transactions and non - recurring or special transactions, with all accounting and financial impacts being studied and duly reported . The impact of risks on the reliability of the reporting of financial information is analysed in each of the processes entai - led in its preparation . The governance and management bo - dies receive regular information on the main risks inherent in financial repor - ting, while the Audit and Control Com - mittee monitors the generation, prepa - ration and review of financial reporting via the Internal Audit function and the opinion of both External Audit and Su - pervisory Bodies . Analysis and classification of key Group entities to determine the required standard of control for each entity. Identification of the Group’s material processes which are involved, directly or indirectly, in preparing financial information. Identification of risks associated with each process and their mitigating controls. Documentation of existing controls to mitigate identified risks. Continual assessment of the effectiveness of ICFR. Reporting to Governing Bodies. 64

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 Procedures and activities for control over financial reporting Procedures for reviewing and authorising financial reporting The preparation and review of financial information is carried out by the Executive Division of Financial Ac - counting, Control and Capital, which requests colla - boration from all Bank departments and companies of the Group, in order to get further details on any infor - mation that it deems necessary . Financial reporting is a key element of the process of oversight and decision - making by the highest Gover - nance and Management Bodies of the Bank . Therefore, the preparation and review of financial reporting must be based on suitable human and technical resources that enable the Bank to provide true, accurate and clear information about its business in accordance with pre - vailing laws and regulations . In particular, the professional experience of the person - nel involved in reviewing and authorising the financial information is of a suitable standard and all are appoin - ted in the light of their knowledge and experience in accounting, auditing or risk management . Likewise, by establishing control mechanisms, the technical mea - sures and IT systems ensure that the financial information is reliable and complete . Financial reporting is monitored by the various hierarchi - cal levels within Financial Accounting, Control and Ca - pital and, where applicable, double checked with other areas of the Bank . Finally, the key financial information disclosed to the market is examined and, if applicable, approved by the highest - ranking governing bodies (the Board of Directors and the Audit and Control Commit - tee) and the bank’s management . With regard to activities and control procedures directly related to transactions which may have a material impact on the financial statements, the Bank has in place a pro - cess whereby it constantly reviews all documentation concerning the activities carried out, any risks inherent in financial reporting and the controls needed to miti - gate critical risks . This ensures that all documentation is complete and up to date . In this respect, the following information is detailed in the documentation on critical processes and control activities of financial information : Purpose Preventive / Detective / Corrective Certification According to the frequency of control, the period(s) in the year when certification is conducted COSO Component Type of control activity according to COSO classification (Committee of Sponsoring Organisations of the Treadway Commission) • Associated processes and subprocesses. • Risks of financial information along with their Fi - nancial Assertions and the possibility of Risk due to Fraud . In this respect, we highlight that the risks are specified according to risk categories and mo - dels that form part of the Bank’s Corporate Risk Catalogue, produced by the Executive Division of Corporate Risk Management Function & Planning . • Control activities implemented to mitigate risk, with these characteristics : Classification Key / Standard Automation Manual / Automatic / Semiautomatic Evidence Evidence/proof that the control is working correctly System IT applications or programmes used in the control activity Financial assertions existence and occurrence; completeness; valuation; presentation, disclosure and comparability; rights and obligations. Control executor Person responsible for implementing the control Person responsible for the control Person who ensures the control is executed correctly Frequency How often the control is executed 65

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 this information. • The income tax expense determined based on the 66 All activities and controls are designed to guarantee that all transactions carried out are correctly recorded, va - lued, presented and itemised . To assess the effectiveness of existing controls, CaixaBank has an internal bottom - up certification process of key controls . The objective is to guarantee the reliability of financial reporting when made public to the market . The persons responsible for each of the key controls submit attestations guaranteeing their effective exe - cution during the period in question . The process is carried out at least quarterly although there are also ad - hoc non - standard attestations where controls of financial reporting are carried out during different periods . The Financial Accounting, Control and Capital Executive Manager informs the Management Committee and the Audit and Control Committee of the outcome of this attestation process . This result is also passed on to the Board of Directors . In 2019 , the Bank conducted the attestation process on a quarterly basis . No material weaknesses were detected . Attestations were also conducted at times other than standard quarter - ends for certain financial information to be made public to the markets . Again, no material weaknesses were detected . Internal Audit performs supervisory functions, as des - cribed in section 5 . The preparation of the financial statements requires se - nior executives to make certain judgements, estimates and assumptions in order quantify assets, liabilities, income, expenses and obligations . These estimates are based on the best information available at the date the financial statements are prepared, using generally - ac - cepted methods and techniques and observable and tested data and assumptions . The procedures for reviewing and approving the jud - gements and estimates are outlined in the ICFR Policy and the ICFR Standard . The Board of Directors and the Management Committee are responsible for approving This year the Bank has addressed the following: • The criterion to temporarily allocate income obtai - ned from secondary activities provided to the profit and loss account . • The measurement of goodwill and intangible assets. • The term of the lease agreements and the dis - count rate used in the measurement of the lease liabilities . • The fair value of assets, liabilities and contingent liabilities in the context of the purchase price allo - cation in business combinations . • Impairment losses on financial assets, and of the fair value of guarantees associated thereto, according to their classification in accounts, which entail the need to make judgements regarding : i) the con - sideration of ‘a significant increase in credit risk’ (SICR), ii) the definition of default ; and iii) the incor - poration of forward - looking information . • The measurement of investments in joint ventures and associates . • The determination of share of the profit or loss of investments in associates . • The actuarial assumptions used to measure liabili - ties under insurance contracts . • The classification, useful life of and impairment los - ses on property, plant and equipment and intan - gible assets . • Impairment losses on non - current assets and dis - posal groups classified as held for sale . • The actuarial assumptions used to measure post - employment liabilities and obligations. • The measurement of the provisions required to co - ver labour, legal and tax contingencies . income tax rate expected for the full year and the capitalisation and recoverability of tax assets. • The fair value of certain financial assets and liabilities.

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 management systems which are compliant with international standards. Which offer: • Assurance to our customers, investors, employees and society in general that the Bank is able to res - pond to serious events that may affect business operations . • Compliance with the recommendations of re - gulators, the Bank of Spain, MiFID and Basel III. • Advantages in terms of the Bank’s image and reputation . • Annual audits, both internal and external, which ensure we keep our systems up to date. Information technology (IT) governance CaixaBank’s information and technology (IT) governan - ce model ensures that its IT services are aligned with the Bank’s business strategy and comply with all re - gulatory, operational and business requirements . IT go - vernance is an essential part of overall governance and encompasses organisational structures and guidelines to ensure that the IT services support and facilitate the fulfilment of strategic objectives . The Regulations on In - formation Technology (IT) Governance at CaixaBank is implemented on the basis of requirements specified in the standard ‘ISO 38500 : 2008 - Corporate Governan - ce of Information Technology’, in accordance with the technical guide contained in the technical report ‘ISO 38502 : 2014 - Governance of IT Governance - Framework and model’ . The certification of the model was updated by Deloitte Advisory, S . L . in December 2018 . CaixaBank’s IT services have been designed to meet the business’ needs, guaranteeing the following : • Segregation of duties; • Change management; The IT systems which give support to processes regar - ding the preparation of financial information are subject to internal control policies and procedures which gua - rantee completeness when preparing and publishing financial information . Specifically these are policies regarding: Information Security Management System CaixaBank has an Information Security Management System (ISMS) based on international best practices . This ISMS has obtained, and each year renews, ISO 27001 : 2013 certification by the British Standards Institu - tion (BSI) . This system defines, amongst other policies, those for accessing IT systems and the internal and ex - ternal controls which ensure all of the policies defined are correctly applied . Operational and business continuity The Bank has in place an IT Contingency Plan to deal with serious situations to guarantee its IT services are not interrupted . It also has strategies in place to enable it to recover information in the shortest time possible . This IT Contingency Plan has been designed and operates according to ISO 27031 : 2011 . Ernst&Young has certified that the regulatory governance body for Technological Contingency at CaixaBank has been designed, develo - ped and is operating in accordance with this regulation . The British Standards Institution (BSI) has certified that CaixaBank’s Business Continuity Management System is ISO 22301 : 2012 compliant . These certifications attest : • CaixaBank management’s commitment to business continuity and technological contingency. • The existence of business continuity and technolo - gical contingency management best practices. • A cyclical process based on continuous improvement. • That CaixaBank has deployed and operates bu - siness continuity and technological contingency Procedures for IT systems • Incident management; • IT quality management; • Risk management; operational, reliability of finan - cial reporting, etc.; • Identification, definition and monitoring of indica - tors (scorecard); • Existence of governance, management and moni - toring committees; • Regular reporting to management; • Rigorous internal controls which include annual in - ternal and external audits. 67

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 Procedures for overseeing the management of outsourced activities and independent experts The CaixaBank Group has a Cost, Budget Manage - ment and Purchasing Policy, approved by the Mana - gement Committee on 18 June 2018 , which defines the global reference framework for the companies of the Group, and details the general principles and procedu - res regarding the definition, management, execution and control of the budget for CaixaBank’s operational and investment costs . This policy is detailed in the Group’s internal regula - tions which mainly regulate processes regarding: Most of the processes carried out between Group entities and suppliers are managed and recorded by programs which include all activities . The Efficiency Committee is responsible for ensuring that the budget is applied in accordance with internal regulations . To ensure correct cost management, the CaixaBank Efficiency Committee has delegated duties to two committees : • Expenditure and Investments Committee (CGI) : reviews and ratifies all expenses and in - vestment proposed by the various areas and subsidiaries in projects . It queries the need for and reasonableness of expenditure by means of a profitability and/or efficiency analysis from the standpoint of the Bank . • Purchasing Board : oversees achieving maximum savings in contracting goods and services, encou - raging equal opportunities among suppliers . The Bank’s Code of Business Conduct and Ethics stipu - lates that assets must be purchased and services engaged objectively and transparently, avoiding situations that could affect the impartiality of the people involved . Hence all procurement must be based on at least 3 competing bids submitted by different suppliers . Purchases above a given thres - hold must be managed by the specialist team of buyers for the given category : IT, Professional Ser - vices, Marketing, Facilities or Building Works . The CaixaBank Group has a Suppliers’ Portal offering quick and easy communication between suppliers and Group companies . This channel allows suppliers to sub - mit all the necessary documentation when bidding for contracts or processing their standard - approval for eli - gibility . This not only ensures compliance with internal procurement regulations but also makes management and control easier . CaixaBank has an Outsourcing Policy which establishes the methodological framework and criteria to take into account when outsourcing services . The policy deter - mines the roles and responsibilities of each activity and states that all outsourcing must be assessed according to its criticality and risk, as well as defining various control and supervision levels according to its classification . The policy was updated in 2019 to bring it into line with the new regulatory framework . The wording of the new policy on outsourcing gover - nance, in conjunction with the second line of defence for non - financial risks, ensures : • CaixaBank senior management’s commitment to outsourcing governance. • Compliance with outsourcing management initiati - ve best practices. • A cyclical process based on continuous impro - vement. Formalisation of this Policy means: • Our customers, investors, employees and other stakeholders trust in the decision - making and con - trol process for outsourcing initiatives . • Compliance with the recommendations of regula - tors, such as the Bank of Spain, MiFID and Basel III . • Advantages in terms of the Bank’s image and re - putation . Budget drafting and approval Procurement and commissioning Budget execution and demand management Payment of invoices to suppliers 68

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 CaixaBank has increased its control efforts even further, and ensures that future out - sourcing does not represent a loss of su - pervision, analysis and enforcement capa - cities of the service or activity in question . The following procedure is followed when there is a new outsourcing initiative : • Analysis of the applicability of the outsourcing model to the supplier. • Assessment of the outsourcing de - cision by measuring criticality, risks and the outsourcing model . • Approval of the risk inherent in the initiative by a collegial internal body. • Engagement of the supplier. • Transfer of service to external supplier. • Oversight and monitoring of the activity or service rendered. All outsourced activities are subject to controls largely based on performance indicators . Each person in charge of an outsourced activity shall request that the supplier report all indicators and keep these up - to - date . These are then re - viewed internally on a periodical basis . In 2019 , valuation and calculation ser - vices commissioned from independent experts mainly concerned the following : • Certain internal audit and technolo - gy services • Certain financial consultancy and business intelligence services • Certain marketing and various pro - curement services Reporting and communications Accounting policies Sole responsibility for specifying and communicating the Group’s accounting principles rests with the Accounting Policies and Regulation Department, which reports to Financial Accounting, Control and Capital (FACC) . Its responsibilities include monitoring and analysing regulations applicable to the Group, for their interpretation and subsequent application in financial repor - ting, uniformly across all companies that comprise the Group ; it also continually updates accounting criteria applied for any new kind of contract or operation, or any regulatory change . Furthermore, the Department analyses and studies the accounting implica - tions of individual transactions, to an - ticipate impacts and ensure the correct • Certain IT and technology services • Certain financial services • Certain financial, fiscal and legal ad - visory services • Certain processes related to Human Resources and various procurement services • Certain processes related to Infor - mation Systems accounting process is applied in the consolidated financial statements, and resolves any questions or conflicts su - rrounding accounting matters that are not included in a cost sheet, or where there are any doubts regarding their in - terpretation . At least monthly, accounting queries that have been concluded by the Department are shared with the rest of the Financial Accounting, Control and Capital Division, explaining the technical arguments that support them or the in - terpretations made, as well as issues cu - rrently being analysed . In the process for creating new pro - ducts, through participation in the Groups’ Product Committee, the De - partment analyses the accounting impli - cations of the products, on the basis of their characteristics, whereby this analysis 69

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 leads to the creation or update of a cost sheet, detailing all the potential events which a contract or transaction may involve . In addition, the main characteristics of ad - ministrative operation, tax regulations and accounting criteria and standards are described . Additions and amendments to the accounting circuits are notified im - mediately to the Organisation and most can be consul - ted on the Entity’s intranet . This Department also participates in and supports the Regulation Committee of the CaixaBank Group re - garding accounting regulations . In the event of any regulatory change that must be implemented in the Group, the Department communicates this in writing to the Departments or Group subsidiaries affected, and participates or leads the implementation projects for such changes wherever relevant . These activities prompted the drafting and ongoing maintenance of a manual on accounting policies, which establishes the accounting standards, principles and criteria adopted by the Group . This manual gua - rantees the comparability and quality of the financial information of all companies of the Group, and is com - plemented by the queries received by the Department . Communication with operation managers is permanent and fluid . Additionally, the Policies and Regulation Department is responsible for developing training activities in the or - ganisation’s relevant business departments, on accoun - ting news and notifications . Mechanisms for financial reporting CaixaBank has internally - developed IT tools that ensu - re the completeness and homogeneity of financial in - formation capturing and elaboration processes . All of these applications have IT contingency mechanisms which guarantee that the data is held and can be acces - sed in any circumstances . We should emphasise that the Company is current - ly undergoing a project to improve the architecture of accounting information, with a view to increase quality, completeness, immediacy and access to data provided by business applications . The various IT appli - cations are gradually being including in the scope of the project which currently includes a very significant materiality of balances . Oversight of the operation of the system for internal control over financial reporting Notwithstanding the risk management and control func - tions of the Board of Directors, the Audit and Control Committee is entrusted with overseeing the process for preparing and submitting regulated financial information and the effectiveness of the Bank’s internal control and risk management systems and discussing with auditors any significant weaknesses in the internal control system identified during the course of the audit . The duties and activities of the Audit and Control Com - mittee include those related to overseeing the process for preparing and submitting financial information as described in section 1 . 1 . As part of its duty to oversee the process for prepa - ring and submitting regulated financial information, the Audit and Control Committee carries out, inter alia, the following activities : • Review of the Annual Internal Audit Plan and assessment of whether the Plan has sufficient scope For the purposes of preparing consolidated financial reporting, both CaixaBank and the companies that comprise the Group use specialised tools to deploy data capture, analysis and preparation mechanisms with stan - dard formats . The accounts plan, which is incorporated in the consolidation application, has been defined to comply with requirements of the various regulators . With respect to the Systems used for ICFR manage - ment, the Company has the SAP Governance, Risk and Compliance (SAP GRC) tool in place, in order to guarantee its completeness, reflecting the existing risks and controls . The application also supports the Corpora - te Risk Catalogue and Operational Risk Indicators (KRIs), for which the Executive Corporate Risk Management Function & Planning Division is responsible . to provide appropriate coverage for the main ris - ks to which the Bank is exposed . Subsequently, the Annual Plan is laid before the Board of Directors . • Review and assessment of the conclusions of the audits carried out and the impact on financial reporting, where applicable . • Ongoing monitoring of corrective action, priori - tising each one . The Internal Audit function, represented by the Mana - gement Committee’s Executive Division for Audit, is go - verned by the principles contained in the Internal Audit Regulations of the CaixaBank Group, approved by the CaixaBank Board of Directors . CaixaBank’s internal audit is an independent and ob - jective activity for assurance and enquiry designed to add value and improve operational performance . Inter - nal audit contributes to achieving the strategic objectives 70

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 of the CaixaBank Group by providing a systematic and disciplined approach to evaluating and improving risk control and mana - gement processes and corporate governance . Its objective is to guarantee effective and efficient supervision of the internal control system through ongoing assessment of the organisation’s risks and controls . In addition, the Internal Audit function supports the Audit and Control Committee in its supervisory role by submitting regular reports on the outcome of internal audit engagements . Internal Audit has auditors working in various audit teams which specialise in reviewing the main risks to which the Bank is exposed . One of these teams is the Financial Audit, Investees and Regulatory Compliance Division where specialists oversee proces - ses at Financial Accounting, Control and Capital, which is respon - sible for preparing the bank’s financial and accounting informa - tion . The Annual Internal Audit Plan takes a multiyear approach to review the risks and controls in financial reporting for all auditing engagements where these risks are relevant . In each review Internal Audit : Internal Audit has developed a specific work pro - gramme to review ICFR, focusing on the schedu - led review of relevant processes (transversal and business) defined by the Internal Control over Fi - nancial Reporting team, which is complemented by a review of existing controls in audits of other processes . Currently, this work programme is com - pleted by reviewing proper attestation and evidence of effective execution of a sample of controls, selec - ted according to ongoing audit indicators . Based on this, the Internal Audit function publishes an annual global report that includes an assessment of the performance of ICFR during the year . The annual assessment of ICFR at 31 / 12 / 2019 focu - sed on : • Review of application of the Reference Framework defined in the document “Inter - nal Control over Financial Reporting in Listed Companies” published by the CNMV as a stan - dard of best practices in this area . • Verification of application of the Internal Control over Financial Reporting Policy and Standard to ensure that ICFR across the Group is suitable and effective . • Assessment of the internal bottom - up attes - tation of key controls . • Evaluation of the specifications of the rele - vant processes, risks and controls in finan - cial reporting . Furthermore, in 2019 , Internal Audit carried out a range of reviews of the generation and presentation of financial information, focused on financial - ac - counting areas, corporate risk management, finan - cial instruments, information systems, and the insu - rance business, among others . The Audit and Control Committee and executive team will be informed of the results of the ICFR eva - luation . The evaluation reports set out action plans specifying corrective measures and their criticality for mitigating risks in financial reporting, and dead - lines for resolution . The Bank has in place a procedure for regular dis - cussions with its statutory auditor . Senior mana - gement is kept permanently informed of the con - clusions reached during the review of the financial statements . The statutory auditor assists the Audit and Control Committee by reporting on the audit plan, the preliminary findings on publication of the financial statements and the final findings, as well as, if applicable, any weaknesses encountered in the in - ternal control system, prior to authorisation for issue of the financial statements . Also, when reviewing the interim financial information, the Audit and Control Committee shall be informed of the work carried out and the conclusions reached . In addition, and within its areas of activity, Internal Audit’s reviews conclude with the issue of a report evaluating the relevant risks and the effectiveness of internal control of the processes and the transac - tions analysed . It also evaluates the possible con - trol weaknesses and shortcomings and formulates recommendations to correct them . Internal Audit reports are sent to senior management . The Audit and Control Committee receives a monthly report on the activities carried out by Internal Audit, with specific information on all significant weaknesses identified in the course of reviews during the repor - ting period . Internal Audit constantly oversees the fulfilment of recommendations, focusing particularly on high - risk weaknesses, with regular reports . This monitoring in - formation, as well as the relevant incidents identified in the Audit reviews, are reported to the Audit and Control Committee and senior management . Identifies the necessary controls to mitigate the risks inherent in the process under review. Analyses the effectiveness and efficiency of the existing controls on the basis of their design. Verifies that these controls are applied. Reports the findings of the review and issues an opinion on the control environment. Recommends corrective actions. 71

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Non - financial information statement Independent Verification Report Annual Corporate Governance Report for 2019 External auditor report In accordance with the recommendation concerning the Auditor’s Report included in the guidelines on the information relating to Internal Control over Financial Reporting in Listed Companies published by the National Securities Market Commission on its website, the auditor of the financial statements of CaixaBank has reviewed the infor - mation on internal control over financial reporting system . The final report concludes that, as a result of the procedures applied regarding information on ICFR, there are no relevant inconsistencies or incidents . This report is attached as an Appendix to this Annual Corporate Governance Report . 72

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 a) The respective areas of activity and possible business relationships between them, as well as those of the listed subsidiary with other group companies. b) The mechanisms in place to resolve any conflicts of interest that may arise. This recommendation is not deemed to be applicable to CaixaBank, since the bank is the only listed company within its group. G. Extent of compliance with Corporate Governance Recommendations 1 That the Articles of Association of listed companies do not limit the maximum number of votes that may be cast by one shareholder or contain other restrictions that hinder the takeover of control of the company through the acquisition of shares on the market. 3 That, during the course of the ordinary General Shareholders’ Meeting, complementary to the distribution of a written Annual Corporate Governance Report, the chairman of the Board of Directors makes a detailed oral report to the shareholders regarding the most material aspects of corporate governance of the company, and in particular: 2 That when the parent company and a subsidiary are listed on the stock market, both should publicly and specifically define : Explanation Complies partially Explanation Complies Explanation Complies partially Not applicable Complies Complies a) Changes that have occurred since the last General Shareholders’ Meeting. b) Specific reasons why the company did not follow one of more of the recom - mendations of the Code of Corporate Code and, if so, the alternative rules that were followed instead . 73

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 4 That the company has defined and promoted a policy of communication and contact with shareholders, institutional investors and proxy advisers that complies in all aspects with rules preventing market abuse and gives equal treatment to similarly situated shareholders. And that the company has made such a policy public through its web page, including information related to the manner in which said policy has been implemented and the identity of contact persons or those responsible for implementing it. 5 That the Board of Directors should not propose to the General Shareholders’ Meeting any proposal for delegation of powers allowing the issuance of shares or convertible securities without pre - emptive rights in an amount exceeding 20 % of equity at the time of delegation. And that whenever the Board of Directors approves any issuance of shares or convertible securities without pre - emptive rights the company immediately publishes reports on its web page regarding said exclusions as referenced in applicable company law. The Board of Directors, in its meeting dated 10 March 2016 , agreed to propose at the Annual General Meeting on 28 April the ratification of an agreement to delegate powers in favour of the Board of Directors in order to issue bonds, preference shares and any other fixed income securities or instruments of a similar nature which are convertible into CaixaBank shares, or which directly or indirectly give the right to the subscription or acquisi - tion of the company’s shares, including warrants . The proposed delegation expressly included the power to disapply the pre - emptive subscription right of shareholders . This proposal was approved at the Annual General Meeting held on 28 April 2016 . The capital increases that the Board of Directors may approve under this authorisation to carry out the conversion of shares in whose issuance the pre - emptive subscription right has been disapplied are not subject to the maximum limit of 20 % of the share capital that the Annual General Meeting of 23 April 2015 unanimously agreed for any capital increases that the Board of Directors may approve (the legal limit of 50 % of the capital at the time of the approval does apply) . Directive 2013 / 36 /EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment companies, and Regula - tion (EU) No 575 / 2013 on prudential requirements for credit institutions and investment firms, and Spanish Act 11 / 2015 of 18 June on the recovery and resolution of credit institutions and investment services companies, antici - pate the need for credit entities to provide, in certain proportions, different instruments in the composition of their regulatory capital so that they can be considered suitably capitalised . Therefore, different capital categories are contemplated that must be covered by specific instruments . Despite the Company’sCompany’s adequate capital situation, it was deemed necessary to adopt an agreement that allows instruments to be issued that may be convertible in certain cases . To the extent that the issuance of these instru - ments implies the need to have an authorised capital that, at the time of its issuance, covers a possible convertibility and in order to provide the com - pany with greater flexibility, it was deemed suitable for the capital increases that the Board approves to be carried out under the delegation agreement in this report in order to address the conversion of shares in whose issuance the pre - emptive subscription right has been excluded, not being subject to the maximum limit of 20 % of the capital which is applicable to all other capital increases that the Board is authorised to approve . Complies partially Explanation Complies Complies partially Explanation Complies 74

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 7 That the company reports in real time, through its web page, the proceedings of the General Shareholders’ Meetings. 8 That the audit committee ensures that the Board of Directors presents financial statements in the audit report for the General Shareholders’ Meeting which do not have qualifications or reservations and that, in the exceptional circumstances in which qualifications may appear, that the chairman of the and the auditors clearly explain to the 9 That the company permanently maintains on its web page the requirements and procedures for certification of share ownership, the right of attendance at the General Shareholders’ Meetings, and the exercise of the right to vote or to issue a proxy. And that such requirements and procedures promote attendance and the exercise of shareholder rights in a non - discriminatory fashion. 10 That when a verified shareholder has exercised his right to make additions to the agenda or to make new proposals to it with sufficient time in advance of the General Shareholders’ Meeting, the company: 6 That listed companies which draft the reports listed below, whether under a legal obligation or voluntarily, publish them on their web page with sufficient time before the General Shareholders’ Meeting, even when their publication is not mandatory: a) Report regarding the auditor ’s independence. b) Reports regarding the workings of the audit committee and the appoint - ments and remuneration committee. c) Report by the audit committee regarding related - party transactions. d) Report on the corporate social responsibility policy. Explique Cumple a) Immediately distributes the additions items and new proposals. b) Publishes the attendance card credential or proxy form or form for dis - tance voting with the changes such that the new agenda items and alter - native proposals may be voted upon under the same terms and condi - tions as those proposals made by the Board of Directors . Complies partially Explanation Complies shareholders the content and scope of said qualifications or reservations. Complies Complies partially Explanation Complies partially Explanation Complies 75

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 Not applicable With regard to section c), the Board agrees that there are different presump - tions about the direction of the vote for proposals submitted by sharehol - ders and those submitted by the Board (as established in the Regulations of the Company’s General Meeting), opting for the presumption of a vote in favour of agreements proposed by the Board of Directors (because the shareholders absent for the vote have had the opportunity to record their absence so their vote is not counted and they can also vote early in another direction through the mechanisms established for that purpose) and for the presumption of a vote against agreements proposed by shareholders (since there is a probability that the new proposals will deal with agreements that are contradictory to the proposals submitted by the Board of Directors and it is impossible to attribute opposite directions for their votes to the same shareholder . Additionally, shareholders who were absent have not had the opportunity to assess and vote early on the proposal) . Although this practice does not reflect the wording of Recommendation 10 , it does better achieve the final objective of Principle 7 of the Good Governance Code which makes express reference to the Corporate Governance Principles of the OECD, which outline that the procedures used in Shareholders’ Meetings must ensure the transparency of the count and the adequate registration of votes, especially in situations of voting battles, new items on the agenda and alternative proposals, because it is a measure of transparency and a guarantee of consistency when exercising voting rights . 11 That, in the event the company intends to pay for attendance at the General Shareholders’ Meeting, it establish in advance a general policy of long - term effect regarding such payments. 12 That the Board of Directors completes its duties with a unity of purpose and independence, treating all similarly situated shareholders equally and that it is guided by the best interests of the company, which is understood to mean the pursuit of a profitable and sustainable business in the long term, and the promotion of continuity and maximisation of the economic value of the business. And that in pursuit of the company’s interest, in addition to complying with applicable law and rules and in engaging in conduct based on good faith, ethics and a respect for commonly accepted best practices, it seeks to reconcile its own company interests, when appropriate, with the interests of its employees, suppliers, clients and other stakeholders, as well as the impact of its corporate activities on the communities in which it operates and the environment. c) Submits all of these items on the agenda or alternative proposals to a vote and applies the same voting rules to them as are applied to those drafted by the Board of Directors including, particularly, assumptions or default positions regarding votes for or against . d) That after the General Shareholders’ Meeting, a breakdown of the results of said additions or alternative proposals is communicated . Complies partially Explanation Complies Not applicable Complies partially Explanation Complies Complies partially Explanation Complies 76

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 That the resulting prior analysis of the needs of the Board of Directors is contained in the supporting report from the appointments committee published upon a call from the General Shareholders’ Meeting submitted for ratification, appointment or re - election of each director. And that the selection policy for directors promotes the objective that by the year 2020 the number of female directors accounts for at least 30% of the total number of members of the Board of Directors. The appointments committee will annually verify compliance with the selection policy of directors and explain its findings in the Annual Corporate Governance Report. 13 That the Board of Directors is of an adequate size to perform its duties effectively and collegially, and that its optimum size is between five and fifteen members. Complies Explanation At 31 December 2019, the Board of Directors comprised a total of 16 members. In line with best corporate governance practices, the General Shareholders’ Meeting held on 5 April 2019 resolved to reduce the number of Board mem - bers by two (2), thus bringing the total number of Board members to sixteen (16) . This number is within the limits stipulated in the by - laws and is close to the recommendation contained in the Code of Good Governance (that Boards should have between five and fifteen members) . Meanwhile, and given its status as a credit institution, CaixaBank has six (6) Board committees, four (4) of which are compulsory and two (2) voluntary . The most recent of these were set up in 2019 . It is therefore believed that the Board’s current composition is suited to its current workload . It should also be noted that the Board’s current size and composition is justified by the need to incorporate a certain number of independent directors and also to comply with the shareholders’ agreement stemming from the merger with Banca Cívica, which will remain in force until August 2020 . With all this in mind, the Board is believed to have the right number of mem - bers to ensure its maximum effectiveness and involvement of directors, with a wide range of opinions . 14 That the Board of Directors approves a selection policy for directors that: a) Is concrete and verifiable. b) Ensures that proposals for appointment or re - election are based upon a prior analysis of the needs of the Board of Directors. c) Favours diversity in knowledge, experience and gender. Complies partially Explanation Complies 77

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 15 That proprietary and independent directors constitute a substantial majority of the Board of Directors and that the number of executive directors is kept at a minimum, taking into account the complexity of the corporate group and the percentage of equity participation of executive. 17 That the number of independent directors represents at least half of the total number of directors. Nonetheless, when the company does not have a high level of market capitalisation or in the event that it is a high cap company with one shareholder or a group acting in a coordinated fashion who together control more than 30 % of the company’s equity, the number of independent directors represents at least one third of the total number of directors. 16 That the percentage of proprietary directors divided by the number of non - executive directors is no greater than the proportion of the equity interest in the company represented by said proprietary directors and the remaining share capital. This criterion may be relaxed: a) In companies with a high market capitalisation in which interests that are legally considered significant are minimal. b) In companies where a diversity of shareholders is represented on the Board of Directors without ties among them. 18 That companies publish and update the following information regarding directors on the company website: a) Professional profile and biography. b) Any other Boards to which the director belongs, regardless of whether the companies are listed, as well as any other remunerated activities engaged in, regardless of type . c) Category of directorship, indicating, in the case of individuals who repre - sent significant shareholders, the shareholder that they represent or to which they are connected . d) The date of their first appointment as a director of the company’s Board of Directors, and any subsequent re - election . e) The shares and options they own. Complies Complies partially Explanation Complies Explanation Complies partially Explanation Complies Complies Explanation 78

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 21 That the Board of Directors may not propose the dismissal of any independent director before the completion of the director’s term provided for in the Articles of Association unless the Board of Directors finds just cause and a prior report has been prepared by the appointments committee. Specifically, just cause is considered to exist if the director takes on new duties or commits to new obligations that would interfere with his or her ability to dedicate the time necessary for attention to the duties attendant to his post as a director, fails to complete the tasks inherent to his or her post, or enters into any of the circumstances which would cause the loss of independent status in accordance with applicable law. The dismissal of independent directors may also be proposed as a result of a public share offer, joint venture or similar transaction entailing a change in the shareholder structure of the company, provided that such changes in the structure of the Board are the result of the proportionate representation criteria provided for in Recommendation 16. 20 That proprietary directors representing significant shareholders must resign from the Board if the shareholder they represent disposes of its entire equity interest. They should also resign, in a proportional fashion, in the event that said shareholder reduces its percentage interest to a level that requires a decrease in the number of proprietary directors representing this shareholder. 19 That the Annual Corporate Governance Report, after verification by the appointments committee, explains the reasons for the appointment of proprietary directors at the proposal of the shareholders whose equity interest is less than 3%. It should also explain, where applicable, why formal requests from shareholders for membership on the Board meeting were not honoured, when their equity interest is equal to or exceeds that of other shareholders whose proposal for proprietary directors was honoured. Complies Complies partially Explanation Not applicable Not applicable Complies partially Explanation Complies Complies Explanation 79

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 22 That companies establish rules requiring that directors inform the Board of Directors and, where appropriate, resign from their posts, when circumstances arise which may damage the company’s standing and reputation . Specifically, directors must be required to report any criminal acts with which they are charged, as well as the consequent legal proceedings . And that should a director be indicted or tried for any of the offences set out in company law legislation, the Board of Directors must investigate the case as soon as possible and, based on the particular situation, decide whether the director should continue in his or her post. And that the Board of Directors must provide a reasoned written account of all these events in its Annual Corporate Governance Report. 23 That all directors clearly express their opposition when they consider any proposal submitted to the Board of Directors to be against the company’s interests. This particularly applies to independent directors and directors who are unaffected by a potential conflict of interest if the decision could be detrimental to any shareholders not represented on the Board of Directors. Furthermore, when the Board of Directors makes significant or repeated decisions about which the director has serious 24 That whenever, due to resignation or any other reason, a director leaves before the completion of his or her term, the director should explain the reasons for this decision in a letter addressed to all the directors of the Board of Directors. Irrespective of whether the resignation has been reported as a relevant fact, it must be included in the Annual Corporate Governance Report. 25 That the appointments committee ensures that non - executive directors have sufficient time in order to properly perform their duties. Complies partially Explanation Complies reservations, the director should draw the appropriate conclusions and, in the event the director decides to resign, explain the reasons for this decision in the letter referred to in the next recommendation. This recommendation also applies in the case of the secretary of the Board of Directors, despite not being a director. Complies Complies partially Explanation Not applicable Not applicable Complies partially Explanation Complies 80

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 And that the Board rules establish the maximum number of company Boards on which directors may sit. 26 That the Board of Directors meet frequently enough so that it may effectively perform its duties, at least eight times per year, following a schedule of dates and agenda established at the beginning of the year and allowing each director individually to propose items do not originally appear on the agenda. 27 That irector absences only occur when absolutely necessary and are quantified in the Annual Corporate Governance Report. And when absences occur, that the director appoints a proxy with instructions. According to the provisions of Article 7 . 2 of the Regulations of the Board of Directors, the Chairman is vested with ordinary powers to draw up the agenda for such meetings and steer discussions and deliberations . However, any director may request that further items be included on the agenda . To help prevent unavoidable absences leading to de facto changes in the balance of the Board of Directors, the law allows directors to grant a proxy upon a fellow director (for non - executive directors, the proxy must be gran - ted to a fellow non - executive director), as set out in Principle 14 of the Good Governance Code and in the corporate By - laws (article 37 ) and the Regu - lations of the Board of Directors (article 17 ), which states that directors must personally attend Board meetings . However, when they are unable to do so in person, they shall endeavour to grant their proxy in writing, on a special basis for each meeting, to a fellow Board member, including the appropriate instructions therein . Non - executive directors may only delegate a proxy to a fellow non - executive director, while independent directors may only delega - te to a fellow independent director . It should also be noted that CaixaBank’s Corporate Governance Policy states that in relation to the duty of directors to attend Board meetings, and in the event of their unavoidable absence, directors shall endeavour to grant their proxy in writing, and separately for each meeting, to a fellow Board member . Every attempt must be made to ensure that each and every director attends at least 80 % of Board meetings . As such, proxies are a comparative rarity at CaixaBank . The Board of Directors considers, as good corporate governance practice, that when directors are unable to attend meetings, proxies are not genera - lly delegated with specific instructions . This does not amend, de facto, the balance of the Board given that delegations may only be made by non - exe - cutive directors to other non - executive directors, and independent directors may only delegate to other independent directors, while directors are always required to defend the company’s corporate interest regardless of their di - rector status . Moreover, and reflecting the freedom of each director who may also dele - gate with the appropriate instructions as suggested in the Board’s Regula - tions, the decision to delegate without instructions represents each director ’s freedom to consider what provides most value to their proxy, and they may finally decide on the grounds that they want to give their proxy freedom to adapt to the result of the Board meeting debate . This, in addition, is in line with the law on the powers of the Chairman of the Board of Directors, who is given, among others, the responsibility of encouraging a good level of debate and the active involvement of all directors, safeguarding their right to adopt any position or stance they see fit . Therefore, the freedom to appoint proxies with or without specific instruc - tions, at the discretion of each director, is considered good practice and, specifically, the absence of instructions is seen as facilitating the proxy’s ability to adapt to the content of the debate . Complies partially Explanation Complies Complies partially Explanation Complies Complies partially Explanation Complies 81

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 31 That the agenda for meetings clearly states those matters about which the Board of Directors are to make a decision or adopt a resolution so that the directors may study or gather all relevant information ahead of time. When, under exceptional circumstances, the chairman wishes to bring urgent matters for decision or resolution before the Board of Directors which do not appear on the agenda, prior express agreement of a majority of the directors shall be necessary, and said consent shall by duly recorded in the minutes. 32 That directors shall be periodically informed of changes in equity ownership and of the opinions of significant shareholders, investors and rating agencies of the company and its group. 29 That the company establishes adequate means for directors to obtain appropriate advice in order to properly fulfil their duties including, should circumstances warrant, external advice at the company’s expense. 30 That, without regard to the knowledge necessary for directors to complete their duties, companies make refresher courses available to them when circumstances require. 28 That when directors or the secretary express concern regarding a proposal or, in the case of directors, regarding the direction in which the company is headed and said concerns are not resolved by the Board of Directors, such concerns should be included in the minutes, upon a request from the protesting party. Complies Complies partially Explanation Not applicable Complies partially Explanation Complies Complies partially Explanation Complies Complies partially Explanation Complies Complies partially Explanation Complies 82

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 33 That the chairman, as the person responsible for the efficient workings of the Board of Directors, in addition to carrying out his duties required by law and the Articles of Association, should prepare and submit to the Board of Directors a schedule of dates and matters to be considered; organise and coordinate the periodic evaluation of the Board as well as, if applicable, the chief executive of the company, should be responsible for leading the Board and the effectiveness of its work; ensuring that sufficient time is devoted to considering strategic issues, and approve and supervise refresher courses for each director when circumstances so dictate. 34 That when there is a coordinating director, the Articles of Association or the Board rules should confer upon him the following competencies in addition to those conferred by law: chairman of the Board of Directors in the absence of the chairman and deputy chairmen, should there be any; reflect the concerns of non - executive directors; liaise with investors and shareholders in order to understand their points of view and respond to their concerns, in particular as those concerns relate to corporate governance of the company ; and coordinate a succession plan for the chairman . 35 That the secretary of the Board of Directors should pay special attention to ensure that the activities and decisions of the Board of Directors take into account the recommendations regarding good governance contained in this Code of Good Governance and which are applicable to the company. Complies partially Explanation Complies Not applicable Complies partially Explanation Complies Complies Explanation 83

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 37 That if there is an executive committee, the proportion of each different director category must be similar to that of the Board itself, and its secretary must be the secretary of the Board . 38 That the Board of Directors must always be aware of the matters discussed and decisions taken by the executive committee and that all members of the Board of Directors receive a copy of the minutes of meetings of the executive committee. 39 That the members of the audit committee, in particular its chairman, are appointed in consideration of their knowledge and experience in accountancy, audit and risk management issues, and that the majority of its members be independent directors. 36 That the Board of Directors meet in plenary session once a year and adopt, where appropriate, an action plan to correct any deficiencies detected in the following: a) The quality and efficiency of the Board of Directors’ work. b) The workings and composition of its committees. c) Diversity of membership and competence of the Board of Directors. d) Performance of the chairman of the Board of Directors and the chief executive officer of the company. e) Performance and input of each director, paying special attention to those in charge of the various Board committees. In order to perform its evaluation of the various committees, the Board of Directors will take a report from the committees themselves as a starting point and for the evaluation of the Board, a report from the appointments committee. Every three years, the Board of Directors will rely upon the assistance of an external advisor for its evaluation, whose independence shall be verified by the appointments committee. Business relationships between the external adviser or any member of the adviser’s group and the company or any company within its group shall be specified in the Annual Corporate Governance Report. The process and the areas evaluated shall be described in the Annual Corporate Governance Report. Complies partially Explanation Complies Not applicable Complies partially Explanation Complies Not applicable Complies partially Explanation Complies Complies partially Explanation Complies 84

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 40 That under the supervision of the audit committee, there must be a unit in charge of the internal audit function, which ensures that information and internal control systems operate correctly, and which reports to the non - executive chairman of the Board or of the audit committee. 41 That the person in charge of the group performing the internal audit function should present an annual work plan to the audit committee, reporting directly on any issues that may arise during the implementation of this plan, and present an activity report at the end of each year. 42 That in addition to the provisions of applicable law, the audit committee should be responsible for the following: 1. With regard to information systems and internal control: a) Supervise the preparation and integrity of financial information relative to the company and, if applicable, the group, monitoring compliance with governing rules and the appropriate application of consolidation and accounting criteria . b) Ensure the independence and effectiveness of the group charged with the internal audit function ; propose the selection, appointment, re - election and dismissal of the head of internal audit ; draft a budget for this de - partment ; approve its goals and work plans, making sure that its activity is focused primarily on material risks to the company ; receive periodic information on its activities ; and verify that senior management takes into account the conclusions and recommendations of its reports . c) Establish and supervise a mechanism that allows employees to report confidentially and, if appropriate, anonymously, any irregularities with important consequences, especially those of a financial or accounting nature, that they observe in the company . 2. With regard to the external auditor: a) In the event that the external auditor resigns, examine the circumstances which caused said resignation . b) Ensure that the remuneration paid to the external auditor for its work does not compromise the quality of the work or the auditor’s independence . c) Insist that the company file a relevant fact with the CNMV when there is a change of auditor, along with a statement on any differences that arose with the outgoing auditor and, if applicable, the contents thereof . d) Ensure that the external auditor holds an annual meeting with the Board of Directors in plenary session in order to make a report regarding the tasks accomplished and regarding the development of its accounting and risks faced by the company . e) Ensure that the company and the external auditor comply with applicable rules regarding the rendering of services other than auditing, proportio - nal limits on the auditor ’s billing, and all other rules regarding the audi - tor’s independence . Complies partially Explanation Complies Not applicable Complies partially Explanation Complies Complies partially Explanation Complies 85

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 43 That the audit committee may require the presence of any employee or manager of the company, even without the presence of any other member of management. 44 That the audit committee be kept abreast of any corporate and structural changes planned by the company in order to perform an analysis and draft a report beforehand to the Board of Directors regarding economic conditions and accounting implications and, in particular, any exchange ratio involved. 45 That the risk management and control policy identify, as a minimum: a) The various types of financial and non - financial risks (among those ope - rational, technological, legal, social, environmental, political and reputa - tional) which the company faces, including financial or economic risks, contingent liabilities and other off balance sheet risks . b) Fixing of the level of risk the company considers acceptable. c) Means identified in order to minimise identified risks in the event they transpire. 46 That under the direct supervision of the audit committee or, if applicable, of a specialised committee of the Board of Directors, an internal control and management function should exist delegated to an internal unit or department of the company which is expressly charged with the following responsibilities : a) Ensure the proper functioning of risk management and control systems and, in particular, that they adequately identify, manage and quantify all material risks that may affect the company . b) Actively participate in the creation of the risk strategy and in important decisions regarding risk management . c) Ensure that the risk management and control systems adequately mitiga - te risks as defined by policy issued by the Board of Directors . d) Internal control and information systems to be used in order to control and manage identified risks, including contingent liabilities and other off balance sheet risks . Complies partially Explanation Complies Not applicable Complies partially Explanation Complies Complies partially Explanation Complies Complies partially Explanation Complies 86

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 47 That members of the appointment and remuneration committee – or of the appointments committee and the remuneration committee if they are separate – are chosen taking into account the knowledge, ability and experience necessary to perform the duties they are called upon to carry out and that the majority of said members are independent directors. 49 That the appointments committee consult with the chairman of the Board of Directors and the chief executive of the company, especially in relation to matters concerning executive directors. And that any director may ask the appointments committee to consider potential candidates he or she considers appropriate to fill a vacancy on the Board of Directors. 48 That high market capitalisation companies have formed separate appointments and remuneration committees. Complies partially Explanation Complies Complies partially Explanation Complies Complies partially Explanation Complies 87

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 50 That the remuneration committee exercises its functions independently and that, in addition to the functions assigned to it by law, it should be responsible for the following: 51 That the remuneration committee consults with the chairman and the chief executive of the company, especially in matters relating to executive directors and senior management. a) Propose basic conditions of employment for senior management. b) Verify compliance with company remuneration policy. c) Periodically review the remuneration policy applied to directors and se - nior managers, including remuneration involving the delivery of shares, and guarantee that individual remuneration be proportional to that re - ceived by other directors and senior managers . d) Oversee that potential conflicts of interest do not undermine the inde - pendence of external advice rendered to the Board . e) Verify information regarding remuneration paid to directors and senior managers contained in the various corporate documents, including the Annual Report on Director Remuneration . 52 That the rules regarding composition and workings of supervision and control committees appear in the rules governing the Board of Directors and that they are consistent with those that apply to mandatory committees in accordance with the recommendations above, including: a) That they are comprised exclusively of non - executive directors, with a majority of them independent . b) That their chairmen be independent directors. c) That the Board of Directors select members of these committees taking into account their knowledge, skills and experience and the duties of each committee ; discuss their proposals and reports ; and detail their activities and accomplishments during the first plenary session of the Board of Directors held after the committee’s last meeting . d) That the committees be allowed to avail themselves of outside advice when they consider it necessary to perform their duties . e) That their meetings be recorded and the minutes be made available to all directors . Complies partially Explanation Complies Complies partially Explanation Complies Not applicable Complies partially Explanation Complies 88

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 53 That verification of compliance with corporate governance rules, internal codes of conduct and social corporate responsibility policy be assigned to one or split among more than one committee of the Board of Directors, which may be the audit committee, the appointments committee, the corporate social responsibility committee in the event that one exists, or a special committee created by the Board of Directors pursuant to its powers of self - organisation, which at least the following responsibilities shall be specifically assigned thereto: a) Verification of compliance with internal codes of conduct and the com - pany’s corporate governance rules b) Supervision of the communication strategy and relations with sharehol - ders and investors, including small - and medium - sized shareholders . c) The periodic evaluation of the suitability of the company’s corporate go - vernance system, with the goal that the company promotes company in - terests and take into account, where appropriate, the legitimate interests of other stakeholders . d) Review of the company’s corporate social responsibility policy, ensuring that it is orientated towards value creation . e) Follow - up of social responsibility strategy and practice, and evaluation of degree of compliance . f) Supervision and evaluation of the way relations with various stakeholders are handled. g) Evaluation of everything related to non - financial risks to the company, including operational, technological, legal, social, environmental, political and reputational . h) Coordination of the process of reporting on diversity and reporting non - financial information in accordance with applicable rules and inter - national benchmarks . a) The objectives of the corporate social responsibility policy and the deve - lopment of tools to support it . b) Corporate strategy related to sustainability, the natural environment and social issues . c) Concrete practices in matters related to : shareholders, employees, clients, suppliers, social issues, the natural environment, diversity, fiscal responsi - bility, respect for human rights, and the prevention of unlawful conduct . d) Means or systems for monitoring the results of the application of specific practices described in the immediately preceding paragraph, associated risks, and their management . 54 That the corporate social responsibility policy include principles or commitments which the company voluntarily assumes regarding specific stakeholders and identifies, as a minimum: Complies partially Explanation Complies 89

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 e) Means of supervising non - financial risk, ethics, and business conduct. f) Communication channels, participation and dialogue with stakeholders. g) Responsible communication practices that impede the manipulation of data and protect integrity and honour. 55 That the company reports, in a separate document or within the management report, on matters related to corporate social responsibility, following internationally recognised methodologies. 56 That director remuneration be sufficient in order to attract and retain directors who meet the desired professional profile and to adequately compensate them for the dedication, qualifications and responsibility demanded of their posts, while not being so excessive as to compromise the independent judgment of non - executive directors. 57 That only executive directors receive remuneration linked to corporate results or personal performance, as well as remuneration in the form of shares, options or rights to shares or instruments whose value is indexed to share value, or long - term savings plans such as pension plans, retirement accounts or any other retirement plan. Shares may be given to non - executive directors under the condition that they maintain ownership of the shares until they leave their posts as directors. The foregoing shall not apply to shares which the director may need to sell in order to meet the costs related to their acquisition. Complies partially Explanation Complies Complies partially Explanation Complies Complies Explanation Complies partially Explanation Complies 90

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 59 That a material portion of variable remuneration components be deferred for a minimum period of time sufficient to verify that previously established performance criteria have been met. 61 That a material portion of variable remuneration for executive directors depends upon the delivery of shares or instruments indexed to share value. 58 That as regards variable remuneration, the policies incorporate limits and administrative safeguards in order to ensure that said remuneration is in line with the work performance of the beneficiaries and are not based solely upon general developments in the markets or in the sector in which the company operates, or other similar circumstances. And, in particular, that variable remuneration components: a) Are llinked to pre - determined and measurable performance criteria and that such criteria take into account the risk undertaken to achieve a given result . b) Promote sustainability of the company and include non - financial criteria that are geared towards creating long term value, such as compliance with rules and internal operating procedures and risk management and control policies . c) Are based upon balancing short - , medium - and long - term objectives, permitting the reward of continuous achievement over a period of time long enough to judge creation of sustainable value such that the bench - marks used for evaluation are not comprised of one - off, seldom occu - rring or extraordinary events . Not applicable Complies partially Explanation Complies Not applicable Complies partially Explanation Complies 60 That remuneration related to company results takes into account any reservations which may appear in the external auditor’s report which would diminish said results. Complies Complies partially Explanation Not applicable Not applicable Complies partially Explanation Complies 91

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 62 That once shares or options or rights to shares arising from remuneration schemes have been delivered, directors are prohibited from transferring ownership of a number of shares equivalent to two times their annual fixed remuneration, and the director may not exercise options or rights until a term of at least three years has elapsed since they received said shares. The foregoing shall not apply to shares which the director may need to sell in order to meet the costs related to their acquisition. with the EBA Guidelines on sound remuneration policies) . The policy was maintained in the Amendments to the Remuneration Policy of the Board of Directors approved at the Annual General Meetings of 6 April 2018 and 5 April 2019 . Meanwhile, the long - term incentive plans were ratified at the Annual General Meetings held on 23 April 2015 and 5 April 2019 . 63 That contractual arrangements include a clause which permits the company to seek reimbursement of variable remuneration components in the event that payment does not coincide with performance criteria or when delivery was made based upon data later deemed to be inaccurate. Complies Complies partially Explanation Not applicable The prohibition on directors transferring ownership of a number of shares equivalent to two times their fixed annual remuneration within three years of acquiring those shares is not applied as such at CaixaBank . There is no pro - vision governing this matter, although executive directors (who are the only directors entitled to receive share - based remuneration) are expressly prohi - bited from transferring shares received under their remuneration package, no matter the amount, until 12 months have elapsed from receiving them . The purpose established in Principle 25 that director remuneration be con - ducive to achieving business objectives and the company’s best interests is also achieved through the existence of malus and clawback clauses, and via the remuneration structure for executive directors, whose remuneration in shares (corresponding to half their variable remuneration and in relation to long - term incentive plans) is not only subject to a lock - up period but is also deferred . Moreover, this variable remuneration constitutes a limited part of their total remuneration, thus complying fully with the prudential principles of not providing incentives for risk - taking while being suitably aligned with the Company’s objectives and its sustainable growth . The Annual General Meeting of 6 April 2017 approved the Remuneration Policy for the Board of Directors, extending the deferral period from three to five years applicable from 2018 onward (this change was made to comply Not applicable Complies partially Explanation Complies 64 That payments made for contract termination shall not exceed an amount equivalent to two years of total annual remuneration and that it shall not be paid until the company has verified that the director has fulfilled all previously established criteria for payment. Complies Complies partially Explanation Not applicable 92

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 H. Further information of interest Ethical principles or good practices to which CaixaBank adheres: INTERN A TIONAL Promotes sustainable finance and the integration of environmental and social aspects in the business (2018). Body responsible for promoting the principles of the United Nations. CaixaBank has held the presidency since 2012. Defines the role and responsibilities of the financial sector to guarantee a sustainable future (2019). Promotes microfinances as a tool to fight against social and financial exclusion in Europe via self - employment and the creation of micro - businesses. Public commitment to ensure that its policies promote gender equality (2013). The pension plan management company, VidaCaixa (2009), the management company of Group assets, CaixaBank Asset Management (2016) and BPI Gestâo de Activos (2019), are signatories. Pursues achievement of the ODS goals through the promotion of impact investments. CaixaBank Asset Management holds the presidency of the Spanish National Board (2019). Principles that promote integrity in the green and social bonds market (2015). CaixaBank is the first European bank to become a member of this United Nations body responsible for promoting responsible, sustainable and universally accessible tourism (2019). Commitment to ESG* risk assessment in project financing of over 7 million euros (2007). Iniciativa del Financial Stability Board que promueve la divulgación de las exposiciones climáticas de las empresas (2018). Initiative that fosters the dialogue with worldwide companies that have the highest levels of greenhouse gas emissions (2018). Global and collaborative initiative of companies committed to using 100% renewable energy (2016). Entity that represents savings banks and retail banking in Europe. CaixaBank teams participate in several committees. 93

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 N A CIONALES CaixaBank is also a signatory to the UN Women’s Em - powerment Principles (since 2014 ) ; the United Nations Global Compact (since 2012 ) ; the Diversity Charter (since 2011 ) ; “Más mujeres, mejores empresas (“More women, better companies”) (renewed in 2019 ) ; “EJE&CON” (sin - ce February 2019 ) ; and the Generation and Talent Ob - servatory (since 2016 ) . Since 2015 , CaixaBank has been compliant with and committed to the Code of Good Tax Practices drawn up within the framework of the Large Companies Forum in collaboration with the Spanish tax authorities . Furthermore, CaixaBank, through its London branch, has voluntarily subscribed to the Code of Practi - ce on Taxation for Banks, organised and enforced by the tax authorities of the United Kingdom . CaixaBank has been adhered to the programme of vo - luntary agreements to reduce greenhouse gas emissions since 2009 . It also actively takes part in the carbon foo - tprint and offsetting registry kept by the Spanish Ministry for the ecological transition and the demographic cha - llenge and has voluntarily pledged to monitor its emis - sions and roll out measures to further reduce its foo - tprint, beyond its minimum legal obligations . CaixaBank also adheres to the OECD Guidelines for Mul - tinational Enterprises, which foster sustainable and res - ponsible business conduct . (0 - 100) (CCC - AAA) (0 - 100) (1 - 5) (D - /A+) (D - /A) 2019 81 A 74 3,8 C A - Robust Last but not least, in 2015 CaixaBank signed the Code of 2018 79 A 74 4 C A - Robust Onl y 2 5 bank s Outpe r fo r mer Prime Leade r ship are included worldwide Good Practices of the Spanish Government for the viable restructuring of mortgage debts on primary residences, which aims to protect families at risk of exclusion. DOMESTIC Partnership with the “la Caixa”, the first Social Action Project in Spain and one of the largest foundations of the world. Commitment to foster, promote and spread new CSR ideas (2008). Promotes economic growth linked to a low - carbon economy through public - private partnerships, of which CaixaBank is a founding partner (2016). Defends the CSR and the fight against corruption of Spanish companies (2019). Spanish association of Social Responsibility professionals. CaixaBank is a member of the Board (2011). Signatory to the Financial Education Plan promoted by the Bank of Spain and the Spanish Securities Market Regulator (CNMV), whose objective to improve society’s knowledge of financial affairs (2010). Promotes the integration of social, environmental and governance issues in the management of companies (2010). Monitors compliance with ODS by Spanish companies (2017). Created by “la Caixa ” in collaboration with the Democratic Leadership and Governance Chair of ESADE (2017). Promotes the commitment of companies to improve society by acting responsibly. CaixaBank is on the Board of Trustees and the Advisory Board (2011). Chair to promote innovation and sustainability in the agrobusiness industry (2016). Company that represents to the savings banks in Spain. CaixaBank teams participate in several committees. These intend to ensure that enough private capital is allocated to sustainable investors. Subscribed to the United Nations’ European network of centres for sustainability (2019). Collaboration agreement to develop concrete proposals that aid the financing and full implementation of Smart City proposals: more inclusive and sustainable cities, both as regards society as a whole and the entire planet (2019). RECOGNITION BY THE MAIN SUSTAINABILITY INDEXES AND RATING AGENCIES 94

2019 Consolidated Management Report CaixaBank’s DNA Strategic lines Glossa r y Independent Verification Report Non - financial information statement Annual Corporate Governance Report for 2019 This annual corporate governance report was authorised for issue by the company’s Board of Directors at a meeting held on: 20/02/2020 State if any directors have voted against or abstained from approving this report. No Y es The English version is a translation of the original in Spanish and is provided for information purposes only. In case of discrepancy, the original version in Spanish shall prevail. 95

This version of our report is a free translation of the original, which was prepared in Spanish. All possible care has been taken to ensure that the translation is an accurate representation of the original. However, in all. matters of interpretation of information, views or opinions, the original language version of our report takes precedence over this translation.

Auditor’s report on “Information regarding the Internal Control
System over Financial Reporting (ICSFR)”
of CaixaBank, S.A. for the 2019 financial year

To the Board of Directors of CaixaBank, S.A.,

In accordance with the request of the Board of Directors of CaixaBank, S.A. {“the Company”) and our engagement letter dated 8 November 2019, we have applied certain procedures in respect of the attached “Information regarding the Internal Control System over Financial Reporting” (“ICSFR”), included in Annual Corporate Governance Report in sectiqd “F, Internal control and risk management systems in relation to the process of issuing financial information (ICSFR)” of CaixaBank, S.A. for the 2019 financial year, which includes a summary of the Company’s internal control procedures relating to its annual financial information.

The Board of Directors is responsible for adopting the necessary measures to reasonably ensure the implementation, maintehiwice and supervision of ah appropriate internal control system, and for developing improvements to that system and preparing and establishing the content of the accompanying Information regarding the ICSFR.

In this regard, it should be borne in mind that, regardless of the quality of the design and operating efficiency of the internal control system used by the Company in relation to its annual financial information, only a reasonable, but not absolute, degree of assurance may be obtained in relation to the objectives it seeks to achieve, due to the limitations inherent in any internal control system.

In the course of our audit work on the consolidated annual accounts and in accordance with Spanish Auditing Standards, the sole purpose of our evaluation of the Company’s internal control System is to enable us to establish the scope, nature and timing of our audit procedures in respect of the Company’s annual accounts. Accordingly, our internal control evaluation, performed for the purposes of our audit, is not sufficient in scope to enable us to issue a specific opinion on the effectiveness of such interna! control over the regulated annual financial information.

For the purposes of the present report, we have exclusively applied the specific procedures described below, as indicated in the “Guidelines concerning the auditor’s Report on the Information regarding the Internal Control System over Financial Reporting for listed entities” published by the National Securities Market Commission (hereinafter NSMC) on its web site, which sets out the work to be performed, the scope of such work and the content of this report. In view of the fact that, in any event, the scope of the work resulting from these procedures is reduced and substantially less than the scope of an audit or review of the internal control system, we do not express an opinion on the effectiveness thereof, its design or operational efficiency, in relation to the Company’s annual financial information for the 2019 financial year described in the accompanying Information regarding the ICSFR. Had we applied additional procedures to those determined by the aforementioned Guidelines, or had we performed an audit or review of the internal control system in relation to the regulated annual financial information, other matters could have come to light in respect of which you would have been informed.

In addition, provided that this special work neither constitutes an account audit it is not even submitted to the Law of Account audit, we do not express an opinion of audit in the terms foreseen in the mentioned regulation.

PricewaterhouseCoopers Auditores, S.L.. P° de la Alameda, 35 Bis, 46023 Valencia, España

Tel.: +34 963 036 900 / +34 902 021 111, Fax: +34 963 036 901, www.pwc.es	1

R.M. Madrid hoja 87 250-1, folio 75 torrio 9 267, libro 8.054, sección 3a
Inscrita en el R.O.A.C. con el numero S0242 – CIF B-79 031290

The procedures applied were as follows:

1.	Reading and understanding the information prepared by the Company in relation to the ICSFR - as disclosed in the Directors’ Report - and the evaluation of whether such information includes all the information required as per the minimum content set out in Section F regarding the description of the ICSFR, in the model of the Annual Corporate Governance Report, as established in Circular n° 5/2013 of the NSMC, dated June 12, 201.3, as modified by Circular n° 7/2015 of the NSMC dated December 22, 2015 and in Circular n° 2/2018 of the NSMC dated June 12,2018.

2.	Making enquiries of personnel in charge of preparing the information mentioned in point 1 above in order to: (i) obtain an understanding of the preparation process; (ii) obtain information that enables us to assess whether the terminology used is in line with the framework of reference; (iii) obtain Information as to whether the control procedures described have been implemented and are functioning in the Company.

3.	Review of supporting documentation explaining the information described in point 1 above and which mainly comprises the information made directly available to the persons responsible for preparing the information on the ICSFR, Such documentation includes reports prepared by the internal audit function, senior management and other internal and external specialists in support of the functions of the Audit and Control Committee.

4.	Comparison of the information described in point 1 above with our knowledge of the Company’s ICSFR, obtained by means of the application of the procedures performed within the framework of the audit engagement on the consolidated annual accounts.

5.	Reading the minutes of meetings of the Board of Directors, Audit and Control Committee and other committees of the Company, for the purposes of evaluating the consistency between the matters dealt with therein in relation to the ICSFR and the information described in point 1 above.

6.	Obtaining a representation letter concerning the work performed, duly signed by the persons responsible for the preparation and drafting of the information mentioned in point 1 above.

As a result of the procedures applied in relation to the Information regarding the ICSFR, no inconsistencies or incidents have been identified which could affect such information.

This report has been prepared exclusively within the framework of the requirements of article 540 of the revised Spanish Companies Act arid Circular n° 5/2013 of the NSMC, dated June 1.2, 2013, as modified by Circular n° 7/2015 of the NSMC, dated December 22,2015 and by Circular n° 2/2018 of the NSMC dated June 12, 2018, for the purposes of describing the ICSFR in Annual Corporate Governance Reports.

PricewaterhouseCoopers Auditores, S.L.

Original in Spanish signed by
Ramón Aznar Pascua

21 February, 2020

2

ANNUAL CORPORATE GOVERNANCE REPORT FOR LISTED COMPANIES

ISSUER IDENTIFICATION

Year-end date:	31/12/2019
Tax Identification No. [C.I.F.]:	a-08663619

Company Name:

CAIXABANK, S.A.

Registered Office:

CL. PINTOR SOROLLA N.2-4 (VALENCIA)

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ANNUAL CORPORATE GOVERNANCE REPORT FOR LISTED COMPANIES

A.       OWNERSHIP STRUCTURE

A.1. Complete the table below with details of the share capital of the company:

Date of last amendment	Share capital (Euros)	Number of shares	Number of voting rights
14/12/2016	5,981,438,031.00	5,981,438,03	5,981,438,031

Please state whether there are different classes of shares with different associated rights: [ ] Yes

[ ] Yes
[Ö] No

A.2. Please provide details of the company’s significant direct and indirect shareholders at year end, excluding any directors:

Name of the shareholder	% voting rights attributed to shares		% voting rights through financial instruments		total % of voting rights
	Direct	Indirect	Direct	Indirect
INVESCO LIMITED	0.00	2.02	0.00	0.00	2.02
BLACKROCK, INC	0.00	3.00	0.00	0.07	3.07
LA CAIXA BANKING FOUNDATION	0.00	40.00	0.00	0.00	40.00

Breakdown of the indirect holding:

Name or corporate name of the indirect owner	Name or corporate name of the direct owner	% of voting rights attributed to shares	% of voting rights through financial assets	total % of voting rights
INVESCO LIMITED	INVESCO ASSET MANAGEMENT LIMITED	1.95	0.00	1.95
INVESCO LIMITED	INVESCO ADVISER, INC	0.01	0.00	0.01
INVESCO LIMITED	INVESCO MANAGEMENT, S.A.	0.05	0.00	0.05

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ANNUAL CORPORATE GOVERNANCE REPORT FOR LISTED COMPANIES

Name or corporate name of the indirect owner	Name or corporate name of the direct owner	% of voting rights attributed to shares	% of voting rights through financial assets	total % of voting rights
BLACKROCK, INC	OTHER CONTROLLED ENTITIES BLACKROCK, INC GROUP	3.00	0.07	3.07
LA CAIXA BANKING FOUNDATION	CRITERIA CAIXA, SAU	40.00
INVESCO LIMITED	INVESCO CAPITAL MANAGEMENT LLC	0.00	0.00	0.00

A.3. In the following tables, list the members of the Board of Directors with voting rights in the company:

Name of the director	% of voting rights attributed to shares		% of voting rights through financial assets		total % of voting rights	% voting rights that can be transmitted through financial assets
	Direct	Indirect	Direct	Indirect		Direct	Indirect
IGNACIO GARRALDA RUIZ DE VELASCO	0.00	0.00	0.00	0.00	0.00	0.00	0.00
JOSE SERNA MASIA	0.00	0.00	0.00	0.00	0.00	0.00	0.00
KORO USARRAGA UNSAIN	0.00	0.00	0.00	0.00	0.00	0.00	0.00
EDUARDO JAVIER SANCHIZ IRAZU	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MARIA VERONICA FISAS VERGES	0.00	0.00	0.00	0.00	0.00	0.00	0.00
TOMAS MUNIESA ARANTEGUI	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ALEJANDRO GARCIA- BRAGADO DALMAU	0.00	0.00	0.00	0.00	0.00	0.00	0.00
JORDI GUAL SOLE	0.00	0.00	0.00	0.00	0.00	0.00	0.00
FRANCESC XAVIER VIVES TORRENTS	0.00	0.00	0.00	0.00	0.00	0.00	0.00

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ANNUAL CORPORATE GOVERNANCE REPORT FOR LISTED COMPANIES

Name of the director	% of voting rights attributed to shares		% of voting rights through financial assets		total % of voting rights	% voting rights that can be transmitted through financial assets
	Direct	Indirect	Direct	Indirect		Direct	Indirect

MARIA AMPARO MORALEDA MARTINEZ	0.00	0.00	0.00	0.00	0.00	0.00	0.00
GONZALO GORTAZAR ROTAECHE	0.02	0.00	0.00	0.00	0.02	0.00	0.00
CAJA CANARIAS FOUNDATION	0.64	0.00	0.00	0.00	0.64	0.00	0.00
JOHN S. REED	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MARIA TERESA BASSONS BONCOMPTE	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MARCELINO ARMENTER VIDAL	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CRISTINA GARMENDIA MENDIZABAL	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Total percentage of voting rights held by the Board of Directors	0.67

Breakdown of the indirect holding:

Name of the director	Name or company name of the direct owner	% of voting rights attributed to shares	% of voting rights through financial assets	% of total voting rights	% rights of vote that can be transmitted through financial assets
JOSE SERNA MASIA	MARIA SOLEDAD GARCIA CONDE ANGOSO	0.00	0.00	0.00	0.00

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ANNUAL CORPORATE GOVERNANCE REPORT FOR LISTED COMPANIES

A.7. State whether the company has been notified of any shareholders’ agreements that may affect it, in accordance with Articles 530 and 531 of the Ley de Sociededades de Capital (“Corporate Enterprises Act or “LSC”). If so, describe these agreements and list the party shareholders:

[Ö] Yes
[ ] No

Shareholders bound by agreement	Percentage of affected shares	Brief description of the agreement	Maturity date of the agreement, if there is one
CAJA NAVARRA BANKING FOUNDATION, CAJACANARIAS FOUNDATION AND CAJA DE BURGOS FOUNDATION, LA CAIXA BANKING FOUNDATION	40.63	After the merger by takeover of Banca Civica by CaixaBank, the shareholders: “la Caixa” Banking Foundation, and Caja Navarre (currently Caja Navarra Banking Foundation), Cajasol (currently Cajasol Foundation), CajaCanarias (currently CajaCanarias Foundation) and Caja de Burgos (currently Caja de Burgos Banking Foundation), (“the Foundations”, hereinafter) entered into a Shareholders’ Agreement on 1 August 2012 in order to regulate relations between the Foundations and “la Caixa” Banking Foundation, as CaixaBank shareholders, and their reciprocal duties to cooperate, including their relationship with CaixaBank. For further information, please see the section titled Shareholders’ Agreement of the free-format Annual Corporate Governance Report.	The agreement will expire on 3 August 2020.

State whether the company is aware of any concerted actions among its Shareholders. If so, provide a brief description:

[ ] Yes
[Ö] No

A.8. State whether any individual or company exercises or may exercise control over the company in accordance with Article 5 of the Ley de Mercados de Valores (“Spanish Securities Market Act” or “LMV”). If so, please identify them:

[ ] Yes
[Ö] No

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ANNUAL CORPORATE GOVERNANCE REPORT FOR LISTED COMPANIES

A.9. Complete the following tables with details of the company’s treasury shares:

At the close of the year:

Number of shares held directly	Number of shares held indirectly(*)	& of total share capital
2,705,936	423,157	0.05

(*) through:

Name or corporate name of direct shareholder	Number of direct shares
VIDACAIXA, S.A. DE SEGUROS Y REASEGUROS	19,528
MICROBANK	5,635
BANCO BPI, S.A.	393,716
CAIXABANK PAYMENT & CONSUMER	4,278
Total	423,157

A.11. Estimated working capital:

%
Estimated working capital	54.16

A.14. State if the company has issued shares which are not traded on an EU regulated market.

[ ] Yes
[Ö] No

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ANNUAL CORPORATE GOVERNANCE REPORT FOR LISTED COMPANIES

B.       GENERAL SHAREHOLDERS’ MEETING

B.4. Give details of attendance at General Shareholders’ Meetings held during the year of this report and the two previous years:

	Attendance details
	%	% present	% Distance voting		Total
Date of General Shareholders’ Meeting	attending in person by proxy		Electronic voting	Other
06/04/2017	42.54	24.43	0.03	1.25	68.25
Of which, working capital	1.89	17.12	0.03	1.25	20.29
06/04/2018	41.48	23.27	0.03	0.23	65.01
Of which, working capital	3.78	19.57	0.03	0.23	23.61
05/04/2019	43.67	20.00	0.09	1.86	65.62
Of which, working capital	3.02	15.96	0.09	1.86	20.93

B.5. State whether any point on the agenda of the General Shareholders’ Meetings during the year has not been approved by the shareholders for any reason:

[ ] Yes
[Ö] No

B.6. State whether the Articles of Association contain any restrictions requiring a minimum number of shares to attend General Shareholders’ Meetings, or on distance voting:

[Ö] Yes
[ ] No

Number of shares required to attend General Shareholders’ Meetings	1,000
Number of shares required for distance voting	1

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ANNUAL CORPORATE GOVERNANCE REPORT FOR LISTED COMPANIES

C.       COMPANY MANAGEMENT STRUCTURE

C.1. Board of Directors

C.1.1 Maximum and minimum number of directors established in the Articles of Association and the number set by the general meeting:

Maximum number of directors	22
Minimum number of directors	12
Number of directors set by the general meeting	16

C.1.2 Complete the following table with board members’ details.

Name of the director	Representative	Category of the director	Position on the board	Date first appointed to Board	Last reelection date	Method of selection to Board
IGNACIO GARRALDA RUIZ DE VELASCO		Proprietary	DIRECTOR	06/04/2017	06/04/2017	AGM RESOLUTION
JOSE SERNA MASIA		Proprietary	DIRECTOR	30/06/2016	06/04/2017	AGM RESOLUTION
KORO USARRAGA UNSAIN		Independent	DIRECTOR	30/06/2016	06/04/2017	AGM RESOLUTION
MR. EDUARDO JAVIER SANCHIZ IRAZU		Independent	DIRECTOR	21/09/2017	06/04/2018	AGM RESOLUTION
MARIA VERONICA FISAS VERGES		Independent	DIRECTOR	25/02/2016	04/28/2016	AGM RESOLUTION
TOMAS MUNIESA ARANTEGUI		Proprietary	DEPUTY CHAIRMAN	01/01/2018	06/04/2018	AGM RESOLUTION

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ANNUAL CORPORATE GOVERNANCE REPORT FOR LISTED COMPANIES

Name of the director	Representative	Category of the director	Position on the board	Date first appointed to Board	Last reelection date	Method of selection to Board
ALEJANDRO GARCIA- BRAGADO DALMAU		Proprietary	DIRECTOR	01/01/2017	06/04/2017	AGM RESOLUTION
JORDI GUAL SOLE		Proprietary	CHAIRMAN	30/06/2016	06/04/2017	AGM RESOLUTION
FRANCESC XAVIER VIVES TORRENTS		Independent	INDEPENDENT COORDINATING DIRECTOR	06/05/2008	23/04/2015	AGM RESOLUTION
JORDI GUAL SOLE		Proprietary	CHAIRMAN	30/06/2016	06/04/2017	AGM RESOLUTION
FRANCESC XAVIER VIVES TORRENTS		Independent	INDEPENDENT COORDINATING DIRECTOR	06/05/2008	23/04/2015	AGM RESOLUTION
MARIA AMPARO MORALEDA MARTINEZ		Independent	DIRECTOR	24/04/2014	05/04/2019	AGM RESOLUTION
GONZALO GORTAZAR ROTAECHE		Executive	CHIEF EXECUTIVE OFFICER	30/06/2014	05/04/2019	AGM RESOLUTION
CAJA CANARIAS FOUNDATION	NATALIA AZNAREZ GOMEZ	Proprietary	DIRECTOR	23/02/2017	06/04/2017	AGM RESOLUTION
JOHN S. REED		Independent	DIRECTOR	11/03/2011	05/04/2019	AGM RESOLUTION
MARIA TERESA BASSONS BONCOMPTE		Proprietary	DIRECTOR	06/26/2012	05/04/2019	AGM RESOLUTION
CRISTINA GARMENDIA MENDIZABAL		Independent	DIRECTOR	05/04/2019	05/04/2019	AGM RESOLUTION
MARCELINO ARMENTER VIDAL		Proprietary	DIRECTOR	05/04/2019	05/04/2019	AGM RESOLUTION

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Total number of directors	16

State if any directors, whether through resignation, dismissal or any other reason, have left the Board during the period subject to this report:

Name of the director	Director category at the time of termination	Date of last appointment	Date director left	Specialised committees of which s/he was a member	State whether the withdrawal took place before the end of the mandate
ALAIN MINC	Independent	24/04/2014	05/04/2019	Audit and Control Committee. Appointments Committee.	NO
JUAN ROSELL LASTORTRAS	Independent	24/04/2014	05/04/2019	Remuneration Committee.	NO
ANTONIO SAINZ DE VICUNA Y BARROSO	Independent	24/04/2014	05/04/2019	Risks Committee Executive Committee	NO
JAVIER IBARZ ALEGRIA	Proprietary	06/26/2012	05/04/2019	Executive Committee.	NO

C.1.3 Complete the following tables on board members and their respective categories.

EXECUTIVE DIRECTORS
Name or held profile of the director	Position in the company of the company	Social
GONZALO GORTAZAR ROTAECHE	Chief Executive Officer	Gonzalo Gortazar, born in Madrid in 1965, is CEO of CaixaBank since June 2014. Graduated in Law and in Sciences Business studies by the Comillas Pontifical University (ICADE) and Master’s degree in Business Administration with distinction for INSEAD. He is currently Chairman of VidaCaixa and a director at Banco BPI. He was Managing Director of Finances of CaixaBank until his appointment as CEO in June 2014. He was previously Chief Executive Officer of Criteria CaixaCorp between 2009 and June 2011. From 1993 to 2009 he worked in Morgan Stanley in London and in Madrid, where he held several positions in the Investment Banking division, leading the Financial Institutions Group in Europe until the middle of 2009, when he began his work with Criteria. Previously, he held several positions in Bank of America, in Corporate and Investment Banking. He has been First Deputy Chairman of Repsol and Director of the Ibursa Financial Group, Erste Bank, SegurCaixa Adeslas, Abertis, Port Aventura and Saba.

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Total number of directors	1
Percentage of Board	6.25

PROPRIETARY DIRECTORS
Name of the director	Name or corporate name of the significant shareholder represented or proposing appointment	Profile
IGNACIO GARRALDA RUIZ DE	MUTUA MADRILENA AUTOMOVILISTA SOCIEDAD DE SEGUROS A PRIMA FIJA	Ignacio Garralda Ruiz de Velasco, born in Madrid in 1951, has been a director at CaixaBank since 2017. He holds a degree in law from the Complutense University of Madrid. He has been a notary public on leave of absence since 1989. He began his professional career as Notary for Commercial Matters, from 1976 to 1982, the year in which he became a Licensed Stock Broker of the Ilustre Colegio de Agentes de Cambio y Bolsa de Madrid until 1989. He was a founding member of AB Asesores Bursatiles, S.A, where he was Vice-Chairman until 2001, Vice-Chairman of Morgan Stanley Dean Witter, SV, S.A. from 1999 to 2001 and Chairman of Bancoval, S.A. from 1994 to 1996. Between 1991 and 2009 he was on the Board of the Governing Body of the Madrid Stock Exchange. He is currently Chairman and CEO of Mutua Madrilena Automovilista. He has been a board member since 2002 and a member of the Executive Committee since 2004. He presently serves as its Chairman and also chairs the Investments Committee. He is First Deputy Chairman of Spanish Stock Exchanges and Markets (BME), member of the Board of Directors of Endesa S.A. and has been Chairman of its Audit Committee since 2016. He is also Chairman of Fundacion Mutua Madrilena and sits on the Board of Trustees of Fundacion Princesa de Asturias, of Museo Reina Sofia, of Pro Real Academia Espanola and of the Drug Addiction Help Foundation.
JOSE SERNA MASIA	LA CAIXA BANKING	Jose Serna Masia (Albacete, 1942) has been a member of CaixaBank’s Board of Directors since July 2016. He graduated in Law at the Complutense University of Madrid in 1964, and began his career in legal counselling with Butano, S.A. (1969/70). In 1971 he became a State Attorney, providing services at the State Attorney’s Office for Salamanca and at the Ministries for Education and Science and Finance. He then joined the Adversary Proceedings Department of the State at the Audiencia Territorial de Madrid (now the Tribunal Superior de Justicia - High Court of Justice), before taking leave of absence in 1983. From 1983 to 1987 he was legal counsel to the Madrid Stock Exchange. In 1987, he became a stockbroker at Barcelona Stock Exchange and was appointed secretary of its Governing Body. He took part in the stock market reform of 1988 as Chairman of the company that developed the new Barcelona Stock Exchange and also as a member of the Advisory Committee to the recently created Comision Nacional del Mercado de Valores,

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Name of the director	Name or corporate name of the significant shareholder represented or proposing appointment	Profile
of the Spanish Securities Market Commission. In 1989, he was elected Chairman of the Barcelona Stock Exchange, a role that he held for two consecutive terms until 1993. From 1991 to 1992, he was Chairman of the Spanish Sociedad de Bolsas (Stock Exchange Company), which groups the four Spanish stock exchanges together, and Deputy Chairman of the Spanish Financial Futures Market, in Barcelona. He was also Deputy Chairman of the Barcelona Centro Financiero Foundation and of Sociedad de Valores y Bolsa Interdealers, S.A. In 1994, he became a stockbroker and member of the Association of Chartered Trade Brokers of Barcelona. He was on the Board of Directors of ENDESA from 2000 to 2007. He was also a member of the Control and Auditing Committee, chairing it from 2006 to 2007. He was also a director of the companies ENDESA Diversificacion and ENDESA Europa. He worked as a notary in Barcelona from 2000 through to 2013.
TOMAS MUNIESA ARANTEGUI	LA CAIXA BANKING FOUNDATION	Tomas Muniesa, born in Barcelona in 1952; he has been the Vice-chairman of CaixaBank since April 2018. He holds a degree in Business Studies and a Master of Business Administration from the ESADE Business School. He joined ‘La Caixa’ in 1976, and was appointed Assistant Managing Director in 1992. In 2011, he was appointed Managing Director of CaixaBank’s Insurance and Asset Management Group, where he remained until November 2018. He was the Executive Vice-chairman and CEO of VidaCaixa from 1997 to November 2018. He currently holds the positions of Vice-chairman of CaixaBank, VidaCaixa and SegurCaixa Adeslas. He is also a member of the Trust of the ESADE Foundation and Director of Allianz Portugal. Previously, he was Chairman of MEFF (Managing Company of Derivatives), Deputy Chairman of BME (Spanish Stock Exchanges and Markets), Second Deputy Chairman of UNESPA, Board Member and Chairman of the Audit Committee of the Insurance Compensation Consortium, Board Member of Vithas S.L. and Alternate Board Member of the Inbursa Financial Group in Mexico.
ALEJANDRO GARCIA-BRAGADO DALMAU	LA CAIXA BANKING FOUNDATION	Born in Girona in 1949, he has sat on CaixaBank’s Board of Directors since January 2017. He graduated in law from the University of Barcelona. After becoming a State Attorney in 1974 he first worked in Castellon de la Plana before moving to Barcelona in late 1975. In 1984 he requested an extended leave of absence to become the Barcelona Stock Exchange’s legal advisor and in 1989, once the stock exchange became a company, was appointed Secretary to the Board of Directors while continuing to practice law. In 1994 he left the Barcelona Stock Exchange to concentrate on his legal profession and to provide legal advice to “la Caixa”. In 1995 he was appointed Deputy Secretary to the Board of Directors

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PROPRIETARY DIRECTORS
Name of the director	Name or corporate name of the significant shareholder represented or proposing appointment	Profile

in 1995 and then Secretary in 2003. He was appointed Deputy Manager in 2004 and Executive Manager in 2005. He served as Deputy Chairman and Deputy Secretary to the Board of Trustees of Fundacion Bancaria Caixa d’Estalvis i Pensions de Barcelona “la Caixa” from June 2014 through to December 2016. At CaixaBank, he was Secretary (nondirector) of the Board of Directors from May 2009 to December 2016, and General Secretary from July 2011 through to May 2014. He was also Secretary to the Board of Directors of La Maquinista Terrestre y Maritima, SA; Intelhorce; Hilaturas Gossipyum; Abertis Infraestructuras, SA; Inmobiliaria Colonial, SA; and Sociedad General de Aguas de Barcelona, SA. He served on the Board of Gas Natural SDG, S.A. from September 2016 up to May 2018. He has been First Vice Chairman at CriteriaCaixa since June 2014 and has sat on the Board of Directors of Saba Infraestructuras since September 2018.
JORDI GUAL SOLE	LA CAIXA BANKING FOUNDATION	Jordi Gual, born in Lleida in 1957. He has been CaixaBank’s Chairman since 2016. He holds a PhD in Economics (1987) from the University of California at Berkeley and is a professor of Economics at the IESE Business School and a Research Fellow at the Centre for Economic Policy Research (CEPR) in London. He currently sits on the Board of Directors of Telefonica and on the Supervisory Board at Erste Group Bank. He is Chairman of FEDEA and Vice Chairman of Circulo de Economia and of Fundacion Cotec para la Innovacion, while also sitting on the Boards of Trustees of Fundacion CEDE, Real Instituto Elcano and Fundacion Barcelona Mobile World Capital. Prior to his appointment as Chairman of CaixaBank, he was the Chief Economist and Head of Strategic Planning and Research for CaixaBank and Director General of Planning and Strategic Development for CriteriaCaixa. He joined the “la Caixa” group in 2005. He has been a member of the Board of Directors of Repsol and served as an Economics Advisor for the European Commission’s Directorate-General for Economic and Financial Affairs in Brussels and as a Visiting Professor at the University of California at Berkeley, the Universite Libre de Bruxelles and the Barcelona Graduate School of Economics. Jordi Gual’s work on banking, European integration, regulation and competition policy has been widely published. In 2019 he was awarded the Gold Badge by the Spanish Institute of Financial Analysts, having previously received the research prize from the European Investment Bank in 1999 and the special award as part of his degree in economic and business sciences back in 1979. He was also a Fullbright Scholar.

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PROPRIETARY DIRECTORS
Name of the director	Name or corporate name of the significant shareholder represented or proposing appointment	Profile
CAJA CANARIAS	SIGNATORY FOUNDATIONS OF THE SHAREHOLDER	Natalia Aznarez Gomez, born in Santa Cruz de Tenerife in 1964, has represented Fundacion CajaCanarias on CaixaBank’s Board of Directors since February 2017. She holds a degree in Business and Commercial Management from Universidad de Malaga and Diploma in Business (specialising in accounting and finance) from Universidad de La Laguna. She has taught accounting and finances at Universidad de La Laguna. She began her career by collaborating with the General Management of REA METAL WINDOWS, to launch the distribution of their products in Spain. In 1990, she joined the CajaCanarias marketing department. In 1993 she headed the Individuals Segment at CajaCanarias, being involved in the development of financial products and the launching of campaigns, the development and implementation of CRM, a Personal and Private Banking service. Following, she became Director of the Marketing Area. In 2008, she was appointed as Deputy Director of CajaCanarias, in charge of human resource management for the entity and, in 2010, she was appointed as Vice General Director of CajaCanarias. After Banca Civica acquired all the assets and liabilities of CajaCanarias, Ms Aznarez Gomez became General Manager at CajaCanarias as the financial institution indirectly carrying out the financial activity. Following the entity’s transformation into a banking foundation, she served as General Manager until 30 June 2016. She has actively served on several committees in the savings bank sector, including the executive committee of the Savings Bank Association for Labour Relations (Asociacion de Cajas de Ahorros Para Relaciones Laborales, ACARL), the Euro6000 Marketing Committee, and the marketing committee and the human resources committee of the Spanish Confederation of Savings Banks (Confederacion Espanola de Cajas de Ahorros, CECA). She has also held several positions at foundations. She is currently chair of the CajaCanarias employee pension plan control committee, vice-chair of the Cristino de Vera Foundation, secretary of the CajaCanarias Business Learning and Development Foundation, and director of the CajaCanarias Foundation.
MARÍA TERESA BASSONS BONCOMPTE	LA CAIXA BANKING	Maria Teresa Bassons Boncompte was born in Cervello in 1957. She has been a member of the CaixaBank Board of Directors since June 2012. She graduated with a Bachelor Degree in Pharmacy from the University of Barcelona (1980) and she is a Specialist in Hospital Pharmacy. She also holds a pharmacy licence. She was a member of the Barcelona Chamber of Commerce’s Executive Committee from 2002 to May 2019, and the Chair of its Enterprise Commission for the Health Sector. She has also been Deputy Chairwoman of the Col’legi Officer of Farmaceutics of Barcelona (1997-2004) and

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PROPRIETARY DIRECTORS

Name of the director	Name or corporate name of the significant shareholder represented or proposing appointment	Profile
of Farmaceutics de Catalunya (2004-2008). She is a member of the Board of Directors of Bassline, S.L. and has been an Administrator of TERBAS XXI, S.L. and a member of the Board of Laboratorios Ordesa since January 2018, as well as a member of the Oncolliga Scientific Committee. She was a member of the Board of Directors of Criteria CaixaHolding from July 2011 to May 2012, a board member of Caixa d’Estalvis i Pensions de Barcelona “la Caixa” from April 2005 to June 2014, Trustee of the Fundacion Bancaria Caixa d’Estalvis i Pensions de Barcelona “la Caixa” from June 2014 to June 2016 and a member of the Consultative Committee of Caixa Capital Risc until June 2018. She has also been a member of the Advisory Council on Smoking of the Health Department of the Catalan Government (1997-2006) and of the Advisory Committee on Bioethics of the Catalan Government (2005-2008) and director of the INFARMA Conference and Exhibition at the Fira in Barcelona in the 1995 and 1997 events, and director of the publications “Circular Farmaceutica” and “l’Informatiu del COFB” for twelve years. In 2008 she was awarded the Medal of Professional Merit by the General Council of Pharmacists in Spain. In June 2018 she was named Academician of the Catalan Royal Academy of Pharmacy.
MARCELINO ARMENTER VIDAL	LA CAIXA BANKING	Marcelino Armenter Vidal was born in Las Palmas de Gran Canaria in 1957. He has been a member of the CaixaBank Board of Directors since June 2019. He holds a Bachelor’s degree and a Master’s degree in Business Administration and Management from ESADE Business School. His current roles are CEO and member of the Executive Committee of Criteria Caixa, S.A.U. He has held both of these posts since March 2019. Other positions he currently holds are: Director of Naturgy Energy Group, S.A. since September 2016, Chairman of Mediterranea Beach & Golf Community, S.A.U. since February 2017 and CEO since September 2017, Director of Inmo CriteriaCaixa, S.A.U. since October 2017, CEO of the management company Caixa Capital Risc, S.G.E.I.C., S.A. since February 2002 and Executive Deputy Chairman since October 2018, and Director of Saba Infrastructures, S.A. since September 2018. He began his career at Arthur Andersen, before joining Hidroelectrica de Cataluna. He has worked with “la Caixa” since 1985 holding various positions and responsibilities. From 1985 until 1988 he was the Director of Internal Audit and Control of the Caixa Group. From 1988 to 1995 he was the Manager of the Investee Area. From 1995 to 2001 he held the role of Chief Executive Officer of Banco Herrero. From 2001 to 2007 he was the Chief Executive Officer of Caixa Holding. From 2007 to 2011 he held the post of Assistant Chief Executive Officer of “la Caixa”. From 2011 to 2013, he was Managing Director of

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PROPRIETARY DIRECTORS
Name of the director	Name or corporate name of the significant shareholder represented or proposing appointment	Profile
CaixaBank Risks. From 2013 up to the end of March 2019 he was Chief Executive Officer of Criteria Caixa, S.A.U. and from 2017 up to the end of November 2019 was a Director of the Inbursa Financial Group.

Total number of proprietary directors	8
Percentage of Board	50.00

INDEPENDENT DIRECTORS
Name of the director	Profile
KORO USARRAGA UNSAIN	Koro Usarraga Unsain (San Sebastian, 1957) has been a member of CaixaBank’s Board of Directors since 2016. She has a degree in Business Administration and a Masters in Business Management from ESADE, took the PADE (Senior Management Programme) at IESE and is a qualified chartered accountant. She was an independent Director of NH Hotel Group from 2015 to October 2017. She worked at Arthur Andersen for 20 years and in 1993 was appointed partner of the audit division. In 2001 she assumed responsibility for the General Corporate Management of Occidental Hotels & Resorts, a group with significant international presence and specialising in the holiday sector. She was responsible for the finance, administration and management control departments, as well as IT and human resources. She was General Manager of Renta Corporacion, a real estate group specialising in the purchase, refurbishment and sale of properties. She is a Director of Vocento, S.A. and has been a shareholder and Administrator of 2005 KP Inversiones, S.L. since 2005, which is engaged in investing in companies and management consultancy. She is also an Administrator of Vehicle Testing Equipment, S.L.
EDUARDO JAVIER SANCHIZIRAZU	Eduardo Javier Sanchiz Irazu was born in Vitoria in 1956. He has been a member of the CaixaBank Board of Directors since 2017. He holds a degree in economics the University of Deusto, San Sebastian campus, and a Master’s Degree in Business Administration from the Instituto Empresa in Madrid. He was CEO of Almirall from July 2011 until 30 September 2017. During this period, the company underwent a significant strategic transformation with the aim of becoming a global leader in skin treatment. Previously, after jointing Almirall in May 2004, he was executive director of Corporate Development and Finance and Chief Financial Officer In both positions, Eduardo led the company’s international expansion through a number of alliances with other companies, and through licensing of external products, in addition to five acquisitions of companies and product portfolios. He also coordinated the IPO process in 2007. He was a member of the Almirall Board of Directors from January 2005 and member of the Dermatology Committee from its creation in 2015. Before his arrived at Almirall, he worked during 22 years, of which 17 were abroad, in the American Eli Lilly & Co pharmaceutical company, in

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INDEPENDENT DIRECTORS
Name of the director	Profile
positions of finances, marketing, sales and general management. He was able to live in six different countries and some of his significant positions include General Manager in Belgium, General Manager in Mexico and, in his last position in the company, Executive Officer for the business area that encompasses countries in the centre, north, east and south of Europe. He was a member of the American Chamber of Commerce in Mexico and of the Association of Pharmaceutical Industries in a number of countries in Europe and Latin America. He currently sits on the Strategic Committee of Laboratorio Pierre Fabre and has also sat on its board of directors since May 2019.
MARIA VERONICA FISAS VERGES	Born in Barcelona in 1964, Veronica Fisas has served on the Board of Directors of CaixaBank since February 2016. She holds a degree in Law and a Master in Business Administration. She joined Natura Bisse very early in her career, thus acquiring extensive knowledge of the company and of all its departments. She has been the CEO of the Board of Directors of Natura Bisse and the General Director of the Natura Bisse Group since 2007. Since 2008, she has also been a trustee of Ricardo Fisas Natura Bisse Foundation. In 2001, as the CEO of the United States subsidiary of Natura Bisse, she was responsible for the expansion and consolidation of the business, and obtained outstanding results in product distribution and brand positioning. In 2009 she joined the Board of Directors of Stanpa, Asociacion Nacional de Perfumeria y Cosmetica, becoming Chair of Stanpa in 2019 and, in turn, Chair of Fundacion Stanpa. She received the Work-Life Balance Award at the 2nd Edition of the National Awards for Women in Management in 2009, and the IWEC Award (International Women’s Entrepreneurial Challenge) for her professional career, in 2014. In November 2017, Emprendedores magazine named Veronica Fisas as ‘Executive of the Year’.
FRANCESC XAVIER VIVES TORRENTS	Xavier Vives Torrents was born in Barcelona in 1955. He has been a member of the CaixaBank Board of Directors since 2008 and the Lead Director from 2017. He is a Professor of Economics and Finance at the IESE Business School. He also holds a PhD in Economics from the University of California, Berkeley. He was Professor of European Studies at INSEAD from 2001-2005; Director of the Institute of Economic Analysis at the Consejo Superior de Investigaciones Cientificas between 1991-2001; and Visiting Professor in the universities of California (Berkeley), Harvard, New York (lectureship King Juan Carlos I in 1999-2000) and Pennsylvania, as well as in the Universitat Autonoma of Barcelona and in the Universitat Pompeu Fabra. He has been advisor to, among others institutions, the World Bank, the Inter-American Development Bank, the Bank of New York Federal Reserve, the European Commission - being Special Adviser of the Deputy Chairman of the EU and Commissioner of Competition, Mr. Joaquin Almunia, the Government of Catalonia as a member of the CAREC (Council Assessor per a Reactivacio Economic i the Creixement), and international enterprises. Mr Vives also served as Chairman of the Spanish Economic Association in 2008; and Deputy Chairman of the Spanish Energy Economics Association in 2006-2009 and was a Duisenberg Fellow at the European Central Bank in 2015. He is currently a member of the Academy Europaea; Research Fellow of the Center for Economic Studies (CESifo) and the Centre for Economic Policy Research; Fellow of the European Economic Association since 2004 and of the Econometric Society since 1992, and Chairman of EARIE (European Association for Research in Industrial Economics) from 2016 to 2018. He has published numerous articles in international journals and directed the publication of various books. He received the King Juan Carlos I National Award for Research into Social Sciences in 1988; Prize

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INDEPENDENT DIRECTORS
Name of the director	Profile
“Societat Catalan d’Economia”, 1996; the Narcis Monturiol Medal from the Government of Catalonia in 2002; and the “Premi Catalunya d’Economia” (Catalonia Economics Award), 2005; The IEF Award for academic excellence for his professional career in 2012; beneficiary of the European Research Council Advanced Grant, 2009-2013 and 2018-2023, and the Rey Jaime I
MARIA AMPARO MORALEDA MARTINEZ	Maria Amparo Moraleda (Madrid, 1964) has been a member of CaixaBank’s Board of Directors since 2014. She graduated in Industrial Engineering from the ICAI and holds an MBA from the IESE Business School. She is an independent director at several companies: Solvay, S.A. (from 2013), Airbus Group, S.E. (since 2015) Vodafone Group (since 2017). She is also a member of the Supervisory Board of the Spanish High Council for Scientific Research (since 2011) and a member of the advisory boards of SAP Iberica (since 2017) and of Spencer Stuart (since 2017). Between 2012 and 2017, she was a member of the board of directors of Faurecia, S.A. and member of the Advisory Board of KPMG Espana (since 2012). Between January 2009 and February 2012 she was Chief Operating Officer of Iberdrola SA’s International Division with responsibility for the United Kingdom and the United States. She also headed Iberdrola Engineering and Construction from January 2009 to January 2011. She was Executive Chairman of IBM Spain and Portugal between July 2001 and January 2009, responsible for Greece, Israel and Turkey from July 2005 to January 2009. Between June 2000 and 2001 she was assistant executive to the President of IBM Corporation. From 1998 to 2000 she was General Manager at INSA (a subsidiary of IBM Global Services). From 1995 to 1997 she was Head of HR for EMEA at IBM Global Services and from 1988 to 1995 she held various offices and management positions at IBM Espana. She is also a member of various boards and trusts of different institutions and bodies, including the Academy of Social Sciences and the Environment of Andalusia, the Board of Trustees of the MD Anderson Cancer Center in Madrid and the International Advisory Board of Instituto de Empresa. In December 2015 she was named full academic member of Real Academia de Ciencias Economicas y Financieras. In 2005 she was inducted into the Women in Technology International (WITI) organisation’s Hall of Fame, which recognises, honours, and promotes the outstanding contributions women make to the scientific and technological communities that improve and evolve society. Her numerous accolades include: the Values Leadership Award (FIGEVA Foundation - 2008), the Javier Benjumea Prize (Engineering Association of the ICAI - 2003) and the Award for Excellence (Spanish Federation of Female Directors, Executives, Professionals and Entrepreneurs - Fedepe - 2002).
JOHN S. REED	John Reed (Chicago, 1939) has been a member of CaixaBank’s Board of Directors since 2011. He was raised in Argentina and Brazil. completed his university studies in the United States. In 1961, he earned a degree in Philosophy and Arts and Sciences from Washington and Jefferson College and the Massachusetts Institute of Technology under a double degree programme. He was a lieutenant in the US Army Corps of Engineers from 1962 to 1964 and again enrolled at MIT to study a Master in Science. John Reed worked in Citibank/Citicorp and Citigroup for 35 years, the last 16 of which as Chairman, retiring in April 2000. From September 2003 to April 2005, he began working again as Chairman of the New York Stock Exchange, and was Chairman of the MIT Corporation from 2010 to 2014. He was appointed Chairman of the Board of American Cash Exchange in February 2016. He is the Chairman of the Boston Athanaeum and a trustee of the NBER. He is a Fellow of the American Academy of Arts and Sciences and of the American Philosophical Society.

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INDEPENDENT DIRECTORS
Name of the director	Profile
CRISTINA GARMENDIA MENDIZABAL	Cristina Garmendia Mendizabal was born in San Sebastian in 1962. She has been a member of the CaixaBank Board of Directors since June 2019. She has a degree in Biological Sciences, specialising in Genetics, an MBA from the IESE Business School of the University of Navarra and a PhD in Molecular Biology from the Severo Ochoa Molecular Biology Centre of the Autonomous University of Madrid. She is currently a Director of Compania de Distribucion Integral Logista Holdings, S.A., Mediaset, Ysios Capital and Satlantis Microsats. She has been Executive Deputy Chairwoman and Chief Financial Officer of the Amasua Group, Chairwoman of the Association of Biotechnological Companies (ASEBIO) and member of the Board of directors of the Confederacion Espanola de Organizaciones Empresariales (CEOE) as well as member of the governing bodies of, among others companies, Science & Innovation Office Link, S.L., Naturgy Energy Group, S.A. (previously Gas Natural, S.A.), Financial Corporation Alba, Pelayo Insurance and Chairwoman of Genetrix S.L. She has been Minister for Science and Innovation of the Government of Spain during the entire IX Legislative period from April 2008 to December 2011. She is Chairwoman of the COTEC Foundation, member of the Espana Constitutional Foundation, SEPI and member of the Advisory Board of the Women for Africa Foundation, as well as member of the Social Board of the University of Sevilla.

Number of independent directors	7
Percentage of Board	43.75

State whether any independent director receives from the company or any group company any amount or benefit other than compensation as a director, or has or has had a business relationship with the company or any company in the group during the past year, whether in his or her own name or as a significant shareholder, director or senior executive of a company which has or has had such a relationship.

Should this be the case, include a statement by the Board explaining why it believes that the director in question can perform his or her duties as an independent director.

Name of director	Description of the relationship	Grounded statement
CRISTINA GARMENDIA MENDIZABAL	She is a member of the Advisory Board of CaixaBank Private Banking.	Ms. Cristina Garmendia Mendizabal is member of the Advisory Board of CaixaBank Private Banking. Since being appointed as director of the Advisory Board Advisor in 2019, she received a remuneration of eight thousand euros, which is not considered significant.

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OTHER EXTERNAL DIRECTORS
Identify the other external directors and state the reasons why these directors are considered neither proprietary nor independent, and detail their ties with the company or its management or shareholders:
Name of the director	Reason	Company, executive or shareholder with whom the relationship is	Profile
No information given

Total number of external directors	N/A
Percentage of Board	N/A

State any changes in status that have occurred during the period for each director:

Name or corporate name of the director	Date of change	Previous category	Current category
No information given

C.1.4 Complete the following table with information relating to the number of female directors at the close of the past 4 years, as well as the category of each:

	Number of female directors				% of total Directors of each category
	Year 2019	Year 2018	Year 2017	Year 2016	Year 2019	Year 2018	Year 2017	Year 2016
Executive					0.00	0.00	0.00	0.00
Proprietary	2	2	2	1	25.00	25.00	28.57	16.67
Independent	4	3	3	3	57.14	33.33	33.33	37.50
Other external					0.00	0.00	0.00	0.00
Total	6	5	5	4	37.50	27.7	27.78	25.00

C.1.11 List any legal-person directors of your company who are members of the Board of Directors of other companies listed on official securities markets other than group companies, and have communicated that status to the Company:

Name or corporate name of the director	Company name of the listed company	Post
IGNACIO GARRALDA RUIZ DE VELASCO	Endesa, S.A.	DIRECTOR
IGNACIO GARRALDA RUIZ DE VELASCO	BME Holding, S.A.	1st DEPUTY CHAIRMAN
JORDI GUAL SOLE	Erste Group Bank, AG.	DIRECTOR

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Name or corporate name of the director	Company name of the listed company	Post
JORDI GUAL SOLE	Telefonica, SA	DIRECTOR
MARIA AMPARO MORALEDA MARTINEZ	Vodafone Group PLC	DIRECTOR
MARIA AMPARO MORALEDA MARTINEZ	Solvay, S.A.	DIRECTOR
MARIA AMPARO MORALEDA MARTINEZ	Airbus Group, S.E.	DIRECTOR
CRISTINA GARMENDIA MENDIZABAL	Mediaset Espana Comunicacion, S.A.	DIRECTOR
CRISTINA GARMENDIA MENDIZABAL	Compania de Distribution Integral Logistica Holdings, S.A.	DIRECTOR
KORO USARRAGA UNSAIN	Vocento, S.A.	DIRECTOR
MARCELINO ARMENTER VIDAL	Naturgy Energy Group, S.A.	DIRECTOR

C.1.12 State whether the company has established rules on the number of boards on which its directors may hold seats, providing details if applicable, identifying, where appropriate, where this is regulated:

[Ö] Yes
[ ] No

C.1.13 State total remuneration received by the Board of Directors:

Board compensation in financial year (thousand euros)	6,831
Cumulative amount of rights of current Directors in pension schemes (thousands of euros)	5,546
Cumulative amount of rights of current Directors in pension schemes (thousands of euros)

C.1.14 List any members of senior management who are not executive Directors and indicate total remuneration paid to them during the year:

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Name	Position
JORGE MONDEJAR LOPEZ	CHIEF RISKS OFFICER
JAVIER PANO RIERA	CHIEF FINANCIAL OFFICER
FRANCESC XAVIER COLL ESCURSELL	CHIEF HUMAN RESOURCES AND ORGANISATION OFFICER
JORGE FONTANALS CURIEL	HEAD OF RESOURCES
MARIA LUISA MARTINEZ GISTAU	EXECUTIVE DIRECTOR FOR COMMUNICATION, INSTITUTIONAL RELATIONS, BRAND AND CSR
OSCAR CALDERON DE OYA	GENERAL AND BOARD SECRETARY
JUAN ANTONIO ALCARAZ GARCIA	CHIEF BUSINESS OFFICER
MATTHIAS BULLACH	HEAD OF FINANCIAL ACCOUNTING, CONTROL AND CAPITAL
IGNACIO BADIOLA GOMEZ	EXECUTIVE DIRECTOR OF CIB AND INTERNATIONAL BANKING
MARIA LUISA RETAMOSA FERNANDEZ	HEAD OF INTERNAL AUDIT
FRANCISCO JAVIER VALLE T- FIGUERAS	EXECUTIVE DIRECTOR OF INSURANCE
Total senior management remuneration (thousand euros)	10,234

C.1.15 Indicate whether any changes have been made to the Board Regulations during the year:

[Ö] Yes
[ ] No

C.1.21 Indicate whether there are any specific requirements other than those relating to the Directors, to be appointed chairperson of the board of directors:

[ ] Yes
[Ö] No

C.1.23 State whether the Articles of Association or the Board regulations establish any stricter term limits or other requirements for independent directors other than those required by law:

[ ] Yes
[Ö] No

C.1.25 Indicate the number of board meetings held during the year, and how many times the board has met without the Chairman’s attendance. Meetings where the chairman sent specific proxy instructions are to be counted as attended.

Number of Board meetings	12
Number of Board meetings without the attendance of the chairman	0

State the number of meetings held by the coordinating director with the other directors, where there was neither attendance nor representation of any executive director:

Number of meetings	4

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Please specify the number of meetings held by each Board committee during the year:

Number of meetings of the AUDIT AND CONTROL COMMITTEE	18
Number of meetings of the INNOVATION, TECHNOLOGY AND DIGITAL TRANSFORMATION	1
Number of meetings of the APPOINTMENTS COMMITTEE	8
Number of meetings of the REMUNERATION COMMITTEE	9
Number of meetings of the RISKS COMMITTEE	15
Number of meetings of the EXECUTIVE COMMITTEE	19

C.1.26 State the number of meetings held by the Board of Directors during the year and the information on member attendance:

Number of meetings with the physical attendance of at least 80% of directors	12
% of attendance over total votes during the year	97.89
Number of meetings with the physical attendance, or proxies with with specific instructions, of all directors	8
% of issued votes, attending in person and proxies carried out with specific instructions, over the total of votes cast during the year	97.89

C.1.27 State if the individual and consolidated financial statements submitted to the Board for preparation were previously certified:

[ ] Yes
[Ö] No

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Identify, where applicable, the person(s) who certified the company’s individual and consolidated financial statements prior for their authorisation for issue by the Board.

C.1.29 Is the Secretary of the Board also a Director?

[ ] Yes
[Ö] No

Complete if the Secretary is not also a Director:

Name or corporate name of the secretary	Representative
OSCAR CALDERON DE OYA

C.1.31 Indicate whether the company has changed its external audit firm during the year. If so, please identify the incoming and outgoing auditor:

[ ] Yes
[Ö] No

If there were any disagreements with the outgoing auditor, please provide an explanation:

[ ] Yes
[Ö] No

C.1.32 State whether the audit firm provides any non-audit services to the company and/or its group and, if so, the fees paid and the corresponding percentage of total fees invoiced to the company and/or group:

[Ö] Yes
[ ] No

	Company	Company of the group	Total
Amount of non-audit work (thousand euros)	532	625	1,157
Amount invoiced for non-audit / amount of audit work (in %)	32.00	29.00	30.00

C.1.33 Indicate whether the audit report on the previous year’s financial statements is qualified or includes reservations. If so, please explain the reasons given by the chairman of the audit committee to explain the content and extent of the aforementioned qualified opinion or reservations.

[ ] Yes
[Ö] No

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C.1.34 State the number of consecutive years the current audit firm has been auditing the individual and/or consolidated financial statements of the company. Likewise, indicate for how many years the current firm has been auditing the financial statements as a percentage of the total number of years over which the financial statements have been audited.

	Individual	Consolidated
Number of consecutive years	2	2

	Individual	Consolidated
No. of financial years audited by the current auditing company / No. of years that the company or the group has been audited (in %)	10.00	10.00

C.1.35 Indicate whether there are procedures for Directors to receive the information they need in sufficient time to prepare for the meetings of the governing bodies:

[Ö] Yes
[ ] No

Details of procedure

There is a procedure for directors to have the necessary information to prepare meetings of the governing bodies with enough time.

Pursuant to article 22 of the Regulations of the Board of Directors, directors have the duty to demand and the right to obtain from the company any information they may need to discharge their duties. For such purpose, the director should request information on any aspect of the Company and examine its books, records, documents and further documentation. The right to information extends to investee companies provided that this is possible.

Requests for information must be directed to the Chairman of the Board of Directors, if he holds executive status, and, otherwise, to the Chief Executive Officer, who will forward the request to the appropriate party in the Company. If the Chairman deems that the information is confidential, he will notify the Director [...] as well as of the director’s duty of confidentiality.

However, documents must be approved by the Board. In particular, documents that cannot be fully analysed and discussed during the meeting due to their size are sent out to Board members ahead of the Board meeting in question.

C.1.39 Identify individually, for directors, and collectively, in other cases, and provide details of any agreements made between the company and its directors, executives or employees containing indemnity or golden parachute clauses in the event of resignation or dismissal or termination of employment without cause following a takeover bid or any other type of operation.

Number of beneficiaries	32
Type of beneficiary	Description of agreement
Chief Executive Officer and three members of the Management Committee, five executive officers and 23 middle managers.

Chief Executive Officer: One year of the fixed components of his remuneration. Management Committee members: indemnity clause equivalent to one annual payment of the fixed components of their remuneration, or the amount payable by law, whichever is higher. Currently there are 3

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Type of beneficiary	Description of agreement
which legal compensation is still lower than 1 annuity. Similarly, the CEO and the members of the Management Committee have established an annuity of the fixed components of the remuneration package, payable in monthly payments, to remunerate the agreement of non-competition.

This payment would be discontinued were this covenant to be breached. Executive officers and middle managers: 28 executives and middle managers: between 0.1 and 1.5 annual payments of their fixed remuneration above that provided for at law.

Executives and middle managers of Group companies are included in the calculation.

State if these contracts have been communicated to and/or approved by management bodies of the company or of the Group, beyond the cases stipulated by regulations. If so, specify the procedures, events and nature of the bodies responsible for their approval or for communicating this:

	Board of Directors	General Shareholders’ Meeting
Body authorising the severance clauses	Ö

	Yes	No
Is the General Shareholders’ Meeting informed of such clauses?	Ö

C.2. Board Committees

C.2.1. Give details of all the board committees, their members and the proportion of proprietary and independent Directors.

AUDIT AND CONTROL COMMITTEE
Name	Post	Category
JOSE SERNA MASIA	MEMBER	Proprietary
KORO USARRAGA UNSAIN	CHAIRMAN	Independent
EDUARDO JAVIER SANCHIZ IRAZU	MEMBER	Independent

% of executive directors	0.00
% of proprietary directors	33.33
% of independent directors	66.67
% of other external directors	0.00

Identify the directors who are member of the audit committee and have been appointed taking into account their knowledge and experience in accounting or audit matters, or both, and state the date that the Chairperson of this committee was appointed.

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Names of the directors with experience	KORO USARRAGA UNSAIN
Date of appointment of the chairman	05/04/2019

INNOVATION, TECHNOLOGY AND DIGITAL TRANSFORMATION COMMITTEE
Name	Post	Category
JORDI GUAL SOLE	CHAIRMAN	Proprietary
GONZALO GORTAZAR ROTAECHE	MEMBER	Executive
MARIA AMPARO MORALEDA MARTINEZ	MEMBER	Independent
CRISTINA GARMENDIA MENDIZABAL	MEMBER	Independent
MARCELINO ARMENTER VIDAL	MEMBER	Proprietary

% of executive directors	20.00
% of proprietary directors	40.00
% of independent directors	40.00
% of other external directors	0.00

APPOINTMENTS COMMITTEE
Name	Post	Category
JOHN S. REED	CHAIRMAN	Independent
MARIA TERESA BASSONS BONCOMPTE	MEMBER	Proprietary
FRANCESC XAVIER VIVES TORRENTS	MEMBER	Independent

% of executive directors	0.00
% of proprietary directors	33.33
% of independent directors	66.67
% of other external directors	0.00

REMUNERATION COMMITTEE
Name	Post	Category
ALEJANDRO GARCIA-BRAGADO DALMAU	MEMBER	Proprietary
MARIA AMPARO MORALEDA MARTINEZ	CHAIRMAN	Independent
MARIA VERONICA FISAS VERGES	MEMBER	Independent

% of executive directors	0.00
% of proprietary directors	33.33
% of independent directors	66.67
% of other external directors	0.00

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RISKS COMMITTEE
Name	Post	Category
KORO USARRAGA UNSAIN	MEMBER	Independent
EDUARDO JAVIER SANCHIZ IRAZU	CHAIRMAN	Independent
CAJA CANARIAS FOUNDATION	MEMBER	Proprietary

% of executive directors	0.00
% of proprietary directors	33.33
% of independent directors	66.67
% of other external directors	0.00

EXECUTIVE COMMITTEE
Name	Post	Category
MARIA VERONICA FISAS VERGES	MEMBER	Independent
TOMAS MUNIESA ARANTEGUI	MEMBER	Proprietary
JORDI GUAL SOLE	CHAIRMAN	Proprietary
FRANCESC XAVIER VIVES TORRENTS	MEMBER	Independent
MARIA AMPARO MORALEDA MARTINEZ	MEMBER	Independent
GONZALO GORTAZAR ROTAECHE	MEMBER	Executive

% of executive directors	16.67
% of proprietary directors	33.33
% of independent directors	50.00
% of other external directors	0.00

C.2.2 Complete the following table with information regarding the number of female directors who were members of board committees at the close of the past four years:

	Number of female directors
	2019		2018		2017		2016
	Number	%	Number	%	Number	%	Number	%
AUDIT AND CONTROL COMMITTEE	1	33.33	1	25.00	1	33.33	1	33.33
COMMITTEE OF INNOVATION, TECHNOLOGY AND DIGITAL TRANSFORMATION	2	40.00	0	0.00	0	0.00	0	0.00
APPOINTMENTS COMMITTEE	1	33.33	1	33.33	2	66.67	2	66.67
APPOINTMENTS REMUNERATION	2	66.67	1	33.33	2	66.67	1	33.33
RISKS COMMITTEE	2	66.67	2	40.00	1	25.00	1	25.00
EXECUTIVE COMMITTEE	2	33.33	2	25.00	2	25.00	1	14.29

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	Number of female directors
	2019		2018		2017		2016
	Number	%	Number	%	Number	%	Number	%
APPOINTMENTS REMUNERATION	2	66.67	1	33.33	2	66.67	1	33.33
RISKS COMMITTEE	2	66.67	2	40.00	1	25.00	1	25.00
EXECUTIVE COMMITTEE	2	33.33	2	25.00	2	25.00	1	14.29

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D.       RELATED-PARTY AND INTRAGROUP TRANSACTIONS

D.2. List any relevant transactions, by virtue of their amount or importance, between the company or its group of companies and the company’s significant shareholders.

Name of significant significant shareholder	Name of company within the group	Nature of the relationship	Type of transaction	Amount (thousand euros)
CRITERIA CAIXA, S.A.U.	CAIXABANK, S.A.	Corporate	Dividends and other profit distributed	239,254
CRITERIA CAIXA, S.A.U.	CAIXABANK, S.A.	Commercial	Other instruments that might entail a transfer of resources or obligations between the Company and the related party	846,070

D.3. Describe any transactions that are significant, either because of their amount or subject matter, entered into between the company or entities within its group and directors or senior managers of the company:

Name of name of the administrators or managers	Name or corporate name of the related party	Relationship	Nature of the operation	Amount (thousand euros)
No information given				N/A

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D.4. List any relevant transactions undertaken by the company with other companies in its group that are not eliminated in the process of drawing up the consolidated financial statements and whose subject matter and terms set them apart from the company’s ordinary trading activities.

In any event, note any intragroup transactions conducted with entities established in countries or territories which are considered to be tax havens:

Corporate name of the company in its group	Brief description of the transaction	Amount (thousand euros)
No information given		N/A

D.5. State any significant transactions conducted between the company or other companies in its group with other related parties, which have not been reported in the previous sections:

Name company related party	Brief description of the transaction	Amount (thousand euros)
No information given		N/A

D.7. Is there more than one company in the group listed in Spain?

[ ] Yes
[Ö] No

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G. DEGREE OF COMPLIANCE WITH CORPORATE GOVERNANCE RECOMMENDATIONS

Specify the company’s level of compliance with recommendations from the Code of Good Governance of listed companies.

In the event that a recommendation is not followed or only partially followed, a detailed explanation should be included explaining the reasons in such a manner that shareholders, investors and the market in general have enough information to assess the company’s actions. General explanations are unacceptable.

1.	The Articles of Association of listed companies should not place an upper limit on the votes that can be cast by a single shareholder, or impose other obstacles to the takeover of the company by means of share purchases on the market.

Complies [X]	Explain [ ]

2.	When a dominant and a subsidiary company are stock market listed, the two should provide detailed disclosure on:

a)	The activity they engage in, and any business dealings between them, as well as between the subsidiary and other group companies.

b)	The mechanisms in place to resolve any conflicts of interest that may arise.

Compliant [ ]	Partially compliant [ ]	Explain [ ]	Not applicable [X]

This recommendation is not deemed to be applicable to CaixaBank, since the bank is the only listed company within its Group.

3.	That, during the course of the ordinary General Shareholders’ Meeting, complementary to the distribution of a written Annual Corporate Governance Report, the chairman of the Board of Directors makes a detailed oral report to the shareholders regarding the most material aspects of corporate governance of the company, and in particular:

a)	Changes that have occurred since the last General Shareholders’ Meeting.

b)	Specific reasons why the company did not follow one or more of the recommendations of the Code of Corporate Governance and, if so, the alternative rules that were followed instead.

Complies [X]	Partially compliant [ ]	Explain [ ]

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4.	That the company has defined and promoted a policy of communication and contact with shareholders, institutional investors and proxy advisers that complies in all aspects with rules preventing market abuse and gives equal treatment to similarly situated shareholders.

And that the company has made such a policy public through its web page, including information related to the manner in which said policy has been implemented and the identity of contact persons or those responsible for implementing it.

Complies [X]	Complies partially [ ]	Explanation [ ]

5.	That the Board of Directors should not propose to the General Shareholders’ Meeting any proposal for delegation of powers allowing the issuance of shares or convertible securities without pre-emptive rights in an amount exceeding 20% of equity at the time of delegation.

And that whenever the Board of Directors approves any issuance of shares or convertible securities without pre-emptive rights the company immediately publishes reports on its web page regarding said exclusions as referenced in applicable company law.

Complies [ ]	Complies partially [ x ]	Explanation [ ]

The Board of Directors, in its meeting dated 10 March 2016, agreed to propose at the Annual General Meeting on 28 April the ratification of an agreement to delegate powers in favour of the Board of Directors in order to issue bonds, preference shares and any other fixed income securities or instruments of a similar nature which are convertible into CaixaBank shares, or which directly or indirectly give the right to the subscription or acquisition of the company’s shares, including warrants. The proposed delegation expressly included the power to disapply the pre-emptive subscription right of shareholders. This proposal was approved at the Annual General Meeting held on 28 April 2016.
The capital increases that the Board of Directors may approve under this authorisation to carry out the conversion of shares in whose issuance the pre-emptive subscription right has been disapplied are not subject to the maximum limit of 20% of the share capital that the Annual General Meeting of 23 April 2015 unanimously agreed for any capital increases that the Board of Directors may approve (the legal limit of 50% of the capital at the time of the approval does apply).
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment companies, and Regulation (EU) No 575/2013 on prudential requirements for credit institutions and investment firms, and Spanish Act 11/2015 of 18 June on the recovery and resolution of credit institutions and investment services companies, anticipate the need for credit entities to provide, in certain proportions, different instruments in the composition of their regulatory capital so that they can be considered suitably capitalised. Therefore, different capital categories are contemplated that must be covered by specific instruments. Despite the Company’s adequate capital situation, it was deemed necessary to adopt an agreement that allows instruments to be issued that may be convertible in certain cases. To the extent that the issuance of these instruments implies the need to have an authorised capital that, at the time of its issuance, covers a possible convertibility and in order to provide the company with greater flexibility, it was deemed suitable for the capital increases that the Board approves to be carried out under the delegation agreement in this report in order to address the conversion of shares in whose issuance the pre-emptive subscription right has been excluded, not being subject to the maximum limit of 20% of the capital which is applicable to all other capital increases that the Board is authorised to approve.

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6.	Listed companies drawing up the following reports on a voluntary or compulsory basis should publish them on their website well in advance of the annual general meeting, even if their distribution is not obligatory:

a)	Report regarding the auditor’s independence.

b)	Reports regarding the workings of the audit committee and the appointments and remuneration committee.

c)	Report by the audit committee regarding related-party transactions.

d)	Report on the corporate social responsibility policy.

Complies [X]	Complies partially [ ]	Explanation [ ]

7.	The company should broadcast its general meetings live on the corporate website.

Complies [X]	Explanation [ ]

8.	The audit committee should strive to ensure that the Board of Directors can present the company’s accounts to the general meeting without limitations or qualifications in the auditor’s report. In the exceptional case that qualifications exist, both the Chairman of the audit committee and the auditors should give a clear account to shareholders of their scope and content.

Complies [X]	Complies partially [ ]	Explanation [ ]

9.	The company should disclose its conditions and procedures for admitting share ownership, the right to attend general meetings and the exercise or delegation of voting rights, and display them permanently on its website.

And that such requirements and procedures promote attendance and the exercise of shareholder rights in a non-discriminatory fashion.

Complies [X]	Complies partially [ ]	Explanation [ ]

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10.	That when a verified shareholder has exercised his right to make additions to the agenda or to make new proposals to it with sufficient time in advance of the General Shareholders’ Meeting, the company:

a)	Immediately distributes the additions and new proposals.

b)	Publishes the attendance card credential or proxy form or form for distance voting with the changes such that the new agenda items and alternative proposals may be voted upon under the same terms and conditions as those proposals made by the Board of Directors.

c)	Submits all of these items on the agenda or alternative proposals to a vote and applies the same voting rules to them as are applied to those drafted by the Board of Directors including, particularly, assumptions or default positions regarding votes for or against.

d)	That after the General Shareholders’ Meeting, a breakdown of the results of said additions or alternative proposals is communicated.

Compliant [ ]	Partially complies [X]	Explain [ ]	Not applicable [ ]

With regard to section c), the Board agrees that there are different presumptions about the direction of the vote for proposals submitted by shareholders and those submitted by the Board (as established in the Regulations of the Company’s General Meeting), opting for the presumption of a vote in favour of agreements proposed by the Board of Directors (because the shareholders absent for the vote have had the opportunity to record their absence so their vote is not counted and they can also vote early in another direction through the mechanisms established for that purpose) and for the presumption of a vote against agreements proposed by shareholders (since there is a probability that the new proposals will deal with agreements that are contradictory to the proposals submitted by the Board of Directors and it is impossible to attribute opposite directions for their votes to the same shareholder. Additionally, shareholders who were absent have not had the opportunity to assess and vote early on the proposal).
Although this practice does not reflect the wording of Recommendation 10, it does better achieve the final objective of Principle 7 of the Good Governance Code which makes express reference to the Corporate Governance Principles of the OECD, which outline that the procedures used in Shareholders’ Meetings must ensure the transparency of the count and the adequate registration of votes, especially in situations of voting battles, new items on the agenda and alternative proposals, because it is a measure of transparency and a guarantee of consistency when exercising voting rights.

11.	That, in the event the company intends to pay for attendance at the General Shareholders’ Meeting, it establish in advance a general policy of long-term effect regarding such payments.

Complies [X]	Partially compliant [ ]	Explain [ ]	Not applicable [ ]

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12.	That the Board of Directors completes its duties with a unity of purpose and independence, treating all similarly situated shareholders equally and that it is guided by the best interests of the company, which is understood to mean the pursuit of a profitable and sustainable business in the long term, and the promotion of continuity and maximisation of the economic value of the business.

In pursuing the corporate interest, it should not only abide by laws and regulations and conduct itself according to principles of good faith, ethics and respect for commonly accepted customs and good practices, but also strive to reconcile its own interests with the legitimate interests of its employees, suppliers, clients and other stakeholders, as well as with the impact of its activities on the broader community and the natural environment.

Complies [X]	Partially compliant [ ]	Explain [ ]

13.	That the Board of Directors is of an adequate size to perform its duties effectively and collegially, and that its optimum size is between five and fifteen members.

Compliant [ ]	Explanation [X]

At 31 December 2019, the Board of Directors comprised a total of 16 members.
In line with best corporate governance practices, the General Shareholders’ Meeting held on 5 April 2019 resolved to reduce the number of Board members by two (2), thus bringing the total number of Board members to sixteen (16). This number is within the limits stipulated in the by-laws and is close to the recommendation contained in the Code of Good Governance (that Boards should have between five and fifteen members). Meanwhile, and given its status as a credit institution, CaixaBank has six (6) Board committees, four (4) of which are compulsory and two (2) voluntary. The most recent of these were set up in 2019. It is therefore believed that the Board’s current composition is suited to its current workload.
It should also be noted that the Board’s current size and composition is justified by the need to incorporate a certain number of independent directors and also to comply with the shareholders’ agreement stemming from the merger with Banca Civica, which will remain in force until August 2020.
With all this in mind, the Board is believed to have the right number of members to ensure its maximum effectiveness and involvement of directors, with a wide range of opinions.

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14.	That the Board of Directors approves a selection policy for directors that:

a)	Is concrete and verifiable;

b)	Ensures that proposals for appointment or re-election are based upon a prior analysis of the needs of the Board of Directors.

c)	Favours diversity in knowledge, experience and gender.

That the resulting prior analysis of the needs of the Board of Directors is contained in the supporting report from the appointments committee published upon a call from the General Shareholders’ Meeting submitted for ratification, appointment or re-election of each director.

And that the selection policy for directors promotes the objective that by the year 2020 the number of female directors accounts for at least 30% of the total number of members of the Board of Directors.

The appointments committee will annually verify compliance with the selection policy of directors and explain its findings in the Annual Corporate Governance Report.

Complies [X]	Partially compliant [ ]	Explain [ ]

15.	That proprietary and independent directors constitute a substantial majority of the Board of Directors and that the number of executive directors is kept at a minimum, taking into account the complexity of the corporate group and the percentage of equity participation of executive.

Complies [X]	Partially compliant [ ]	Explain [ ]

16.	That the percentage of proprietary directors divided by the number of non-executive directors is no greater than the proportion of the equity interest in the company represented by said proprietary directors and the remaining share capital.

This criterion may be relaxed:

a)	In companies with a high market capitalisation in which interests that are legally considered significant are minimal.

b)	In companies where a diversity of shareholders is represented on the Board of Directors without ties among them.

Complies [X]	Explain [ ]

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17.	That the number of independent directors represents at least half of the total number of directors.

Nonetheless, when the company does not have a high level of market capitalisation or in the event that it is a high cap company with one shareholder or a group acting in a coordinated fashion who together control more than 30% of the company’s equity, the number of independent directors represents at least one third of the total number of directors.

Complies [X]	Explain [ ]

18.	Companies should post the following Director particulars on their websites, and keep them permanently updated:

a)	Professional profile and biography.

b)	Any other Boards to which the director belongs, regardless of whether the companies are listed, as well as any other remunerated activities engaged in, regardless of type.

c)	Category of directorship, indicating, in the case of individuals who represent significant shareholders, the shareholder that they represent or to which they are connected.

d)	The date of their first appointment as a director of the company’s Board of Directors, and any subsequent re-election.

e)	The shares and options they own.

Complies [X]	Partially compliant [ ]	Explain [ ]

19.	Following verification by the nomination committee, the Annual Corporate Governance Report should disclose the reasons for the appointment of proprietary Directors at the request of shareholders controlling less than 3 percent of capital; It should also explain, where applicable, why formal requests from shareholders for membership on the Board meeting were not honoured, when their equity interest is equal to or exceeds that of other shareholders whose proposal for proprietary directors was honoured.

Complies [X]	Partially compliant [ ]	Explain [ ]	Not applicable [ ]

20.	That proprietary directors representing significant shareholders must resign from the Board if the shareholder they represent disposes of its entire equity interest. They should also resign, in a proportional fashion, in the event that said shareholder reduces its percentage interest to a level that requires a decrease in the number of proprietary directors representing this shareholder.

Complies [X]	Partially compliant [ ]	Explain [ ]	Not applicable [ ]

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21.	That the Board of Directors may not propose the dismissal of any independent director before the completion of the director’s term provided for in the Articles of Association unless the Board of Directors finds just cause and a prior report has been prepared by the appointments committee. Specifically, just cause is considered to exist if the director takes on new duties or commits to new obligations that would interfere with his or her ability to dedicate the time necessary for attention to the duties attendant to his post as a director, fails to complete the tasks inherent to his or her post, or enters into any of the circumstances which would cause the loss of independent status in accordance with applicable law.

The dismissal of independent directors may also be proposed as a result of a public share offer, joint venture or similar transaction entailing a change in the shareholder structure of the company, provided that such changes in the structure of the Board are the result of the proportionate representation criteria provided for in Recommendation 16.

Complies [X]	Explain [ ]

22.	That companies establish rules requiring that directors inform the Board of Directors and, where appropriate, resign from their posts, when circumstances arise which may damage the company’s standing and reputation. Specifically, directors must be required to report any criminal acts with which they are charged, as well as the consequent legal proceedings.

And that should a director be indicted or tried for any of the offences set out in company law legislation, the Board of Directors must investigate the case as soon as possible and, based on the particular situation, decide whether the director should continue in his or her post. And that the Board of Directors must provide a reasoned written account of all these events in its Annual Corporate Governance Report.

Complies [X]	Partially compliant [ ]	Explain [ ]

23.	That all directors clearly express their opposition when they consider any proposal submitted to the Board of Directors to be against the company’s interests. This particularly applies to independent directors and directors who are unaffected by a potential conflict of interest if the decision could be detrimental to any shareholders not represented on the Board of Directors.

Furthermore, when the Board of Directors makes significant or repeated decisions about which the director has serious reservations, the director should draw the appropriate conclusions and, in the event the director decides to resign, explain the reasons for this decision in the letter referred to in the next recommendation.

This recommendation also applies in the case of the secretary of the Board of Directors, despite not being a director.

Complies [X]	Partially compliant [ ]	Explain [ ]	Not applicable [ ]

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24.	That whenever, due to resignation or any other reason, a director leaves before the completion of his or her term, the director should explain the reasons for this decision in a letter addressed to all the directors of the Board of Directors. Irrespective of whether the resignation has been reported as a relevant fact, it must be included in the Annual Corporate Governance Report.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

25.	That the appointments committee ensures that non-executive directors have sufficient time in order to properly perform their duties.

And that the Board rules establish the maximum number of company Boards on which directors may sit.

Complies [X]	Complies partially [ ]	Explanation [ ]

26.	That the Board of Directors meet frequently enough so that it may effectively perform its duties, at least eight times per year, following a schedule of dates and agenda established at the beginning of the year and allowing each director individually to propose items do not originally appear on the agenda.

Complies [X]	Complies partially [ ]	Explanation [ ]

As established in Article 7.2 of the Regulations of the Board, the Chairman has the authority to set the agenda of the meetings of the Board, directing the discussions and deliberations in its debates.
However, any director may request that further items be included on the agenda.

27.	That director absences only occur when absolutely necessary and are quantified in the Annual Corporate Governance Report. And when absences occur, that the director appoints a proxy with instructions.

Complies [ ]	Complies partially [X ]	Explanation [ ]

To help prevent unavoidable absences leading to de facto changes in the balance of the Board of Directors, the law allows directors to grant a proxy upon a fellow director (for non-executive directors, the proxy must be granted to another non-executive director), as set out in Principle 14 of the Good Governance Code and in the corporate By-laws (article 37) and the Regulations of the Board of Directors (article 17), which states that directors must personally attend Board meetings. However, when they are unable to do so in person, they shall endeavour to grant their proxy in writing, on a special basis for each meeting, to a fellow Board member, including the appropriate instructions therein. Non-executive directors may only delegate a proxy to a fellow non-executive director, while independent directors may only delegate to a fellow independent director.

It should also be noted that CaixaBank’s Corporate Governance Policy states that in relation to the duty of directors to attend Board meetings, and in the event of their unavoidable absence, directors shall endeavour to grant their proxy in writing, and separately for each meeting, to a fellow Board member. Every attempt must be made to ensure that each and every director attends at least 80% of Board meetings. As such, proxies are a comparative rarity at CaixaBank.

The Board of Directors considers, as good corporate governance practice, that when directors are unable to attend meetings, proxies are not generally delegated with specific instructions. This does not amend, de facto, the balance of the Board given that delegations may only be made by non-executive directors to other non-executive directors, and independent directors may only delegate to other independent directors, while directors are always required to defend the company’s corporate interest regardless of their director status.

Moreover, and reflecting the freedom of each director who may also delegate with the appropriate instructions as suggested in the Board’s Regulations, the decision to delegate without instructions represents each director’s freedom to consider what provides most value to their proxy, and they may finally decide on the grounds that they want to give their proxy freedom to adapt to the result of the Board meeting debate. This, in addition, is in line with the law on the powers of the Chairman of the Board of Directors, who is given, among others, the responsibility of encouraging a good level of debate and the active involvement of all directors, safeguarding their right to adopt any position or stance they see fit.

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Therefore, the freedom to appoint proxies with or without specific instructions, at the discretion of each director, is considered good practice and, specifically, the absence of instructions is seen as facilitating the proxy’s ability to adapt to the content of the debate.

28.	That when directors or the secretary express concern regarding a proposal or, in the case of directors, regarding the direction in which the company is headed and said concerns are not resolved by the Board of Directors, such concerns should be included in the minutes, upon a request from the protesting party.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

29.	That the company establishes adequate means for directors to obtain appropriate advice in order to properly fulfil their duties including, should circumstances warrant, external advice at the company’s expense.

Complies [X]	Complies partially [ ]	Explanation [ ]

30.	30. That, without regard to the knowledge necessary for directors to complete their duties, companies make refresher courses available to them when circumstances require.

Complies [X]	Explanation [ ]	Not applicable [ ]

31.	That the agenda for meetings clearly states those matters about which the Board of Directors are to make a decision or adopt a resolution so that the directors may study or gather all relevant information ahead of time.

For reasons of urgency, the Chairman may wish to present decisions or resolutions for board approval that were not on the meeting agenda. In such exceptional circumstances, their inclusion will require the express prior consent, duly drawn up in the minutes, of the majority of directors present.

Complies [X]	Complies partially [ ]	Explanation [ ]

32.	That directors shall be periodically informed of changes in equity ownership and of the opinions of significant shareholders, investors and rating agencies of the company and its group.

Complies [X]	Complies partially [ ]	Explanation [ ]

33.	That the chairman, as the person responsible for the efficient workings of the Board of Directors, in addition to carrying out his duties required by law and the Articles of Association, should prepare and submit to the Board of Directors a schedule of dates and matters to be considered; organise and coordinate the periodic evaluation of the Board as well as, if applicable, the chief executive of the company, should be responsible for leading the Board and the effectiveness of its work; ensuring that sufficient time is devoted to considering strategic issues, and approve and supervise refresher courses for each director when circumstances so dictate.

Complies [X]	Complies partially [ ]	Explanation [ ]

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34.	When a lead independent director has been appointed, the Articles of Association or Regulations of the Board of Directors should grant him or her the following powers over and above those conferred by law: chairman of the Board of Directors in the absence of the chairman and deputy chairmen, should there be any; reflect the concerns of non-executive directors; liaise with investors and shareholders in order to understand their points of view and respond to their concerns, in particular as those concerns relate to corporate governance of the company; and coordinate a succession plan for the chairman.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

35.	The Board Secretary should strive to ensure that the Board’s actions and decisions are informed by the governance recommendations of the Good Governance Code of relevance to the company.

Complies [X]	Explanation [ ]

36.	The Board in full should conduct an annual evaluation, adopting, where necessary, an action plan to correct weakness detected in:

a)	The quality and efficiency of the Board of Directors’ work.

b)	The workings and composition of its committees.

c)	Diversity of membership and competence of the Board of Directors.

d)	Performance of the chairman of the Board of Directors and the chief executive officer of the company.

e)	Performance and input of each director, paying special attention to those in charge of the various Board committees.

In order to perform its evaluation of the various committees, the Board of Directors will take a report from the committees themselves as a starting point and for the evaluation of the Board, a report from the appointments committee.

Every three years, the Board of Directors will rely upon the assistance of an external advisor for its evaluation, whose independence shall be verified by the appointments committee.

Business relationships between the external adviser or any member of the adviser’s group and the company or any company within its group shall be specified in the Annual Corporate Governance Report.

The process and the areas evaluated shall be described in the Annual Corporate Governance Report.

Complies [X]	Complies partially [ ]	Explanation [ ]

37.	When an executive committee exists, its membership mix by Director class should resemble that of the Board. The Secretary of the Board should also act as Secretary to the Executive Committee.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

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38.	That the Board of Directors must always be aware of the matters discussed and decisions taken by the executive committee and that all members of the Board of Directors receive a copy of the minutes of meetings of the executive committee.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

39.	That the members of the audit committee, in particular its chairman, are appointed in consideration of their knowledge and experience in accountancy, audit and risk management issues, and that the majority of its members be independent directors.

Complies [X]	Complies partially [ ]	Explanation [ ]

40.	That under the supervision of the audit committee, there must be a unit in charge of the internal audit function, which ensures that information and internal control systems operate correctly, and which reports to the non-executive chairman of the Board or of the audit committee.

Complies [X]	Complies partially [ ]	Explanation [ ]

41.	The head of the unit handling the internal audit function should present an annual work programme to the audit committee, inform it directly of any incidents arising during its implementation and submit an activities report at the end of each year.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

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42.	That in addition to the provisions of applicable law, the audit committee should be responsible for the following:

1.       With regard to information systems and internal control:

a)	Supervise the preparation and integrity of financial information relative to the company and, if applicable, the group, monitoring compliance with governing rules and the appropriate application of consolidation and accounting criteria.

b)	Ensure the independence and effectiveness of the group charged with the internal audit function; propose the selection, appointment, re-election and dismissal of the head of internal audit; draft a budget for this department; approve its goals and work plans, making sure that its activity is focused primarily on material risks to the company; receive periodic information on its activities; and verify that senior management takes into account the conclusions and recommendations of its reports.

c)	Establish and supervise a mechanism whereby staff can report, confidentially and, if appropriate and feasible, anonymously, any significant irregularities that they detect in the course of their duties, in particular financial or accounting irregularities.

2.       With regard to the external auditor:

a)	In the event that the external auditor resigns, examine the circumstances which caused said resignation.

b)	Ensure that the remuneration paid to the external auditor for its work does not compromise the quality of the work or the auditor’s independence.

c)	Insist that the company file a relevant fact with the CNMV when there is a change of auditor, along with a statement on any differences that arose with the outgoing auditor and, if applicable, the contents thereof.

d)	Ensure that the external auditor holds an annual meeting with the Board of Directors in plenary session in order to make a report regarding the tasks accomplished and regarding the development of its accounting and risks faced by the company.

e)	Ensure that the company and the external auditor comply with applicable rules regarding the rendering of services other than auditing, proportional limits on the auditor’s billing, and all other rules regarding the auditor’s independence.

Complies [X]	Partially compliant [ ]	Explain [ ]

43.	That the audit committee may require the presence of any employee or manager of the company, even without the presence of any other member of management.

Complies [X]	Partially compliant [ ]	Explain [ ]

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44.	The Audit Committee should be informed of any fundamental changes or corporate transactions the company is planning, so the committee can analyse the operation and report to the Board beforehand on its economic conditions and accounting impact and, when applicable, the exchange ratio proposed.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

45.	That the risk management and control policy identify, as a minimum:

a)	The various types of financial and non-financial risks (among those operational, technological, legal, social, environmental, political and reputational) which the company faces, including financial or economic risks, contingent liabilities and other off balance sheet risks.

b)	Fixing of the level of risk the company considers acceptable.

c)	Means identified in order to minimise identified risks in the event they transpire.

d)	Internal control and information systems to be used in order to control and manage identified risks, including contingent liabilities and other off balance sheet risks.

Complies [X]	Complies partially [ ]	Explanation [ ]

46.	That under the direct supervision of the audit committee or, if applicable, of a specialised committee of the Board of Directors, an internal control and management function should exist delegated to an internal unit or department of the company which is expressly charged with the following responsibilities:

a)	Ensure the proper functioning of risk management and control systems and, in particular, that they adequately identify, manage and quantify all material risks that may affect the company.

b)	Actively participate in the creation of the risk strategy and in important decisions regarding risk management.

c)	Ensure that the risk management and control systems adequately mitigate risks as defined by policy issued by the Board of Directors.

Complies [X]	Complies partially [ ]	Explanation [ ]

47.	Members of the Appointments and Remuneration Committee - or of the Appointment Committee and Remuneration Committee, if separately constituted - should have the right balance of knowledge, skills and experience for the functions they are called on to perform. The majority of their members should be independent Directors.

Complies [X]	Complies partially [ ]	Explanation [ ]

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48.	Large cap companies should operate separately constituted appointment and remuneration committees.

Complies [X]	Explain [ ]	Not applicable [ ]

49.	The appointments committee should consult with the company’s chairman and chief executive, especially on matters relating to executive directors.

And that any director may ask the appointments committee to consider potential candidates he or she considers appropriate to fill a vacancy on the Board of Directors.

Complies [X]	Partially compliant [ ]	Explain [ ]

50.	That the remuneration committee exercises its functions independently and that, in addition to the functions assigned to it by law, it should be responsible for the following:

a)	Propose basic conditions of employment for senior management.

b)	Verify compliance with company remuneration policy.

c)	Periodically review the remuneration policy applied to directors and senior managers, including remuneration involving the delivery of shares, and guarantee that individual remuneration be proportional to that received by other directors and senior managers.

d)	Oversee that potential conflicts of interest do not undermine the independence of external advice rendered to the Board.

e)	Verify information regarding remuneration paid to directors and senior managers contained in the various corporate documents, including the Annual Report on Director Remuneration.

Complies [X]	Partially compliant [ ]	Explain [ ]

51.	The Remuneration Committee should consult with the Chairman and Chief Executive, especially on matters relating to executive Directors and senior officers.

Complies [X]	Partially compliant [ ]	Explain [ ]

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52.	The terms of reference of supervision and control committees should be set out in the Regulations of the Board, and aligned with those applicable to legally mandatory Board committees as specified in the preceding sets of recommendations. They should include at least the following terms:

a)	That they are comprised exclusively of non-executive directors, with a majority of them independent.

b)	That their chairmen be independent directors.

c)	That the Board of Directors select members of these committees taking into account their knowledge, skills and experience and the duties of each committee; discuss their proposals and reports; and detail their activities and accomplishments during the first plenary session of the Board of Directors held after the committee’s last meeting.

d)	That the committees be allowed to avail themselves of outside advice when they consider it necessary to perform their duties.

e)	That their meetings be recorded and the minutes be made available to all directors.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

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53.	That verification of compliance with corporate governance rules, internal codes of conduct and social corporate responsibility policy be assigned to one or split among more than one committee of the Board of Directors, which may be the audit committee, the appointments committee, the corporate social responsibility committee in the event that one exists, or a special committee created by the Board of Directors pursuant to its powers of self-organisation, which at least the following responsibilities shall be specifically assigned thereto:

a)	Verification of compliance with internal codes of conduct and the company’s corporate governance rules.

b)	Supervision of the communication strategy and relations with shareholders and investors, including small- and medium-sized shareholders.

c)	The periodic evaluation of the suitability of the company’s corporate governance system, with the goal that the company promotes company interests and take into account, where appropriate, the legitimate interests of other stakeholders.

d)	Review of the company’s corporate social responsibility policy, ensuring that it is orientated towards value creation.

e)	Follow-up of social responsibility strategy and practice, and evaluation of degree of compliance.

f)	f) Supervision and evaluation of the way relations with various stakeholders are handled.

g)	Evaluation of everything related to non-financial risks to the company, including operational, technological, legal, social, environmental, political and reputational.

h)	Coordination of the process of reporting on diversity and reporting non-financial information in accordance with applicable rules and international benchmarks.

Complies [X]	Partially compliant [ ]	Explanation [ ]

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54.	The corporate social responsibility policy should state the principles or commitments that the company will voluntarily adhere to in its dealings with stakeholder groups, specifying at least:

a)	The objectives of the corporate social responsibility policy and the development of tools to support it.

b)	Corporate strategy related to sustainability, the natural environment and social issues.

c)	Concrete practices in matters related to: shareholders, employees, clients, suppliers, social issues, the natural environment, diversity, fiscal responsibility, respect for human rights, and the prevention of unlawful conduct.

d)	Means or systems for monitoring the results of the application of specific practices described in the immediately preceding paragraph, associated risks, and their management.

e)	Means of supervising non-financial risk, ethics, and business conduct.

f)	Communication channels, participation and dialogue with stakeholders.

g)	Responsible communication practices that impede the manipulation of data and protect integrity and honour.

Complies [X]	Complies partially [ ]	Explanation [ ]

55.	That the company reports, in a separate document or within the management report, on matters related to corporate social responsibility, following internationally recognised methodologies.

Complies [X]	Partially compliant [ ]	Explanation [ ]

56.	That the remuneration package of directors be sufficient to attract and retain directors with the desired profile and to reward the dedication, qualification and accountability that the position demands, but not so high as to compromise the independence of criterion of non-executive directors.

Complies [X]	Explanation [ ]

57.	Variable remuneration linked to the company and the Director’s performance, the award of shares, options or any other right to acquire shares or to be remunerated on the basis of share price movements, and membership of long-term savings schemes such as pension plans should be confined to executive Directors.

Shares may be given to non-executive directors under the condition that they maintain ownership of the shares until they leave their posts as directors. The foregoing shall not apply to shares which the director may need to sell in order to meet the costs related to their acquisition.

Complies [X]	Complies partially [ ]	Explanation [ ]

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58.	In the case of variable awards, remuneration policies should include limits and technical safeguards to ensure they reflect the professional performance of the beneficiaries and not simply the general progress of the markets or the company’s sector, or circumstances of that kind.

And, in particular, that variable remuneration components:

a)	Are linked to pre-determined and measurable performance criteria and that such criteria take into account the risk undertaken to achieve a given result.

b)	Promote sustainability of the company and include non-financial criteria that are geared towards creating long term value, such as compliance with rules and internal operating procedures and risk management and control policies.

c)	Are based upon balancing short-, medium- and long-term objectives, permitting the reward of continuous achievement over a period of time long enough to judge creation of sustainable value such that the benchmarks used for evaluation are not comprised of one-off, seldom occurring or extraordinary events.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

59.	A major part of variable remuneration components should be deferred for a long enough period to ensure that predetermined performance criteria have effectively been met.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

60.	That remuneration related to company results takes into account any reservations which may appear in the external auditor’s report which would diminish said results.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

61.	A major part of executive Directors’ variable remuneration should be linked to the award of shares or financial instruments whose value is linked to the share price.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

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62.	That once shares or options or rights to shares arising from remuneration schemes have been delivered, directors are prohibited from transferring ownership of a number of shares equivalent to two times their annual fixed remuneration, and the director may not exercise options or rights until a term of at least three years has elapsed since they received said shares.

The foregoing shall not apply to shares which the director may need to sell in order to meet the costs related to their acquisition.

Complies [ ]	Complies partially [ ]	Explanation [X]	Not applicable [ ]

The prohibition on directors transferring ownership of a number of shares equivalent to two times their fixed annual remuneration within three years of acquiring those shares is not applied as such at CaixaBank. There is no provision governing this matter, although executive directors (who are the only directors entitled to receive share-based remuneration) are expressly prohibited from transferring shares received under their remuneration package, no matter the amount, until 12 months have elapsed from receiving them. The purpose established in Principle 25 that director remuneration be conducive to achieving business objectives and the company’s best interests is also achieved through the existence of malus and clawback clauses, and via the remuneration structure for executive directors, whose remuneration in shares (corresponding to half their variable remuneration and in relation to long-term incentive plans) is not only subject to a lock-up period but is also deferred. Moreover, this variable remuneration constitutes a limited part of their total remuneration, thus complying fully with the prudential principles of not providing incentives for risk-taking while being suitably aligned with the Company’s objectives and its sustainable growth.
The Annual General Meeting of 6 April 2017 approved the Remuneration Policy for the Board of Directors, extending the deferral period from three to five years applicable from 2018 onward (this change was made to comply with the EBA Guidelines on sound remuneration policies). The policy was maintained in the Amendments to the Remuneration Policy of the Board of Directors approved at the Annual General Meetings of 6 April 2018 and 5 April 2019. Meanwhile, the long-term incentive plans were ratified at the Annual General Meetings held on 23 April 2015 and 5 April 2019.

63.	That contractual arrangements include a clause which permits the company to seek reimbursement of variable remuneration components in the event that payment does not coincide with performance criteria or when delivery was made based upon data later deemed to be inaccurate.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

64.	That payments made for contract termination shall not exceed an amount equivalent to two years of total annual remuneration and that it shall not be paid until the company has verified that the director has fulfilled all previously established criteria for payment.

Complies [X]	Complies partially [ ]	Explanation [ ]	Not applicable [ ]

State if any directors have voted against or abstained from approving this report.

[ ]	Yes
[Ö]	No

I declare that the details included in this statistical annex coincide and are consistent with the descriptions and details included in the Annual Corporate Governance Report published by the company.

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[Declaration of responsibility]

DECLARACIóN DE RESPONSABILIDAD SOBRE EL CONTENIDO DEL INFORME FINANCIERO ANUAL DEL GRUPO CAIXABANK CORRESPONDIENTE AL EJERCICIO 2019

Los abajo firmantes declaran que, hasta donde alcanza su conocimiento, las cuentas anuales elaboradas con arreglo a los principios de contabilidad aplicables ofrecen la imagen fieI del patrimonio, de la situación financiera y de los resultados de CaixaBank, S.A. y de las empresas comprendidas en la consolidación tomados en su conjunto, y que el informe de gestión incluye un análisis fiel de la evolución y los resultados empresariales y de la posición de CaixaBank, S.A. y de las empresas comprendidas en la consolidación tomadas en su conjunto, junta con la descripción de los principales riesgos e incertidumbres a que se enfrentan.

Las Cuentas Anuales e lnforme de Gestión de CAIXABANK, S.A. Y SOCIEDADES QUE COMPONEN EL GRUPO CAIXABANK, correspondientes al ejercicio 2019, formuladas por el Consejo de Administración en su reunión del día 20 de febrero de 2020, constan en el reverso de 614 hojas de papel timbrado de clase 8a del no OM9198575 al no OM9198825 ambas inclusive, del no ON9637001 al no ON9637218 ambas inclusive y del no ON1284712 al no ON1284856 ambas inclusive y en el anverso y reverso de la hoja de papel timbrado de clase 8 no ON9637229 que contiene las firmas de los miembros del Consejo que las suscriben.

Valencia, 20 de febrero de 2020

Don Jordi Gual Solé Presidente	Don Tomás Muniesa Arantegui Vicepresidente
Don Gonzalo Gortázar Rotaeche Consejero Delegado	Don Franceso Xavier Vives Torrents Consejero Coordinador
Don Marcelino Armenter Vidal Consejero	Doña María Teresa Bassons Boncompte Consejero

Fundación Bancaria Canaria Caja General de Ahorros de Canarias- Fundación CajaCanarias Representada por: Doña Natalia Aznárez Gómez Consejera	Doña María Verónica Fisas Vergés Consejera
Don Alejandro García-Bragado Dalmau Consejero	Doña Cristina Garmendia Mendizábal Consejera
Don Ignacio GarraIda Ruíz de Velasco Consejero	Doña María Amparo Moraleda Martínez Consejera
Don John Shepard Reed Consejero No firma por no haber asistido presencialmente, sino mediante videoconferencia. El Secretario,	Don Eduardo Javier Sanchiz lrazu Consejero
Don Jose Serna Masiá Consejero	Doňa Kora Usarraga Unsain Consejero